                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

  Filed by Registrant [X]
  Filed by a Party other than the
    Registrant [_]
  Check the appropriate box:               [_Confidential,]for use of the
  [_Preliminary]Proxy Statement              Commission only (as permitted by
                                             Rule 14a-6(e)(2))
  [XDefinitive]Proxy Statement
  [_Definitive]Additional Materials
  [_Soliciting]Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                       MISSISSIPPI CHEMICAL CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

            BOARD OF DIRECTORS OF MISSISSIPPI CHEMICAL CORPORATION
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
  [_No]filing fee required.
  [XFee]computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:
   Mississippi Chemical common stock, par value $.01 per share (Mississippi Chemical Common Stock)
-------------------------------------------------------------------------------
  (2) Aggregate number of securities to which transactions applies:
   6,904,762
-------------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   $22.625 per unit price based on the high and low prices of Mississippi Chemical Common Stock reported on the Nasdaq Stock Market's National
   Market on September 13, 1996.
-------------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:
   $156.2 million
-------------------------------------------------------------------------------
  (5) Total fee paid:
   $31,245.00
-------------------------------------------------------------------------------
  [X]Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------
   [_]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
-------------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No:
-------------------------------------------------------------------------------
  (3) Filing Party:
-------------------------------------------------------------------------------
  (4) Date Filed:
-------------------------------------------------------------------------------

November 18, 1996

Dear Mississippi Chemical Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Mississippi Chemical Corporation to be held at 9:00 a.m. local time on December 20, 1996 at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi.

  At the Annual Meeting, you will be asked to consider a proposal to acquire the fertilizer operations of First Mississippi Corporation. These operations principally consist of AMPRO Fertilizer, Inc. and a 50% interest in Triad Chemical. Mississippi Chemical already holds the remaining 50% interest in Triad Chemical, which owns and operates an anhydrous ammonia plant with an annual production of approximately 465,000 tons and a urea plant with an annual production of approximately 560,000 tons. AMPRO owns and operates an anhydrous ammonia plant with annual production of approximately 490,000 tons and is in the process of expanding its capacity by approximately 125,000 tons per year. Mississippi Chemical will also acquire in the transaction a 50% interest in an ammonia storage terminal in Pasadena, Texas, and a 50% interest in a partnership which owns and operates 11 ammonia barges.

  The proposed transaction will occur in two steps. Initially First Mississippi will spin-off its non-fertilizer assets and businesses to its shareholders. A subsidiary of Mississippi Chemical will then merge with the fertilizer operations in an all stock transaction.

  Pursuant to the merger, Mississippi Chemical expects to issue approximately
6.9 million shares of its common stock to current First Mississippi shareholders. At closing, First Mississippi's fertilizer operations will have approximately $150 million in outstanding debt. After the merger, current Mississippi Chemical shareholders will continue to hold approximately 75% of Mississippi Chemical outstanding common stock. The issuance of these shares requires Mississippi Chemical shareholder approval.

  Your Board of Directors has carefully considered and strongly supports this very important transaction. We believe the proposed transaction is in the best interest of Mississippi Chemical shareholders as a group and we unanimously recommend that you vote FOR the stock issuance.

  At the Annual Meeting you will also be asked to elect three directors to the Mississippi Chemical board of directors.

  We urge you to consider carefully the important matters which are described in the attached Joint Proxy Statement/Prospectus. In order to ensure that your vote is represented at the meeting, please indicate your choice on the proxy form, date and sign it, and return it in the enclosed envelope. Please mark and return the proxy even if you plan to attend the meeting in person.

                                          Yours truly,

                                          The Board of Directors of
                                           Mississippi Chemical Corporation

                                          Coley L. Bailey
                                          Chairman of the Board

                       MISSISSIPPI CHEMICAL CORPORATION
                                 P.O. BOX 388
                         YAZOO CITY, MISSISSIPPI 39194

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 20, 1996

  As a shareholder of Mississippi Chemical Corporation, a Mississippi corporation ("Mississippi Chemical"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of Mississippi Chemical to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi, on Friday, December 20, 1996, at 9:00 a.m. local time, for the following purposes:

  1. To approve the issuance of shares (the "Stock Issuance") of Mississippi Chemical common stock, $.01 par value per share to First Mississippi Corporation ("First Mississippi") shareholders pursuant to the Agreement and Plan of Merger and Reorganization, dated as of August 27, 1996 (the "Merger Agreement"), by and among Mississippi Chemical, MISS SUB, INC., a Mississippi corporation and wholly-owned subsidiary of Mississippi Chemical ("Miss Sub"), and First Mississippi, a Mississippi corporation, providing for the merger of Miss Sub with and into First Mississippi (the "Merger") and the conversion of the outstanding shares of First Mississippi common stock, $1.00 par value per share, into the right to receive shares of Mississippi Chemical common stock on the basis and subject to adjustment as set forth in the Merger Agreement.

  2. To elect three members to the Board of Directors to hold office for a term of three years and until their successors are duly elected and qualified.

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on October 30, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournments thereof. Approval of the Stock Issuance requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the meeting (assuming a quorum is present) and the election of each nominee for director requires a plurality of the votes cast. Holders of record may be asked to vote to adjourn the annual meeting for up to 30 days to solicit additional votes if necessary to approve and adopt the Stock Issuance.

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

ROSALYN B. GLASCOE
Corporate Secretary
Yazoo City, Mississippi
November 18, 1996

                            YOUR VOTE IS IMPORTANT.
  PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE
                                   PROVIDED.

THE BOARD OF DIRECTORS OF MISSISSIPPI CHEMICAL UNANIMOUSLY RECOMMENDS THAT THE
   SHAREHOLDERS VOTE TO APPROVE THE STOCK ISSUANCE AND VOTE FOR EACH OF THE
                            NOMINEES FOR DIRECTOR.

MISSISSIPPI CHEMICAL CORPORATION                   FIRST MISSISSIPPI CORPORATION
YAZOO CITY, MISSISSIPPI                            JACKSON, MISSISSIPPI

                       JOINT PROXY STATEMENT/PROSPECTUS

                        ANNUAL MEETING OF SHAREHOLDERS
                       MISSISSIPPI CHEMICAL CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS
                         FIRST MISSISSIPPI CORPORATION

                               DECEMBER 20, 1996

  This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors (the "Mississippi Chemical Board") of Mississippi Chemical Corporation, a Mississippi corporation ("Mississippi Chemical"), for use at the 1996 Annual Meeting of Shareholders of Mississippi Chemical (the "Mississippi Chemical Annual Meeting") to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi, on Friday, December 20, 1996, at 9:00 a.m., local time, and at any adjournments or postponements thereof. At the Mississippi Chemical Annual Meeting, Mississippi Chemical shareholders will consider and vote upon a proposal to approve the issuance (the "Stock Issuance") of shares of Mississippi Chemical common stock, par value $.01 per share (including the associated preferred stock purchase rights, "Mississippi Chemical Common Stock"), to the shareholders of First Mississippi Corporation, a Mississippi corporation ("First Mississippi"), in connection with the Agreement and Plan of Merger and Reorganization, dated as of August 27, 1996 (the "Merger Agreement"), among Mississippi Chemical, First Mississippi and MISS SUB, INC., a Mississippi corporation and wholly-owned subsidiary of Mississippi Chemical ("Miss Sub"), relating to the proposed merger (the "Merger") of Miss Sub with and into First Mississippi (sometimes referred to as the "Surviving Corporation"). The Merger Agreement is attached as Appendix A and is incorporated herein by reference. Assuming that Mississippi Chemical issues 6,904,762 shares in the Merger, Mississippi Chemical shareholders immediately prior to the Merger will continue to hold approximately 75% of the outstanding Mississippi Chemical Common Stock on a fully diluted basis following the Merger.

  This Joint Proxy Statement/Prospectus is also furnished in connection with the solicitation of proxies by the Board of Directors (the "First Mississippi Board") of First Mississippi, for use at the 1996 Annual Meeting of Shareholders of First Mississippi (the "First Mississippi Annual Meeting") to be held at Dennery's, 330 Greymont Avenue, Jackson, Mississippi on Friday, December 20, 1996 at 10:00 a.m., local time. At the First Mississippi Annual Meeting, the First Mississippi shareholders will consider and vote upon the Merger Agreement and the Merger.

  The Merger is the second step of a two step transaction commonly referred to as a "Morris Trust." In the first step, First Mississippi's chemicals and other non-fertilizer businesses will be spun off to shareholders by means of a pro rata dividend distribution (the "Distribution") of common stock of ChemFirst Inc. ("ChemFirst"). In the second step, First Mississippi, which after the Distribution will be comprised solely of First Mississippi's fertilizer operations, will be merged with Miss Sub.
                                                       (continued on next page)
                                   -------

   SEE "RISK FACTORS" ON PAGE 28 OF THIS JOINT PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS WITH RESPECT TO THE DISTRIBUTION, THE MERGER AND AN INVESTMENT IN MISSISSIPPI CHEMICAL COMMON STOCK UPON CONSUMMATION OF THE MERGER. THE CHEMFIRST PROSPECTUS IS ATTACHED AS APPENDIX E. SEE "RISK FACTORS" ON PAGE E-9 THEREIN FOR CERTAIN MATTERS RELEVANT TO THE OWNERSHIP OF CHEMFIRST COMMON STOCK.

  This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of Mississippi Chemical and First Mississippi on or about November 21, 1996.

  NEITHER THIS TRANSACTION NOR THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   -------

    The Date of this Joint Proxy Statement/Prospectus is November 18, 1996.

(continued from first page)

  As a result of the Merger, First Mississippi will become a wholly-owned subsidiary of Mississippi Chemical. In the Merger, each share of First Mississippi common stock, par value $1.00 per share ("First Mississippi Common Stock"), will be converted into the right to receive a fraction of a share of Mississippi Chemical Common Stock. The conversion ratio is subject to adjustment as described herein; however, assuming that the average price of Mississippi Chemical Common Stock during the 10-trading-day period prior to the Merger remains at or below $25.00 and 20,621,736 shares of First Mississippi Common Stock are outstanding at the time of the Merger, each share of First Mississippi Common Stock will be converted into .3348 of a share of Mississippi Chemical Common Stock. See "The Merger--Terms of the Merger-- Conversion of First Mississippi Common Stock in the Merger."

  The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, prior to the Merger, First Mississippi will effect the Distribution, as contemplated by the Distribution Agreement (the "Distribution Agreement") to be entered into between First Mississippi and ChemFirst, a Mississippi corporation and wholly-owned subsidiary of First Mississippi. Pursuant to the Distribution Agreement, all of First Mississippi's assets, liabilities (other than certain debt) and businesses, other than its fertilizer related assets, liabilities and businesses (such fertilizer related assets, liabilities and businesses, the "Fertilizer Business"), will be transferred to ChemFirst and all of the common stock, par value $1.00 per share (the "ChemFirst Common Stock"), of ChemFirst will be distributed to First Mississippi shareholders in the form of a pro rata dividend. The Distribution will separate the Fertilizer Business from First Mississippi's other businesses and will enable Mississippi Chemical to acquire only the Fertilizer Business in the Merger; the Distribution will leave First Mississippi's remaining businesses as a separate publicly held company (ChemFirst), owned by the existing First Mississippi shareholders. The Distribution is intended to be tax-free to First Mississippi shareholders for Federal income tax purposes. For more information regarding the Distribution, see "The Distribution." For more information regarding ChemFirst, see the ChemFirst Prospectus attached as Appendix E to this Joint Proxy Statement/Prospectus. Prior to the Distribution, First Mississippi will consummate the Financing described in this Joint Proxy Statement/Prospectus. A portion of the proceeds of the Financing will be used to refinance First Mississippi's existing indebtedness and pay certain transaction costs, with the remaining proceeds, estimated to be approximately $50.0 million, to be contributed to ChemFirst prior to the Distribution. As a result of the Financing, which will remain the obligation of the Surviving Corporation, and the application of its proceeds, at the time of the Distribution, ChemFirst will have no significant long-term indebtedness and available cash reserves currently estimated to be approximately $50.0 million. See "Pro Forma Financial Information" in the ChemFirst Prospectus attached as Appendix E to this Joint Proxy Statement/Prospectus. A form of the Distribution Agreement is attached as Appendix B and incorporated herein by reference. First Mississippi does not intend to effect the Distribution in the event that the Merger is not approved at the First Mississippi Annual Meeting.

  There is currently no trading market for ChemFirst Common Stock; however, it is expected that a "when-issued" trading market will develop for the ChemFirst Common Stock prior to the Merger. Application has been made to list the ChemFirst Common Stock on the New York Stock Exchange (the "NYSE").

  As a result of the Morris Trust transaction, holders of First Mississippi Common Stock immediately prior to the Distribution will receive shares of ChemFirst Common Stock in the Distribution and, upon surrendering their First Mississippi Common Stock share certificates in accordance with the Merger Agreement, will receive shares of Mississippi Chemical Common Stock in the Merger.

  This Joint Proxy Statement/Prospectus also constitutes the prospectus of Mississippi Chemical that is part of a Registration Statement on Form S-4 (the "Mississippi Chemical Registration Statement") filed with the Securities and Exchange Commission (the "Commission") with respect to the issuance of up to 6,904,762 shares of Mississippi Chemical Common Stock to be issued pursuant to the Merger. Appendix E to this Joint Proxy Statement/Prospectus is furnished to First Mississippi shareholders as a prospectus in connection with the distribution of ChemFirst Common Stock pursuant to the Distribution Agreement. The ChemFirst Prospectus is part of ChemFirst's Registration Statement on Form S-1 (the "ChemFirst Registration Statement") filed with the Commission. Mississippi Chemical has furnished all information in this Joint Proxy Statement/Prospectus with respect to Mississippi Chemical and Miss Sub and First Mississippi has furnished all information in this Joint Proxy Statement/Prospectus with respect to First Mississippi and ChemFirst.

                         DOCUMENTS DELIVERED HEREWITH

  Mississippi Chemical shareholders will receive a copy of the Mississippi Chemical 1996 Annual Report to Shareholders together with this Joint Proxy Statement/Prospectus.

                             AVAILABLE INFORMATION

  Mississippi Chemical and First Mississippi are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Mississippi Chemical and First Mississippi with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material should also be available on line at the Commission Web site (http:/www.sec.gov) through the Commission's EDGAR retrieval system. Mississippi Chemical Common Stock and First Mississippi Common Stock are listed on the NYSE. Reports and other information concerning Mississippi Chemical and First Mississippi can also be inspected at the offices of the New York Stock Exchange, 30 Broad Street, New York, New York 10005. First Mississippi Common Stock is also listed on the Philadelphia Stock Exchange, Chicago Stock Exchange and Pacific Stock Exchange.

  This Joint Proxy Statement/Prospectus, which constitutes a part of the Mississippi Chemical Registration Statement, does not contain all of the information set forth in the Mississippi Chemical Registration Statement, certain items of which are contained in schedules and exhibits to the Mississippi Chemical Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Mississippi Chemical Registration Statement, including the schedules and exhibits filed as a part thereof or incorporated by reference therein. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed as an appendix hereto or as otherwise filed with the Commission. The Mississippi Chemical Registration Statement and the exhibits and schedules thereto may be inspected, without charge, and copies thereof may be obtained at prescribed rates, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. This Joint Proxy Statement/Prospectus does not contain all of the information to be set forth in the ChemFirst Registration Statement. The ChemFirst Registration Statement and the exhibits and schedules thereto may be inspected, without charge, and copies thereof may be obtained at prescribed rates, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Certain important information relating to the Distribution is set forth in the ChemFirst Prospectus which is a part of this Joint Proxy Statement/Prospectus and is attached as Appendix E. See "Additional Information" in the ChemFirst Prospectus.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/ PROSPECTUS, OR A SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS JOINT PROXY STATEMENT/ PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MISSISSIPPI CHEMICAL OR FIRST MISSISSIPPI AT ANY TIME SUBSEQUENT TO THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  Mississippi Chemical incorporates herein by reference the following documents filed by it with the Commission pursuant to the Exchange Act: (i) its Annual Report on Form 10-K for the year ended June 30, 1996, (ii) its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and
(iii) the descriptions of Mississippi Chemical Common Stock and the Mississippi Chemical Preferred Stock Purchase Rights contained in its registration statements on Form 8-A each dated September 23, 1996.

  First Mississippi incorporates herein by reference (i) its Annual Report on Form 10-K/A for the year ended June 30, 1996, (ii) its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and (iii) its Current Report on Form 8-K dated September 9, 1996.

  All documents filed by Mississippi Chemical and First Mississippi pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the dates of the Mississippi Chemical Annual Meeting and the First Mississippi Annual Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. All information appearing in this Joint Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein.

  Any statement contained in a document incorporated or deemed incorporated by reference herein shall be modified or superseded, for purposes of this Joint Proxy Statement/Prospectus, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated herein modifies or supersedes any such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. MISSISSIPPI CHEMICAL AND FIRST MISSISSIPPI HEREBY UNDERTAKE TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, ON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). DOCUMENTS RELATING TO MISSISSIPPI CHEMICAL ARE AVAILABLE UPON REQUEST FROM MISSISSIPPI CHEMICAL CORPORATION, P.O. BOX 388, YAZOO CITY, MISSISSIPPI 39194, ATTENTION: ROSALYN B. GLASCOE, CORPORATE SECRETARY, (601) 746-4131. DOCUMENTS RELATING TO FIRST MISSISSIPPI ARE AVAILABLE UPON REQUEST FROM FIRST MISSISSIPPI CORPORATION, 700 NORTH STREET, P.O. BOX 1249, JACKSON, MISSISSIPPI, 39215-1249, ATTENTION: JAMES L. MCARTHUR, SECRETARY, (601) 948-7550. IN ORDER TO ASSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 13, 1996.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
DOCUMENTS DELIVERED HEREWITH.............................................    i
AVAILABLE INFORMATION....................................................    i
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE........................   ii
SUMMARY..................................................................    1
The Companies............................................................    1
  Mississippi Chemical...................................................    1
  Miss Sub...............................................................    1
  First Mississippi......................................................    1
  ChemFirst..............................................................    1
The Annual Meetings......................................................    2
  Mississippi Chemical Annual Meeting....................................    2
  First Mississippi Annual Meeting.......................................    2
The Distribution and the Merger..........................................    2
  Background of the Distribution and the Merger..........................    2
  Recommendations of the Boards..........................................    3
  Overview of the Distribution and the Merger............................    3
  Terms of the Merger....................................................    3
  Interests of Certain Persons in the Transactions.......................    7
  Termination or Amendment of Merger Agreement...........................    7
  Dissenters' Rights.....................................................    8
  Accounting Treatment...................................................    8
  The Distribution.......................................................    8
Opinions of Financial Advisors...........................................    9
Certain Federal Income Tax Consequences..................................    9
Shareholders' Comparative Rights.........................................    9
Comparative Per Share Market Information.................................   10
Selected Historical Financial Information
  Mississippi Chemical...................................................   11
  First Mississippi......................................................   12
  First Mississippi Fertilizer Business to Be Merged.....................   13
  Comparative Per Share Data of Mississippi Chemical and First Mississip-
   pi....................................................................   14
  Mississippi Chemical Corporation Selected Pro Forma Financial Data.....   15
UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS.......................   17
Mississippi Chemical Unaudited Condensed Pro Forma Consolidated Financial
 Statements..............................................................   17
Mississippi Chemical Unaudited Condensed Pro Forma Consolidated Balance
 Sheet...................................................................   18
Mississippi Chemical Unaudited Condensed Pro Forma Consolidated Income
 Statement For the Fiscal Year Ended June 30, 1996.......................   19
Mississippi Chemical Unaudited Condensed Pro Forma Consolidated Income
 Statement For the Three Months Ended September 30, 1996.................   20
Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements.   21
Mississippi Chemical Corporation Management's Discussion and Analysis of
 Condensed Pro Forma Consolidated Financial Statements...................   23
DILUTION.................................................................   26
CAPITALIZATION...........................................................   27
RISK FACTORS.............................................................   28
Risk Factors Relating to ChemFirst.......................................   29

                                                                           PAGE
                                                                           ----
THE ANNUAL MEETINGS.......................................................  30
General...................................................................  30
The Mississippi Chemical Annual Meeting...................................  30
  Proposal One--Stock Issuance............................................  30
  Proposal Two--Election of Directors.....................................  30
  Record Date; Voting at the Meeting; Vote Required; Principal
   Shareholders...........................................................  30
  Revocability of Proxies.................................................  31
  Dissenters' Rights......................................................  31
The First Mississippi Annual Meeting......................................  31
  Date, Time and Place; Purpose of Meeting................................  31
  Record Date.............................................................  32
  Proxies; Voting and Revocation..........................................  32
  Votes Required to Approve the Merger; Principal Shareholders............  33
Solicitation of Proxies...................................................  33
RECENT DEVELOPMENTS.......................................................  34
BACKGROUND OF THE DISTRIBUTION AND THE MERGER.............................  36
REASONS FOR THE TRANSACTIONS; RECOMMENDATIONS OF THE BOARDS...............  37
Mississippi Chemical......................................................  37
First Mississippi.........................................................  39
OPINIONS OF AND PRESENTATIONS BY THE FINANCIAL ADVISORS...................  40
Financial Advisor to Mississippi Chemical.................................  40
Financial Advisor to First Mississippi....................................  44
THE MERGER................................................................  49
Terms of the Merger.......................................................  49
  The Merger..............................................................  49
  Conversion of First Mississippi Common Stock in the Merger..............  49
  Exchange of Certain Stock Options.......................................  51
  Cash in Lieu of Fractional Shares.......................................  51
Effective Time; Closing...................................................  51
Directors and Officers After the Merger...................................  51
Exchange of Certificates in the Merger....................................  51
Representations and Warranties............................................  52
Conduct of Business Prior to the Effective Time; Certain Covenants........  53
Financing and Application of Proceeds.....................................  54
Retained Cash.............................................................  55
Audited Closing Balance Sheet.............................................  55
AMPRO Facility............................................................  55
Stock Exchange Listing....................................................  55
Indemnification...........................................................  55
Tax-Free Transactions.....................................................  56
Certain Regulatory Matters................................................  56
No Solicitation...........................................................  56
Conditions................................................................  56
Termination and Amendment.................................................  58
  Termination.............................................................  58
  Effect of Termination...................................................  59
  Termination Fee.........................................................  59
  Amendment...............................................................  59
Expenses..................................................................  59
Accounting Treatment......................................................  59

                                                                           PAGE
                                                                           ----
Interests of Certain Persons in the Transactions..........................  59
  Ownership of Mississippi Chemical Common Stock..........................  60
  Exchange of First Mississippi Options...................................  60
  Indemnification.........................................................  60
Resales of Mississippi Chemical Common Stock Issued in the Merger;
 Affiliates...............................................................  60
Dissenters' Rights........................................................  60
THE DISTRIBUTION..........................................................  62
Background of and Reasons for the Distribution............................  62
Terms of the Distribution Agreement.......................................  62
Terms of the Tax Disaffiliation Agreement.................................  65
Terms of the Employee Benefits Agreement..................................  66
Certain Information regardingChemFirst after the Distribution.............  67
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................  68
Consequences of the Transfers and the Distribution........................  68
Consequences of the Merger................................................  69
THE COMPANIES.............................................................  70
Mississippi Chemical......................................................  70
Miss Sub..................................................................  70
First Mississippi.........................................................  70
ChemFirst.................................................................  70
DESCRIPTION OF CAPITAL STOCK OF MISSISSIPPI CHEMICAL......................  71
Common Stock..............................................................  71
Preferred Stock...........................................................  71
Rights to Purchase Preferred Stock........................................  71
Transfer Agent and Registrar..............................................  72
COMPARATIVE RIGHTS OF SHAREHOLDERS OF MISSISSIPPI CHEMICAL AND
 FIRST MISSISSIPPI........................................................  73
Voting Rights.............................................................  73
Special Meetings; Corporate Action Without a Meeting......................  74
Dividends.................................................................  74
Dissenters' Rights........................................................  75
Provisions Relating to Directors..........................................  75
Derivative Suits..........................................................  76
State Anti-Takeover Statutes..............................................  76
Fiduciary Duties of Directors.............................................  76
Limitation of Director Liability..........................................  76
Indemnification...........................................................  77
Preemptive Rights.........................................................  77
LEGAL MATTERS.............................................................  77
EXPERTS...................................................................  78

                                                                            PAGE
                                                                            ----
ELECTION OF MISSISSIPPI CHEMICAL DIRECTORS.................................  79
Nominees for Election to Serve until 1999..................................  79
Remaining Directors........................................................  79
Compensation of Directors..................................................  81
Board of Directors and Committees..........................................  81
Security Ownership of Certain Beneficial Owners............................  82
Management Ownership of Mississippi Chemical Common Stock..................  82
Executive Officers.........................................................  84
Compensation of Executive Officers.........................................  85
Annual Bonuses.............................................................  85
Stock Incentive Plan.......................................................  86
Pension Plan...............................................................  87
Supplemental Benefit Plan..................................................  88
Severance Agreements.......................................................  88
Other Benefit Programs.....................................................  89
Report of the Compensation Committee on Executive Compensation.............  89
Compensation Committee Interlocks and Insider Participation................  90
Performance Graph..........................................................  91
Section 16(A) Beneficial Ownership Reporting Compliance....................  92
Shareholder Proposals......................................................  92
Independent Auditors.......................................................  92
INDEX TO FINANCIAL PAGES................................................... F-1

                                  APPENDICES

A. The Merger Agreement
B. Distribution Documents (the Distribution Agreement, the Tax Disaffiliation Agreement and the Employee Benefits Agreement)
C. Opinion of Donaldson, Lufkin & Jenrette Securities Corporation
D. Opinion of CS First Boston Corporation
E. ChemFirst Prospectus

                                    SUMMARY

  The following summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus, the documents incorporated herein by reference and the Appendices attached hereto.

  The information contained in the Joint Proxy Statement/Prospectus with respect to Mississippi Chemical, Miss Sub and their affiliates has been supplied by Mississippi Chemical, which is solely responsible for such information, and the information with respect to First Mississippi, ChemFirst and their affiliates has been supplied by First Mississippi, which is solely responsible for such information. Certain capitalized terms which are used but not defined in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus.

                                 THE COMPANIES

MISSISSIPPI CHEMICAL

  Mississippi Chemical is a full product line fertilizer supplier. Mississippi Chemical produces nitrogen and potash fertilizers for sale primarily in the southern farming regions of the United States and in areas served by the Mississippi River system and phosphate fertilizers for sale primarily in international markets. Mississippi Chemical was incorporated in Mississippi in 1994 and is the successor by merger, effective July 1, 1994, to a business that was formed in 1948 as the first fertilizer cooperative in the United States. In August 1994, Mississippi Chemical completed an initial public offering of 5,800,000 shares of Common Stock, of which 3,397,928 shares were sold by Mississippi Chemical. In August 1996, Mississippi Chemical acquired substantially all of the assets of New Mexico Potash Corporation and Eddy Potash, Inc. (collectively, the "Potash Companies"). See "Recent Developments." The principal executive offices of Mississippi Chemical are located at Highway 49 East, P.O. Box 388, Yazoo City, Mississippi 39194, and its telephone number is (601) 746-4131. See "The Companies."

MISS SUB

  Miss Sub is a newly formed Mississippi corporation and a wholly-owned subsidiary of Mississippi Chemical. Miss Sub was organized for the purpose of effecting the Merger pursuant to the Merger Agreement. Miss Sub has no material assets and has not engaged in any activities except in connection with the Merger. The principal executive offices of Miss Sub are located at Highway 49 East, P.O. Box 388, Yazoo City, Mississippi 39194, and its telephone number is
(601) 746-4131.

FIRST MISSISSIPPI

  First Mississippi was incorporated in Mississippi in 1957. First Mississippi's principal activities involve the production of chemicals and fertilizer and related products and services. These activities include: the production and sale of a variety of organic chemicals, including industrial chemical intermediates, complex fine chemicals used for agricultural and pharmaceutical, polymer and photosensitive applications and electronic performance chemicals used in the semiconductor and related industries; the production and sale of anhydrous ammonia and urea; the design and production of low-emission burners, flares and incinerators and thermal plasma equipment for steel production, waste treatment and research; and the production of steel ingots and billets from melted scrap. The principal executive offices of First Mississippi are located at 700 North Street, P. O. Box 1249, Jackson, Mississippi 39215-1249, and its telephone number is (601) 948-7550. See "The Companies."

CHEMFIRST

  ChemFirst, a wholly owned subsidiary of First Mississippi, was incorporated in 1983 but has had no activities during the last five years. Prior to the Distribution, First Mississippi will transfer all of its cash and non-fertilizer assets and liabilities (other than certain debt) and businesses to ChemFirst. The principal executive offices of ChemFirst are located at 700 North Street, P. O. Box 1249, Jackson, Mississippi 39215-1249 and its telephone number is (601) 948-7550. See "The Distribution" and the ChemFirst Prospectus attached as Appendix E.

                              THE ANNUAL MEETINGS

MISSISSIPPI CHEMICAL ANNUAL MEETING

  The Mississippi Chemical Annual Meeting will be held on December 20, 1996 at the offices of Mississippi Chemical, the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi 39194, commencing at 9:00 a.m., local time, for the purpose of considering and acting upon proposals to (i) approve the Stock Issuance; (ii) elect three members to the Board of Directors for a three-year term; and (iii) transact such other business as may properly come before the Mississippi Chemical Annual Meeting or any adjournments or postponements thereof. Only holders of record of Mississippi Chemical Common Stock at the close of business on October 30, 1996 (the "Mississippi Chemical Record Date") will be entitled to vote at the Mississippi Chemical Annual Meeting. As of the Mississippi Chemical Record Date, there were 21,065,783 shares of Mississippi Chemical Common Stock issued and outstanding, all of which are entitled to vote.

  Approval of the Stock Issuance requires the affirmative vote of the holders of a majority of the shares of Mississippi Chemical Common Stock present, in person or by proxy, at the Mississippi Chemical Annual Meeting (assuming a quorum is present) and the election of each nominee for director requires a plurality of votes cast. See "The Annual Meetings--The Mississippi Chemical Annual Meeting."

FIRST MISSISSIPPI ANNUAL MEETING

  The First Mississippi Annual Meeting will be held on December 20, 1996, at Dennery's, 330 Greymont Avenue, Jackson, Mississippi, at 10:00 a.m., local time, for the purpose of considering and voting upon proposals to (i) approve and adopt the Merger Agreement and the Merger, (ii) elect six directors, to hold office for the terms specified in this Joint Proxy Statement/Prospectus and until their successors are elected and qualified, and (iii) transact such other business as may properly come before the First Mississippi Annual Meeting or any adjournments or postponements thereof. Only holders of record of First Mississippi Common Stock at the close of business on October 30, 1996 (the "First Mississippi Record Date") will be entitled to vote at the First Mississippi Annual Meeting. At the First Mississippi Record Date, there were 20,621,736 shares of First Mississippi Common Stock issued and outstanding, all of which are entitled to vote.

  Approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the shares of First Mississippi Common Stock outstanding, and the election of each nominee for director requires a plurality of the votes cast (assuming a quorum is present). See "The Annual Meetings--The First Mississippi Annual Meeting." Although shareholder approval of the Distribution is not required under applicable Mississippi law and is not being sought, First Mississippi does not intend to effect the Distribution in the event that the Merger is not approved at the First Mississippi Annual Meeting.

                        THE DISTRIBUTION AND THE MERGER

BACKGROUND OF THE DISTRIBUTION AND THE MERGER

  In February 1996, Mississippi Chemical's President and Chief Executive Officer telephoned First Mississippi's Chief Executive Officer to inquire whether First Mississippi would like to explore the possibility of Mississippi Chemical acquiring the Fertilizer Business in a Morris Trust transaction, because Mississippi Chemical wished to acquire only the Fertilizer Business in the transaction. After exploring various strategic alternatives concerning its Fertilizer Business, First Mississippi determined that the disposition of the Fertilizer Business to Mississippi Chemical in a Morris Trust transaction was in the best interest of First Mississippi and its shareholders. The Morris Trust transaction is comprised of two steps: In the first step, First Mississippi's chemicals and other non-fertilizer businesses and assets will be spun off in the Distribution of ChemFirst Common Stock. In the second step, First Mississippi, which after the Distribution will be comprised solely of the Fertilizer Business, will be merged with Miss Sub. The Distribution will separate the Fertilizer Business from First Mississippi's other businesses and enable Mississippi Chemical to acquire only the Fertilizer Business in the Merger; the Distribution will leave First Mississippi's remaining businesses as a separate publicly held company (ChemFirst), owned by the existing shareholders of First Mississippi Common Stock. Both the

Distribution and the Merger are intended to be tax-free to First Mississippi and its shareholders for Federal income tax purposes. Mississippi Chemical has determined that the Merger, which is intended to be tax-free to Mississippi Chemical and its shareholders, is in the best interest of Mississippi Chemical and its shareholders. See "Background of the Distribution and the Merger."

RECOMMENDATIONS OF THE BOARDS

  The Mississippi Chemical Board has unanimously approved the Merger Agreement and determined that the Merger and the Stock Issuance are fair and in the best interests of Mississippi Chemical and its shareholders. THE MISSISSIPPI CHEMICAL BOARD UNANIMOUSLY RECOMMENDS THAT MISSISSIPPI CHEMICAL SHAREHOLDERS VOTE FOR THE STOCK ISSUANCE. For a discussion of factors considered by the Mississippi Chemical Board in reaching its decision, see "Reasons for the Transactions; Recommendations of the Boards--Mississippi Chemical."

  The First Mississippi Board has unanimously approved the Merger Agreement and the Distribution Agreement and determined that the Merger and the Distribution, taken as a whole, are fair and in the best interests of First Mississippi and its shareholders. THE FIRST MISSISSIPPI BOARD UNANIMOUSLY RECOMMENDS THAT FIRST MISSISSIPPI SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. For a discussion of the factors considered by the First Mississippi Board in reaching its decision, see "Reasons for the Transactions; Recommendations of the Boards--First Mississippi." In considering the recommendation of the First Mississippi Board with respect to the Merger, First Mississippi shareholders should be aware that certain officers and directors have direct or indirect interests in recommending the Merger, apart from their interests as First Mississippi shareholders, which are not identical to those of unaffiliated shareholders of First Mississippi. See "The Merger-- Interests of Certain Persons in the Transactions."

OVERVIEW OF THE DISTRIBUTION AND THE MERGER

  The Merger Agreement provides that, following the Distribution, First Mississippi will be merged with Miss Sub, with First Mississippi surviving the Merger as a wholly-owned subsidiary of Mississippi Chemical. First Mississippi will consist of only the Fertilizer Business at the time of the Merger. By means of a spin-off of First Mississippi's chemicals and other non-fertilizer businesses, the Distribution will separate First Mississippi's Fertilizer Business from its other businesses prior to the Merger. As a result of the Distribution and the Merger, First Mississippi shareholders will no longer own shares of First Mississippi Common Stock but will receive shares of ChemFirst Common Stock and Mississippi Chemical Common Stock. Assuming that Mississippi Chemical issues 6,904,762 shares in the Merger, Mississippi Chemical shareholders at the time of the Merger will continue to hold approximately 75% of the outstanding Mississippi Chemical Common Stock on a fully diluted basis.

TERMS OF THE MERGER

  General. At the Effective Time (defined below), Miss Sub will merge with and into First Mississippi, with First Mississippi as the Surviving Corporation. As a result of the Merger, First Mississippi will become a wholly owned subsidiary of Mississippi Chemical. Pursuant to the Merger Agreement, each share of First Mississippi Common Stock will be converted into the right to receive a fraction of a share of Mississippi Chemical Common Stock.

  Conversion of First Mississippi Common Stock in the Merger. Under the Merger Agreement, each share of First Mississippi Common Stock will be converted into a fraction of a share of Mississippi Chemical Common Stock based on a formula. Under this formula, the conversion ratio varies with the number of shares of First Mississippi Common Stock outstanding at the time of the Merger and the "Average Mississippi Chemical Price." The Average Mississippi Chemical Price is calculated by averaging the opening price, high price, low price and closing price for Mississippi Chemical Common Stock for the 10 trading days preceding the trading day before the Effective Time. If the Average Mississippi Chemical Price does not exceed $25.00 at the Effective Time, Mississippi Chemical will issue an aggregate of 6,904,762 shares of Mississippi Chemical

Common Stock to the First Mississippi shareholders. In such event, the conversion ratio will equal 6,904,762 divided by the number of shares of First Mississippi Common Stock outstanding at the Effective Time. Pursuant to a formula contained in the Merger Agreement, Mississippi Chemical will issue a decreasing number of shares of Mississippi Chemical Common Stock to the First Mississippi shareholders if the Average Mississippi Chemical Price is between $25.00 and $27.00. In this price range, the aggregate value of the shares of Mississippi Chemical Common Stock that First Mississippi shareholders will be entitled to receive in the Merger will remain constant at approximately $172.6 million. Under the Merger Agreement, if the Average Mississippi Chemical Price is $27.00 or higher, Mississippi Chemical will issue an aggregate of 6,393,298 shares of Mississippi Chemical Common Stock to the First Mississippi shareholders, and the conversion ratio will equal 6,393,298 divided by the outstanding shares of First Mississippi Common Stock. If calculated as of November 14, 1996, the Average Mississippi Chemical Price would be $25.43.

  As a result of this conversion formula, as the trading price of Mississippi Chemical Common Stock increases to $25.00 prior to the Merger, the value of the Mississippi Chemical Common Stock that shareholders of First Mississippi will receive in the Merger also increases. Any increase in the trading value of Mississippi Chemical Common Stock from $25.00 to $27.00 will not increase the value of the Mississippi Chemical Common Stock to be issued because the aggregate number of shares to be issued in the Merger will be adjusted downward (subject to a maximum adjustment) so that the value of Mississippi Chemical Common Stock to be issued in the Merger remains constant at approximately $172.6 million. However, as the trading price of Mississippi Chemical Common Stock increases above $27.00, the value of the Mississippi Chemical Common Stock that shareholders of First Mississippi will receive will again increase accordingly. For a more detailed discussion of the conversion formula, see the table below and "The Merger--Terms of the Merger--Conversion of First Mississippi Common Stock in the Merger." The First Mississippi Board and the Mississippi Chemical Board determined the Merger consideration through arm's-length negotiations.

  The following table illustrates the number of shares of Mississippi Chemical Common Stock that the First Mississippi shareholders will be entitled to receive on an aggregate and a per share basis and calculates an estimated market value of such consideration on an aggregate and a per share basis ("Merger Consolidation Per Share"). The table does not reflect the increase in the value of ChemFirst Common Stock as a result of the contribution of certain proceeds of the Financing (defined below) to ChemFirst pursuant to the Distribution Agreement. See "--Financing and Application of Proceeds." There can be no assurance that, at the Effective Time, the actual trading price of Mississippi Chemical Common Stock to be received in the Merger will equal the estimated trading value shown in the table, even if the Average Mississippi Chemical Price shown in the table is in fact used to calculate the shares issuable under the Merger Agreement.

                       MERGER CONSIDERATION CALCULATIONS

                     AGGREGATE NUMBER OF AGGREGATE MERGER
                          SHARES OF       CONSIDERATION                 ASSUMED TRADING
                         MISSISSIPPI     BASED ON AVERAGE    MERGER     VALUE OF MERGER
AVERAGE MISSISSIPPI    CHEMICAL COMMON     MISSISSIPPI    CONSIDERATION  CONSIDERATION
 CHEMICAL PRICE(1)   STOCK TO BE ISSUED   CHEMICAL PRICE  PER SHARE(2)   PER SHARE(3)
-------------------  ------------------- ---------------- ------------- ---------------
      $17.00              6,904,762        $117,380,954      0.3348          $5.69
      $18.00              6,904,762        $124,285,716      0.3348          $6.03
      $19.00              6,904,762        $131,190,478      0.3348          $6.36
      $20.00              6,904,762        $138,095,240      0.3348          $6.70
      $21.00              6,904,762        $145,000,002      0.3348          $7.03
      $22.00              6,904,762        $151,904,764      0.3348          $7.37
      $23.00              6,904,762        $158,809,526      0.3348          $7.70
      $24.00              6,904,762        $165,714,288      0.3348          $8.04
      $25.00              6,904,762        $172,619,046      0.3348          $8.37
      $25.43(4)           6,788,008        $172,619,046      0.3292          $8.37
      $26.00              6,639,194        $172,619,046      0.3220          $8.37
      $27.00              6,393,298        $172,619,046      0.3100          $8.37
      $28.00              6,393,298        $179,012,344      0.3100          $8.68
      $29.00              6,393,298        $185,405,642      0.3100          $8.99
      $30.00              6,393,298        $191,798,940      0.3100          $9.30

--------
(1) In the event that the Average Mississippi Chemical Price at the Effective Time is less than $19.00, the amount of the Financing will increase under the terms of the Merger Agreement and result in additional cash distributions to ChemFirst under the terms of the Distribution Agreement. See "--Financing and Application of Proceeds."

(2) Represents the number of shares of Mississippi Chemical Common Stock to be issued in the Merger in consideration for each share of First Mississippi Common Stock, assuming 20,621,736 shares of First Mississippi Common Stock are outstanding as of the Effective Time.

(3) The assumed trading value of the Merger Consideration Per Share is calculated by multiplying the Merger Consideration Per Share times the Average Mississippi Chemical Price.

(4) $25.43 represents the Average Mississippi Chemical Price calculated as of November 14, 1996.

  Because a fixed number of shares of Mississippi Chemical Common Stock will be issued in the Merger (unless the Average Mississippi Chemical Price is between $25.00 and $27.00), because additional shares of First Mississippi Common Stock may be issued prior to the Effective Time, including pursuant to the exercise of First Mississippi stock options, and because the market price of Mississippi Chemical Common Stock fluctuates, the value of the shares of Mississippi Chemical Common Stock that each First Mississippi shareholder will be entitled to receive in the Merger may increase or decrease prior to and following the Merger. See "Risk Factors--Changes in Merger Consideration Per Share" and "The Merger--Terms of the Merger--Conversion of First Mississippi Common Stock in the Merger."

  All shares of First Mississippi Common Stock, when converted pursuant to the Merger, will no longer remain outstanding and will automatically be cancelled and retired, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the shares of Mississippi Chemical Common Stock and any cash in lieu of fractional shares of Mississippi Chemical Common Stock to be issued or paid upon the surrender of such certificate in accordance with the Merger Agreement.

  Fractional Shares. The Merger Agreement provides that each First Mississippi shareholder will receive, without interest, cash in lieu of any fractional share of Mississippi Chemical Common Stock such shareholder would be entitled to receive after aggregating all shares such shareholder is entitled to receive in the Merger.

  Financing and Application of Proceeds. Pursuant to the Merger Agreement, Mississippi Chemical has agreed to use its best efforts to assist First Mississippi in arranging a customary bank facility for First Mississippi that will be funded immediately prior to the Distribution (the "Financing"). The Financing will be in an aggregate amount of $150.0 million, subject to certain adjustments. For more detailed information regarding the terms of the Financing, see "Unaudited Condensed Pro Forma Financial Statements--Mississippi Chemical Corporation Management's Discussion and Analysis of Unaudited Condensed Pro Forma Financial Statements--Pro Forma Liquidity and Capital Resources" and "The Merger--Financing and Application of Proceeds."A portion of the proceeds of the Financing will be used to refinance First Mississippi's existing indebtedness and pay certain transaction costs, with the remaining proceeds, estimated to be approximately $50.0 million, to be contributed to ChemFirst prior to the Distribution pursuant to the terms of the Distribution Agreement. As a result of the Financing, which will remain the obligation of the Surviving Corporation, and the application of its proceeds, at the time of the Distribution, ChemFirst will have no significant long-term indebtedness and available cash reserves currently estimated to be approximately $50.0 million. See "Pro Forma Financial Information" in the ChemFirst Prospectus attached as Appendix E to this Joint Proxy Statement/Prospectus.

  The amount of the Financing will be adjusted in the event the Average Mississippi Chemical Price falls below $19.00. In such event, the Financing will be increased by an amount equal to the product of (i) the excess of $19.00 over the Average Mississippi Chemical Price times (ii) 6,904,762, up to a maximum adjustment of approximately $13.8 million. The result of this increase in the Financing will be that the cash to be distributed to ChemFirst prior to the Distribution will be increased by a corresponding amount. The amount of the Financing will be adjusted for certain other events as well. See "The Merger--Financing and Application of Proceeds."

  Retained Cash. In the event that the Merger has not been consummated by December 31, 1996, the Financing will be increased by $56,575 per day from January 1, 1997 until the Effective Time, thus increasing by a corresponding amount the cash to be distributed to ChemFirst prior to the Distribution; however, any net cash generated by the Fertilizer Business from January 1, 1997 to the Effective Time will not be distributed to ChemFirst but will remain property of the Fertilizer Business and will be held by First Mississippi at the Effective Time.

  Effective Time of the Merger. The Merger will become effective upon the filing of the articles of merger (the "Articles of Merger") with the Mississippi Secretary of State or as otherwise provided in the Articles of Merger (the "Effective Time"). Assuming that the requisite shareholder approval of the Stock Issuance and the Merger is obtained, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the Mississippi Chemical Annual Meeting and the First Mississippi Annual Meeting. If all other conditions to the Merger have not been satisfied prior to the shareholder meetings, however, it is expected that the Merger will occur within two business days after such conditions have been satisfied or waived.

  Assumption of First Mississippi Options. At the Effective Time, each outstanding option to purchase shares of First Mississippi Common Stock or to purchase First Mississippi Convertible Debentures, whether vested or unvested, exercisable or unexercisable (a "First Mississippi Option"), held by any First Mississippi employee who will be an employee of the Fertilizer Business immediately following the Distribution (a "Fertilizer Employee"), will be exchanged for an option (a "Mississippi Chemical Option") to purchase a number of shares of Mississippi Chemical Common Stock equal to the number of shares of First Mississippi Common Stock into which such First Mississippi Option was exercisable times a conversion ratio (the "Mississippi Chemical Option Conversion Ratio") equal to the average trading price of First Mississippi Common Stock for a ten-trading-day period preceding the trading day prior to the date that the First Mississippi Common Stock commences trading on an ex-dividend basis with respect to the Distribution, divided by the average trading price of Mississippi Chemical Common Stock over the same period. The exercise price of the Mississippi Chemical Option will equal the exercise price of the First Mississippi Option divided by the Mississippi Chemical Option Conversion Ratio. See "The Merger--Terms of the Merger."

  Indemnification. Under the Merger Agreement, the Surviving Corporation agrees to indemnify each person who is now, who has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer, director or employee of First Mississippi or any of its subsidiaries from and against claims related to the Fertilizer Business to the fullest extent permitted under the Mississippi Business Corporation Act (the "MBCA"). See "The Merger--Indemnification."

  Government and Regulatory Approvals. Consummation of the Merger is conditioned upon the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On September 16, 1996, Mississippi Chemical and First Mississippi each filed notification reports under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"). The waiting period was terminated on October 15, 1996. See "The Merger--Certain Regulatory Matters."

  Other Conditions to Merger. The obligations of Mississippi Chemical and First Mississippi to consummate the Merger are subject to shareholder approvals, receipt of tax opinions and the satisfaction of certain customary and other conditions, including, without limitation, that the Financing has been funded, that the Distribution has become effective and that shares of Mississippi Chemical Common Stock to be issued in the Merger have been authorized for listing on the NYSE subject to notice of issuance. See "The Merger-- Conditions."

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

  In considering the recommendation of the First Mississippi Board, shareholders of First Mississippi should be aware that certain members of management of First Mississippi and the First Mississippi Board have certain interests in the Distribution and the Merger that are in addition to the interests of shareholders generally. See "The Merger--Interests of Certain Persons in the Transactions."

  Ownership of Mississippi Chemical Common Stock. Certain directors and executive officers of First Mississippi beneficially own Mississippi Chemical Common Stock as follows: J. Kelley Williams, First Mississippi's Chairman and Chief Executive Officer, holds 3,600 shares of Mississippi Chemical Common Stock in the name of J. Kelley Williams Revocable Trust and his wife, Jean P. Williams, holds 10,000 shares of Mississippi Chemical Common Stock; William A. Percy, II, a First Mississippi director, holds 2,587 shares of Mississippi Chemical Common Stock; James W. Crook, a First Mississippi director, holds 250 shares of Mississippi Chemical Common Stock in the names of James W. and Bruce
D. Crook; and Charles R. Gibson, President of FirstMiss Fertilizer, Inc., a First Mississippi subsidiary, holds 2,000 shares of Mississippi Chemical Common Stock.

  Exchange of First Mississippi Options. Each First Mississippi Option held by a director or an executive officer of First Mississippi and employees of First Mississippi, other than Fertilizer Employees, will be exchanged for an option to purchase ChemFirst Common Stock. See "The Distribution--Terms of the Employee Benefits Agreement."

  Indemnification. The Merger Agreement provides for certain indemnification of officers and directors of First Mississippi. See "The Merger--Indemnification".

TERMINATION OR AMENDMENT OF MERGER AGREEMENT

  Termination. The Merger Agreement may be terminated under certain circumstances, including (a) the mutual consent of Mississippi Chemical and First Mississippi, (b) either by Mississippi Chemical or First Mississippi at any time prior to the consummation of the Merger (i) upon a material breach of a representation, warranty, covenant or agreement on the part of the other party, or if any representation or warranty of such party becomes untrue, in either case such that the conditions to the Merger could not be satisfied by March 31, 1997, (ii) if the Merger has not been consummated before March 31, 1997, (iii) if the Merger Agreement and the Merger fail to receive the requisite vote for approval and adoption by the shareholders of First Mississippi at the First Mississippi Annual Meeting or if the Stock Issuance fails to receive the requisite vote for approval by the shareholders of Mississippi Chemical at the Mississippi Chemical Annual Meeting, or (iv) if the Average Mississippi Chemical Price is less than $17.00; (c) by Mississippi Chemical, if the First Mississippi Board withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Mississippi Chemical; and (d) by First Mississippi, (i) if First Mississippi has received a proposal for an Acquisition Transaction (defined below) that it advises Mississippi Chemical in writing that First Mississippi wishes to accept or (ii) if the Financing has not been arranged by December 31, 1996. See "The Merger--Termination and Amendment--Termination."

  Amendment. The Merger Agreement may be amended or modified and any condition specified therein may be waived by the mutual consent of Mississippi Chemical and First Mississippi; provided that, (i) after any shareholder approval, no amendment will be made if applicable law requires further approval by the shareholders and (ii) after the Effective Time, no amendment will be made without the written consent of ChemFirst. See "The Merger--Termination and Amendment--Amendment."

  Termination Fee. Under certain circumstances, First Mississippi may be required to pay Mississippi Chemical upon termination of the Merger Agreement a fee of $8.0 million, inclusive of all Mississippi Chemical expenses. See "The Merger--Termination and Amendment--Termination Fee."

  No Solicitation. Except as otherwise provided in the Merger Agreement, First Mississippi has agreed that (i) it will immediately cease any existing discussions or negotiations conducted prior to the date of the Merger Agreement with respect to any merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, tender or exchange offer, spin-off, recapitalization or similar transaction involving the sale of First Mississippi or any of its subsidiaries or divisions (but excluding certain potential transactions identified to Mississippi Chemical by First Mississippi) (an "Acquisition Transaction") and (ii) it will not solicit any person, entity or group concerning any Acquisition Transaction (other than the transactions contemplated by the Merger Agreement); provided that First Mississippi may (i) furnish information or enter into negotiations to the extent the First Mississippi Board determines after receiving the advice of outside counsel that the failure to do so would be inconsistent with its fiduciary duties under applicable law and prior to furnishing such information or entering into discussions or negotiations with any person, entity or group First Mississippi (x) provides immediate written notice to Mississippi Chemical and (y) either enters into a confidentiality agreement with such person, entity or group on terms no more favorable than the confidentiality agreement, dated August 9, 1996, between First Mississippi and Mississippi Chemical (the "Confidentiality Agreement") or releases Mississippi Chemical from the standstill provisions of the Confidentiality Agreement not applicable to such person; and (ii) recommend to its shareholders a bona fide transaction or combination of transactions that the First Mississippi Board determines after consulting with its legal and other advisors is more favorable, from a financial point of view, to the shareholders of First Mississippi than the Distribution and the Merger. See "The Merger--No Solicitation."

DISSENTERS' RIGHTS

  Mississippi Chemical shareholders are not entitled to dissenters' or appraisal rights in connection with the Merger or the Stock Issuance. First Mississippi shareholders who do not vote in favor of the Merger, who file a written notice with First Mississippi prior to the time that the vote with respect to the Merger is taken at the First Mississippi Annual Meeting, and who have otherwise complied with Article 13 of the MBCA will be entitled to certain dissenters' rights in connection with the Merger. See "The Merger--Dissenters' Rights" and the Mississippi Dissenters' Statute attached as Appendix F to copies of this Joint Proxy Statement/Prospectus being mailed to First Mississippi shareholders.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a "purchase" under generally accepted accounting principles. See "The Merger--Accounting Treatment."

THE DISTRIBUTION

  Subject to shareholder approval of the Merger, the Distribution will be effected prior to the Merger. The Distribution will, by means of a spin-off of First Mississippi's chemicals and other non-fertilizer businesses, separate First Mississippi's Fertilizer Business from its other businesses and will enable Mississippi Chemical to acquire only the Fertilizer Business in the Merger; the Distribution will leave First Mississippi's remaining businesses as a separate publicly held company (ChemFirst), owned by the existing First Mississippi shareholders. Subject to shareholder approval of the Merger, prior to the Distribution, First Mississippi will transfer all of its cash and all of its assets and liabilities (other than those comprising the Fertilizer Business and the Financing) to ChemFirst. ChemFirst is a wholly-owned subsidiary of First Mississippi. The directors and officers of First Mississippi will also be directors and officers of ChemFirst at the time of the Distribution. Except as otherwise provided in the Distribution Agreement, the Employee Benefits Agreement and the Tax Disaffiliation Agreement (collectively, the "Distribution Documents") and the Merger Agreement, ChemFirst will assume all liabilities not related to the Fertilizer Business and First Mississippi (the Surviving Corporation in the Merger) will retain all liabilities related to the Fertilizer Business and the Financing. See "The Distribution--Terms of the Distribution Agreement--the Transfers" and "--Transfer of Liabilities" and the form of Distribution Agreement included as Appendix B to this Joint Proxy Statement/Prospectus for additional information regarding the transfer of assets to and assumption of liabilities by ChemFirst.

  Pursuant to the Distribution, each First Mississippi shareholder will receive one share of ChemFirst Common Stock for each share of First Mississippi Common Stock held by such shareholder. The Distribution will be effected by the distribution to each holder of record of First Mississippi Common Stock on a date to be set by the First Mississippi Board, currently anticipated to be the first business day after shareholder approval of the Merger (the "Distribution Record Date"), of certificates representing ChemFirst Common Stock. See "The Distribution--Terms of the Distribution Agreement--The Distribution." As a result of the Distribution, the shareholders of First Mississippi will become the shareholders of ChemFirst.

                         OPINIONS OF FINANCIAL ADVISORS

  The Mississippi Chemical Board has received a written opinion from Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") dated August 27, 1996 to the effect that, as of such date and based on and subject to limitations set forth in such opinion, the Merger Consideration Per Share is fair to Mississippi Chemical and its shareholders from a financial point of view. See "Opinions of and Presentations by the Financial Advisors--Financial Advisor to Mississippi Chemical." CS First Boston Corporation ("CS First Boston"), financial advisor to First Mississippi, has issued its written opinion to the First Mississippi Board that, as of August 27, 1996, the date of approval of the Merger Agreement by the First Mississippi Board, the terms of the Distribution and the Merger, taken together, were fair, from a financial point of view, to the holders of First Mississippi Common Stock. See "Opinions of and Presentations by the Financial Advisors--Financial Advisor to First Mississippi."

  The written opinions of DLJ and CS First Boston are reproduced in their entirety as Appendices C and D, respectively, to this Joint Proxy
Statement/Prospectus. Shareholders are urged to read such opinions carefully in their entirety for a description of the procedures followed, assumptions and qualifications made, matters considered, and limitations on the review undertaken by DLJ and CS First Boston, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Mississippi Chemical and First Mississippi will each receive the opinion of its respective counsel to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). Mississippi Chemical, First Mississippi and ChemFirst will also receive an opinion of First Mississippi's special counsel to the effect that (i) the transfers contemplated by the Distribution Agreement (the "Transfers") will qualify as one or more tax-free transactions under one or more of Sections 332, 351 or 368(a)(1)(D) of the Code and (ii) the Distribution will qualify as a tax-free distribution under Section 355 of the Code. Receipt of these opinions is a condition precedent to the consummation of the Merger. See "Certain Federal Income Tax Consequences."

                        SHAREHOLDERS' COMPARATIVE RIGHTS

  The rights of First Mississippi's shareholders are currently governed by First Mississippi's Charter of Incorporation and Bylaws. Upon effectiveness of the Merger, First Mississippi's shareholders will become shareholders of Mississippi Chemical and their rights as Mississippi Chemical shareholders will be governed by Mississippi Chemical's Articles of Incorporation and Bylaws. See "Comparative Rights of Shareholders of Mississippi Chemical and First Mississippi." Pursuant to the Distribution, First Mississippi shareholders will also become shareholders of ChemFirst. See "Description of ChemFirst Capital Stock" in the ChemFirst Prospectus which is included as Appendix E to this Joint Proxy Statement/Prospectus for a description of the rights of ChemFirst shareholders.

                    COMPARATIVE PER SHARE MARKET INFORMATION

  Mississippi Chemical Common Stock is listed under the trading symbol "GRO" on the NYSE. Prior to October 10, 1996, Mississippi Chemical Common Stock was listed under the trading symbol "MISS" on the Nasdaq Stock Market's National Market. First Mississippi Common Stock is listed under the trading symbol "FRM" on the NYSE, the Philadelphia Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The following table sets forth for the periods indicated the high and low sales prices per share of Mississippi Chemical Common Stock and First Mississippi Common Stock, as reported by the Nasdaq Stock Market's National Market and the NYSE, as applicable.

  There is currently no public trading market for the ChemFirst Common Stock and there can be no assurance that an active trading market will develop or, if a trading market develops, that such a market will be maintained. There can be no assurance as to the prices at which the ChemFirst Common Stock will trade after the Distribution. See the discussion under the caption "Risk Factors-- Absence of Trading Market" contained in the ChemFirst Prospectus attached as Appendix E.

                                                       MISSISSIPPI      FIRST
                                                        CHEMICAL   MISSISSIPPI (1)
                                                       ----------- ---------------
                                                       HIGH   LOW    HIGH     LOW
                                                       ----- ----- ---------------
FISCAL YEAR ENDED JUNE 30, 1994
  First Quarter.......................................   N/A   N/A   11.00    8.50
  Second Quarter......................................   N/A   N/A   13.25    8.50
  Third Quarter.......................................   N/A   N/A   17.00   12.75
  Fourth Quarter......................................   N/A   N/A   16.88   14.00
FISCAL YEAR ENDED JUNE 30, 1995
  First Quarter....................................... 19.25 15.00   20.63   14.25
  Second Quarter...................................... 19.00 14.75   25.00   19.50
  Third Quarter....................................... 19.88 16.50   26.88   22.50
  Fourth Quarter...................................... 20.13 15.38   34.13   20.75
FISCAL YEAR ENDED JUNE 30, 1996
  First Quarter....................................... 23.88 19.88   40.13   31.75
  Second Quarter...................................... 25.13 21.00   41.38   20.25
  Third Quarter....................................... 24.75 19.75   27.25   20.25
  Fourth Quarter...................................... 22.50 19.25   25.25   21.00
FISCAL YEAR ENDED JUNE 30, 1997
  First Quarter....................................... 23.38 17.75   28.25   21.13
  Second Quarter (through November 14)................ 26.00 23.00   29.88   26.75

--------
(1) On October 20, 1995, First Mississippi distributed to its shareholders all of the capital stock that it owned of Getchell Gold Corporation (approximately 81% of Getchell Gold Corporation outstanding common stock).

  On August 27, 1996, the last trading day prior to the public announcement of the Merger, the closing sales price per share of Mississippi Chemical Common Stock as reported on the Nasdaq Stock Market's National Market was $21.25. On October 30, 1996, there were 10,630 holders of record of Mississippi Chemical Common Stock and there were 21,065,783 shares of outstanding Mississippi Chemical Common Stock.

  On August 27, 1996, the last trading day prior to the public announcement of the Merger, the closing sales price per share of First Mississippi Common Stock as reported on the NYSE was $24.00. On October 30, 1996, there were 5,438 holders of record of First Mississippi Common Stock and there were 20,621,736 shares of outstanding First Mississippi Common Stock.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

                              MISSISSIPPI CHEMICAL
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

  The following tables present certain selected consolidated financial data with respect to Mississippi Chemical for each of the fiscal years in the five-year period ended June 30, 1996 and the interim periods ended September 30, 1996 and 1995. The selected consolidated financial data in the table for the five fiscal years ended June 30, 1996 is derived from the consolidated financial statements of Mississippi Chemical, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports. The selected consolidated financial data for the interim periods ended September 30, 1996 and 1995 has been prepared by Mississippi Chemical without audit. The data in these tables should be read in conjunction with the Consolidated Financial Statements and related notes of Mississippi Chemical, which are incorporated by reference into this Joint Proxy Statement/Prospectus from Mississippi Chemical's 1996 Annual Report on Form 10-K and Mississippi Chemical's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

                            THREE MONTHS
                                ENDED
                            SEPTEMBER 30             FISCAL YEAR ENDED JUNE 30
                          ----------------- --------------------------------------------
                            1996     1995     1996     1995     1994     1993     1992
                          -------- -------- -------- -------- -------- -------- --------
INCOME STATEMENT DATA:
Net sales...............  $ 91,290 $ 96,570 $428,789 $388,154 $309,360 $289,125 $239,657
Operating income........    14,740   16,885   84,818   80,969   37,905   29,180   40,804
Income from continuing
 operations before
 cumulative effect of
 change in accounting
 principle..............     9,295    9,704   54,178   52,230   26,912   22,681   31,349
Net income..............     9,295    9,704   54,178   52,230   36,523    4,790   13,003
Income from continuing
 operations assuming
 conversion from a
 cooperative to a
 regular business
 corporation as of July
 1, 1991 (1)............       N/A      N/A      N/A      N/A   21,415   17,533   22,821
Earnings per share (2)..  $   0.44 $   0.43 $   2.46 $   2.34 $   1.10 $   0.92 $   1.23
Weighted average common
 shares outstanding (3).    21,250   22,349   21,980   22,365   19,454   19,035   18,521
                            SEPTEMBER 30                      JUNE 30
                          ----------------- --------------------------------------------
                            1996     1995     1996     1995     1994     1993     1992
                          -------- -------- -------- -------- -------- -------- --------
BALANCE SHEET DATA:
Working capital.........  $ 55,461 $ 68,451 $ 81,613 $ 70,790 $ 34,931 $ 22,802 $ 35,225
Total assets............   399,159  311,780  341,006  302,215  298,430  296,053  303,158
Long-term debt,
 excluding long-term
 debt due within one
 year...................    50,919       34      --     2,478   57,217   52,357   59,333
Shareholders' equity....   248,869  226,216  247,825  227,307  142,956  119,574  128,195
Cash dividends declared
 per common share (4)...      0.10     0.08     0.36     0.16      --       --       --

--------
(1) For 1994, 1993 and 1992, Mississippi Chemical operated as a cooperative and realized deductions for income taxes for amounts paid in cash as patronage refunds to its shareholder-members. If the conversion from a cooperative to a regular business corporation had occurred as of July 1, 1991, income taxes would have been increased by the following approximate amounts: $5.5 million, $5.1 million and $8.5 million for fiscal 1994, 1993 and 1992, respectively.
(2) For 1994, 1993 and 1992, earnings per share reflect the reorganization of Mississippi Chemical from a cooperative to a regular business corporation as if it had occurred July 1, 1991, and is based on income from continuing operations.
(3) For 1994, 1993 and 1992, weighted average common shares outstanding reflect the reorganization of Mississippi Chemical from a cooperative to a regular business corporation as if it had occurred July 1, 1991.
(4) For 1994, 1993 and 1992, Mississippi Chemical operated as a cooperative and paid cash patronage refunds in lieu of cash dividends.

                               FIRST MISSISSIPPI
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

  The following table sets forth selected historical consolidated financial data for First Mississippi Corporation and subsidiaries for each of the years in the five year period ended June 30, 1996 and the three months ended September 30, 1996 and 1995. Such data has been derived from, and should be read in conjunction with, the audited consolidated financial statements (including related notes thereto) and financial information contained in First Mississippi's 1996 Annual Report on Form 10-K/A and September 30, 1996 Quarterly Report on Form 10-Q. See "Incorporation of Certain Information by Reference" and "Available Information."

                            THREE MONTHS
                                ENDED
                            SEPTEMBER 30             FISCAL YEAR ENDED JUNE 30
                          ----------------- ---------------------------------------------
                            1996     1995     1996     1995     1994     1993      1992
                          -------- -------- -------- -------- -------- --------  --------
INCOME STATEMENT DATA:
Net sales...............  $154,207 $142,230 $594,937 $571,270 $413,075 $351,167  $370,194
Earnings from continuing
 operations before
 income taxes, investee
 earnings (loss) and
 cumulative effect of
 change in accounting
 principle..............    20,531   21,920   60,566  104,198   25,569    7,461    20,763
Earnings from continuing
 operations before
 cumulative effect of
 change in accounting
 principle..............    12,789   13,563   38,049   64,707   14,013    4,121    13,007
Net earnings (loss).....    12,789   12,480   35,220   57,794   21,863  (23,369)    4,227
Earnings per share from
 continuing operations
 before cumulative
 effect of change in
 accounting principle...  $   0.61 $   0.64 $   1.81 $   3.14 $   0.70 $   0.20  $   0.66
Net earnings (loss) per
 common share...........  $   0.61 $   0.59 $   1.68 $   2.80 $   1.09 $  (1.17) $   0.22
Weighted average common
 shares outstanding.....    20,894   21,048   20,980   20,632   20,126   20,003    19,853
                            SEPTEMBER 30                      JUNE 30
                          ----------------- ---------------------------------------------
                            1996     1995     1996     1995     1994     1993      1992
                          -------- -------- -------- -------- -------- --------  --------
BALANCE SHEET DATA:
Working capital.........  $ 86,442 $113,764 $ 86,919 $110,107 $ 78,874 $ 50,121  $ 59,865
Total assets............   461,534  464,665  437,308  444,717  369,397  364,136   441,995
Long-term debt,
 excluding long-term
 debt due within one
 year...................    76,732   83,256   79,909   84,394  104,275  113,519   144,280
Shareholders' equity....   242,208  247,770  230,267  232,996  177,687  160,774   188,378
Cash dividend declared
 per common share.......      0.10     0.10     0.40     0.35     0.30     0.30      0.30

               FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

  Except for the income statement data for the three months ended September 30, 1996 and 1995, the selected combined financial data of the business of First Mississippi after the Distribution (the "First Mississippi Fertilizer Business to be Merged") set forth in the table below have been derived from the combined financial statements of the First Mississippi Fertilizer Business to be Merged for each of the years in the five-year period ended June 30, 1996. The combined financial statements of the First Mississippi Fertilizer Business to be Merged have been audited as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996. The financial information for the three months ended September 30, 1996 and 1995 has been derived from unaudited financial information of First Mississippi Fertilizer Business to be Merged. Such financial information includes all adjustments, which are of a normal recurring nature and which, in the opinion of Management, are necessary for a fair presentation of the results of the periods presented. The selected combined financial data set forth below should be read in conjunction with the First Mississippi Fertilizer Business to be Merged Special-Purpose Combined Financial Statements and the accompanying notes, "Management's Discussion and Analysis of Financial Position and Results of Operations--Fertilizer Business to be Merged" contained elsewhere herein and the First Mississippi historical consolidated financial statements and the accompanying notes contained in First Mississippi's 1996 Annual Report on Form 10-K/A, which are incorporated by reference. See "Incorporation of Certain Information by Reference," "Available Information" and "Index to Combined Financial Statements of First Mississippi Fertilizer Business to be Merged." This information should also be read in conjunction with the Mississippi Chemical unaudited pro forma financial information and accompanying discussion included elsewhere herein. See "Unaudited Condensed Pro Forma Consolidated Financial Statements."

                           THREE MONTHS
                               ENDED
                           SEPTEMBER 30            FISCAL YEAR ENDED JUNE 30
                          --------------- ---------------------------------------------
                           1996    1995     1996     1995     1994     1993      1992
                          ------- ------- -------- -------- -------- --------  --------
INCOME STATEMENT DATA:
Net sales...............  $58,822 $51,603 $215,629 $238,887 $161,958 $139,007  $176,213
Earnings from operations
 before income taxes and
 investee earnings
 (loss) and cumulative
 effect of change in
 accounting principle...   13,683  18,480   65,272   85,469   24,611   12,548    22,403
Earnings from operations
 before cumulative
 effect of change in
 accounting principle...    8,620  11,646   41,371   53,920   15,448    7,831    14,105
Net earnings............    8,620  11,646   41,371   53,920   16,202    7,831    14,105
Earnings per equivalent
 First Mississippi
 share..................  $  0.41 $  0.55 $   1.97 $   2.61 $   0.81 $   0.39  $   0.71
Weighted average common
 shares outstanding of
 First Mississippi......   20,894  21,048   20,980   20,632   20,126   20,003    19,853
                           SEPTEMBER 30                     JUNE 30
                          --------------- ---------------------------------------------
                           1996    1995     1996     1995     1994     1993      1992
                          ------- ------- -------- -------- -------- --------  --------
BALANCE SHEET DATA:
Working capital
 (deficit)..............  $ 4,122 $ 6,775 $  8,328 $ 13,115 $  8,124 $   (432) $  9,864
Total assets............   99,011  56,517   95,356   48,662   44,585   42,300    51,899
Equity..................   67,370  29,966   68,880   32,630   27,917   21,442    36,322

    COMPARATIVE PER SHARE DATA OF MISSISSIPPI CHEMICAL AND FIRST MISSISSIPPI

MISSISSIPPI CHEMICAL PRO FORMA PER COMMON SHARE DATA

  The following table sets forth for Mississippi Chemical Common Stock certain historical and pro forma combined and pro forma equivalent per share financial information for the year ended June 30, 1996 and as of and for the three months ended September 30, 1996. The pro forma combined amounts included in the table below are based on the purchase method of accounting and a preliminary allocation of the purchase price. The following information should be read in conjunction with and is qualified in its entirety by the historical financial statements of Mississippi Chemical and First Mississippi, which have been incorporated herein by reference. See "Available Information" and "Incorporation of Certain Information by Reference." This information should also be read in conjunction with the Special-Purpose Combined Financial Statements and accompanying notes of the First Mississippi Fertilizer Business to be Merged included elsewhere herein, and the pro forma financial information and accompanying discussion set forth under "Unaudited Condensed Pro Forma Consolidated Financial Statements."


                              THREE MONTHS ENDED                 YEAR ENDED
                              SEPTEMBER 30, 1996                JUNE 30, 1996
                           ----------------------------    -----------------------
                           MISSISSIPPI     MISSISSIPPI     MISSISSIPPI MISSISSIPPI
                             CHEMICAL        CHEMICAL       CHEMICAL    CHEMICAL
                            HISTORICAL      PRO FORMA      HISTORICAL   PRO FORMA
                           ------------    ------------    ----------- -----------
 Earnings per common
  share...................          $0.44           $0.51     $2.46       $2.82
 Dividends per common
  share...................          $0.10           $0.10     $ .36       $ .36
                           AS OF SEPTEMBER 30, 1996
                           ----------------------------
 Book value per common
  share...................         $11.82          $15.07

EQUIVALENT FIRST MISSISSIPPI PRO FORMA PER COMMON SHARE DATA

  The following table sets forth for First Mississippi Common Stock certain per share historical financial information and for Mississippi Chemical and ChemFirst, certain per share pro forma financial information for the year ended June 30, 1996 and as of and for the three months ended September 30, 1996. The Pro Forma Mississippi Chemical information is derived by multiplying the Mississippi Chemical pro forma earnings, dividends, and book value per share by an assumed Merger Consideration Per Share ratio of .3348 shares of Mississippi Chemical Common Stock for each share of First Mississippi Common Stock. The pro forma ChemFirst information is derived by multiplying the ChemFirst pro forma earnings and book value per share by the Distribution ratio of one share of ChemFirst Common Stock for each share of First Mississippi Common Stock.

  The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements of First Mississippi included in its 1996 Annual Report on Form 10-K/A, its September 30, 1996 Quarterly Report on Form 10-Q and Mississippi Chemical's Unaudited Condensed Pro Forma Consolidated Financial Statements and accompanying notes included elsewhere herein and the ChemFirst financial information contained under the heading "Pro Forma Financial Information" included in the ChemFirst Prospectus attached as Appendix E.

                           THREE MONTHS ENDED  SEPTEMBER 30, 1996             YEAR ENDED JUNE 30, 1996
                         ------------------------------------------- --------------------------------------------
                            FIRST     PRO FORMA                         FIRST     PRO FORMA
                         MISSISSIPPI MISSISSIPPI PRO FORMA   TOTAL   MISSISSIPPI MISSISSIPPI PRO FORMA    TOTAL
                         HISTORICAL   CHEMICAL   CHEMFIRST PRO FORMA HISTORICAL   CHEMICAL   CHEMFIRST  PRO FORMA
                         ----------- ----------- --------- --------- ----------- ----------- ---------  ---------
Earnings before
 extraordinary item and
 cumulative effect of
 accounting changes per
 common share...........   $.61         $.17      $.25      $.42        $1.81       $.94       $.09       $1.03
Dividends per common
 share..................   $.10         $.03      N/A(1)    $.03        $ .40       $.12        N/A(1)    $ .12
                                  AS OF SEPTEMBER 30, 1996
                         -------------------------------------------
                            FIRST     PRO FORMA
                         MISSISSIPPI MISSISSIPPI PRO FORMA   TOTAL
                         HISTORICAL   CHEMICAL   CHEMFIRST PRO FORMA
                         ----------- ----------- --------- ---------
Book value per common
 share..................   $11.75       $5.05     $15.40    $20.45

--------
(1) ChemFirst has no history of paying dividends. See "Description of ChemFirst Common Stock--Common Stock" in the ChemFirst Prospectus attached to this Joint Proxy Statement/Prospectus as Appendix E.

       MISSISSIPPI CHEMICAL CORPORATION SELECTED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

  The following Selected Unaudited Pro Forma Financial Data illustrates the pro forma effect of the Merger. Additionally, the Selected Pro Forma Financial Data for the fiscal year ended June 30, 1996 includes the pro forma effects of Mississippi Chemical's previous acquisition of certain assets and the assumption of certain liabilities of the Potash Companies, which occurred on August 16, 1996. The Selected Pro Forma Financial Data for the three months ended September 30, 1996 reflect the actual results after the consummation of the acquisitions related to the Potash Companies. The Merger and the previously consummated purchase of the Potash Companies are hereinafter collectively referred to as the "Purchase Transactions."

  The Purchase Transactions will be accounted for as purchases. The allocation of the purchase price for the Merger has not been finally determined. Accordingly, the amounts reflected below may differ from the amounts that would have been determined if the final purchase price allocations had been known. The pro forma income statement data for the fiscal year ended June 30, 1996 is based on the income statement of Mississippi Chemical for the year ended June 30, 1996, and assumes that the Purchase Transactions occurred on July 1, 1995. The pro forma income statement data for the three months ended September 30, 1996 is based on the income statement of Mississippi Chemical for the three months ended September 30, 1996 and assumes that the Merger occurred on July 1, 1996. The selected unaudited pro forma financial data should be read in conjunction with the Selected Historical Financial Information of Mississippi Chemical, the Mississippi Chemical Unaudited Condensed Pro Forma Consolidated Financial Statements and accompanying notes and discussion, the First Mississippi Fertilizer Business to be Merged Special-Purpose Combined Financial Statements, "Recent Developments," other financial information of Mississippi Chemical and the First Mississippi Fertilizer Business to be Merged included elsewhere in this Joint Proxy Statement/Prospectus and Mississippi Chemical's 1996 Annual Report on Form 10-K and Mississippi Chemical's Quarterly Report on Form 10-Q for the period ended September 30, 1996. See "Available Information" and "Incorporation of Certain Information by Reference."

  The Selected Pro Forma Financial Data includes certain estimates (e.g., number of shares to be issued, financing amounts and terms, purchase price allocations, etc.). Mississippi Chemical's management does not believe that the effects of any changes in these estimates, individually or in the aggregate, will have a material effect on the Selected Pro Forma Financial Data.

  The Selected Pro Forma Financial Data of Mississippi Chemical does not purport to represent what the financial position or results of operations of Mississippi Chemical would actually have been if the Acquisition Transactions had in fact been consummated on such date or at the beginning of the period indicated or to project the financial position or results of operations for any future date or period.

                                            THREE MONTHS ENDED FISCAL YEAR ENDED
                                            SEPTEMBER 30, 1996   JUNE 30, 1996
                                            ------------------ -----------------
PRO FORMA INCOME STATEMENT DATA:
  Net sales................................      $150,112          $698,404
  Operating income.........................        24,770           144,269
  Net income...............................        14,391            81,422
  Earnings per share.......................          0.51              2.82

                                           SEPTEMBER 30, 1996
                                           ------------------
PRO FORMA BALANCE SHEET DATA:
  Working capital.........................      $ 64,065
  Total assets............................       799,149
  Long-term debt, excluding long-term debt
   due within one year....................       204,919
  Shareholders' equity....................       421,488
  Cash dividends declared per common
   share..................................          0.10
                                           THREE MONTHS ENDED FISCAL YEAR ENDED
                                           SEPTEMBER 30, 1996   JUNE 30, 1996
                                           ------------------ -----------------
PRO FORMA OPERATING DATA:
  Net sales (1):
    Nitrogen..............................      $107,567          $470,823
    DAP...................................        31,021           142,084
    Potash................................        10,859            83,540
    Other.................................           665             1,957
                                                --------          --------
      Net sales...........................      $150,112          $698,404
                                                ========          ========
  Tons sold (1):
    Nitrogen..............................           696             2,983
    DAP...................................           171               754
    Potash................................           143             1,182

--------
(1) The Pro Forma Operating Data does not give effect to the capital improvements currently underway at First Mississippi's AMPRO facility. This project is scheduled for completion by calendar year-end and is expected to increase anhydrous ammonia production capacity by approximately 125,000 tons per year.

        UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   MISSISSIPPI CHEMICAL UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS

  The unaudited pro forma information set forth below is presented to show the pro forma effect of the Merger as if it had been consummated on September 30, 1996, for balance sheet presentation purposes and as of July 1, 1995 for fiscal 1996 and July 1, 1996 for the three months ended September 30, 1996, for income statement presentation purposes pursuant to the assumptions and adjustments in the accompanying notes to Mississippi Chemical Unaudited Condensed Pro Forma Consolidated Financial Statements. The Merger will be accounted for as a purchase. The allocation of the purchase price has been estimated. Accordingly, the amounts reflected below may differ from the amounts when the final purchase price allocation is determined.

  The following pro forma information is not necessarily indicative of the results of operations and financial position of Mississippi Chemical as they may be in the future or they might have been had the Merger occurred as of the date assumed. This pro forma information should be read in conjunction with the historical Consolidated Financial Statements of Mississippi Chemical which are set forth in Mississippi Chemical's Annual Report on Form 10-K for the year ended June 30, 1996, and Mississippi Chemical's quarterly report on Form 10-Q for the quarter ended September 30, 1996 which are incorporated herein by reference. See "Available Information" and "Incorporation of Certain Information by Reference." This pro forma information should also be read in conjunction with the Special-Purpose Combined Financial Statements of the First Mississippi Fertilizer Business to be Merged included elsewhere herein.

  For purposes of this pro forma presentation, the Mississippi Chemical statement of income for the year ended June 30, 1996 has been adjusted to reflect the pro forma income statement effect of Mississippi Chemical's acquisition of certain assets and assumption of certain liabilities of the Potash Companies, which occurred August 16, 1996. For the pro forma effect of the acquisition of the Potash Companies, refer to "Recent Developments."

  The unaudited condensed pro forma consolidated financial statements include certain estimates (e.g., number of shares to be issued, financing amounts and terms, purchase price allocations, etc.) Mississippi Chemical's management does not believe that the effects of any changes in these estimates, individually or in the aggregate, will have a material effect on the unaudited condensed pro forma consolidated financial statements.

 MISSISSIPPI CHEMICAL UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1996
                                (IN THOUSANDS)

  The following Unaudited Condensed Pro Forma Consolidated Balance Sheet is based on (i) the unaudited historical Consolidated Balance Sheet of Mississippi Chemical as of September 30, 1996, which includes the acquisitions related to the Potash Companies, and (ii) the unaudited historical Special-Purpose Combined Balance Sheet of the First Mississippi Fertilizer Business to be Merged as of September 30, 1996, and has been prepared to reflect the Merger after giving effect to the pro forma adjustments described in the Notes to Unaudited Condensed Pro Forma Consolidated Financial Statements as if the Merger had occurred on September 30, 1996.

                                              FIRST
                                           MISSISSIPPI
                                           FERTILIZER  FERTILIZER
                               MISSISSIPPI BUSINESS TO  BUSINESS      MISSISSIPPI
                                CHEMICAL    BE MERGED   PRO FORMA      CHEMICAL
                               HISTORICAL  HISTORICAL  ADJUSTMENTS     PRO FORMA
                               ----------- ----------- -----------    -----------
Current assets:
  Cash and cash equivalents..   $ 12,300     $   --     $     74(1)    $ 12,374
  Accounts receivable........     40,770      25,438       2,653(1)      68,861
  Inventories................     57,983       6,141       4,411(1)      68,535
  Prepaid expenses and other
   current assets............      9,801         820          74(1)      10,695
                                --------     -------    --------       --------
    Total current assets.....    120,854      32,399       7,212        160,465
Investments and other assets:
  Investment in Farmland
   MissChem Limited..........     39,089         --          --          39,089
  Investment in affiliated
   companies.................        --       23,979      (9,302)(1)     14,677
  Other......................     15,308         --      198,249 (2)    213,804
                                                             247 (1)
                                --------     -------    --------       --------
    Total investments and
     other assets............     54,397      23,979     189,194        267,570
Properties held for sale.....     52,919         --          --          52,919
Property, plant and
 equipment, at cost, less
 accumulated depreciation,
 depletion and amortization..    170,989      42,633     100,000(2)     318,195
                                                           4,573(1)
                                --------     -------    --------       --------
                                                                       $799,149
                                $399,159     $99,011    $300,979
                                ========     =======    ========       ========
Current liabilities:
  Long-term debt due within
   one year..................   $    167     $   --     $    --        $    167
  Note payable...............      3,900         --          --           3,900
  Accounts payable & accrued
   liabilities...............     55,022      28,277       2,730(1)      86,029
  Income taxes payable.......      6,304         --          --           6,304
                                --------     -------    --------       --------
    Total current
     liabilities.............     65,393      28,277       2,730         96,400
Long-term debt...............     50,919         --      154,000(3)     204,919
Other long-term liabilities
 and deferred credits........     18,144         --          --          18,144
Deferred income taxes........     15,834       3,364      39,000(2)      58,198
Shareholders' equity
  Common stock...............        229         --           51(4)         280
  Additional paid-in capital.    178,420         --      135,812(4)     314,232
  Retained earnings..........    106,976         --          --         106,976
  Parent Company investment
   in subsidiaries sold......        --       67,370     (67,370)(4)        --
  Treasury stock.............    (36,756)        --       36,756 (4)        --
                                --------     -------    --------       --------
    Total shareholders'
     equity..................    248,869      67,370     105,249        421,488
                                --------     -------    --------       --------
                                $399,159     $99,011    $300,979       $799,149
                                ========     =======    ========       ========
Shares outstanding...........     21,062                                 27,967
                                ========                               ========

The Unaudited Condensed Pro Forma Consolidated Balance Sheet should be read in conjunction with the accompanying notes to the Unaudited Condensed Pro Forma
                      Consolidated Financial Statements.

    MISSISSIPPI CHEMICAL UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME
                                   STATEMENT
                    FOR THE FISCAL YEAR ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

  The following Unaudited Condensed Pro Forma Consolidated Income Statement for the fiscal year ended June 30, 1996, is based on (i) the audited historical Consolidated Statement of Income of Mississippi Chemical for the fiscal year ended June 30, 1996, as adjusted to reflect the acquisition of the Potash Companies (see "Recent Developments"), and (ii) the audited historical Special-Purpose Combined Statement of Operations of the First Mississippi Fertilizer Business to be Merged for the fiscal year ended June 30, 1996, after giving effect to the pro forma adjustments described in the notes to Unaudited Condensed Pro Forma Consolidated Financial Statements as if the Merger had occurred on July 1, 1995.

                            MISSISSIPPI      FIRST
                              CHEMICAL    MISSISSIPPI
                            ADJUSTED FOR  FERTILIZER  FERTILIZER
                           ACQUISITION OF BUSINESS TO  BUSINESS      MISSISSIPPI
                               POTASH      BE MERGED   PRO FORMA      CHEMICAL
                             COMPANIES    HISTORICAL  ADJUSTMENTS     PRO FORMA
                           -------------- ----------- -----------    -----------
Net sales.................    $482,775     $215,629    $    --        $698,404
Operating expenses:
  Cost of products sold...     341,786      147,765       2,968 (5)    492,519
  Selling, general and
   administrative.........      54,079        2,619       4,918 (5)     61,616
                              --------     --------    --------       --------
                               395,865      150,384       7,886        554,135
                              --------     --------    --------       --------
Operating income..........      86,910       65,245      (7,886)       144,269
Other income (expense):
  Interest, net...........      (1,028)                  (9,433)(6)    (10,461)
  Other...................       1,744          277                      2,021
                              --------     --------    --------       --------
Income before income
 taxes....................      87,626       65,522     (17,319)       135,829
Income tax expense........      33,986       24,151      (3,730)(7)     54,407
                              --------     --------    --------       --------
Net income................    $ 53,640     $ 41,371    $(13,589)      $ 81,422
                              ========     ========    ========       ========
Earnings per share........    $   2.44                                $   2.82
                              ========                                ========
Weighted Average Common
 and Common Equivalent
 Shares Outstanding.......      21,980                                  28,885
                              ========                                ========

  This Unaudited Condensed Pro Forma Consolidated Income Statement should be read in conjunction with
the accompanying notes to Unaudited Condensed Pro Forma Consolidated Financial
                                  Statements.

    MISSISSIPPI CHEMICAL UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME
                                   STATEMENT
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

  The following Unaudited Condensed Pro Forma Consolidated Income Statement for the three months ended September 30, 1996, is based on (i) the unaudited historical Consolidated Statement of Income of Mississippi Chemical for the three months ended September 30, 1996, which includes the acquisitions related to the Potash Companies, and (ii) the unaudited historical Special-Purpose Combined Statement of Operations of the First Mississippi Fertilizer Business to be Merged for the three months ended September 30, 1996, after giving effect to the pro forma adjustments described in the notes to Unaudited Condensed Pro Forma Consolidated Financial Statements as if the Merger had occurred on July 1, 1996.

                                            FIRST
                                         MISSISSIPPI
                                         FERTILIZER  FERTILIZER
                             MISSISSIPPI BUSINESS TO  BUSINESS       MISSISSIPPI
                              CHEMICAL    BE MERGED   PRO FORMA       CHEMICAL
                             HISTORICAL  HISTORICAL  ADJUSTMENTS      PRO FORMA
                             ----------- ----------- -----------     -----------
Net sales...................   $91,290     $58,822    $    --         $150,112
Operating expenses:
  Cost of products sold.....    63,379      45,851         922 (8)     110,152
  Selling, general and
   administrative...........    13,171         780       1,239 (8)      15,190
                               -------     -------    --------        --------
                                76,550      46,631       2,161         125,342
                               -------     -------    --------        --------
Operating income............    14,740      12,191      (2,161)         24,770
Other income (expense):
  Interest, net.............       422         --       (2,358)(9)      (1,936)
  Other.....................        98       1,492         --            1,590
                               -------     -------    --------        --------
Income before income taxes..    15,260      13,683      (4,519)         24,424
Income tax expense..........     5,965       5,063        (995)(10)     10,033
                               -------     -------    --------        --------
Net income..................   $ 9,295     $ 8,620    $ (3,524)       $ 14,391
                               =======     =======    ========        ========
Earnings per share..........   $  0.44                                $   0.51
                               =======                                ========
Weighted average common and
 common equivalent shares
 outstanding................    21,250                                  28,155
                               =======                                ========

  This Unaudited Condensed Pro Forma Consolidated Income Statement should be read in conjunction with
the accompanying Notes to Unaudited Condensed Pro Forma Consolidated Financial
                                  Statements.

   NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                (IN THOUSANDS)

BALANCE SHEET ADJUSTMENTS

  The Unaudited Condensed Pro Forma Consolidated Balance Sheet gives effect to the adjustments set forth below to reflect Mississippi Chemical's proposed acquisition of the First Mississippi Fertilizer Business to be Merged pursuant to the Merger Agreement for an aggregate consideration of $322.6 million. For purposes of this pro forma, it has been assumed that 6,904,762 shares of Mississippi Chemical Common Stock valued at $25.00 per share will be issued to First Mississippi shareholders and that the First Mississippi Fertilizer Business to be Merged will have approximately $150.0 million of indebtedness outstanding at closing, giving a total valuation of the First Mississippi Fertilizer Business to be Merged of approximately $322.6 million. The actual number of shares of Mississippi Chemical Common Stock to be issued will, in accordance with the Merger Agreement, be determined based on the Average Mississippi Chemical Price. The Merger Agreement provides that each First Mississippi shareholder will receive cash in lieu of fractional shares of Mississippi Chemical Common Stock. The accompanying Pro Forma Condensed Balance Sheet assumes that no fractional shares will be issued.

(1) Prior to the Merger, the Fertilizer Business accounted for its 50% joint venture interest in Triad using the equity method. Subsequent to the Merger, Mississippi Chemical will own 100% of Triad. Accordingly, this reflects the reversal of the Fertilizer Business's equity investment and effectively consolidates the Fertilizer Business's proportionate share of Triad, which when combined with Mississippi Chemical's proportionate share, will reflect Mississippi Chemical's 100% ownership of Triad.

(2) Provisional allocation of the Fertilizer Business purchase price and other purchase accounting adjustments in accordance with Mississippi Chemical's accounting policies:

   (a) property, plant and equipment.................................  $100,000
   (b) goodwill......................................................   198,249
   (c) net assets/liabilities acquired from Fertilizer Business to be
    Merged...........................................................    67,370
   (d) deferred taxes................................................   (39,000)
   (e) transaction costs.............................................    (4,000)
                                                                       --------
                                                                       $322,619
                                                                       ========

  No intangible assets other than goodwill were identified that required separate valuation.

(3) To reflect that the First Mississippi Fertilizer Business to be Merged will have approximately $154.0 million of indebtedness outstanding at closing relating to the following:

   Debt component of purchase price................................... $150,000
   Transaction costs..................................................    4,000
                                                                       --------
                                                                       $154,000
                                                                       ========

(4) Reflects the Stock Issuance and the elimination of predecessor equity of the First Mississippi Fertilizer Business to be Merged.

INCOME STATEMENT ADJUSTMENTS

  The Unaudited Condensed Pro Forma Consolidated Income Statement for the fiscal year ended June 30, 1996 gives effect to the following pro forma adjustments necessary to reflect the Merger:

(5) Reflects depreciation expense ($2,968) on the acquired property, plant and equipment, as adjusted for the previously described purchase accounting adjustment, based on estimated useful lives of 20 years established by Mississippi Chemical and reflects amortization ($4,918) of the related goodwill over 40 years resulting from the Merger. Mississippi Chemical has selected a 40-year economic life for the goodwill based on its experience in the industry and its past association with First Mississippi. Mississippi Chemical believes that the assets acquired will generate cash flows for at least 40 years into the future. Management believes that such expected cash flows will recoup the value assigned to the goodwill.

   NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                (IN THOUSANDS)

INCOME STATEMENT ADJUSTMENTS (CONTINUED)

(6) Reflects interest expense on the $154,000 of long-term debt at 6.125%. This rate is based on the London Interbank Offered Rate (LIBOR) and approximates the rate that would apply under an executed committment letter with Harris Trust & Savings Bank and Bank of Montreal. An increase in LIBOR of 1/8 of 1% would result in an increase in pro forma interest expense of $192.5 for fiscal 1996.

(7) Adjusts income tax expense to reflect Mississippi Chemical's fiscal 1996 effective tax rate of 38.8%, recognizes the tax effect of the pro forma adjustments at 38.8% and increases income tax expense for non-deductible amortization of goodwill which increases the effective tax rate to 40.1%.

  The Unaudited Condensed Pro Forma Consolidated Income Statement for the three months ended September 30, 1996 gives effect to the following pro forma adjustments necessary to reflect the Merger.

(8) Reflects depreciation expense ($922) on the acquired property, plant and equipment, as adjusted for the previously described purchase accounting adjustment, based on estimated useful lives of 20 years established by Mississippi Chemical and amortization ($1,239) of the related goodwill over 40 years resulting from the Merger.

(9) Reflects interest expense on the $154,000 of long-term debt at 6.125%. This rate is based on LIBOR and approximates the rate that would apply under an executed commitment letter with Harris Trust & Savings Bank and Bank of Montreal. An increase in LIBOR of 1/8 if 1% would result in and increase in pro forma interest expense of $48.1 for the three months ended September 30, 1996.

(10) Adjusts income tax expense to reflect Mississippi Chemical's first quarter effective tax rate of 39.1%, recognizes the tax effect of the pro forma adjustments at 39.1% and increases income tax expense for non-deductible amortization of goodwill which increases the effective tax rate to 41.1%.

Note: Prior to the Merger, Mississippi Chemical and the Fertilizer Business each had the right and obligation to withdraw, at cost, one-half of the production of Triad. Each then either sold that product to third parties or further upgraded that product for ultimate third-party sale. Accordingly, Mississippi Chemical and the Fertilizer Business's historical income statements reflected the operations of Triad through cost of sales and the revenues of each venture partner included the ultimate third-party sale of product. Consequently, no income statement pro forma adjustment is required to reflect the income statement effect of consolidating Triad.

                       MISSISSIPPI CHEMICAL CORPORATION
     MANAGEMENT'S DISCUSSION AND ANALYSIS OF UNAUDITED CONDENSED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

  The Management's Discussion and Analysis of Mississippi Chemical Unaudited Condensed Pro Forma Consolidated Financial Statements should be read in conjunction with "Recent Developments" and with Management's Discussion and Analysis of Financial Condition and Results of Operations of Mississippi Chemical, which is set forth in Mississippi Chemical's 1996 Annual Report on Form 10-K and Mississippi Chemical's quarterly report on Form 10-Q for the quarter ended September 30, 1996 which are incorporated by reference into this Joint Proxy Statement/Prospectus. See "Available Information" and "Incorporation of Certain Information by Reference."

                          THREE MONTHS ENDED       YEAR ENDED
                          SEPTEMBER 30, 1996      JUNE 30, 1996
                         -------------------- ---------------------
                         HISTORICAL PRO FORMA HISTORICAL  PRO FORMA
                         ---------- --------- ----------- ---------
                           (IN THOUSANDS, EXCEPT PER-SHARE DATA)
Pro Forma Income
 Statement Data:
  Net Sales.............  $91,290   $150,112   $428,789   $698,404
  Operating Income......   14,740     24,770     84,818    144,269
  Income Before Income
   Taxes................   15,260     24,424     88,493    135,829
  Income Tax Expense....    5,965     10,033     34,315     54,407
  Net Income............    9,295     14,391     54,178     81,422
  Earnings per share....    $0.44      $0.51      $2.46      $2.82
Tons sold:
  Nitrogen..............      343        696      1,770      2,983
  DAP...................      171        171        754        754
  Potash................      143        143        418      1,182

  Mississippi Chemical's pro forma net sales for fiscal 1996 are $698.4 million compared to historical net sales of $428.8 million. The $269.6 million increase is due to the inclusion of $215.6 million of net sales of the First Mississippi Fertilizer Business to be Merged and $54 million of net sales of the Potash Companies. Pro forma net sales for the three months ended September 30, 1996 are $150.1 million compared to historical net sales of $91.3 million. The $58.8 million increase is due to the inclusion of the First Mississippi Fertilizer Business to be Merged.

  Pro forma operating income for fiscal 1996 is $144.3 million, an increase of $59.5 million over the historical amount of $84.8 million. This increase is due to a $2.1 million contribution from the Potash Companies and a $57.4 million contribution from the First Mississippi Fertilizer Business to be Merged. The contribution from the First Mississippi Fertilizer Business to be Merged was impacted by increased depreciation resulting from the purchase price allocation and the amortization of goodwill. Pro forma operating income for the quarter ended September 30, 1996 is $24.8 million which is an increase of $10.1 million over the historical amount of $14.7 million. This increase was due to the contribution from First Mississippi Fertilizer Business to be Merged offset by charges for depreciation and the amortization of goodwill resulting from the purchase price allocation.

  Pro forma net interest expense increased to $10.5 million compared to $2.2 million of historical interest income for fiscal 1996. This $12.7 million increase in interest expense resulted primarily from the assumption of $154 million of debt in connection with the Merger ($150 million of purchase price and $4 million of transaction costs) and from the foregone interest income resulting from the purchase of the Potash Companies, which was funded primarily with cash on hand. Pro forma net interest expense for the three months ended September 30, 1996 increased to $1.9 million compared to $422,000 of historical interest income. This $2.3 million increase reflects interest on $154 million of long term debt at closing.

  Pro forma income before income taxes increased $47.3 million from $88.5 million to $135.8 million for fiscal 1996 and increased $9.1 million from $l5.3 million to $24.4 million for the quarter ended September 30, 1996 primarily due to the contribution from the First Mississippi Fertilizer Business to be Merged.

  Pro forma income tax expense for fiscal 1996 increased $20.1 million to $54.4 million from historical income tax expense of $34.3 million for fiscal 1996. Pro forma income tax expense increased $4.0 million from $6.0 million to $10.0 million for the three months ended September 30, 1996. These increases are primarily due to the income tax expense related to the First Mississippi Fertilizer Business to be Merged, which increased the effective tax rate on a pro forma basis to 40.1% for fiscal 1996 and 41.1% for the three months ended September 30, 1996. The effective tax rate increase results from the nondeductible amortization of goodwill associated with the Merger.

  A $32.0 million expansion project at the AMPRO plant of the Fertilizer Business is scheduled to be completed in December 1996. The AMPRO expansion is expected to increase annual ammonia production by approximately 125,000 tons. The AMPRO expansion will result in only minimal increases in fixed production costs other than depreciation expense related to the project. The project is also expected to improve natural gas conversion efficiencies through the installation of a new technologically advanced ammonia converter which will reduce total gas consumption by approximately 0.6 MMBTU per ton of ammonia produced and consequently reduce variable per-ton operating costs. The cost of the AMPRO expansion is included in the purchase price of the Fertilizer Business. The pro forma income statement does not reflect any contribution from the AMPRO expansion.

PRO FORMA LIQUIDITY AND CAPITAL RESOURCES

  Pro forma cash and cash equivalents is $12.4 million at September 30, 1996, which reflects the consolidation of the Fertilizer Business to be merged.

  During April 1996, Mississippi Chemical entered into a $125.0 million credit facility with NationsBank of Tennessee, N.A. ("NationsBank"), as agent for a syndicate of commercial banks, replacing all previous lines Mississippi Chemical had with NationsBank. Under this new facility, Mississippi Chemical has a $40.0 million short-term line of credit and an $85.0 million revolving line of credit with a term of three years. These lines of credit bear interest at the Prime Rate or at rates related to LIBOR. Mississippi Chemical also has a $5.0 million short-term line of credit with another financial institution. During fiscal 1996, Mississippi Chemical had no outstanding borrowings under any of its lines of credit. At September 30, 1996, $54.6 million was outstanding under the NationsBank line.

  In October, 1996, Mississippi Chemical executed a commitment letter with Harris Trust & Savings Bank ("Harris") and Bank of Montreal ("BOM") providing for a new credit facility (the "Replacement Facility"), which would increase Mississippi Chemical's available line of credit. Under the terms of the commitment letter, the Replacement Facility would provide Mississippi Chemical with a senior unsecured revolving credit facility of up to approximately $150.0 million with a five-year term. The commitment letter also provides that the Replacement Facility will bear interest at the borrower's option at either Harris' Prime commercial rate, at rates related to the Fed Funds Rate, at rates related to LIBOR, or at rates determined by competitive bids. Mississippi Chemical anticipates that the Replacement Facility will be closed prior to the Effective Time and will replace Mississippi Chemical's $125.0 million credit facility with NationsBank.

  First Mississippi has executed a commitment letter with Harris and BOM with respect to the Financing. Under the terms of the Financing commitment letter, the Financing will provide First Mississippi with a senior unsecured revolving credit facility of up to $150.0 million (subject to adjustment as provided in the Merger Agreement) with a term of five years. The proceeds of the Financing will be used by First Mississippi to refinance existing indebtedness and pay certain transaction costs. It is expected that the First Mississippi Fertilizer Business to be Merged will have approximately $150.0 million of indebtedness outstanding at closing. The Financing commitment letter also provides that the Financing will bear interest at the borrower's option at either Harris' Prime commercial rate, at rates related to the Fed Funds rate, at rates related to LIBOR, or at rates determined by competitive bids. It is contemplated that the Financing will be closed prior to the Effective Time.

  Mississippi Chemical has entered into a 50-50 joint venture ("Farmland MissChem Limited") with Farmland Industries, Inc., to construct and operate a 2,040-short-ton-per-day anhydrous ammonia plant to be located near Point Lisas, The Republic of Trinidad and Tobago. The project is expected to cost approximately $330.0 million. The portion of the project cost in excess of required equity contributions is to be financed by the joint venture on a non-recourse project basis. Startup of the facility is scheduled for mid-1998.

  In late fiscal 1996, Mississippi Chemical began an expansion at its nitrogen fertilizer manufacturing facilities at Yazoo City. The project includes the addition of a 650-ton-per-day nitric acid plant, a new 500-ton-per-day ammonia plant and modifications to its ammonium nitrate plant to increase production from approximately 750,000 to 950,000 tons per year. Mississippi Chemical estimates that the total cost of the expansion will be $130.0 million. This expansion is scheduled to be fully operational during the first half of 1998.

  In August 1996, Mississippi Chemical acquired substantially all of the assets of New Mexico Potash Corporation and Eddy Potash, Inc., subsidiaries of Trans-Resources, Inc., for $45.0 million, plus an adjustment for working capital on hand at closing (approximately $10.0 million). The assets purchased included the two Trans-Resources mines located near Carlsbad, New Mexico, with an annual production capacity of approximately 870,000 tons of potash.

  Mississippi Chemical believes that cash generated from operations and the Replacement Facility, will be sufficient to satisfy its financing requirements through fiscal 1998.

                                   DILUTION

  The net tangible book value of Mississippi Chemical at September 30, 1996, was approximately $11.76 per share of Mississippi Chemical Common Stock. After giving effect to the issuance of 6,904,762 shares pursuant to the Merger, the pro forma net tangible book value of Mississippi Chemical as of September 30, 1996, would have been $7.94 per share. This represents an immediate decrease in pro forma net tangible book value of $3.82 per share to existing shareholders and an immediate dilution of $17.06 per share to new investors after the Merger. The following table illustrates this per-share dilution:

Assumed merger price per share...................................        $25.00
  Net tangible book value per share before the Merger............ $11.76
  Decrease in net tangible book value per share due to the
   Merger........................................................   3.82
                                                                  ------
Pro forma net tangible book value per share after the Merger.....          7.94
                                                                         ------
Dilution in net tangible book value per share to investors after
 the Merger......................................................        $17.06
                                                                         ======

                                CAPITALIZATION
                       (IN THOUSANDS, EXCEPT SHARE DATA)

  The following table sets forth as of September 30, 1996, the capitalization of Mississippi Chemical, adjusted to reflect the Merger. See the "Unaudited Condensed Pro Forma Consolidated Balance Sheet" and the accompanying notes thereto. This table should be read in conjunction with the Consolidated Financial Statements of Mississippi Chemical and the accompanying notes, appearing in Mississippi Chemical's 1996 Annual Report on Form 10-K and Mississippi Chemical's quarterly report on Form 10-Q for the quarter ended September 30, 1996, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Information by Reference."

Long-term debt due within one year.................................... $    167
                                                                       ========
Long-term debt (excluding amounts due within one year)(1)............. $204,919
Shareholders' equity:
  Preferred stock, $.01 par value; 500,000 shares authorized; none
   outstanding........................................................      --
  Common stock, $.01 par value; 100,000,000 shares authorized;
   27,966,555 issued and outstanding following the Merger(2)..........      280
  Additional paid-in capital..........................................  314,232
  Retained earnings...................................................  106,976
                                                                       --------
    Total shareholders' equity........................................  421,488
                                                                       --------
      Total capitalization............................................ $626,407
                                                                       ========

--------
(1) Includes First Mississippi Fertilizer Business to be Merged's assumed outstanding indebtedness at closing of approximately $150,000 and approximately $4,000 of long-term debt to be incurred by Mississippi Chemical to finance estimated transaction costs.

(2) Pursuant to the Merger Agreement, this reflects the issuance of 6,904,762 shares of Mississippi Chemical Common Stock (of which 1,836,460 shares were previously held by Mississippi Chemical as treasury stock) for the issued and outstanding shares of First Mississippi Common Stock. For purposes of this capitalization table, Average Mississippi Chemical Price is assumed to be $25.00 per share at the Effective Time.

                                 RISK FACTORS

  In addition to the other information set forth in this Joint Proxy Statement/Prospectus, the following factors should be considered by the Mississippi Chemical shareholders and the First Mississippi shareholders before voting on the proposals herein. This Joint Proxy Statement/Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified. Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus.

  Expected Benefits of Combined Business May Not Be Achieved. There can be no assurance that the expected benefits of the Merger related to the combined businesses as described under "The Merger--Reasons for the Merger; Recommendations of the Boards" will be achieved. The integration of the two fertilizer operations may present management challenges and there can be no assurance that such actions will be successfully accomplished within a specified period of time.

  Changes in Merger Consideration Per Share. The stock price of Mississippi Chemical Common Stock at the Effective Time may vary from the prices as of the date of execution of the Merger Agreement, the date hereof, or the date on which shareholders vote on the Merger due to, among other factors, changes in the business, operations and prospects of Mississippi Chemical or First Mississippi, market assessments of the likelihood that the Merger will be consummated and the timing thereof, and general market and economic conditions. Because the Merger consideration is a fixed number of shares of Mississippi Chemical Common Stock (unless the Average Mississippi Chemical Price is between $25.00 and $27.00), because additional shares of First Mississippi Common Stock may be issued prior to the Effective Time, including pursuant to the exercise of First Mississippi Options, and because the market price of Mississippi Chemical Common Stock fluctuates, the value of the shares of Mississippi Chemical Common Stock that each First Mississippi shareholder will be entitled to receive in the Merger may increase or decrease prior to and following the Merger. See "The Merger--Terms of the Merger--Conversion of the First Mississippi Common Stock in the Merger."

  Factors Affecting Fertilizer Demand and Prices. With virtually all of its nitrogen fertilizer net sales and approximately 88% of its total net sales in fiscal 1996 derived from domestic markets, Mississippi Chemical's operating results are highly dependent upon conditions in the United States agricultural industry. Likewise, a significant portion of the Fertilizer Business' sales are derived from domestic markets. A variety of factors beyond Mississippi Chemical's and the Fertilizer Business' control can materially affect domestic fertilizer demand and pricing. These factors include, but are not limited to, United States planted acreage, government agricultural policies, projected grain stocks, crop failure, weather and changes in agricultural production methods. Since fertilizers, particularly anhydrous ammonia are used for industrial applications, industrial markets and the general economy also affect fertilizer demand and prices.

  International market conditions also significantly influence Mississippi Chemical's and the Fertilizer Business' operating results. The market for fertilizers is influenced by such factors as the relative value of the United States dollar and its impact upon the cost of importing fertilizers, foreign agricultural policies, the existence of, or changes in, import or foreign currency exchange barriers in certain foreign markets, changes in the hard currency demands of certain countries, such as the former Soviet Union, and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment. Mississippi Chemical and the Fertilizer Business are also subject to general risks of doing business abroad, including risks associated with economic or political instability and potential import restrictions or quotas.

  In the past, fertilizer prices have been extremely volatile, with significant price changes from one growing season to the next. Current product prices reflect that world supply and demand for fertilizers are currently in a more favorable balance than in certain prior years. However, fertilizers are global commodities and can be subject to intense price competition from domestic and foreign sources. No assurance can be given that average realized prices paid for Mississippi Chemical's and the Fertilizer Business' fertilizer products will continue at current levels.

  Seasonality. The usage of fertilizer is highly seasonal, and Mississippi Chemical's and the Fertilizer Business' quarterly results reflect the fact that, in their markets, significantly more fertilizer is purchased in the spring. Significant portions of Mississippi Chemical's and the Fertilizer Business' net sales and operating income are generated in the last four months of their fiscal years (March through June). Quarterly results can vary significantly from one year to the next due primarily to weather-related shifts in planting schedules and purchase patterns. Mississippi Chemical and the Fertilizer Business incur substantial expenditures for fixed costs throughout the year and substantial expenditures for inventory in advance of the spring planting season.

  Dependence on Natural Gas. Natural gas is the primary raw material used in the manufacture of nitrogen fertilizer products. Natural gas is used as both a chemical feedstock and a fuel to produce anhydrous ammonia, which is then used in the production of all other nitrogen fertilizers. Anhydrous ammonia is also a raw material in the production of diammonium phosphates. Accordingly, Mississippi Chemical's and the Fertilizer Business' profitability are dependent upon the price and availability of natural gas. A significant increase in the price of natural gas that is not recovered through an increase in the price of Mississippi Chemical's or the Fertilizer Business' fertilizer products or an extended interruption in the supply of natural gas to their production facilities could have a material adverse effect on their results of operations and financial condition.

  Environmental Regulations. Mississippi Chemical and the Fertilizer Business are subject to various environmental laws and regulations of Federal, state and local governments. Significant capital expenditures and operating costs have been incurred and will continue to be incurred as a result of these laws and regulations. Mississippi Chemical cannot predict or quantify the impact of new or changed laws or regulations. In the normal course of business, Mississippi Chemical and the Fertilizer Business are exposed to risks such as possible release of hazardous substances into the environment. Such releases could cause substantial damage or injuries and result in material costs to Mississippi Chemical.

  Competition. Fertilizer products are global commodities and customers base their purchasing decisions principally on the delivered price of the product. As a result, markets for Mississippi Chemical's and the Fertilizer Business' products are highly competitive. A number of United States producers compete with Mississippi Chemical and the Fertilizer Business in domestic and export markets, and producers in other countries, including state-owned and government-subsidized entities, compete with Mississippi Chemical in the United States and in foreign markets to which Mississippi Chemical exports. Many of Mississippi Chemical's competitors are significantly larger and have greater financial resources than Mississippi Chemical.

RISK FACTORS RELATING TO CHEMFIRST

  An investment in ChemFirst Common Stock involves certain risks, including the absence of an existing trading market for such stock, ChemFirst's obligations to indemnify the Fertilizer Business from and against certain claims and to assume responsibility for certain liabilities of First Mississippi, ChemFirst's reliance on a small number of major customers, anti-takeover measures provided for under Mississippi law and adopted by the ChemFirst Board, ChemFirst's exposure to environmental regulations and claims and possible disruptions in availability and the uncertain price of raw materials necessary in ChemFirst's operations. For a more complete discussion of the risks relating to an investment in ChemFirst, see "Risk Factors" in the ChemFirst Prospectus attached as Appendix E. First Mississippi shareholders are urged to read the ChemFirst Prospectus in its entirety.

                              THE ANNUAL MEETINGS

GENERAL

  The Mississippi Chemical Annual Meeting will be held at 9:00 a.m. local time on December 20, 1996 at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi 39194. The First Mississippi Annual Meeting will be held on December 20, 1996, at 10:00 a.m. local time at Dennery's, 330 Greymont Avenue, Jackson, Mississippi.

THE MISSISSIPPI CHEMICAL ANNUAL MEETING

  At the Mississippi Chemical Annual Meeting, the shareholders of Mississippi Chemical will be asked to consider and vote upon proposals (i) to approve and authorize the Stock Issuance; (ii) to elect three members to the Board of Directors to hold office for a period of three years and until their successors are duly elected and qualified and (iii) to transact such other business as may come before the Mississippi Chemical Annual Meeting or any adjournments or postponements thereof.

 Proposal One--Stock Issuance

  The Stock Issuance is being submitted to the shareholders of Mississippi Chemical for approval in accordance with Mississippi Chemical's listing agreement with the NYSE. Among other things, the NYSE listing agreement generally requires that Mississippi Chemical's shareholders approve an acquisition transaction or series of related transactions that will result in the issuance of shares of Mississippi Chemical Common Stock if the new shares will have 20% or more of the voting power outstanding before such issuance. Because the issuance of shares of Mississippi Chemical Common Stock pursuant to the Merger Agreement would exceed 20% of the voting power currently outstanding, the proposal is being submitted to Mississippi Chemical shareholders for approval in accordance with the NYSE rules and the listing agreement.

  THE MISSISSIPPI CHEMICAL BOARD UNANIMOUSLY RECOMMENDS THAT MISSISSIPPI CHEMICAL SHAREHOLDERS VOTE "FOR" APPROVAL OF THE STOCK ISSUANCE.

 Proposal Two--Election of Directors

  The Articles of Incorporation of Mississippi Chemical provide that the Mississippi Chemical Board shall consist of no fewer than nine or more than 15 directors, with the exact number of directors to be fixed by the Mississippi Chemical Board, and that the Mississippi Chemical Board shall be divided into three classes, with one class being elected each year for a three-year term. The number of directors has been fixed, effective as of the date following the Mississippi Chemical Annual Meeting, at eleven and three directors are to be elected at the annual meeting to serve for three years or until the 1999 annual meeting of shareholders and until their respective successors shall have been elected and qualified. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the three nominees set forth hereinafter. See "Election of Mississippi Chemical Directors--Nominees for Election to Serve until 1999."

  In the event that any of the nominees for election as director is not available to serve as a director at the time of election at the meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, Mississippi Chemical's management has no reason to anticipate that any nominees will be unavailable.

  THE BOARD OF DIRECTORS RECOMMENDS THAT MISSISSIPPI CHEMICAL SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH HEREIN.

 Record Date; Voting at the Meeting; Vote Required; Principal Shareholders

  Only holders of record on the Mississippi Chemical Record Date are entitled to notice of, and to vote at the Mississippi Chemical Annual Meeting and any adjournments or postponements thereof. There were issued and outstanding 21,065,783 shares of Mississippi Chemical Common Stock on the Mississippi Chemical Record Date. Each holder of Mississippi Chemical Common Stock will be entitled to one vote, in person or by proxy, for each share standing in his or her name on the books of Mississippi Chemical on the Mississippi Chemical Record Date on any matter submitted to a vote of the Mississippi Chemical shareholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Mississippi Chemical Annual Meeting. Proposal One requires the affirmative vote of the holders of a majority of the shares of Mississippi Chemical Common Stock present and voting, in person or by proxy, at the Mississippi Chemical Annual Meeting, provided a quorum is present at the Mississippi Chemical Annual Meeting. Proposal Two requires each director nominee to receive a plurality of votes cast. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. Abstentions and broker nonvotes will have no effect on the outcome of the vote on the Stock Issuance proposal.

  Of the 21,065,783 shares of Mississippi Chemical Common Stock outstanding as of the Mississippi Chemical Record Date, approximately 114,269 shares (less than 1.0%), were held by directors and executive officers of Mississippi Chemical. In addition, as of the Mississippi Chemical Record Date, First Mississippi's directors and officers as a group beneficially owned 18,437 shares (less than 1.0%) of the outstanding shares of Mississippi Chemical Common Stock. For information with respect to beneficial ownership of Mississippi Chemical Common Stock by Mississippi Chemical directors and executive officers, see "Election of Mississippi Chemical Directors-- Management Ownership of Mississippi Chemical Common Stock" included in this Joint Proxy Statement/Prospectus to be delivered to Mississippi Chemical shareholders only or "Management Ownership of Mississippi Chemical Common Stock" included in Appendix G to this Joint Proxy Statement/Prospectus to be delivered to First Mississippi shareholders only.

 Revocability of Proxies

  A proxy for use at the Mississippi Chemical Annual Meeting is enclosed with this Joint Proxy Statement/Prospectus. A Mississippi Chemical shareholder executing and returning a proxy may revoke it at any time prior to the voting thereof either by revoking the proxy in person at the Mississippi Chemical Annual Meeting or by delivering a signed written notice of revocation to the office of the Secretary of Mississippi Chemical (P.O. Box 388, Yazoo City, Mississippi 39194) before the meeting begins. All shares represented by a properly executed proxy, unless such proxy previously has been revoked, will be voted in accordance with the directions on such proxy. If no directions are given to the contrary on such proxy, the shares of Mississippi Chemical Common Stock represented by such proxy will be voted FOR approval of all proposals addressed at the meeting. It is not anticipated that any matters will be presented at the Mississippi Chemical Annual Meeting other than as set forth in the notice of the Mississippi Chemical Annual Meeting. If, however, other matters are properly presented at the Mississippi Chemical Annual Meeting, the proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

 Dissenters' Rights

  Holders of Mississippi Chemical Common Stock will not have any dissenters' rights in connection with, or as a result of, the matters to be acted upon at the Mississippi Chemical Annual Meeting. See "The Merger--Dissenters' Rights."

THE FIRST MISSISSIPPI ANNUAL MEETING

 Date, Time and Place; Purpose of Meeting

  This Joint Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the First Mississippi Board for use at the First Mississippi Annual Meeting. The First Mississippi Annual Meeting will be held at Dennery's, 330 Greymont Avenue, Jackson, Mississippi, on December 20, 1996, at 10:00 a.m., local time. The First Mississippi Annual Meeting will be held for the purpose of considering and voting upon proposals to (i) approve and adopt the Merger Agreement and the Merger,
(ii) to elect six directors, to hold office for the terms specified in this Joint Proxy Statement/Prospectus and until their successors are elected and qualified, and (iii) to transact such other business as may properly come before the First Mississippi Annual Meeting or any adjournments or postponements thereof.

  Management of First Mississippi knows of no matters to be brought before the First Mississippi Annual Meeting other than those referred to herein. If any other business should properly come before the First Mississippi Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

  THE FIRST MISSISSIPPI BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, AS WELL AS EACH OF THE FOREGOING ADDITIONAL ACTIONS.

 Record Date

  The First Mississippi Board has fixed the close of business on October 30, 1996 as the First Mississippi Record Date. Only the holders of record of the outstanding shares of First Mississippi Common Stock on the First Mississippi Record Date will be entitled to notice of, and to vote at, the First Mississippi Annual Meeting and any adjournments or postponements thereof. At the First Mississippi Record Date, 20,621,736 shares of First Mississippi Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of a majority of the aggregate number of shares of First Mississippi Common Stock outstanding and entitled to vote on the First Mississippi Record Date is necessary to constitute a quorum at the First Mississippi Annual Meeting.

 Proxies; Voting and Revocation

  Shares of First Mississippi Common Stock represented by a properly executed proxy received prior to the vote at the First Mississippi Annual Meeting and not revoked will be voted at the First Mississippi Annual Meeting as directed in the proxy. IF A PROXY IS SUBMITTED AND NO DIRECTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, AND FOR THE ADDITIONAL PROPOSALS REFERRED TO HEREIN. First Mississippi intends to count shares of First Mississippi Common Stock present in person at the First Mississippi Annual Meeting but not voting, and shares of First Mississippi Common Stock for which it has received proxies but with respect to which holders of shares have abstained on any matter, as present at the First Mississippi Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Since the affirmative vote of the holders of a majority of the outstanding shares of First Mississippi Common Stock entitled to vote on the Merger is required to approve and adopt the Merger Agreement and the Merger, such nonvoting shares and abstentions will have the effect of a vote against the approval of the Merger Agreement. In addition, under the rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the approval and adoption of the Merger Agreement and the Merger without specific instructions from such customers. Given that Mississippi law requires the affirmative vote of the holders of a majority of the outstanding shares of First Mississippi Common Stock entitled to vote on the Merger Agreement and the Merger, the failure of such customers to provide specific instructions with respect to their shares of First Mississippi Common Stock to their broker will have the same effect as a vote against the approval of the Merger Agreement and the Merger.

  Each share of First Mississippi Common Stock is entitled to one vote with respect to the proposal to approve and adopt the Merger Agreement and the Merger. The persons named as proxies by a shareholder may propose and vote for one or more adjournments or postponements of the First Mississippi Annual Meeting to permit further solicitation of proxies in favor of such proposal; provided, however, that no proxy that is voted against the proposal to approve and adopt the Merger Agreement and the Merger will be voted in favor of any such adjournment or postponement. The voting requirements with respect to the other matters to be voted on at the First Mississippi Annual Meeting, including the election of directors are described in the section entitled "Election of First Mississippi Directors," which is included in this Joint Proxy Statement/Prospectus to be delivered to First Mississippi shareholders only.

  A shareholder of record may revoke a proxy by filing an instrument of revocation with James L. McArthur, Secretary of First Mississippi (First Mississippi Corporation, P.O. Box 1249, Jackson, Mississippi 39215-1249), by filing a duly executed proxy bearing a later date, or by appearing at the First Mississippi Annual Meeting in person, notifying the Secretary, and voting by ballot at the First Mississippi Annual Meeting. Any shareholder of record attending the First Mississippi Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a shareholder at the First Mississippi Annual Meeting will not constitute revocation of a previously given proxy. In addition, shareholders whose shares of First Mississippi Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the First Mississippi Annual Meeting.

 Votes Required to Approve the Merger; Principal Shareholders

  The affirmative vote of the holders of a majority of the shares of First Mississippi Common Stock issued, outstanding and entitled to vote at the First Mississippi Annual Meeting is necessary to approve and adopt the Merger Agreement and the Merger. The approval of the Merger Agreement by holders of First Mississippi Common Stock is a condition to the consummation of the Merger.

  As of the First Mississippi Record Date, 20,621,736 shares of First Mississippi Common Stock were outstanding and entitled to vote. Approximately 1,232,391 of such shares, or approximately 6.0%, were held by directors and executive officers of First Mississippi, its subsidiaries and their respective affiliates, all of which they intend to vote for approval of the Merger Agreement and the Merger. In addition, as of the First Mississippi Record Date, Mississippi Chemical's directors and officers as a group beneficially owned 1,300 shares (less than 1.0%) of the outstanding shares of First Mississippi Common Stock, all of which they intend to vote for approval of the Merger Agreement and the Merger.

  Information with respect to beneficial ownership of First Mississippi Common Stock by entities owning more than 5.0% of such stock and more detailed information with respect to beneficial ownership of First Mississippi Common Stock by First Mississippi directors and executive officers are incorporated by reference to First Mississippi's 1996 Annual Report on Form 10-K/A. See "Incorporation of Certain Information by Reference." Such information is also set forth in the section entitled "Election of First Mississippi Directors-- Security Ownership of Management," which is included in this Joint Proxy Statement/Prospectus to be delivered to First Mississippi shareholders only.

SOLICITATION OF PROXIES

  The expense of printing and mailing this Joint Proxy Statement/Prospectus and the material used in this solicitation of proxies will be borne equally by Mississippi Chemical and First Mississippi. It is contemplated that Mississippi Chemical and First Mississippi proxies will be solicited through the mail and directly by officers, directors and regular employees of Mississippi Chemical and First Mississippi. Mississippi Chemical and First Mississippi will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the principals. Mississippi Chemical has engaged Morrow & Co. to represent it in connection with the solicitation of proxies at a cost of $6,000 plus expenses. First Mississippi has engaged Morrow & Co. to represent it in connection with the solicitation of proxies at a cost of $6,000 plus expenses.

                              RECENT DEVELOPMENTS

  On August 16, 1996, Mississippi Chemical acquired substantially all of the assets and assumed substantially all of the liabilities of the Potash Companies. The purchase price for the Potash Companies was $45 million plus an adjustment for working capital on hand at closing (approximately $10.0 million). Mississippi Chemical funded this acquisition with cash on hand and existing lines of credit. The Potash Companies operate two potash mines and related facilities located near Carlsbad, New Mexico, which have a combined annual production capacity of approximately 870,000 tons. Mississippi Chemical currently operates a potash facility in the Carlsbad area which produces approximately 420,000 tons of potash annually. The Potash Companies produce several industrial grades of potash which will enable Mississippi Chemical to expand its product line to serve certain industrial markets.

  The following Unaudited Condensed Pro Forma Consolidated Income Statement for the Potash Acquisition for the fiscal year ended June 30, 1996, is based on (i) the audited historical Consolidated Statement of Income of Mississippi Chemical for the fiscal year ended June 30, 1996 and (ii) the unaudited combined statement of income of the Potash Companies for the fiscal year ended June 30, 1996, after giving effect to the pro forma adjustments described in the notes below. Such adjustments have been made assuming that the acquisition by Mississippi Chemical of the Potash Companies took place on July 1, 1995. See Mississippi Chemical Unaudited Condensed Pro Forma Consolidated Income Statement.

        MISSISSIPPI CHEMICAL CORPORATION UNAUDITED CONDENSED PRO FORMA
           CONSOLIDATED INCOME STATEMENT FOR THE POTASH ACQUISITION
                    FOR THE FISCAL YEAR ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                    MISSISSIPPI
                                                                     CHEMICAL
                                                                     ADJUSTED
                                                                        FOR
                                MISSISSIPPI             POTASH      ACQUISITION
                                 CHEMICAL    POTASH    PRO FORMA     OF POTASH
                                HISTORICAL  COMPANIES ADJUSTMENTS    COMPANIES
                                ----------- --------- -----------   -----------
Net Sales......................  $428,789    $53,986    $   --       $482,775
Operating expenses:
  Cost of products sold........   291,403     51,142       (759)(1)   341,786
  Selling, general and adminis-
   trative.....................    52,568      1,511        --         54,079
                                 --------    -------    -------      --------
                                  343,971     52,653       (759)      395,865
                                 --------    -------    -------      --------
Operating income...............    84,818      1,333        759        86,910
Other Income (expense):
  Interest, net................     2,229        --      (2,446)(2)    (1,028)
                                                           (811)(2)
  Other........................     1,446        298        --          1,744
                                 --------    -------    -------      --------
Income before income taxes.....    88,493      1,631     (2,498)       87,626
Income tax expense.............    34,315        652       (981)(3)    33,986
                                 --------    -------    -------      --------
Net income.....................  $ 54,178    $   979    $(1,517)     $ 53,640
                                 ========    =======    =======      ========
Earnings per share.............  $   2.46                            $   2.44
                                 ========                            ========
Weighted average common and
 common equivalent shares out-
 standing......................    21,980                              21,980
                                 ========                            ========

  The Unaudited Condensed Pro Forma Consolidated Income Statement for the Potash Acquisition gives effect to the following pro forma adjustments necessary to reflect the acquisition of the Potash Companies:

    (1) Adjustments to the Potash Companies to reflect the application of the purchase price for $55,600 which included $45,000 for property, plant and equipment and $10,600 for working capital. The application of MCC accounting policies relating to depreciation and depletion of property, plant and equipment resulted in a decrease in depreciation and depletion expense of $759 using the following estimated useful lives:

    Buildings               20 Years
    Machinery and Equipment 5-20 Years
    Reserves                14-22 Years

    (2) Reflects an estimated $2,446 of foregone interest income on cash used to purchase the Potash Companies of approximately $44,000 at Mississippi Chemical's average interest rate on investments for fiscal 1996 of 5.57%. Also reflects interest expense of $811 for approximately $11,000 of debt assumed to have been incurred to fund the purchase at an interest rate of 6.9%. This rate is based on LIBOR and approximates the rate that would have applied to Mississippi Chemical's existing lines of credit in fiscal 1996.

    (3) Adjusts income tax expense to reflect Mississippi Chemical's fiscal 1996 effective tax rate of 38.8%.

  The management of Mississippi Chemical believes that the operating results of the Potash Companies for the relevant period are not indicative of future performance. During the relevant period, the Potash Companies' operating results were adversely impacted by low mining productivity and abnormally high workers' compensation expenses. Additional mining equipment has been ordered and certain other measures have been taken to improve mine productivity. Mississippi Chemical also expects to achieve meaningful production synergies and cost reductions as a result of the coordinated operation of the three Carlsbad mines, the elimination of duplicative positions, the efficient use of a combined labor force, and the internal exchange of Potash leases to improve ore grades.

                 BACKGROUND OF THE DISTRIBUTION AND THE MERGER

  First Mississippi has regularly considered possible strategies and transactions involving its diverse businesses to enhance its profitability, competitive position and strategic focus, and thereby increase shareholder value. As part of this ongoing process, beginning in 1992, First Mississippi has taken various steps in order to focus on its chemicals operations. In 1993, First Mississippi sold its operations in coal mining and oil and gas exploration and production, and in 1995, it completed the tax-free spin-off to shareholders of its 81% interest in FirstMiss Gold, Inc. (now known as Getchell Gold). After the completion of the Getchell Gold spin-off, First Mississippi continued to direct cash flow from its fertilizer business to grow its chemicals business.

  Even after the completion of these transactions, First Mississippi management and the First Mississippi Board believed that the stock market did not reflect appropriately the value of First Mississippi. Specifically, First Mississippi management believed that the market price of First Mississippi Common Stock was more reflective of the lower earnings multiples at which stocks of fertilizer companies trade rather than a higher blended fertilizer/chemicals earnings multiple that would be reflective of First Mississippi's two principal businesses.

  In February 1996, while First Mississippi was studying various strategic alternatives concerning the Fertilizer Business, Charles O. Dunn, President and Chief Executive Officer of Mississippi Chemical, telephoned J. Kelley Williams, Chairman of the Board and Chief Executive Officer of First Mississippi, to inquire as to whether First Mississippi would be interested in exploring the possibility of Mississippi Chemical acquiring the Fertilizer Business in a "Morris Trust" transaction whereby First Mississippi's chemicals and other non-fertilizer assets and operations would be spun off to its shareholders in a tax-free distribution followed by the sale of its remaining fertilizer business to Mississippi Chemical in a tax-free stock-for-stock merger.

  At the First Mississippi Board meeting in February 1996, First Mississippi management informed the First Mississippi Board of Mississippi Chemical's indication of interest in the Fertilizer Business and reviewed with the board possible strategic alternatives for the Fertilizer Business, including a Morris Trust transaction. Following the presentation, the First Mississippi Board formally authorized management to evaluate and pursue strategic alternatives with respect to the Fertilizer Business, including its disposition in a Morris Trust transaction or other forms of disposition and including a spin-off of the Fertilizer Business.

  Following the February board meeting, First Mississippi engaged CS First Boston to assist in its evaluation of the Fertilizer Business and, if appropriate, its disposition.

  With First Mississippi's assistance, CS First Boston prepared a confidential Offering Memorandum with respect to the possible divestiture of the Fertilizer Business. In April 1996, CS First Boston distributed the Offering Memorandum to various parties interested in the Fertilizer Business upon their execution of confidentiality agreements. From April 1996 through August 1996, CS First Boston and First Mississippi had discussions with various parties regarding their interest in the Fertilizer Business and possible transaction structures. While a number of parties expressed interest in the Fertilizer Business, none of these discussions resulted in a proposal for the Fertilizer Business more favorable to First Mississippi than the Merger. In certain instances, the parties were unable to complete a Morris Trust transaction because they did not have the stock consideration necessary for this form of transaction and the other consideration offered was considered inadequate. Also, the anticipated timing and contingencies expressed in other indications of interest made them less favorable than the Distribution and the Merger.

  During this period of soliciting indications of interest from other parties, First Mississippi invited Mississippi Chemical to participate in the process. However, Mississippi Chemical initially declined to participate in any auction process or to execute the confidentiality agreement that was a condition to receiving a copy of the Offering Memorandum.

  At a meeting of the First Mississippi Board held in May 1996, the First Mississippi Board reviewed and discussed the status of the proposed transaction and contacts that had been made to date with prospective purchasers.

  On August 1, 1996, Mississippi Chemical advised First Mississippi management that it was still interested in acquiring the Fertilizer Business and was willing to enter into a confidentiality agreement. On August 9, 1996, Mississippi Chemical executed the Confidentiality Agreement and began a due diligence review. After its initial due diligence review, Mississippi Chemical provided First Mississippi with an expression of interest. On August 12, 1996, First Mississippi provided Mississippi Chemical a draft of the Merger Agreement and the parties negotiated the terms of the Merger Agreement and related transaction documents over the course of the next few weeks.

  On August 26, 1996, Mississippi Chemical made a formal offer to acquire First Mississippi's Fertilizer Business on the terms embodied in the Merger Agreement which had been negotiated over the previous few weeks.

  At the August 27, 1996 meeting of the First Mississippi Board, management presented the offer to the First Mississippi Board and informed the First Mississippi Board of the events leading up to the offer, including management's negotiations with Mississippi Chemical. CS First Boston then reviewed the offer for the First Mississippi Board and provided its analysis. CS First Boston then provided the First Mississippi Board its opinion that, as of August 27, 1996, the Distribution and the Merger, taken together, were fair to the shareholders of First Mississippi from a financial point of view. See "Opinions of and Presentations by the Financial Advisors--Financial Advisor to First Mississippi."

  Following its deliberations, the First Mississippi Board unanimously approved the Merger and the Distribution (subject to final declaration of the Distribution dividend at a later meeting), the Merger Agreement, the Distribution Agreement and the related transaction documents.

  During the first half of 1996, the Mississippi Chemical management kept the Mississippi Chemical Board periodically advised as to the desirability of acquiring the Fertilizer Business and management's contacts with First Mississippi. At a special meeting held on August 19, 1996, management and DLJ made presentations to the Mississippi Chemical Board on the proposed transaction and the status of the negotiations. See "--Opinions of and Presentations by Financial Advisors--Financial Advisor to Mississippi Chemical." At such meeting, the Mississippi Chemical Board authorized the making of a formal offer to acquire the Fertilizer Business. A subsequent telephone meeting of the Mississippi Chemical Board was held on August 27, 1996. At this meeting management updated the Mississippi Chemical Board on the transactions, DLJ delivered its opinion to the Mississippi Chemical Board to the effect that, as of such date and based on and subject to the assumptions, limitations, and qualifications set forth in the opinion, the Merger Consideration Per Share was fair to Mississippi Chemical and its shareholders from a financial point of view and the Mississippi Chemical Board unanimously approved the Merger and the Stock Issuance. See "Opinions of and Presentations by Financial Advisors--Financial Advisor to Mississippi Chemical."

  Following the August 27 meetings of the First Mississippi Board and the Mississippi Chemical Board, the parties executed the Merger Agreement.

          REASONS FOR THE TRANSACTIONS; RECOMMENDATIONS OF THE BOARDS

MISSISSIPPI CHEMICAL

  The Mississippi Chemical Board has unanimously determined that the Merger and the Stock Issuance are advisable and fair to and in the best interests of the shareholders of Mississippi Chemical and has approved the Merger Agreement. Accordingly, the Mississippi Chemical Board unanimously recommends that the shareholders of Mississippi Chemical vote in favor of the Stock Issuance. In reaching its determination, the

Mississippi Chemical Board consulted with Mississippi Chemical's management, as well as its financial advisors and legal counsel, and considered a number of reasons and factors, including, but not limited to, the following:

  (a) The Merger will enhance Mississippi Chemical's position as a major nitrogen fertilizer producer. By creating a larger nitrogen fertilizer company, Mississippi Chemical expects to improve its prospects for future growth and to achieve greater market recognition among customers. With the addition of the Fertilizer Business, Mississippi Chemical increases its ability to sell nitrogen fertilizer products both domestically and abroad. In fiscal 1996, the Fertilizer Business sold approximately 4% of its production into international markets, whereas Mississippi Chemical has sold substantially all of its nitrogen fertilizer production domestically.

  (b) The Mississippi Chemical Board determined that the acquisition of the Fertilizer Business is an important strategic transaction for Mississippi Chemical as the consolidation of the AMPRO and Triad facilities (including the substantially complete AMPRO expansion) will create one of the premier nitrogen complexes in North America. The quality and location of the facilities will afford significant opportunity to add other nitrogen fertilizer products at the Donaldsonville, Louisiana site in the future, without building new ammonia capacity.

  (c) Currently, Mississippi Chemical is a net purchaser of ammonia, which Mississippi Chemical uses as a raw material for its other nitrogen and phosphate fertilizer products. As a net purchaser of ammonia, Mississippi Chemical has been subject to changing market prices for ammonia which has a direct impact on the profitability of its upgraded nitrogen and phosphate fertilizer products. With the addition of the Fertilizer Business, Mississippi Chemical will produce enough ammonia to satisfy all of its current ammonia raw material requirements and will become a net seller of ammonia.

  (d) The Mississippi Chemical Board determined that the Merger would have very little impact on Mississippi Chemical's current overhead costs. As a result, per ton selling, general and administrative costs are expected to decline. The Mississippi Chemical Board also determined that consolidating Triad under one owner should generate cost savings and operating efficiencies by removing the complexities of management by two separate owners. Such savings should enable the combined company to compete more effectively with North American and international nitrogen fertilizer producers.

  (e) The pro forma accretive impact of the Merger on Mississippi Chemical's earnings per share as set forth in "Comparative Per Share Data of Mississippi Chemical and First Mississippi."

  (f) The fact that, after the Merger, Mississippi Chemical would have a greater public float for its common shares, providing shareholders with a more extensive market for their shares.

  (g) The Mississippi Chemical Board believes that assumption of $154.0 million of debt, subject to adjustment, is prudent in light of Mississippi Chemical's underleveraged capital structure. Mississippi Chemical has been operating its business virtually debt free since its initial public offering in August 1994. By adding $154.0 million of debt, Mississippi Chemical expects to significantly lower its weighted average cost of capital reflecting the lower after-tax cost of debt as compared to common equity. The Mississippi Chemical Board believes that Mississippi Chemical will remain financially strong after the assumption of debt with the acquisition of the Fertilizer Business, with a pro forma debt to capitalization ratio of approximately 33%.

  (h) The Merger Consideration Per Share and the historical market prices and trading information with respect to Mississippi Chemical Common Stock.

  (i) The terms and conditions of the Merger Agreement, which were viewed as providing an equitable basis for the Merger from the standpoint of Mississippi Chemical.

  (j) The presentation of DLJ delivered to the Mississippi Chemical Board, on August 19, 1996 and the written opinion of DLJ delivered on August 27, 1996, to the effect that, as of such date and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the Merger Consideration Per Share is fair to Mississippi Chemical and its shareholders from a financial point of view. See "Opinions and Presentations by Financial Advisors--Financial Advisor to Mississippi Chemical."

  The foregoing discussion of the information and factors considered and given weight by the Mississippi Chemical Board is not intended to be exhaustive, but is believed to include all of the material factors considered by the Mississippi Chemical Board. In view of a variety of factors considered in connection with its evaluation of the Merger, the Mississippi Chemical Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Mississippi Chemical Board may have given different weights to different factors.

  For the above reasons, the Mississippi Chemical Board believes that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, Mississippi Chemical and the holders of Mississippi Chemical Common Stock. At the meeting held on August 27, 1996, the Mississippi Chemical Board unanimously approved the Stock Issuance, the Merger Agreement and the Merger and recommended that Mississippi Chemical shareholders vote FOR approval of the Stock Issuance.

FIRST MISSISSIPPI

  The First Mississippi Board has unanimously determined that the Distribution and the Merger, taken together, are fair to and in the best interests of First Mississippi and its shareholders. THE FIRST MISSISSIPPI BOARD HAS UNANIMOUSLY APPROVED THE DISTRIBUTION AND THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND UNANIMOUSLY RECOMMENDS THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER BY FIRST MISSISSIPPI SHAREHOLDERS.

  In reaching this determination and recommendation, the First Mississippi Board considered the following:

  (a) the terms and conditions of the Merger Agreement, including (i) the amount and form of the consideration, (ii) the cash to be contributed to ChemFirst prior to the Distribution, (iii) the fixed nature of the Merger Consideration Per Share, subject only to certain limited downward adjustments,
(iv) the Financing, including the increase in the amount of the Financing if the Average Mississippi Chemical Price falls to between $17.00 and $19.00 per share, (v) the terms and conditions under which First Mississippi may terminate the Merger Agreement in order to accept a more favorable transaction proposal from a third party upon payment of a termination fee of $8.0 million, and (vi) the degree of flexibility provided to First Mississippi to conduct the business of ChemFirst, prior to the Effective Time;

  (b) the historical and prospective business of First Mississippi, including, among other things, the financial condition of First Mississippi, the strategic direction of First Mississippi's business and the opportunity for First Mississippi's chemicals businesses to expand and the historical and future prospects of Mississippi Chemical and its existing financial condition, as well as the existing conditions in, and future prospects of, the fertilizer industry and the competitive position of Mississippi Chemical in that industry--the First Mississippi Board believes that the historical, current and prospective conditions in the fertilizer industry support its determination that a fertilizer producer with Mississippi Chemical's favorable financial condition and access to financing as well as its increased economies of scale after the transaction may enable it to compete more effectively with other fertilizer producers than the Fertilizer Business would otherwise be able to;

  (c) the fact that the Distribution and the Merger will allow First Mississippi shareholders to retain a significant continuing interest in a business in the chemicals industry through their continuing ownership interest in ChemFirst following the Distribution, and to retain a significant continuing interest in a business in the fertilizer industry through their ownership of Mississippi Chemical Common Stock (representing an aggregate of approximately 25% of the outstanding Mississippi Chemical Common Stock);

  (d) historical data relating to market prices and trading volumes of and dividends on First Mississippi Common Stock, historical data relating to market prices and trading volumes of and dividends on Mississippi Chemical Common Stock and market prices of Mississippi Chemical Common Stock compared to those of certain other publicly traded companies--in the opinion of First Mississippi's Board, these factors support its determination because, in the Merger, First Mississippi shareholders will receive common stock of a company that is a strong competitor in the fertilizer industry, with net income in 1996 of approximately $54.0 million, and which in the First Mississippi Board's opinion, has the size and experience to compete effectively in the fertilizer industry .

  (e) historical data on price/earnings multiples of fertilizer companies, on the one hand, and chemical companies, on the other and the fact that chemical companies have in general traded at higher price/earnings multiples than fertilizer companies;

  (f) the regulatory approvals and tax opinions required for the Merger and the estimated length of time required to consummate the Merger;

  (g) the alternatives to the Merger, including, among other things, continuing to operate the Fertilizer Business and a tax free spin-off to shareholders of the Fertilizer Business--the First Mississippi Board believes that these considerations and the fact that First Mississippi explored other possibilities prior to entering the Merger Agreement support its determination. After exploring these possibilities, the First Mississippi Board determined that the Merger and the Distribution represented the most attractive alternative in light of the likelihood of achieving, the risks associated with, and the overall value that would be provided by, such other possibilities (and in light of the other factors discussed in this section);

  (h) the fact that CS First Boston had solicited interest from a number of other companies and received unsolicited calls from other interested parties for the sale of the Fertilizer Business, and that Mississippi Chemical's proposal resulting in the Merger Agreement was, in the view of the First Mississippi Board, the most favorable proposal received by First Mississippi;

  (i) the structure of the Distribution and Merger, the Merger being conditional on the Distribution and vice versa, which would permit First Mississippi shareholders to receive shares of ChemFirst Common Stock in the Distribution and to exchange all their First Mississippi Common Stock for Mississippi Chemical Common Stock in the Merger, all on a tax-free basis; and

  (j) the presentation of CS First Boston delivered to the First Mississippi Board at its meeting on August 27, 1996, including its opinion that, as of such date, the terms of the Distribution and the Merger, taken together, are fair to such shareholders from a financial point of view. See "Opinions of and Presentations by the Financial Advisors--Financial Advisors to First Mississippi."

  Based on all of these considerations, and such other matters as the members of the First Mississippi Board deemed relevant, the First Mississippi Board unanimously approved the Merger Agreement and the transactions contemplated thereby.

  The foregoing discussion of the information and factors considered and given weight by the First Mississippi Board is not intended to be exhaustive but is believed to include all of the material factors considered by the First Mississippi Board. In addition, in reaching the determination to approve and recommend the Merger Agreement, the First Mississippi Board did not assign any relative or specific weights to the foregoing factors which were considered, and individual directors may have given differing weights to different factors. The First Mississippi Board is, however, unanimous in its recommendation to the holders of First Mississippi Common Stock that the Merger Agreement to be approved and adopted.

  THE FIRST MISSISSIPPI BOARD UNANIMOUSLY RECOMMENDS THAT FIRST MISSISSIPPI SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

            OPINIONS OF AND PRESENTATIONS BY THE FINANCIAL ADVISORS

FINANCIAL ADVISOR TO MISSISSIPPI CHEMICAL

  In its role as financial advisor to Mississippi Chemical, DLJ was asked by Mississippi Chemical to render an opinion (the "DLJ Opinion") to the Mississippi Chemical Board as to the fairness to Mississippi Chemical and its shareholders, from a financial point of view, of the Merger Consideration Per Share pursuant to the terms of the Merger Agreement. On August 27, 1996, DLJ delivered the DLJ Opinion to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration Per Share was fair to Mississippi Chemical and its shareholders from a financial point of view.

  A COPY OF THE DLJ OPINION IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. MISSISSIPPI CHEMICAL SHAREHOLDERS ARE URGED TO READ THE DLJ OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

  The DLJ Opinion was prepared for the Mississippi Chemical Board and is directed only to the fairness of the Merger Consideration Per Share to Mississippi Chemical and its shareholders from a financial point of view and does not constitute a recommendation to any Mississippi Chemical shareholder as to how such shareholder should vote at the Mississippi Chemical Annual Meeting. DLJ was not retained as an advisor or agent to Mississippi Chemical shareholders or any other person, other than as an advisor to the Mississippi Chemical Board. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  The DLJ Opinion does not constitute an opinion as to the price at which the Mississippi Chemical Common Stock will actually trade at any time. The Merger Consideration Per Share was determined in arm's length negotiations between Mississippi Chemical and First Mississippi, in which negotiations DLJ advised Mississippi Chemical. No restrictions or limitations were imposed by Mississippi Chemical upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

  In arriving at its opinion, DLJ reviewed drafts of the Merger Agreement and the Distribution Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to it by Mississippi Chemical and First Mississippi, including information provided during discussions with their respective managements. Included in such information were certain financial projections of Mississippi Chemical prepared by the management of Mississippi Chemical, certain financial projections of the Fertilizer Business prepared by the management of First Mississippi. In addition, DLJ compared certain financial and securities data of Mississippi Chemical and the Fertilizer Business with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Mississippi Chemical Common Stock, reviewed prices, premiums paid in certain other selected business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

  In rendering its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by Mississippi Chemical and First Mississippi or their respective representatives, or that was otherwise reviewed by it. DLJ also assumed that the financial projections supplied to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Mississippi Chemical and First Mississippi as to the future operating and financial performance of Mississippi Chemical and the Fertilizer Business, respectively. DLJ did not make any independent evaluation of the assets or liabilities of Mississippi Chemical and the Fertilizer Business nor did DLJ independently verify the information reviewed by it. As to all legal matters, DLJ relied on advice of counsel to Mississippi Chemical.

  The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, its date. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligations to update, revise or reaffirm the DLJ Opinion.

  The following is a summary of the presentation made by DLJ to the Mississippi Chemical Board at its August 19, 1996 board meeting.

  Analysis of Certain Other Publicly Traded Companies. To provide contextual data and comparative market information, DLJ compared selected historical earnings and operating and financial ratios for the Fertilizer Business (both excluding the effect of the AMPRO expansion and including the effect of the AMPRO expansion as if it had occurred at the beginning of the 1996 fiscal year) to the corresponding publicly available data and ratios of Mississippi Chemical and certain other fertilizer companies, focusing primarily on nitrogen fertilizer producers, whose securities are publicly traded (collectively, the "Comparable Companies"). The Comparable Companies consisted of: Agrium, Inc., Arcadian Corporation, First Mississippi, Terra Industries Inc. and Viridian Inc. Such data and ratios included ratios of Enterprise Value ("Enterprise Value" is defined as Market Capitalization ("Market Capitalization" is defined as the product of the stock price and total shares outstanding) plus Net Debt ("Net Debt" is defined as total debt less cash and cash equivalents)) as a multiple of earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") for the latest reported twelve months ("LTM") and estimated for the year ended 1997. Enterprise Value for the Fertilizer Business is defined as Purchase Price ("Purchase Price" is the market price of the shares of Mississippi Chemical Common Stock to be issued pursuant to the Merger Agreement) plus the amount of debt of the Fertilizer Business to be assumed by the Surviving Corporation ($150.0 million). The average Comparable Company multiples, excluding high and low values, of Enterprise Value to LTM EBITDA and Enterprise Value to 1997 estimated EBITDA were 4.4x and 4.5x, respectively. Mississippi Chemical's corresponding multiples as a stand-alone business were 4.3x and 3.8x, respectively. This compares to comparable multiples of 4.1x and 4.0x, respectively, for the Fertilizer Business, excluding the AMPRO expansion. Including the pro forma effects of the AMPRO expansion, the multiples were 3.4x and 3.6x, respectively. The average Comparable Company multiple, excluding high and low values, of Enterprise Value to LTM EBIT and Enterprise Value to estimated 1997 EBIT were 5.2x and 4.8x, respectively. Mississippi Chemical's corresponding multiples as a stand-alone business were 5.2x and 4.7x, respectively. This compares to comparable multiples of 4.3x for both the LTM EBIT and estimated 1997 EBIT for the Fertilizer Business, excluding the AMPRO expansion. Including the pro forma effects of the AMPRO expansion, the multiples were 3.6x and 3.9x, respectively.

  DLJ also considered the multiples of Market Capitalization to LTM net income and Market Capitalization to estimated 1997 net income for the Comparable Companies. Market Capitalization for the Fertilizer Business is defined as Purchase Price. The average Comparable Company multiples of LTM net income and estimated 1997 net income were 7.6x and 7.3x, respectively. Mississippi Chemical's corresponding multiples as a stand-alone business were 8.5x and 7.6x, respectively. This compares to comparable multiples of 4.2x for both the LTM net income and estimated 1997 net income for the Fertilizer Business, excluding the AMPRO expansion, and multiples of 3.4x and 3.7x, respectively, including the pro forma effects of the AMPRO expansion.

  Analysis of Selected Comparable Transactions. DLJ compared selected financial data, including Enterprise Value as a multiple of EBITDA and EBIT for the Fertilizer Business with similar publicly available data for selected merger and acquisition transactions in the fertilizer industry. DLJ noted that none of the selected transactions reviewed was identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involves complex considerations and judgments concerning timing and differences in financial and operating characteristics of the Fertilizer Business and other factors that would affect the acquisition value of the selected transactions.

  DLJ compared the multiple proposed to be paid pursuant to the Merger Agreement to selected recent fertilizer industry merger and acquisition transactions. Based on the multiples of Enterprise Value to LTM EBITDA, the implied purchase multiple of the Fertilizer Business was 4.1x without including the impact of the AMPRO expansion, and 3.4x, including the pro forma effects of the AMPRO expansion. This compares to an average Enterprise Value to LTM EBITDA multiple of 6.9x for all the selected fertilizer merger and acquisition transactions and 5.6x for the selected nitrogen fertilizer merger and acquisition transactions. Based on multiples of Enterprise Value to LTM EBIT, the implied purchase price multiple for the Fertilizer Business was 4.3x, without including the impact of the AMPRO expansion, and 3.6x, including the pro forma effects of the AMPRO expansion. This compares to an average Enterprise Value to LTM EBIT multiple of 10.8x for all the selected fertilizer merger and acquisition transactions and 9.4x for the selected nitrogen fertilizer merger and acquisition transactions.

  Discounted Cash Flow Analysis. DLJ also performed a discounted cash flow analysis to determine the implied Enterprise Value of the Fertilizer Business. In conducting its analysis, DLJ relied on certain assumptions, financial projections and other information provided by First Mississippi management and Mississippi Chemical management. Using the information set forth in the Fertilizer Business projections, developed by Mississippi Chemical using information from First Mississippi, DLJ performed stand-alone discounted cash flow analyses for the Fertilizer Business. DLJ calculated the estimate "Free Cash Flow" based on stand-alone projected unleveraged operating income adjusted for: (i) taxes; (ii) certain projected non-cash items (i.e., depreciation and amortization); (iii) projected changes in working capital (excluding cash balances); and (iv) projected capital expenditures. DLJ analyzed the Fertilizer Business stand-alone projections and discounted the stream of free cash flows from fiscal 1997 to fiscal 2006, provided in such projections, back to current dollars using discount rates ranging from 12% to 15%. To estimate the residual values of the Fertilizer Business stand-alone at the end of the forecast period, DLJ applied terminal multiples of 3.75 to 4.50 to the projected fiscal 2006 EBITDA and discounted such value estimates back to current dollars using discount rates ranging from 12% to 15%. DLJ then aggregated the present values of the free cash flows and the present values of the residual values to derive a range of implied Enterprise Values for the Fertilizer Business stand-alone. The range of implied Enterprise Values resulting from these calculations was between $308 million and $382 million.

  Stock Trading History. To provide contextual data and comparative market data, DLJ examined the history of the trading prices for Mississippi Chemical Common Stock for the twelve month period ended August 16, 1996. This information was presented solely to provide the Mississippi Chemical Board with background regarding the stock price of Mississippi Chemical over the twelve month period indicated. DLJ noted the high and low prices for Mississippi Chemical over the indicated period were $25.125 and $17.75, respectively.

  Pro Forma Merger Analysis. DLJ analyzed certain pro forma effects resulting from the Merger. DLJ reviewed the financial effects resulting from the Merger by combining the operations of Mississippi Chemical and the Fertilizer Business as projected by the managements of Mississippi Chemical and First Mississippi both including and excluding the AMPRO expansion. The analysis indicated that the pro forma earnings per share ("EPS") of Mississippi Chemical on a fully taxed basis, without taking into account operating synergies contemplated to result from the Merger, would have been higher in the fiscal year ended June 30, 1996 and would be higher in the fiscal years ending June 30, 1997 and 1998 than comparable projections for Mississippi Chemical as a stand-alone company during the same periods.

  Contribution Analysis. DLJ analyzed Mississippi Chemical's and the Fertilizer Business's relative contribution to the combined companies with respect to total revenues, EBITDA, EBIT and net income. Its analysis was made for the actual fiscal year ended June 30, 1996 and projected results for the fiscal years ending June 30, 1997 and 1998 (based on Mississippi Chemical management projections). As a result of the Merger, current Mississippi Chemical shareholders will own approximately 75% of the Mississippi Chemical Common Stock after the Effective Time. This compares with Mississippi Chemical's contribution to the combined companies' pro forma results for the fiscal year ending June 30, 1996 of approximately 64% of revenues, 54% of EBITDA, 51% of EBIT and 56% of net income.

  The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the principal elements of the presentation made by DLJ to the Mississippi Chemical Board on August 19, 1996. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analyses, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analysis in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

  Pursuant to the terms of an engagement letter dated August 6, 1996, Mississippi Chemical agreed to pay DLJ a retainer fee of $100,000 upon execution of the engagement letter, a fee of $100,000 upon notification that DLJ was prepared to deliver the DLJ Opinion, and, upon consummation of the Merger, a financial advisory fee of $2 million against which will be credited the $200,000 in fees already earned. Mississippi Chemical has also agreed to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and Mississippi Chemical believe are customary in transactions of this nature, were negotiated at arm's length between Mississippi Chemical and DLJ and the Mississippi Chemical Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.

  In the ordinary course of business, DLJ may actively trade the securities of both Mississippi Chemical and First Mississippi (and, after the Distribution, ChemFirst) for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

FINANCIAL ADVISOR TO FIRST MISSISSIPPI

  CS First Boston was retained to act as the exclusive financial advisor to First Mississippi in connection with exploration of strategic alternatives for the Fertilizer Business in March 1996. CS First Boston was selected by First Mississippi because of its qualifications and familiarity with companies in the fertilizer industry in which First Mississippi is engaged, as well as its reputation as an internationally recognized investment banking firm. CS First Boston has consented to the reprinting of its fairness opinion and the summary of its activities included herein.

 Opinion of CS First Boston

  At the request of the First Mississippi Board, on August 27, 1996, CS First Boston delivered a written opinion to the First Mississippi Board that, on the basis of and subject to the matters set forth in its written opinion, as of such date, the terms of the Distribution and the Merger, taken together, were fair, from a financial point of view, to the holders of First Mississippi Common Stock. In preparing this opinion, CS First Boston performed a variety of financial and comparative analyses and made a detailed presentation to the First Mississippi Board.

  THE FULL TEXT OF THE WRITTEN OPINION OF CS FIRST BOSTON IS SET FORTH IN APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN. THE OPINION OF CS FIRST BOSTON WAS FURNISHED FOR THE INFORMATION OF THE FIRST MISSISSIPPI BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER AND DISTRIBUTION, TAKEN TOGETHER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FIRST MISSISSIPPI SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE MERGER. FIRST MISSISSIPPI SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

  In connection with its opinion, CS First Boston reviewed certain publicly available business and financial information relating to First Mississippi, Mississippi Chemical and ChemFirst, as well as the Merger Agreement and the form of Distribution Agreement (collectively, the "Transaction Agreements"). CS First Boston also reviewed certain other information, including financial forecasts and related information provided to CS First Boston by First Mississippi; Blue Johnson Associates, a well-recognized source for industry pricing forecasts and consultants to First Mississippi; and Mississippi Chemical; and met with First Mississippi's and Mississippi Chemical's managements (including the expected management of ChemFirst) to discuss the business and prospects of First Mississippi, the Fertilizer Business, ChemFirst and Mississippi Chemical. CS First Boston also considered, as applicable, certain financial and stock market data of First Mississippi, ChemFirst and/or Mississippi Chemical and compared that data with similar data for other publicly held companies in businesses similar to those of First Mississippi, ChemFirst and/or Mississippi Chemical and considered the financial terms of certain other business combinations and other transactions which had been effected. CS First Boston also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

  In connection with its review, CS First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on it being complete and accurate in all material respects. With respect to the financial forecasts, CS First Boston assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of First Mississippi's and Mississippi Chemical's managements (including the expected management of ChemFirst) as to the future financial performance of First Mississippi, ChemFirst and Mississippi Chemical. CS First Boston did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of First Mississippi, ChemFirst or Mississippi Chemical, nor was CS First Boston furnished with any such evaluations or appraisals. CS First Boston assumed that ChemFirst would not have any material contingent liabilities except as reflected in First Mississippi's financial statements. CS First Boston's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. CS First Boston did not express any opinion as to what the value of the ChemFirst Common Stock actually would be when issued to the holders of First Mississippi Common Stock in the Distribution or the prices at which such common stock would trade subsequent to the Distribution. CS First Boston also did not express any opinion as to what the value of the Mississippi Chemical Common Stock actually would be when issued to the holders of First Mississippi Common Stock in the Merger or the prices at which such common stock would trade subsequent to the Merger. In advising First Mississippi as to the fairness from a financial point of view of the terms of the Distribution and the Merger, taken together, the opinion of CS First Boston addressed only the financial terms of the Distribution and the consideration to be received by the holders of First Mississippi Common Stock in the Merger. CS First Boston also understood that the financial statements, pro forma financial statements and registration statement of ChemFirst had not yet been prepared. In connection with its engagement, CS First Boston approached third parties to solicit indications of interest in a possible acquisition of the Fertilizer Business and held preliminary discussions with certain of those parties prior to the date of the opinion. However, in the course of its engagement, CS First Boston did not approach any third parties to solicit indications of interest in a possible acquisition of First Mississippi as a whole. CS First Boston was not requested to opine as to, and its opinion did not in any manner address, First Mississippi's underlying business decision to effect the Distribution and the Merger taken together.

  CS First Boston assumed, with the consent of First Mississippi and Mississippi Chemical, that the Distribution and the Merger taken together would comply with applicable federal and state laws, including, without limitation, laws relating to the payment of dividends, bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws affecting creditors' rights generally. CS First Boston assumed, with the consent of First Mississippi and Mississippi Chemical, that receipt of ChemFirst Common Stock and Mississippi Chemical Common Stock would be tax-free for federal income tax purposes to holders of First Mississippi Common Stock and that none of First Mississippi, ChemFirst, and Mississippi Chemical would recognize income, gain or loss as a result of the Distribution and the Merger taken together. CS First Boston also assumed, with the consent of First Mississippi, that the Distribution and the Merger taken together would not result, individually or in the aggregate, in the cancellation of any contracts material to ChemFirst or its prospects. In addition, CS First Boston assumed, with the consent of First Mississippi and Mississippi Chemical, that First Mississippi and Mississippi Chemical would perform their respective indemnification obligations which may arise under the Distribution Agreement in accordance with its terms. CS First Boston assumed, with the consent of First Mississippi, that (i) the net working capital of the Fertilizer Business as of the Effective Time would be $8.0 million; (ii) there would be no unpaid balance as of the Effective Time of the AMPRO Retrofit (as defined in the Merger Agreement) due under the Kellogg Agreement (as defined in the Merger Agreement); (iii) the Effective Date would occur on or before March 31, 1997;
(iv) the refinancing of the outstanding debt of the Fertilizer Business (other than accounts payable incurred in the ordinary course of the Fertilizer Business) in the manner contemplated by the Merger Agreement, together with all transaction, severance and other costs payable by First Mississippi in connection with the transactions contemplated by the Merger Agreement, would require an aggregate amount of $105 million, and that all of the proceeds of the Financing, less such $105 million, would be contributed to ChemFirst by First Mississippi.

  On the basis of and subject to the foregoing, CS First Boston rendered its opinion that, as of the date of such opinion, the terms of the Distribution and the Merger, taken together, were fair, from a financial point of view, to the holders of First Mississippi Common Stock.

  In preparing its opinion to the First Mississippi Board, CS First Boston performed a variety of financial and comparative analyses, including those described under "--Presentation by CS First Boston." The summary of the CS First Boston analyses set forth below does not purport to be a complete description of the analyses underlying the CS First Boston opinion, but includes a summary of the material valuation methodologies employed by CS First Boston. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily described in summary fashion. In arriving at its opinion, CS First Boston, as financial advisor to First Mississippi, made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CS First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CS First Boston made numerous assumptions with respect to First Mississippi, the Fertilizer Business, ChemFirst, Mississippi Chemical, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of First Mississippi, ChemFirst, and Mississippi Chemical. No company, transaction or business used in such analyses as a comparison is identical to First Mississippi, the Fertilizer Business, ChemFirst, Mississippi Chemical or the Distribution and the Merger taken together, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors which could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because such assumptions and estimates are inherently subject to substantial uncertainty, the actual results of First Mississippi, the Fertilizer Business, ChemFirst, Mississippi Chemical, as well as industry performance, regulatory, general business, economic, market and financial conditions, and other matters, may differ materially from those assumed in preparing the analyses, which could cause actual results to differ materially from such analyses.

 Presentation by CS First Boston

  At the meeting of the First Mississippi Board on August 27, 1996, CS First Boston, as the financial advisor to First Mississippi, made a presentation to the First Mississippi Board of its analyses as of such date delivered in connection with its opinion, a summary of which appears below.

  The following quantitative information, to the extent it is based on market data, is based on market data as it existed at August 27, 1996, and is not necessarily indicative of current market conditions.

  Market Test. Because First Mississippi believed that likely acquirors of the Fertilizer Business would not be interested in the other businesses of First Mississippi, First Mississippi and CS First Boston, as financial advisor to First Mississippi, focused their efforts on soliciting indications of interests from strategic buyers with a publicly-traded equity currency which could be used in a Morris Trust transaction as consideration. During such auction, CS First Boston contacted eight such potential purchasers and received unsolicited calls from several other interested parties. All of the potential purchasers contacted were companies in the fertilizer industry.

  Discounted Cash Flow Analysis of the First Mississippi Fertilizer
Business. CS First Boston analyzed the discounted cash flow value of the equity of the Fertilizer Business using discount rates ranging from 12.0% to 13.0% and terminal EBITDA multiples ranging from 3.5x to 3.75x. Based upon the foregoing, CS First Boston estimated that the discounted cash flow value of the equity of the First Mississippi Fertilizer Business (excluding First Mississippi's 50% interest in a Pasadena, Texas ammonia terminal purchased for $11 million in March 1996 (the "Excluded Terminal")) ranged from approximately $274.1 million to approximately $293.2 million.

  Comparable Companies Analysis. CS First Boston analyzed the ratio of adjusted market value (as of August 23, 1996) to estimated (actual in the case of Mississippi Chemical) 1996 and estimated 1997 EBITDA for four nitrogen fertilizer companies, consisting of Mississippi Chemical, Arcadian, Viridian and Terra Industries (the "Comparable Companies"). The adjusted market value (market value plus net debt) to estimated (actual in the case of Mississippi Chemical) 1996 EBITDA ratios for the Comparable Companies ranged from 3.4x to 4.4x, and the adjusted market value to estimated 1997 EBITDA ranged from 2.7x to 4.3x. CS First Boston performed a similar analysis with respect to three potash/phosphate fertilizer companies; however, CS First Boston advised the First Mississippi Board that the analysis of the potash/phosphate fertilizer companies was not as relevant as the analysis of the Comparable Companies because, as a nitrogen fertilizer manufacturer, First Mississippi produces different commodities than the potash/phosphate fertilizer companies. CS First Boston estimated that the Fertilizer Business (excluding the Excluded Terminal) would have an implied reference range of $235 million to $265 million, based on its estimate of a comparable companies EBITDA multiple range of 3.5x to 3.9x.

  Comparable Acquisitions. CS First Boston noted that there was only one recent nitrogen fertilizer transaction with enough public information available to guide relative valuation: Terra Industries' acquisition of Agricultural Minerals and Chemicals in October 1994 with a price/trailing 12 month EBITDA of 3.5x and price/trailing 3 year average EBITDA of 4.4x. Given such circumstances, CS First Boston concluded that the valuation for the Fertilizer Business derived from the comparable acquisitions analysis was not as relevant as certain of the other valuation methodologies described in this section, but that it did lend support to the ranges suggested by such other valuation methodologies.

  Valuation of the Consideration for the Merger. CS First Boston noted that Mississippi Chemical will assume, as part of the consideration for the Merger, $150 million to $164 million (depending on the stock price of Mississippi Chemical Common Stock) in First Mississippi indebtedness attributable to the Financing in the Merger, that First Mississippi, immediately prior to the Distribution, will refinance its existing debt with the proceeds of the Financing then distribute the excess proceeds (estimated to be between $45 million to $59 million) to ChemFirst, and that ChemFirst is expected to begin its independent existence debt-free with a cash surplus. CS First Boston also noted that the value of the stock consideration in the Merger will fluctuate based on the stock price of Mississippi Chemical Common Stock because holders of common stock of First Mississippi will receive a fixed number of shares of Mississippi Chemical (subject to a downward adjustment from $25 up to $27 per share of Mississippi Chemical Common Stock). See "The Merger-- Terms of the Merger--Conversion of First Mississippi Common Stock in the Merger". CS First Boston performed a relative contribution analysis in which it analyzed pro forma revenues, EBITDA and EBIT of the combination of Mississippi Chemical and the Fertilizer Business for fiscal years 1995, 1996 and 1997 (estimated), based, in part, on certain forecasted financial information provided by the managements of First Mississippi and Mississippi Chemical. CS First Boston advised the First Mississippi Board that the most relevant portion of the relative contribution analysis was the analysis for fiscal year 1997. Such pro forma contribution analysis indicated that First Mississippi would contribute forecasted revenues of 35%, EBITDA of 41%, and EBIT of 43% to the combined entity for fiscal year 1997 (estimated), assuming that no benefits from operating earnings synergies would be achieved in the Merger. Pro forma for the Merger and assuming a Mississippi Chemical Common Stock price of $21 per share (the closing price on August 23, 1996), the adjusted market value of Mississippi Chemical would be $686 million, of which the consideration for the Merger would constitute 43%, and holders of First Mississippi Common Stock would receive Mississippi Chemical Common Stock representing an approximate 24% stake in Mississippi Chemical. This was compared to the contribution by the Fertilizer Business to the revenues, EBITDA and EBIT of the combined entity in 1995, 1996 and 1997 (estimated). Assuming $295 million in consideration for the Merger, with outstanding debt of $150 million, CS First Boston noted the pro forma accretive effect in 1996 and expected accretive effect in 1997 and 1998 of the Merger to existing holders of Mississippi Chemical Common Stock. CS First Boston also reviewed the recent trading history of Mississippi Chemical Common Stock, including stock repurchase activity by Mississippi Chemical. CS First Boston compared, as of August 23, 1996, the ratios of stock price to estimated 1996 and 1997 earnings and the ratios of adjusted market value to estimated 1996 and 1997 EBITDA for the Comparable Companies (excluding Mississippi Chemical) to those ratios for Mississippi Chemical. The 1996 price to estimated earnings ratios for the Comparable Companies (excluding Mississippi Chemical) ranged from 6.8x to 7.7x, as compared to 8.5x for Mississippi Chemical. The 1997 price to estimated earnings ratios for the Comparable Companies ranged from 6.3x to 7.9x, as compared to 7.9x for Mississippi Chemical. The adjusted market value to estimated 1996 EBITDA ratios for the Comparable Companies ranged from 3.4x to 4.4x, as compared to 3.8x for Mississippi Chemical. The adjusted market value to estimated 1997 EBITDA ratios for the Comparable Companies ranged from 2.7x to 4.3x, as compared to 3.5x for Mississippi Chemical.

  Review of ChemFirst. CS First Boston also analyzed certain forecasted financial information for ChemFirst giving effect to the Distribution and the Merger taken together provided by the management of First Mississippi (including the expected management of ChemFirst, which forecasted information excluded any effect from cash contributions from First Mississippi) prior to the Distribution. CS First Boston performed an analysis of ChemFirst based upon estimated 1996 and 1997 EBITDA and earnings per share (EPS) trading multiples of a select group of comparable public specialty chemical companies, including Cambrex, Cabot, H.B. Fuller, ISP, Learonal, Quaker Chemical and Sigma-Aldrich.

  The foregoing is a summary of the material terms of the presentation by CS First Boston to the First Mississippi Board on August 27, 1996, and does not purport to be a complete description of such presentation. The analyses by CS First Boston in connection with such presentation do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. As described above, the opinion of CS First Boston and its presentation to the First Mississippi Board was one of a number of factors considered by the First Mississippi Board in connection with its approval of the Merger and the Distribution.

 Financial Advisory Fees

  For its financial advisory services in connection with the Merger and the Distribution, CS First Boston will receive a fee equal to 0.65% of the Aggregate Consideration in connection with the Merger and the Distribution. For this purpose, "Aggregate Consideration" means the total fair market value (at the time of closing) of all consideration (including cash, securities, property, all debt remaining on the financial statements of the Fertilizer Business at closing, any other indebtedness and obligations assumed by Mississippi Chemical and any other form of consideration) paid or payable, or otherwise to be distributed, directly or indirectly, to First Mississippi, or to First Mississippi's shareholders, in connection with the Distribution and the Merger. In addition, CS First Boston [has received] a financial advisory fee of $250,000, which is fully creditable against the fee described above. First Mississippi has also agreed to reimburse CS First Boston for its reasonable out-of-pocket expenses, including the fees and expenses of legal counsel and any other advisors retained by it, and to indemnify CS First Boston and certain of its related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

  In the ordinary course of its business, CS First Boston may actively trade in the debt and equity securities of First Mississippi and Mississippi Chemical (and, after the Distribution, ChemFirst) for its own account or for the accounts of its customers, and, accordingly, may at any time hold long or short positions in such securities.

                                  THE MERGER

  This section of this Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. All shareholders are urged to read the Merger Agreement in its entirety.

TERMS OF THE MERGER

 The Merger

  At the Effective Time, First Mississippi, Mississippi Chemical and Miss Sub will consummate the Merger in which Miss Sub will be merged with and into First Mississippi, with First Mississippi as the Surviving Corporation, and the separate corporate existence of Miss Sub shall cease. As a result of the Merger, First Mississippi will become a wholly owned subsidiary of Mississippi Chemical.

 Conversion of First Mississippi Common Stock in the Merger

  Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of First Mississippi Common Stock will be converted into the right to receive the Merger Consideration Per Share in fully paid and nonassessable shares of Mississippi Chemical Common Stock. The "Merger Consideration Per Share" means 6,904,762 shares of Mississippi Chemical Common Stock divided by the number of shares of First Mississippi Common Stock outstanding at the Effective Time as certified to Mississippi Chemical by First Mississippi's transfer agent and registrar (the "Effective Time Outstanding Shares"); provided that, if the average of the Daily Prices (as defined below), as derived from The Wall Street Journal, for the 10 trading days immediately preceding the trading day prior to the Effective Time (the "Average Mississippi Chemical Price"), exceeds $25.00, then the Merger Consideration Per Share will be the greater of (i) 6,393,298 shares of Mississippi Chemical Common Stock divided by the Effective Time Outstanding Shares and (ii) the number of shares of Mississippi Chemical Common Stock determined by dividing (A) the product of (x) 6,904,762 multiplied by (y) a fraction, the numerator of which is $25.00 and the denominator of which is the Average Mississippi Chemical Price, by (B) the Effective Time Outstanding Shares. The term "Daily Price" means for each trading day the average of the opening price, high price, low price and closing price for Mississippi Chemical Common Stock. Merger Consideration Per Share was determined through arm's-length negotiations between First Mississippi and Mississippi Chemical.

  Because a fixed number of shares of Mississippi Chemical Common Stock will be issued in the Merger (unless the Average Mississippi Chemical Price is between $25.00 and $27.00), because additional shares of First Mississippi Common Stock may be issued prior to the Effective Time, including pursuant to the exercise of First Mississippi Options, and because the market price of Mississippi Chemical Common Stock fluctuates, the value of the shares of Mississippi Chemical Common Stock that each First Mississippi shareholder will be entitled to receive may increase or decrease prior to and following the Merger. Set forth below is a table setting out the calculation of the Merger Consideration Per Share based on various Average Mississippi Chemical Prices and the assumed trading value of such consideration at such Average Mississippi Chemical Prices. Such table does not reflect the increase in the value of ChemFirst Common Stock as a result of the Financing and the contribution of certain proceeds thereof to ChemFirst pursuant to the Distribution Agreement. There can be no assurance that at the Effective Time the actual trading price of Mississippi Chemical Common Stock to be received in the Merger will equal the estimated trading value shown in the table even if the Average Mississippi Chemical Price shown in the table is in fact used to calculate the Merger Consideration Per Share pursuant to the Merger Agreement.

                       MERGER CONSIDERATION CALCULATIONS

                      AGGREGATE NUMBER OF  AGGREGATE MERGER
                     SHARES OF MISSISSIPPI  CONSIDERATION                 ASSUMED TRADING
                           CHEMICAL        BASED ON AVERAGE    MERGER     VALUE OF MERGER
AVERAGE MISSISSIPPI     COMMON STOCK TO      MISSISSIPPI    CONSIDERATION  CONSIDERATION
 CHEMICAL PRICE(1)         BE ISSUED        CHEMICAL PRICE  PER SHARE(2)   PER SHARE(3)
-------------------  --------------------- ---------------- ------------- ---------------
      $17.00               6,904,762         $117,380,954      0.3348          $5.69
      $17.50               6,904,762         $120,833,335      0.3348          $5.86
      $18.00               6,904,762         $124,285,716      0.3348          $6.03
      $18.50               6,904,762         $127,738,097      0.3348          $6.19
      $19.00               6,904,762         $131,190,478      0.3348          $6.36
      $19.50               6,904,762         $134,642,859      0.3348          $6.53
      $20.00               6,904,762         $138,095,240      0.3348          $6.70
      $20.50               6,904,762         $141,547,621      0.3348          $6.86
      $21.00               6,904,762         $145,000,002      0.3348          $7.03
      $21.50               6,904,762         $148,452,383      0.3348          $7.20
      $22.00               6,904,762         $151,904,764      0.3348          $7.37
      $22.50               6,904,762         $155,357,145      0.3348          $7.53
      $23.00               6,904,762         $158,809,526      0.3348          $7.70
      $23.50               6,904,762         $162,261,907      0.3348          $7.87
      $24.00               6,904,762         $165,714,288      0.3348          $8.04
      $24.50               6,904,762         $169,166,669      0.3348          $8.20
      $25.00               6,904,762         $172,619,046      0.3348          $8.37
      $25.43(4)            6,788,008         $172,619,046      0.3292          $8.37
      $25.50               6,769,375         $172,619,046      0.3283          $8.37
      $26.00               6,639,194         $172,619,046      0.3220          $8.37
      $26.50               6,513,926         $172,619,046      0.3159          $8.37
      $27.00               6,393,298         $172,619,046      0.3100          $8.37
      $27.50               6,393,298         $175,815,695      0.3100          $8.53
      $28.00               6,393,298         $179,012,344      0.3100          $8.68
      $28.50               6,393,298         $182,208,993      0.3100          $8.84
      $29.00               6,393,298         $185,405,642      0.3100          $8.99
      $29.50               6,393,298         $188,602,291      0.3100          $9.15
      $30.00               6,393,298         $191,798,940      0.3100          $9.30

--------
(1) In the event that the Average Mississippi Chemical Price at the Effective Time is less than $19.00, the amount of the Financing will increase under the terms of the Merger Agreement and result in additional cash distributions to ChemFirst under the terms of the Distribution Agreement. See " --The Financing and Application of Proceeds."

(2) Represents the number of shares of Mississippi Chemical Common Stock to be issued in the Merger in consideration for each share of First Mississippi Common Stock, assuming 20,621,736 shares of First Mississippi Common Stock are outstanding as of the Effective Time.

(3) The assumed trading value of the Merger Consideration Per Share is calculated by multiplying the Merger Consideration Per Share times the Average Mississippi Chemical Price.

(4) $25.43 represents the Average Mississippi Chemical Price calculated as of November 14, 1996.

  All shares of First Mississippi Common Stock, when converted pursuant to the Merger, will no longer be outstanding and will automatically be cancelled and retired, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the shares of Mississippi Chemical Common Stock and any cash in lieu of fractional shares of Mississippi Chemical Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Merger Agreement without interest. As of the First Mississippi Record Date, 20,621,736 shares of First Mississippi Common Stock were outstanding. First Mississippi does not anticipate any material change in the number of shares of First Mississippi Common Stock outstanding during the period between the First Mississippi Record Date and the Effective Time, although certain holders of First Mississippi Options are entitled to exercise such options, which would increase the number of shares of First Mississippi Common Stock outstanding.

 Exchange of Certain Stock Options

  At the Effective Time, each outstanding First Mississippi Option held by any Fertilizer Employee will be exchanged for a Mississippi Chemical Option equal to the number of shares of First Mississippi Common Stock into which such First Mississippi Option was exercisable times the Mississippi Chemical Option Conversion Ratio (the average trading price of First Mississippi Common Stock for the 10 trading day period preceding the trading day prior to the date that the First Mississippi Common Stock commences trading on an ex-dividend basis with respect to the Distribution divided by the average trading price of Mississippi Chemical Common Stock over the same period). The exercise price of the Mississippi Chemical Option will equal the exercise price of the First Mississippi Option divided by the Mississippi Chemical Option Conversion Ratio.

  Each First Mississippi Option held by any person other than a Fertilizer Employee will be exchanged for options to purchase ChemFirst Common Stock. See "The Distribution--Terms of the Employee Benefits Agreement."

 Cash in Lieu of Fractional Shares

  No fractional shares of Mississippi Chemical Common Stock will be issued in the Merger. The Merger Agreement provides that each First Mississippi shareholder who otherwise would have been entitled to receive a fractional share of Mississippi Chemical Common Stock will be entitled to receive, in lieu thereof, an amount in cash equal to such fraction multiplied by the Average Mississippi Chemical Price.

EFFECTIVE TIME; CLOSING

  The Merger will become effective and the Effective Time will occur following the Distribution, upon the filing of Articles of Merger with the Secretary of State of the State of Mississippi or at such time thereafter as is provided in the Articles of Merger. The Merger Agreement provides that the closing of the Merger (the "Closing") will take place on a date to be specified by First Mississippi and Mississippi Chemical, which date shall be no later than the second business day after the satisfaction or waiver of certain of the conditions specified therein or on such other date as the parties thereto may agree. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

DIRECTORS AND OFFICERS AFTER THE MERGER

  The directors of Miss Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation (the charter and bylaws of Miss Sub as in effect at the Effective Time). The officers of Miss Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified.

EXCHANGE OF CERTIFICATES IN THE MERGER

  As soon as practicable after the Effective Time, KeyCorp Shareholder Services, Inc. (the "Exchange Agent") will mail to each First Mississippi shareholder of record (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of certificates, which prior to the Effective Time represented outstanding shares of First Mississippi Common Stock ("Certificates"), in exchange for certificates representing shares of Mississippi Chemical Common Stock. FIRST MISSISSIPPI SHAREHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive a certificate representing that number of whole shares of Mississippi Chemical Common Stock into which the shares of First Mississippi Common Stock formerly represented by such Certificate were converted in the Merger and a cash payment in lieu of any fractional shares of Mississippi Chemical Common Stock. The holders of Certificates will not be entitled to receive dividends or other distributions declared or made after the Effective Time with respect to Mississippi Chemical Common Stock until such Certificates are surrendered and no cash payment with respect to fractional shares shall be paid to any such holder until such Certificates are surrendered. There shall be paid to the record holder of the Mississippi Chemical Common Stock issued in exchange for each Certificate, without interest, (i) at the time of such surrender, the amount of cash payable in lieu of any fractional shares of Mississippi Chemical Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore previously paid with respect to such whole shares of Mississippi Chemical Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to surrender payable with respect to such whole shares of Mississippi Chemical Common Stock.

  Prior to the Effective Time, Mississippi Chemical will deposit with the Exchange Agent certificates representing the Mississippi Chemical Common Stock together with cash to be paid in lieu of fractional shares. Holders who do not surrender their Certificates within six months of the Effective Time can look only to Mississippi Chemical for payment of their claim to Mississippi Chemical Common Stock and any cash due for fractional shares.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by First Mississippi as to: (a) the corporate organization of First Mississippi, its subsidiaries and the Fertilizer Business; (b) the capitalization of First Mississippi; (c) the authorization of First Mississippi's execution and performance of the Merger Agreement and the Distribution Agreement; (d) required consents and approvals; (e) the noncontravention of any agreement, law, or charter or bylaw provision by the Merger Agreement, the Distribution Agreement and the consummation by First Mississippi of the transactions contemplated thereby; (f) the absence of the need, except as specified, for governmental consents to the Merger to be obtained by First Mississippi; (g) the accuracy of certain of First Mississippi's reports and financial statements filed under the Exchange Act;
(h) the accuracy of information supplied by First Mississippi for use in this Joint Proxy Statement/Prospectus; (i) the accuracy of the pro forma balance sheet relating to the Fertilizer Business delivered to Mississippi Chemical;
(j) pending or threatened litigation against or related to the Fertilizer Business; (k) the terms, existence, operations, liabilities and compliance with applicable laws of First Mississippi's employee benefit plans; (l) the absence of undisclosed liabilities of, and of material adverse changes or events relating to, the Fertilizer Business; (m) no violation of law by First Mississippi; (n) certain tax matters; (o) certain environmental matters; (p) certain agreements of the Fertilizer Business; (q) the receipt of an opinion of First Mississippi's financial advisor in connection with the Merger and the Distribution; (r) title to assets; (s) the lack of labor controversies relating to the Fertilizer Business; and (t) maintenance of insurance.

  The Merger Agreement also includes representations and warranties by Mississippi Chemical and Miss Sub as to: (a) the corporate organization of Mississippi Chemical and Miss Sub; (b) the capitalization of Mississippi Chemical; (c) the authorization of Mississippi Chemical's and Miss Sub's execution and performance of the Merger Agreement; (d) required consents and approvals; (e) the noncontravention of any agreement, law, or charter or bylaw provision by the Merger Agreement and the consummation by Mississippi Chemical and Miss Sub of the transactions contemplated thereby; (f) the absence of the need, except as specified, for governmental consents to the Merger; (g) the accuracy of certain of Mississippi Chemical's reports and financial statements filed under the Exchange Act; (h) the accuracy of information supplied by Mississippi Chemical for use in this Joint Proxy Statement/Prospectus and the Registration Statement; (i) pending or threatened litigation against Mississippi Chemical or any subsidiary; (j) no violation of law by Mississippi Chemical or any subsidiary; (k) certain environmental matters; (l) the lack of prior operations of Miss Sub; (m) ownership of First Mississippi Common Stock by Mississippi Chemical; and (n) the receipt of an opinion of Mississippi Chemical's financial advisor in connection with the Merger.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME; CERTAIN COVENANTS

 First Mississippi

  The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, except (i) for the Distribution and the other transactions expressly provided for in the Distribution Agreement,
(ii) as contemplated or permitted by the Merger Agreement or (iii) to the extent that Mississippi Chemical otherwise consents in writing: (a) First Mississippi and its subsidiaries will carry on the Fertilizer Business in the usual, regular and ordinary course consistent with past practice; (b) First Mississippi will not (i) declare or pay any dividends, except for the Distribution and for regular quarterly cash dividends, (ii) reclassify any of its capital stock or (iii) repurchase any shares of its capital stock; (c) with certain exceptions, First Mississippi will not, and will not permit any of its subsidiaries to, issue any shares of its capital stock of any class, any other equity interests or any securities convertible into, or any warrants, calls, options or other rights to acquire, any such shares, equity interests or convertible securities; (d) First Mississippi will not amend its Charter of Incorporation or Bylaws in a manner adverse to Mississippi Chemical or Miss Sub or otherwise inconsistent with the transactions contemplated by the Merger Agreement; (e) First Mississippi will not dispose of, or agree to dispose of, any of the assets included in the Fertilizer Business, except in the ordinary course of business; (f) with certain exceptions, First Mississippi will not, nor will it permit any of its subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of First Mississippi or any of its subsidiaries; (g) except as would not increase the costs of the Fertilizer Business and except for changes in response to any changes in applicable law, First Mississippi will not, and will not permit any of its subsidiaries to, adopt or amend or terminate any employee benefit plan or, except for normal increases in the ordinary course of business, increase the compensation or fringe benefits of any director, officer or employee; (h) First Mississippi will not take any action that would or is reasonably likely to result in any of the conditions to the Merger not being satisfied or would materially impair the ability of First Mississippi to consummate the Distribution or the Merger; (i) First Mississippi will abide by and cause ChemFirst to abide by their respective obligations under the Distribution Documents; and (j) First Mississippi will not change any of its accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

 Mississippi Chemical

  The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, except (i) as contemplated or permitted by the Merger Agreement or (ii) to the extent that First Mississippi shall otherwise consent in writing: (a) Mississippi Chemical and its subsidiaries will carry on their business in the usual, regular and ordinary course consistent with past practice; (b) Mississippi Chemical will not (i) declare or pay any dividends, except for regular quarterly cash dividends,
(ii) reclassify any of its capital stock or (iii) repurchase any shares of its capital stock other than repurchases of Mississippi Chemical Common Stock pursuant to its repurchase program and made prior to the 10 trading days prior to the date of the first trading day used in calculating the Average Mississippi Chemical Price; (c) Mississippi Chemical will not, and will not permit any of its subsidiaries to, issue any shares of its capital stock of any class, any other equity interests or any securities convertible into, or any warrants, calls, options or other rights to acquire, any such shares, equity interests or convertible securities; (d) Mississippi Chemical will not amend its Articles of Incorporation or bylaws in a manner adverse to First Mississippi or otherwise inconsistent with the transactions contemplated by the Merger Agreement; (e) with certain exceptions, Mississippi Chemical will not, nor will it permit any of its subsidiaries to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Mississippi Chemical or any of its subsidiaries; (f) Mississippi Chemical will not change any of its accounting principles, policies or procedures, except as may be required by generally accepted accounting principles; and (g) Mississippi Chemical will not take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied or that would materially impair the ability of Mississippi Chemical or Miss Sub to consummate the Merger.

 First Mississippi Rights Plan

  First Mississippi has agreed to take all action necessary to render the rights issued pursuant to the Rights Agreement, dated as of February 27, 1996 (the "First Mississippi Rights Agreement"), between First Mississippi and KeyCorp Shareholder Services, Inc., as rights agent, inapplicable to the Merger, the Distribution and all other transactions contemplated by the Merger Agreement.

FINANCING AND APPLICATION OF PROCEEDS

  Under the Merger Agreement, Mississippi Chemical has agreed to use its best efforts to assist First Mississippi in arranging the Financing. As further described below, a portion of the proceeds of the Financing will be used to refinance First Mississippi's existing indebtedness and pay certain transaction costs, with the remaining proceeds, estimated to be approximately $50.0 million, to be contributed to ChemFirst prior to the Distribution pursuant to the terms of the Distribution Agreement. As a result of the Financing, which will remain the obligation of the Surviving Corporation, and the application of its proceeds, at the time of the Distribution ChemFirst will have no significant long-term indebtedness and available cash reserves, currently estimated to be approximately $50.0 million. See "Pro Forma Financial Information" in the ChemFirst Prospectus attached as Appendix E to this Joint Proxy Statement/Prospectus. The Financing will be in an aggregate amount of $150.0 million, subject to the following adjustments: (a) the amount of the Financing will be increased (i) by an amount equal to the product of
(x) $19.00 less the Average Mississippi Chemical Price times (y) 6,904,762, subject to a maximum adjustment of approximately $13.8 million, (ii) the costs of obtaining the Financing and (iii) if the Closing has not occurred by December 31, 1996, $56,575 per day from January 1, 1997 until the Effective Time, and the net cash used by the Fertilizer Business after December 31, 1996; (b) the amount of the Financing will be reduced by the unpaid balance as of the Effective Time of First Mississippi's capital improvement commitments in connection with its AMPRO facility; and (c) the amount of the Financing will be increased or reduced by the amount by which the Estimated Net Working Capital is greater than or less than, respectively, $8.0 million. Without qualifying Mississippi Chemical's obligations with respect to the Financing, the Financing will be on terms that are acceptable to Mississippi Chemical. The proceeds of the Financing will be used, in part, to refinance in full all outstanding debt of First Mississippi (other than accounts payable), as well as to pay any and all transaction, severance and other costs payable by First Mississippi in connection with the transactions contemplated by the Merger Agreement, with the excess proceeds to be distributed to ChemFirst as described above. First Mississippi will be responsible for the costs of obtaining the Financing (including, without limitation, any commitment or agent fees, reasonable attorney fees or other costs and expenses associated with the Financing). In the event that First Mississippi's shareholders do not approve the Merger Agreement and the Merger, First Mississippi and Mississippi Chemical will reimburse each other for one half of any costs incurred by them in connection with the Financing. In the event the Merger Agreement is terminated for any other reason, Mississippi Chemical will be responsible for and reimburse First Mississippi for any costs reasonably incurred in connection with the Financing. In the event that First Mississippi is unable to arrange a bank facility for the Financing on terms acceptable to Mississippi Chemical, Mississippi Chemical will be responsible for arranging alternative funds from an independent, unrelated third party for the Financing.

  First Mississippi has executed a commitment letter with Harris and BOM with respect to the Financing. Under the terms of the Financing commitment letter, the Financing will provide First Mississippi with a senior unsecured revolving credit facility of up to $150.0 million (subject to adjustment as provided in the Merger

Agreement) with a term of five years. The Financing commitment letter also provides that the Financing will bear interest at the borrower's option at either Harris' Prime commercial rate, at rates related to the Fed Funds rate, at rates related to LIBOR, or at rates determined by competitive bids. It is contemplated that the Financing will be closed prior to the Effective Time.

RETAINED CASH

  In the event that the Merger has not been consummated by December 31, 1996, as described above, the Financing will be increased $56,575 per day from January 1, 1997 until the Effective Time, thus increasing by a corresponding amount the cash to be distributed to ChemFirst prior to the Distribution; however, any net cash generated by the Fertilizer Business from January 1, 1997 to the Effective Time will not be distributed to ChemFirst but will remain the property of the Fertilizer Business and will be held by First Mississippi at the Effective Time.

AUDITED CLOSING BALANCE SHEET

  The Merger Agreement provides that no later than 45 days after the Effective Time, ChemFirst shall deliver to Mississippi Chemical an audited combined balance sheet for the Fertilizer Business as of the earlier of the Effective Time or December 31, 1996 after giving effect to the Distribution (but not to the Financing or the Merger), which shall be audited by ChemFirst's independent public accountants (the "Audited Closing Balance Sheet"). To the extent that the net working capital of the Fertilizer Business as shown on the Audited Closing Balance Sheet is more or less than the Estimated Net Working Capital, First Mississippi shall pay to ChemFirst, or ChemFirst shall pay to First Mississippi, the amount of such excess or shortfall, respectively, in cash within five days of the delivery of the Audited Closing Balance Sheet.

AMPRO FACILITY

  Pursuant to the Merger Agreement, First Mississippi has agreed to use all reasonable efforts to cause the capital improvements to First Mississippi's AMPRO facility currently in progress to be completed by December 31, 1996.

STOCK EXCHANGE LISTING

  Mississippi Chemical has agreed in the Merger Agreement to use all reasonable efforts to cause the shares of Mississippi Chemical Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

INDEMNIFICATION

  The Merger Agreement provides that, from and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, who has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer, director or employee of First Mississippi or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation to the extent related to, or to the extent arising from, the Fertilizer Business and based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of First Mississippi or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time, in each case to the fullest extent a corporation is permitted under the MBCA (notwithstanding the bylaws of First Mississippi or the Surviving Corporation) to indemnify its own directors, officers and employees, as the case may be (and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any affirmation and undertaking contemplated by Section
8.53 of the MBCA).

TAX-FREE TRANSACTIONS

  First Mississippi, Mississippi Chemical and Miss Sub have agreed to report the Transfers, the Distribution, and the Merger as tax-free transactions under the Code on all tax returns and take no position inconsistent therewith. First Mississippi, Mississippi Chemical and Miss Sub have also agreed not to take or cause or permit to be taken, any action that would disqualify the Transfers, the Distribution, and the Merger as tax-free transactions under the Code, excluding any action to be taken pursuant to the Merger Agreement to effect the Merger. See "Certain Federal Income Tax Consequences."

CERTAIN REGULATORY MATTERS

  Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger may not be consummated unless certain waiting period requirements have been satisfied. On September 16, 1996, each of Mississippi Chemical and First Mississippi filed the Notification and Report Forms with the DOJ and the FTC for review in connection with the Merger. The waiting period was terminated on October 15, 1996.

NO SOLICITATION

  The Merger Agreement provides that First Mississippi will immediately cease any existing discussions or negotiations conducted prior to the date of the Merger Agreement with respect to any Acquisition Transaction. The Merger Agreement further provides that First Mississippi, its subsidiaries and their respective directors and officers shall not, and its or its subsidiaries, affiliates, representatives and agents shall not, directly or indirectly, solicit any person, entity or group concerning any Acquisition Transaction (other than the transactions contemplated by the Merger Agreement); provided that First Mississippi may (i) furnish information or enter into negotiations to the extent the First Mississippi Board determines after receiving the advice of outside counsel that the failure to do so would be inconsistent with its fiduciary duties under applicable law and prior to furnishing such information to, or entering into discussions or negotiations with such person, entity or group First Mississippi (x) provides immediate written notice to Mississippi Chemical to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, entity or group, and (y) either enters into with such person, entity or group a confidentiality agreement in reasonable, customary form on terms not more favorable to such person, entity or group than the terms contained in the Confidentiality Agreement, or releases Mississippi Chemical from the standstill provisions of the Confidentiality Agreement to the extent such provisions are not applicable to such other person; and (ii) recommend to its shareholders a bona fide transaction or combination of transactions that the First Mississippi Board determines after consulting with its legal and other advisors is more favorable, from a financial point of view, to the shareholders of First Mississippi than the Distribution and the Merger. First Mississippi agrees not to release any third party from its obligations, or grant any consent, under any existing standstill provision relating to any Acquisition Transaction or otherwise under any confidentiality or other agreement without similarly releasing or granting a consent to Mississippi Chemical under the Confidentiality Agreement.

CONDITIONS

 Conditions to Each Party's Obligation to Effect the Merger

  The Merger Agreement provides that the respective obligations of the parties to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

    (a) The Merger Agreement has been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of First Mississippi Common Stock and the Stock Issuance has been approved by the affirmative vote of the holders of at least a majority of the shares of Mississippi Chemical Common Stock present, in person or by proxy, and entitled to vote at a meeting of Mississippi Chemical shareholders for which a quorum exists;

    (b) the shares of Mississippi Chemical Common Stock issuable to First Mississippi's shareholders pursuant to the Merger Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance;

    (c) other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authority or other public or private third party, of which the failure to obtain would have a material adverse effect on Mississippi Chemical and its subsidiaries or the Surviving Corporation and its subsidiaries, in each case taken as a whole, shall have been filed, occurred or been obtained and Mississippi Chemical shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Mississippi Chemical Common Stock pursuant to the Merger Agreement;

    (d) the registration statement of which this Joint Proxy
  Statement/Prospectus forms a part shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order;

    (e) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Distribution shall be in effect;

    (f) any applicable waiting period under the HSR Act shall have expired or been terminated; and

    (g) the Distribution shall have become effective in accordance with the Distribution Agreement.

 Conditions of Mississippi Chemical's and Miss Sub's Obligations to Effect the Merger

  The obligations of Mississippi Chemical and Miss Sub to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions unless waived by Mississippi Chemical and Miss
Sub:

    (a) the representations and warranties of the First Mississippi contained in the Merger Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date;

    (b) First Mississippi shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement and the Distribution Agreement at or prior to the Closing Date;

    (c) Mississippi Chemical shall have received the opinion of Hughes & Luce, L.L.P. to the effect that the Merger qualifies as a tax-free reorganization within the meaning of the Code;

    (d) Mississippi Chemical shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom to the effect that the Transfers qualify as one or more tax-free transactions under the Code and that the Distribution qualifies as a tax-free distribution under the Code; and

    (e) At the Effective Time, all First Mississippi Options other than First Mississippi Options held by employees of the Fertilizer Business, shall have been terminated or exchanged for options to acquire ChemFirst Common Stock or shall have been fully assumed by ChemFirst.

 Conditions of First Mississippi's Obligations to Effect the Merger

  The obligation of First Mississippi to effect the Merger is subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions unless waived by First Mississippi:

    (a) the representations and warranties of Mississippi Chemical and Miss Sub contained in the Merger Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date;

    (b) Mississippi Chemical and Miss Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date;

    (c) First Mississippi shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom to the effect that the Merger qualifies as a tax-free reorganization within the meaning of the Code, that the Transfers qualify as one or more tax-free transactions under the Code and that the Distribution qualifies as a tax-free distribution under the Code; and

    (d) The Financing shall have been obtained by First Mississippi; the Financing shall have been funded; and the proceeds of the Financing shall have been applied pursuant to the Merger Agreement and the Distribution Agreement.

TERMINATION AND AMENDMENT

 Termination

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger and the Merger Agreement by the shareholders of First Mississippi:

    (a) by mutual consent of Mississippi Chemical and First Mississippi;

    (b) by either Mississippi Chemical or First Mississippi if the Merger has not been consummated before March 31, 1997 (unless the failure to so consummate the Merger by such date is due to an act or failure to act of the party seeking to terminate the Merger Agreement);

    (c) by either Mississippi Chemical or First Mississippi if the Average Mississippi Chemical Price is less than $17.00;

    (d) by Mississippi Chemical, upon a material breach of any representation, warranty, covenant or agreement on the part of First Mississippi set forth in the Merger Agreement such that the conditions set forth in the Merger Agreement regarding the truth of representations and warranties of First Mississippi and the performance of all required obligations of First Mississippi, as the case may be, would be incapable of being satisfied by March 31, 1997; provided that, in any case, a willful breach will be deemed to cause such conditions to be incapable of being satisfied if such willful breach is not remedied within 10 days after receipt by First Mississippi of written notice from Mississippi Chemical specifying the nature of such willful breach and requesting that it be remedied;

    (e) by First Mississippi, upon a material breach of any representation, warranty, covenant or agreement on the part of Mississippi Chemical set forth in the Merger Agreement such that the conditions set forth in the Merger Agreement regarding the truth of representations and warranties of Mississippi Chemical and Miss Sub and the performance of all required obligations of Mississippi Chemical and Miss Sub, as the case may be, would in incapable of being satisfied by March 31, 1997; or provided that, in any case, a willful breach will be deemed to cause such conditions to be incapable of being satisfied if such willful breach is not remedied within 10 days after receipt by Mississippi Chemical of written notice from First Mississippi specifying the nature of such willful breach and requesting that it be remedied;

    (f) by Mississippi Chemical if (i) First Mississippi's shareholders do not approve the Merger and the Merger Agreement at the First Mississippi Annual Meeting, (ii) Mississippi Chemical's shareholders do not approve the Stock Issuance at the Mississippi Chemical Annual Meeting or (iii) First Mississippi withdraws, amends or modifies in a manner adverse to Mississippi Chemical its favorable recommendation of the Merger; or

    (g) by First Mississippi if (i) First Mississippi's shareholders do not approve the Merger and the Merger Agreement at the First Mississippi Annual Meeting, (ii) Mississippi Chemical's shareholders do not approve the Stock Issuance at the Mississippi Chemical Annual Meeting, (iii) First Mississippi has received a proposal for an Acquisition Transaction that it advises Mississippi Chemical in writing it wishes to accept or (iv) the Financing has not been arranged by December 31, 1996.

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

 Effect of Termination

  In the event of a termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of First Mississippi, Mississippi Chemical or Miss Sub or their affiliates or respective officers or directors, other than the provisions of the Merger Agreement described below under "--Termination Fee"; provided that any such termination will not relieve any party from liability for willful breach of the Merger Agreement.

 Termination Fee

  If (a)(i) Mississippi Chemical terminates the Merger Agreement following First Mississippi's withdrawal, amendment or modification of its favorable recommendation of the Merger or (ii) First Mississippi terminates the Merger Agreement following the receipt of a proposal for an Acquisition Transaction that it advises Mississippi Chemical in writing that it wishes to accept and
(b) within one year after such termination, First Mississippi enters into an agreement, letter of intent or binding arrangement with respect to an Acquisition Transaction or an Acquisition Transaction occurs (provided, however, that in the case of an Acquisition Transaction involving only ChemFirst or any of its Subsidiaries (a "ChemFirst Acquisition Transaction"), payment will be due only if First Mississippi began discussions or negotiations, received a proposal or indication of interest or entered into an agreement, letter of intent or binding arrangement with respect to such ChemFirst Acquisition Transaction prior to the termination of the Merger Agreement), First Mississippi will be required to pay to Mississippi Chemical a fee, in cash, of $8.0 million. Upon payment of such $8.0 million fee to Mississippi Chemical in accordance with the Merger Agreement, First Mississippi shall have no further liability with respect to the transactions contemplated thereby.

 Amendment

  The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of First Mississippi or Mississippi Chemical; provided that (i) after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval and (ii) after the Effective Time, the Merger Agreement may be amended only with the written consent of ChemFirst.

EXPENSES

  The Merger Agreement provides that whether or not the Merger is consummated and except as described above under "--Termination and Amendment--Termination Fee," all fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses; provided that Mississippi Chemical and First Mississippi will each pay one-half of the printing costs incurred with respect to this Joint Proxy Statement/Prospectus.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a "purchase" for financial accounting purposes in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on fair values of assets acquired and liabilities assumed. Such allocations will be made based upon valuations and other studies that have not been finalized. The excess of such purchase price over the amounts so allocated will be allocated to goodwill.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

  In considering the recommendation of the First Mississippi Board of Directors, shareholders of First Mississippi should be aware that certain members of management of First Mississippi and the First Mississippi Board have certain interests in the Distribution and the Merger that are in addition to the interests of shareholders generally.

 Ownership of Mississippi Chemical Common Stock

  Certain directors and executive officers of First Mississippi beneficially own Mississippi Chemical Common Stock as follows: J. Kelley Williams, First Mississippi's Chairman and Chief Executive Officer, holds 3,600 shares of Mississippi Chemical Common Stock in the name of J. Kelley Williams Revocable Trust and his wife, Jean P. Williams, holds 10,000 shares of Mississippi Chemical Common Stock; William A. Percy, II, a First Mississippi director, holds 2,587 shares of Mississippi Chemical Common Stock; James W. Crook, a First Mississippi director, holds 250 shares of Mississippi Chemical Common Stock in the names of James W. and Bruce D. Crook; and Charles R. Gibson, President of FirstMiss Fertilizer, Inc., a First Mississippi subsidiary, holds, 2,000 shares of Mississippi Chemical Common Stock.

 Exchange of First Mississippi Options

  Each First Mississippi Option held by a director or executive officer of First Mississippi and employees of First Mississippi, other than Fertilizer Employees, will be exchanged for an option to purchase ChemFirst Common Stock. See "The Distribution--Terms of the Employee Benefits Agreement."

 Indemnification

  The Merger Agreement provides for certain indemnification of officers and directors of First Mississippi. See "--Indemnification" above.

RESALES OF MISSISSIPPI CHEMICAL COMMON STOCK ISSUED IN THE MERGER; AFFILIATES

  The Mississippi Chemical Common Stock to be issued to First Mississippi shareholders in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "affiliate" of First Mississippi within the meaning of Rule 145 under the Securities Act. Persons who may be deemed to be affiliates of First Mississippi generally include individuals or entities that control, are controlled by, or are under common control with First Mississippi, and may include the directors and principal executive officers of First Mississippi as well as any principal shareholder of First Mississippi.

DISSENTERS' RIGHTS

  Mississippi Chemical shareholders are not entitled to dissenters' rights in connection with the Merger or the Stock Issuance. First Mississippi shareholders who do not vote in favor of the Merger, who file a written notice with First Mississippi prior to the time that the vote with respect to the Merger is taken at the First Mississippi Annual Meeting and who otherwise comply with Article 13 of the MBCA ("Article 13") will be entitled to certain dissenters' rights in connection with the Merger.

  The following is a summary of Article 13 and the procedures for dissenting from the Merger and demanding dissenters' rights. This summary is qualified in its entirety by reference to Article 13, which is reprinted in full as Appendix F to this Joint Proxy Statement/Prospectus provided to First Mississippi shareholders.Any First Mississippi shareholder who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so should refer to the statute and consult counsel prior to taking any action, since FAILURE TO STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN
ARTICLE 13 WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

  Article 13 states that persons in whose name shares are registered in the records of a corporation and persons who are beneficial owners of shares held in a voting trust or by nominees as the record holders (collectively defined, for purposes of this section only, as shareholders) are entitled to dissenters' rights, as long as they comply with the provisions set forth in
Article 13.

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

 Procedure for Exercise of Dissenters' Rights

  Shareholders who wish to exercise dissenters' rights:

    (i) must deliver to First Mississippi, before the vote with respect to the Merger is taken, written notice of their intent to demand payment for their shares if the Merger is adopted; and

    (ii) must not vote their shares in favor of the Merger.

Shareholders who do not satisfy these requirements are not entitled to payment for shares under Article 13.

  Although shareholders electing to exercise appraisal rights under Article 13 must not vote FOR adoption of the Merger, a vote against adoption of the Merger is not required in order for shareholders to exercise dissenters' rights. If a shareholder returns a signed proxy but does not specify a vote against adoption of the Merger or a discretion to abstain, the proxy will be voted for adoption of the Merger, which will have the effect of waiving that shareholder's dissenters' rights.

  If the Merger is approved, the Surviving Corporation must notify all shareholders entitled to assert dissenters' right under Article 13 that the action was taken and send them a dissenters' notice no later than 10 days after the Effective Time.

  Upon receipt of the dissenters' notice, dissenters must make a payment demand by the date set by the Surviving Corporation in the notice. A shareholder who elects to exercise dissenters' rights must mail or deliver his or her written demand to: Rosalyn B. Glascoe, Corporate Secretary, Owen Cooper Administration Building, Highway 49 East, P. O. Box 388, Yazoo City, Mississippi 39194-0388. The written demand for payment should comply with the provisions of Article 13 and should specify the shareholder's name and mailing address, the number of shares of First Mississippi Common Stock owned, and that the shareholder is demanding payment of his or her shares. The shareholder must also certify that the shareholder acquired beneficial ownership of the shares before the date set forth in the dissenters' notice and deposit his or her share certificates in accordance with the terms of the dissenters' notice. Failure to make a payment demand or to deposit the share certificates where required, each by the date set forth in the dissenters' notice, shall forfeit the shareholder's entitlement to payment for his or her shares.

  As soon as the Merger is approved, or upon receipt of a payment demand, the Surviving Corporation will pay dissenting shareholders who complied with
Article 13 the amount that the Surviving Corporation estimates to be the fair value of the dissenters' shares, plus accrued interest. Such fair value will be determined after giving effect to the Distribution.

 Procedure if the Dissenters are Dissatisfied with the Payment Offer

  Dissenters may reject the Surviving Corporation's offer and demand payment of the fair value of their shares and interest due as determined through a judiciary appraisal of their shares, or may notify the Surviving Corporation in writing of their own estimate of the fair value of their shares and amount of interest due and demand payment of their estimate. To be entitled to such rights, the dissenters must notify the Surviving Corporation of their demand in writing within 30 days after the Surviving Corporation made or offered payment for shares.

  If a judiciary appraisal is required because, as set forth in the preceding paragraph, a dissenter has rejected the Surviving Corporation's offer and demanded payment of the fair value of the shares and interest due as determined through a judiciary appraisal, the Surviving Corporation will commence a proceeding within 60 days after receiving the payment demand and petition an appropriate court, as described in Article 13, to determine the fair value of the shares and accrued interest.

  The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers who may be appointed by the court; legal counsel and experts for the respective parties. The court may assess the costs against the Surviving Corporation, except that the court may assess costs against all or some of the dissenters to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Article 13.

                               THE DISTRIBUTION

  This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Distribution. To the extent that they relate to the Distribution Documents, the following descriptions do not purport to be complete and are qualified in their entirety by reference to the Distribution Documents, which are attached as Appendix B to this Joint Proxy Statement/Prospectus and incorporated herein by reference. ALL SHAREHOLDERS ARE URGED TO READ THE DISTRIBUTION AGREEMENT, THE TAX DISAFFILIATION AGREEMENT AND THE EMPLOYEE BENEFITS AGREEMENT IN THEIR ENTIRETY. In addition, the First Mississippi shareholders are urged to read in its entirety the ChemFirst Prospectus attached as Appendix E.

BACKGROUND OF AND REASONS FOR THE DISTRIBUTION

  Because the Fertilizer Business is the only business of First Mississippi that Mississippi Chemical proposes to acquire, First Mississippi has determined to effect the Distribution, which, based upon the opinion of special counsel to First Mississippi, will be tax free to First Mississippi shareholders for Federal income tax purposes (except to the extent of cash received for fractional shares). See "Certain Federal Income Tax Consequences." The Distribution will separate the Fertilizer Business from First Mississippi's other businesses and will enable Mississippi Chemical to acquire only the Fertilizer Business in the Merger; the Distribution will leave First Mississippi's remaining businesses as a separate publicly held company (ChemFirst), owned by the existing First Mississippi shareholders. First Mississippi's agreement to effect the Distribution fulfilled a condition to Mississippi Chemical's willingness to enter into the Merger Agreement.

  Although the Distribution will not be effected unless the Merger is approved and is about to occur, the Distribution is separate from the Merger and the shares of ChemFirst Common Stock to be received by holders of First Mississippi Common Stock in the Distribution do not constitute a part of the Merger consideration. FIRST MISSISSIPPI SHAREHOLDER APPROVAL OF THE DISTRIBUTION IS NOT REQUIRED UNDER MISSISSIPPI LAW AND SUCH APPROVAL IS NOT BEING SOUGHT. HOWEVER, FIRST MISSISSIPPI DOES NOT INTEND TO EFFECT THE DISTRIBUTION IN THE EVENT THAT THE MERGER IS NOT APPROVED AT THE FIRST MISSISSIPPI ANNUAL MEETING.

TERMS OF THE DISTRIBUTION AGREEMENT

  The Distribution will, by means of a spin-off of First Mississippi's chemicals and other non-fertilizer businesses, separate First Mississippi's Fertilizer Business from its other businesses and enable Mississippi Chemical to acquire only the Fertilizer Business in the Merger.

 The Distribution

  The Distribution Agreement provides that the Distribution will be effected prior to the Merger by the dividend distribution to each holder of record of First Mississippi Common Stock as of the close of business on the Distribution Record Date of certificates representing one share of ChemFirst Common Stock for every share of First Mississippi Common Stock held by such shareholder.

 The Transfers

  The Distribution Agreement provides for First Mississippi to consummate the Transfers prior to the Distribution. The Transfers include the following transactions, each of which will be effected prior to the time of the
Distribution:

    (a) First Mississippi will transfer, assign and convey to ChemFirst, all of the issued and outstanding capital stock of its non-fertilizer subsidiaries, including those of its chemicals, combustion, plasma processing and steel operations.

    (b) In addition to the transfers referred to above, First Mississippi will, or will cause its subsidiaries to, transfer, assign and convey to ChemFirst all other assets of First Mississippi which are not primarily related to the Fertilizer Business, including, but not limited to: (i) all assets of First Mississippi and its subsidiaries located in the Jackson, Mississippi metropolitan area (other than books and records of First Mississippi to the extent that they do not relate to the business of ChemFirst); (ii) all cash and cash equivalents (including marketable securities) of the Fertilizer Business and all excess proceeds of the Financing except as otherwise provided in the Merger Agreement;
  (iii) the note receivable from Getchell Gold and (iv) certain other receivables.

    (c) Prior to the Distribution, FirstMiss Fertilizer, Inc. will be merged with and into First Mississippi with First Mississippi as the surviving corporation in the merger.

    (d) Prior to First Mississippi's transfer of the capital stock of FEC Marketing, Inc. to ChemFirst, FEC Marketing, Inc. will transfer its interests in FirstMiss Fertilizer Limited Partnership and FirstMiss Fertilizer of Texas LP to a Fertilizer Business entity.

  As a result of the Transfers, at the time of the Distribution ChemFirst will own all of the assets of First Mississippi other than those of the Fertilizer Business.

 Transfer of Liabilities

  Pursuant to the Distribution Agreement, the parties will further agree that, except as otherwise provided in the Merger Agreement and the Distribution Documents at or prior to the time of the Distribution, ChemFirst will assume all liabilities of First Mississippi and its subsidiaries, other than liabilities to the extent arising out of, based upon, or resulting from the operation of the business of, or to the extent relating to, the Fertilizer Business (the "ChemFirst Assumed Liabilities"), and First Mississippi will retain First Mississippi's debt and all liabilities (whether arising before or after the time of the Distribution) to the extent arising out of, based upon, or resulting from the operation of, or to the extent relating to, the Fertilizer Business (the "First Mississippi Assumed Liabilities"). However, the First Mississippi Assumed Liabilities will not include any liability with respect to the former operation of the fertilizer manufacturing facility in Ft. Madison, Iowa.

 Certain Further Transfers

  The Distribution Agreement provides that if, after the time of the Distribution, either ChemFirst or First Mississippi holds assets which by the terms of the Distribution Agreement or the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party will promptly assign and transfer or cause to be assigned and transferred such assets to the other party.

 Use of Names

  Following the time of the Distribution, ChemFirst will have the sole and exclusive ownership of and right to use all of the names, trademarks, trade names and other proprietary rights of First Mississippi, other than "Urifirst" and "Urifeed."

 Certain Covenants

  The Distribution Agreement provides that for two years after the time of the Distribution, neither First Mississippi nor ChemFirst will, directly or indirectly, solicit the employment of any employee of the other party and its subsidiaries; provided that ChemFirst may solicit the employment of certain employees identified pursuant to the Distribution Agreement.

  The Distribution Agreement also provides that prior to the time of the Distribution, First Mississippi will transfer and assign to ChemFirst all of First Mississippi's insurance policies other than (i) any policy which relates solely to the Fertilizer Business and (ii) any policy that is not assignable pursuant to its terms (a "Non-Assignable Policy"). In the event any policy is a Non-Assignable Policy, First Mississippi will keep such policy in effect during its remaining term and will refrain from taking any actions (other than making a claim) which may affect ChemFirst's entitlement to the benefits of, or coverage under, such policy. With respect to First Mississippi's (i) general liability policy and (ii) excess casualty policy, in the event such policies are assigned to

ChemFirst pursuant to the Distribution Agreement, ChemFirst will keep such policies in effect during their respective terms and will refrain from taking any actions (other than making a claim) which may effect First Mississippi's entitlement to the benefits of, or coverage under, such policies. First Mississippi and ChemFirst will also agree in the Distribution Agreement to cooperate with each other with respect to the processing of any claims which are covered by any insurance policy in existence prior to the time of the Distribution.

 Settlement of Intercompany Balances

  In connection with the Distribution, all amounts owing between the ChemFirst entities and the Fertilizer Business entities, other than amounts arising in the ordinary course of business, will be deemed paid in full at or prior to the Distribution.

 Mutual Indemnities

  The Distribution Agreement provides that effective upon the Distribution, ChemFirst will indemnify and hold First Mississippi, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all ChemFirst Assumed Liabilities. Effective upon the Distribution, First Mississippi will indemnify and hold ChemFirst, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all First Mississippi Assumed Liabilities. If either of the foregoing indemnities is unavailable for any reason, the parties have agreed to contribute in respect of any such loss, claim, damage or liability on an equitable basis.

 Mutual Releases

  The Distribution Agreement provides that effective upon the Distribution and except as otherwise specifically set forth in the Distribution Agreement, each of ChemFirst and First Mississippi releases and forever discharges the other, and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns that the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Distribution; provided, however, that the foregoing general release will not apply to the Distribution Agreement or the transactions contemplated thereby and does not affect either party's right to enforce the Distribution Agreement or any other agreement contemplated thereby in accordance with its terms. The Distribution Agreement provides that each party understands and agrees that, except as otherwise specifically provided therein, neither the other party nor any of its subsidiaries is, in the Distribution Agreement or any other agreement or document, representing or warranting to such party in any way as to the assets, businesses or liabilities transferred or assumed as contemplated by the Distribution Agreement or as to any consents or approvals required in connection with the consummation of the transactions contemplated by the Distribution Agreement, it being agreed and understood that each party shall take or keep all of its assets "as is" and that it shall bear the economic and legal risk that conveyance of such assets may prove to be insufficient or that the title to any assets may be other than good and marketable and free from encumbrances.

 Conditions to the Distribution

  The obligations of First Mississippi and ChemFirst to consummate the Distribution are subject to the fulfillment of each of the following conditions: (i) the Tax Disaffiliation Agreement and Employee Benefits Agreement shall have been executed and delivered by each of First Mississippi and ChemFirst; (ii) the Transfers as described in the Distribution Agreement shall have been successfully consummated; (iii) each condition to the Closing of the Merger Agreement set forth therein, other than the condition to each parties obligations set forth therein as to the satisfaction of conditions contained in the Distribution Agreement, shall have been fulfilled; (iv) any registration statement filed by ChemFirst with the Commission in connection with the issuance of ChemFirst Common Stock in the Distribution shall have become effective, and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order; (v) the shares of ChemFirst Common Stock to be issued in the Distribution shall have been listed on the NYSE, subject to official notice of issuance; (vi) all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity or any other public or private entity the failure of which to obtain would have a material adverse effect on ChemFirst and its subsidiaries taken as a whole or First Mississippi and its subsidiaries taken as a whole, shall have been filed, occurred, or been obtained; (vii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect; (viii) First Mississippi and ChemFirst shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom to the effect that the Distribution qualifies as a tax-free distribution under Section 355 of the Code; and (ix) the Financing shall have been obtained and the transfer of cash and cash equivalents to ChemFirst as described above under "The Transfers" shall have been consummated.

 Amendment

  Pursuant to the Merger Agreement, First Mississippi and ChemFirst may not modify or amend the Distribution Agreement in a manner adverse to Mississippi Chemical without the consent of Mississippi Chemical.

TERMS OF THE TAX DISAFFILIATION AGREEMENT

  In connection with the Distribution and Merger, First Mississippi and ChemFirst entered into the Tax Disaffiliation Agreement, which sets forth each party's rights and obligations with respect to the allocation and payment of liabilities, and entitlements to refunds, if any, of Federal, state, local or foreign taxes for periods before and after the Distribution. The Tax Disaffiliation Agreement also provides for related matters, such as the allocation of responsibility for and the provision of cooperation in the filing of any tax returns and the conduct of audits.

  Under the Tax Disaffiliation Agreement, ChemFirst is, except as described below, responsible for (i) any tax liability of First Mississippi and its subsidiaries for periods ending on or before the Distribution (including any tax liability imposed as a result of First Mississippi or its subsidiaries having joint and several liability as members of an affiliated group of corporations), (ii) any tax liability resulting from the Distribution, the Merger or the Transfers, and (iii) any tax liability of ChemFirst or its subsidiaries for all periods. ChemFirst will be entitled to any tax refunds that relate to those periods. First Mississippi (the Surviving Corporation) is responsible for (i) taxes of First Mississippi and its subsidiaries for taxable periods (or portions thereof) beginning after the Distribution; and
(ii) all taxes of First Mississippi or ChemFirst and their respective subsidiaries for any period resulting from the breach of any representation, warranty or covenant of Mississippi Chemical or, with respect to breaches occurring after the Distribution, First Mississippi set forth in the Merger Agreement, the Distribution Agreement or the Tax Disaffiliation Agreement. Accordingly, in the event the Distribution is determined not to qualify as a tax-free distribution under Section 355 of the Code, the Merger is determined not to qualify as a tax-free reorganization under Section 368(a) of the Code, or the Transfers are determined not to consist of tax-free transactions (in each case for reasons other than being due to actions taken by Mississippi Chemical or its subsidiaries, or by First Mississippi or its subsidiaries with respect to periods (or portions thereof) beginning after the Distribution), then ChemFirst will be responsible for all corporate taxes resulting therefrom. First Mississippi and ChemFirst will be entitled to any tax refunds that relate to those periods for which they are liable for taxes due.

TERMS OF THE EMPLOYEE BENEFITS AGREEMENT

  In connection with the Distribution, First Mississippi and ChemFirst will enter into the Employee Benefits Agreement which will govern the rights and obligations of First Mississippi and ChemFirst after the Distribution with respect to the employees of First Mississippi. Prior to the time of the Distribution, First Mississippi and ChemFirst will cooperate to transfer each employee of First Mississippi other than Fertilizer Employees to the employ of ChemFirst effective as of the time of the Distribution. With respect to such transferred employees and all other past, present, active or inactive employees of First Mississippi (or their dependents or beneficiaries), other than the Fertilizer Employees, ChemFirst will assume the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation and similar obligations accrued and earned prior to the time of the Distribution and the termination or alleged termination of such persons' employment with First Mississippi. With respect to Fertilizer Employees, First Mississippi will retain the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation and similar obligations accrued and earned prior to the time of the Distribution and the termination or alleged termination of such persons' employment with First Mississippi.

  Pursuant to the Employee Benefits Agreement, ChemFirst will assume all employee benefit plans of First Mississippi and all other employment, severance and benefit plans, contracts or arrangements covering all employees or former employees of First Mississippi who are not Fertilizer Employees. Under the Employee Benefits Agreement, First Mississippi and ChemFirst will agree to cooperate to amend all employee benefit plans to be transferred as necessary to establish ChemFirst as successor to First Mississippi as to all duties, liabilities and obligations under each of such plans and to take such other steps as may be necessary to prevent the consummation of the transactions contemplated by the Merger from causing a termination of employment with respect to such plans.

  The Employee Benefits Agreement further provides that each First Mississippi Option held by any employee or former employee of First Mississippi other than a Fertilizer Employee, whether vested or unvested, exercisable or unexercisable, will be exchanged for an option (a "ChemFirst Option") to purchase a number of shares of ChemFirst Common Stock equal to the number of shares of First Mississippi Common Stock into which such First Mississippi Option was exercisable times a conversion ratio (the "ChemFirst Option Conversion Ratio") equal to the fair market value of the First Mississippi Common Stock divided by the fair market value of the ChemFirst Common Stock. The exercise price of the ChemFirst Option will equal the exercise price of the First Mississippi Option divided by the ChemFirst Option Conversion Ratio. For purposes of the Employee Benefits Agreement, the fair market value of the First Mississippi Common Stock will be the greater of (x) the average of the trading prices of First Mississippi Common Stock for the ten trading days immediately preceding the date that the First Mississippi Common Stock commences trading on an ex-dividend basis (with respect to the Distribution) or (y) the sum of (A) the average of the trading prices of the First Mississippi Common Stock for the period from the ex-dividend date (with respect to the Distribution) to the time of the Distribution and (B) the average of the trading prices of the ChemFirst Common Stock for the ten trading days following the tenth trading day after the time of the Distribution (the "ChemFirst Average Price"). The fair market value of the ChemFirst Common Stock will equal the ChemFirst Average Price. Pursuant to the Employee Benefits Agreement, effective as of the time of the Distribution, each outstanding First Mississippi Convertible Debenture will, subject to any required consent of the holder of such First Mississippi Convertible Debenture, be exchanged for a ChemFirst debenture which shall be substantially identical to such First Mississippi Convertible Debenture provided that such debenture shall be convertible into securities of ChemFirst based on a conversion rate which is appropriately adjusted consistent with the adjustments with respect to the exchange of First Mississippi Options for ChemFirst Options.

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

CERTAIN INFORMATION REGARDING CHEMFIRST AFTER THE DISTRIBUTION

  General

  After the Distribution, the principal businesses of ChemFirst will involve continuous production of aniline, nitrobenzene, nitrotoluene and toluidines; custom production of fine chemicals for chemical, agricultural and pharmaceutical companies; and production of electronic performance chemicals for the semiconductor and related industries. Other significant businesses will include the design and production of low-emission burners, flares and incinerators and thermal plasma equipment for steel production, waste treatment and research. ChemFirst will also produce steel ingots and billets from melted scrap. See "Business" in the Chemfirst Prospectus included as Appendix E hereto.

  Management

  At the time of the Distribution, ChemFirst's board of directors will be identical to First Mississippi's except that two additional directors -Michael
J. Ferris and Dan F. Smith- will serve on ChemFirst's board. The executive officers of First Mississippi will hold the same positions with ChemFirst as they currently hold with First Mississippi. See "Management" in the ChemFirst Prospectus included as Appendix E hereto. The compensation and benefits ChemFirst will provide its management will be comparable to that currently provided by First Mississippi.

  Description of ChemFirst Common Stock

  The rights and privileges of holders of ChemFirst Common Stock are substantially the same as those of holders of First Mississippi Common Stock except that, under ChemFirst's Articles of Incorporation, directors of ChemFirst may only be removed for cause, ChemFirst shareholders are not entitled to cumulate their votes for election of directors, certain amendments to ChemFirst's Articles of Incorporation require the affirmative vote of the holders of four-fifths of the outstanding shares unless recommended by two-thirds of the board of directors and amendments to ChemFirst's by-laws which are made by shareholders require the affirmative vote of two-thirds of the outstanding shares.

  ChemFirst has adopted a shareholder rights plan which is substantially similar to the First Mississippi rights plan. Each share of ChemFirst Common Stock distributed pursuant to the Distribution will be distributed with an associated right under the ChemFirst rights plan.

  For a further description of the rights and privileges of holders of ChemFirst Common Stock, see "Description of ChemFirst Capital Stock" in the ChemFirst Prospectus included as Appendix E hereto.

  Risk Factors Relating to ChemFirst

  For a discussion of certain risks associated with an investment in ChemFirst Common Stock, see "Risk Factors" in the ChemFirst Prospectus included as Appendix E hereto.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain material Federal income tax consequences of the Transfers, the Distribution and the Merger to the holders of First Mississippi Common Stock. The Federal income tax discussion set forth below is for general information only and may not apply to particular categories of holders of First Mississippi Common Stock subject to special treatment under the Code, including, without limitation, foreign holders and holders whose First Mississippi securities were acquired pursuant to the exercise of any employee stock option or otherwise as compensation. EACH HOLDER OF FIRST MISSISSIPPI COMMON STOCK IS URGED TO CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE TRANSFERS, THE DISTRIBUTION AND THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

  The discussion below refers to certain opinions of counsels to First Mississippi and Mississippi Chemical. Counsels' opinions are based upon certain qualifications and assumptions as noted therein and are based upon certain representations of Mississippi Chemical and First Mississippi. Neither Mississippi Chemical nor First Mississippi has requested an advance ruling from the Internal Revenue Service as to the tax consequences of the Transfers, the Distribution or the Merger. Each counsel's opinion represents such counsel's best legal judgment. Counsels' opinions are not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will not take one or more contrary positions.

CONSEQUENCES OF THE TRANSFERS AND THE DISTRIBUTION

  As a condition of consummating the Merger and the Distribution, Mississippi Chemical, First Mississippi and ChemFirst will receive at or prior to closing an opinion from First Mississippi's special counsel, Skadden, Arps, Slate, Meagher & Flom (Illinois) ("Counsel"), to the effect that, on the basis of the facts, representations and assumptions set forth in the tax opinion, for Federal income tax purposes, the Distribution qualifies as a tax-free distribution under Section 355 of the Code, and the Transfers will not be taxable transactions under one or more of Sections 332, 351 or 368(a)(1)(D) of the Code. Mississippi Chemical and First Mississippi have agreed that this condition to closing the Distribution and the Merger cannot be waived by the parties. Accordingly, the transactions will not be consummated without the receipt of such opinion. Based upon such opinion, the following is a summary of certain material Federal income tax consequences of the Transfers and the
Distribution:

  1. A First Mississippi shareholder will not recognize any income, gain or loss as a result of the Distribution, except, as described below, in connection with cash received in lieu of fractional shares.

  2. A First Mississippi shareholder who receives cash in lieu of fractional shares of ChemFirst Common Stock will be treated as if such fractional shares had been received by the shareholder as part of the Distribution and then sold by such shareholder. Accordingly, such shareholder will recognize gain or loss equal to the difference between the cash so received and the portion of the tax basis in the ChemFirst Common Stock that is allocable to such fractional shares. Such gain or loss will be capital gain or loss, provided that such fractional shares would have been held by such shareholder as a capital asset at the time of the Distribution.

  3. Following the Distribution, a First Mississippi shareholder will apportion his or her tax basis for his or her shares of First Mississippi Common Stock prior to the Distribution between such First Mississippi Common Stock and the ChemFirst Common Stock received (or in the case of fractional shares, deemed received) in the Distribution in proportion to the relative fair market values of such First Mississippi Common Stock and ChemFirst Common Stock on the Distribution date.

  4. A First Mississippi shareholder's holding period for the ChemFirst Common Stock received in the Distribution will include the period during which such shareholder held his or her First Mississippi Common Stock with respect to which the ChemFirst Common Stock was received, provided that First Mississippi Common Stock is held as a capital asset by such shareholder at the time of the Distribution.

  5. No gain or loss will be recognized by First Mississippi as a result of the Transfers or the Distribution (other than income, if any, recognized by First Mississippi or its subsidiaries in connection with excess loss accounts under regulation (S)1.1502-19).

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

  If the Internal Revenue Service were to successfully challenge the Federal income tax treatment of the Transfers and Distribution set forth in Counsel's opinion and it were ultimately determined that the Distribution did not qualify under Section 355 of the Code, then for Federal income tax purposes
(i) each First Mississippi shareholder would be required to recognize dividend income to the extent of such shareholder's allocable share of First Mississippi's current and accumulated earnings and profits on the receipt of ChemFirst Common Stock in the Distribution in an amount equal to the fair market value of the shares of ChemFirst Common Stock received in the Distribution (the "Distribution Amount"), and, to the extent the Distribution Amount exceeded such shareholder's allocable share of First Mississippi's current and accumulated earnings and profits, such shareholder would be required to reduce his or her tax basis in First Mississippi Common Stock to zero and thereafter recognize gain, and (ii) First Mississippi would be required to recognize gain on the Distribution to the extent that the fair market value of the shares of ChemFirst Common Stock issued in the Distribution exceeded First Mississippi's tax basis in such shares. In this event, (a) the tax basis of the shares of ChemFirst Common Stock received by a First Mississippi shareholder would be the fair market value of such shares on the date of the Distribution, and (b) the holding period for such shares of ChemFirst Common Stock would begin the day after the date of the Distribution.

  Current treasury regulations require each First Mississippi shareholder who receives ChemFirst Common Stock pursuant to the Distribution to attach to his or her Federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 to the Distribution. ChemFirst will convey the appropriate information to each First Mississippi shareholder of record as of the Distribution Record Date.

CONSEQUENCES OF THE MERGER

  As a condition to consummating the Merger, First Mississippi will receive at or prior to closing an opinion of Counsel and Mississippi Chemical will receive at or prior to closing an opinion from its counsel, Hughes & Luce, L.L.P., stating that based upon the facts, representations and assumptions set forth in the opinions, for Federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a). Mississippi Chemical and First Mississippi have agreed that this condition to closing the Merger cannot be waived by the parties. Accordingly, the Merger will not be consummated without the receipt of such opinions. Based upon such opinions, the following is a summary of certain of the material Federal income tax consequences of the Merger:

  1. No gain or loss will be recognized by First Mississippi shareholders whose shares of First Mississippi Common Stock are exchanged solely for Mississippi Chemical Common Stock pursuant to the Merger (except with respect to cash received by such First Mississippi shareholders in lieu of fractional share interests in Mississippi Chemical Common Stock). A First Mississippi shareholder who receives cash in lieu of fractional shares of Mississippi Chemical Common Stock will be treated as if such fractional shares had been received by the shareholder as part of the Merger and then sold by such shareholder. Accordingly, such shareholder will recognize gain or loss equal to the difference between the cash so received and the portion of the tax basis in First Mississippi Common Stock (as determined immediately following the Distribution) that is allocable to such fractional shares. Such gain or loss will be capital gain or loss, provided that such fractional shares would have been held by such shareholder as a capital asset at the Effective Time.

  2. The aggregate tax basis of the Mississippi Chemical Common Stock received (or, in the case of fractional shares, deemed received) by First Mississippi shareholders who exchange their First Mississippi Common Stock solely for Mississippi Chemical Common Stock in the Merger will be the same as the aggregate tax basis of the First Mississippi Common Stock (as determined immediately following the Distribution) surrendered in exchange therefor.

  3. The holding period for the shares of Mississippi Chemical Common Stock received in the Merger will include the period during which the shares of the First Mississippi Common Stock surrendered in exchange therefor were held, provided that such shares of First Mississippi Common Stock were held as capital assets at the Effective Time.

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

  4. No gain or loss will be recognized by First Mississippi, Miss Sub or Mississippi Chemical as a result of the Merger (other than income, if any, recognized by First Mississippi or its subsidiaries in connection with excess loss accounts under regulation (S)1.1502-19).

                                 THE COMPANIES

  A more detailed description of the business of Mississippi Chemical is contained in Mississippi Chemical's Annual Report on Form 10-K incorporated herein by reference. A more detailed description of the business of First Mississippi and the Fertilizer Business is contained in First Mississippi's Annual Report on Form 10-K/A incorporated herein by reference. See "Incorporation of Certain Information by Reference."

MISSISSIPPI CHEMICAL

  Mississippi Chemical is a full product line fertilizer supplier. Mississippi Chemical produces nitrogen and potash fertilizers for sale primarily in the southern farming regions of the United States and in areas served by the Mississippi River system and phosphate fertilizers for sale primarily in international markets. Mississippi Chemical was incorporated in Mississippi in 1994 and is the successor by merger, effective July 1, 1994, to a business which was formed in 1948 as the first fertilizer cooperative in the United States. In August 1994, Mississippi Chemical completed an initial public offering of 5,800,000 shares of Common Stock, of which 3,397,928 shares were sold by Mississippi Chemical. In August 1996, Mississippi Chemical acquired substantially all of the assets of the Potash Companies. For additional information regarding the acquisition of the Potash Companies, see "Recent Developments." The principal executive offices of Mississippi Chemical are located at Highway 49 East, P.O. Box 388, Yazoo City, Mississippi 39194, and its telephone number is (601) 746-4131.

MISS SUB

  Miss Sub is a newly formed Mississippi corporation and a wholly-owned subsidiary of Mississippi Chemical. Miss Sub was organized for the purpose of effecting the Merger pursuant to the Merger Agreement. Miss Sub has no material assets and has not engaged in any activities except in connection with the Merger. The principal executive offices of Miss Sub are located at Highway 49 East, P.O. Box 388, Yazoo City, Mississippi 39194, and its telephone number is (601) 746-4131.

FIRST MISSISSIPPI

  First Mississippi was incorporated in Mississippi in 1957. First Mississippi's principal activities involve the production of chemicals and fertilizer and related products and services. These activities include: the production and sale of a variety of organic chemicals, including industrial chemical intermediates, complex fine chemicals used for agricultural and pharmaceutical, polymer and photosensitive applications and electronic performance chemicals used in the semiconductor and related industries; the production and sale of anhydrous ammonia and urea; the design and production of low-emmission burners, flares and incenerators and thermal plasma equipment for steel production, waste treatment and research; and the production of steel ingots and billets from melted scrap. The principal executive offices of First Mississippi are located at 700 North Street, P. O. Box 1249, Jackson, Mississippi 39215-1249.

CHEMFIRST

  ChemFirst, a wholly owned subsidiary of First Mississippi, was incorporated in 1983 but has had no activities during the last five years. Prior to the Distribution, First Mississippi will transfer all of its cash, assets and liabilities (other than those of the Fertilizer Business and its obligations under the Financing) to ChemFirst. The principal executive offices of ChemFirst are located at 700 North Street, P. O. Box 1249, Jackson, Mississippi 39215-1249. See "The Distribution" and the ChemFirst Prospectus attached as Appendix E.

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

             DESCRIPTION OF CAPITAL STOCK OF MISSISSIPPI CHEMICAL

  The authorized capital stock of Mississippi Chemical consists of 100,500,000 shares, of which 100,000,000 shares are Mississippi Chemical Common Stock and 500,000 shares are preferred stock, par value $.01 per share. At October 30, 1996, there were 21,065,783 shares of Mississippi Chemical Common Stock outstanding and held of record by 10,630 shareholders and no shares of preferred stock outstanding. A more detailed description of the capital stock of Mississippi Chemical is contained in Mississippi Chemical's registration statements on Form 8-A, each dated September 23, 1996 and incorporated herein by reference. See "Incorporation of Certain Information by Reference."

COMMON STOCK

  The issued and outstanding shares of Mississippi Chemical Common Stock are, and the shares being offered hereby will, upon payment therefor, be validly issued, fully paid and nonassessable. Subject to the rights of holders of Preferred Stock, the holders of outstanding shares of Mississippi Chemical Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Mississippi Chemical Board may from time to time determine. The shares of Mississippi Chemical Common Stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of Mississippi Chemical. Each outstanding share of Mississippi Chemical Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting in the election of Directors.

PREFERRED STOCK

  Mississippi Chemical's Articles of Incorporation authorize the Mississippi Chemical Board to issue the preferred stock in classes or series and to establish the designations, preferences, qualifications, limitations or restrictions of any class or series with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. Mississippi Chemical may issue, without the approval of the holders of Mississippi Chemical Common Stock, preferred stock that has voting, dividend or liquidation rights superior to the Mississippi Chemical Common Stock and that may adversely affect the rights of holders of Mississippi Chemical Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Mississippi Chemical Common Stock and could have the effect of delaying, deferring or preventing a change in control of Mississippi Chemical.

RIGHTS TO PURCHASE PREFERRED STOCK

  Mississippi Chemical declared a dividend of one preferred share purchase right (a "Right") payable on August 15, 1994 to shareholders of record as of August 5, 1994 for each share of Mississippi Chemical Common Stock. Mississippi Chemical Common Stock issued after August 5, 1994 will be issued with an associated Right. Each Right entitles its holder to purchase one one-hundredth of a share of Mississippi Chemical preferred stock, Series A, $0.01 par value per share (the "Series Preferred Stock"), at an exercise price of $50.00 per share (the "Purchase Price"), subject to certain adjustments. Prior to the date that the Rights become exercisable, the Rights may be transferred only in connection with the underlying shares of Mississippi Chemical Common Stock. The Rights will expire on August 15, 2004, unless earlier redeemed or exchanged by Mississippi Chemical.

  The Rights are exercisable upon the earlier to occur of (i) 10 days following the date of public disclosure that a person or group, together with its affiliates and associates (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Mississippi Chemical Common Stock and (ii) 10 days following commencement of or disclosure of an intention to commence a tender offer or exchange offer if, upon consummation of the offer, such person or group, together with such persons' affiliates and associates, could acquire beneficial ownership of 25% or more of the outstanding Mississippi Chemical Common Stock.

  If Mississippi Chemical is acquired in a merger or other business combination in which the Mississippi Chemical Common Stock does not remain outstanding or is changed or 50% or more of Mississippi Chemical's consolidated assets or earning power is sold, leased, pledged or otherwise transferred or disposed of, the Rights will "flip over" and entitle each holder of a Right to purchase at the then-current Purchase Price, common stock of the acquiring company with a market value of two times the Purchase Price.

  If (i) a person acquires 20% of the outstanding Mississippi Chemical Common Stock, (ii) Mississippi Chemical is the surviving corporation in a merger with an Acquiring Person and the Mississippi Chemical Common Stock remains outstanding and unchanged, or (iii) an Acquiring Person engages in one of certain "self-dealing" transactions, the Rights will "flip in" and entitle each holder to purchase at the then-current Purchase Price, Mississippi Chemical Common Stock with a market value of two times the Purchase Price. Any of these events is a "Triggering Event." Any Rights owned by an Acquiring Person become null and void upon the occurrence of the earlier of the a decision of the Mississippi Chemical Board to exchange the Rights and a Triggering Event. Under certain circumstances, the disinterested directors can approve a transaction with a specific shareholder that would otherwise be a Triggering Event, and freeze the Rights in connection with that specific transaction.

  At any time any person becomes an Acquiring Person and prior to such time as such person, together with its affiliates, becomes the beneficial holder of at least 50% of the outstanding Mississippi Chemical Common Stock, Mississippi Chemical may, provided that all necessary regulatory approvals have been obtained, exchange the Rights (other than the Rights owned by such Acquiring Person, which become null and void), in whole or in part, at a ratio of one share of Mississippi Chemical Common Stock per Right, subject to adjustment.

  Prior to ten days after it has become public that an Acquiring Person has become such (with the possibility for the Mississippi Chemical Board to extend that period for an additional ten days), Mississippi Chemical may redeem the Rights at a price of $0.01 per Right. Mississippi Chemical may, without the approval of any holder of the Rights, but only if at that time the Mississippi Chemical Board consists of a majority of disinterested directors, supplement or amend any provision of the Rights Agreement, except the redemption price.

  Series Preferred Stock issued upon exercise of the Rights will not be redeemable. Each share of Series Preferred Stock will be entitled to a minimum preferential quarterly dividend of $25.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Mississippi Chemical Common Stock, if greater. In the event of liquidation, the holders of the Series Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of Mississippi Chemical Common Stock, if greater. In the event of any merger or other business combination in which Mississippi Chemical Common Stock is exchanged, each share of Series Preferred Stock will be entitled to receive 100 times the amount received per share of Mississippi Chemical Common Stock.

  The Rights have certain anti-takeover effects. The Rights may deter takeover attempts because they may cause substantial dilution to a person or group that attempts to acquire Mississippi Chemical on terms not approved by the Mississippi Chemical Board, except pursuant to an offer conditioned upon a substantial number of Rights being acquired. The Rights should not interfere with any merger or business combination approved by the Mississippi Chemical Board because the Rights are redeemable.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Mississippi Chemical Common Stock is Harris Trust and Savings Bank.


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

     COMPARATIVE RIGHTS OF SHAREHOLDERS OF MISSISSIPPI CHEMICAL AND FIRST
                                  MISSISSIPPI

  Upon consummation of the Merger, the shareholders of First Mississippi will become shareholders of Mississippi Chemical. Although the charters and bylaws of the two companies are similar in many respects, there are material differences between their governing documents that should be carefully considered by First Mississippi shareholders in evaluating the proposed Merger. The following comparison of Mississippi Chemical's articles and bylaws and First Mississippi's charter and bylaws does not purport to be complete and is qualified in its entirety by reference to such instruments. Copies of the Mississippi Chemical Articles of Incorporation and Bylaws are available for inspection at its offices and copies will be sent to Mississippi Chemical and First Mississippi shareholders upon request. Copies of the First Mississippi Charter of Incorporation and Bylaws are available for inspection at its offices and copies will be sent to First Mississippi shareholders upon request.

VOTING RIGHTS

  Required Vote For Certain Business Combinations. Mississippi law generally requires approval of a merger, consolidation, share exchange, or sale of assets other than in the regular course of business (a "Change of Control Transaction") by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon, unless the MBCA, the articles of incorporation, or the board of directors in a submission to shareholders requires a greater vote. In addition, Mississippi law provides that if any class of stock is entitled to vote as a class, approval of the plan of merger or share exchange also requires the affirmative vote of the holders of a majority of the shares of each class of stock entitled to vote as a class thereon.

  Mississippi law does not require a shareholder vote to approve a merger if:
(a) the articles of incorporation of the surviving corporation will not differ (except for a few specific exceptions) from its articles before the merger;
(b) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

  The Charter of Incorporation and the Bylaws of First Mississippi provide that the holders of four-fifths of the outstanding shares of stock of the corporation must approve Change of Control Transactions and certain other similar transactions. However, a majority of the outstanding shares can approve such a transaction (a) if two-thirds of the First Mississippi Board approves a memorandum of understanding setting forth the principal terms of the transaction and the transaction is substantially consistent therewith or
(b) if the other party to the transaction is a direct or indirect subsidiary of First Mississippi.

  The Articles of Incorporation of Mississippi Chemical provide that any Change of Control Transaction requires the affirmative vote of at least two-thirds of the outstanding common stock as well as the affirmative vote of at least two-thirds of the outstanding voting power entitled to be cast on the transaction by each voting group entitled to vote separately thereon. However, if the transaction has been approved and recommended to the shareholders by two-thirds of the Mississippi Chemical Board, then the Change of Control Transaction requires only the affirmative vote of a majority of the outstanding voting power and each voting class.

  Charter and By-Law Amendments. Mississippi law generally provides that an amendment to corporate articles of incorporation requires the approval of a majority of the shareholders. Under Mississippi law, unless the MBCA, the articles of incorporation, or the board of directors in a submission to the shareholders requires a greater vote or a class vote, the amendment must also be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights. In addition, Mississippi law provides that, in some circumstances, the holders of the outstanding shares of a class are entitled to vote as a separate voting group on a proposed amendment to the articles of incorporation. Mississippi law generally provides that either the board of directors or the shareholders may amend the corporation's bylaws.

  First Mississippi's Charter of Incorporation provides that certain provisions cannot be amended without the approval of four-fifths of the outstanding voting power. However, if two-thirds of the First Mississippi Board recommend to the shareholders the adoption of any such amendment, the shareholders of record holding two-thirds of the outstanding shares of stock of the corporation entitled to vote in elections of directors may amend such provisions. The First Mississippi Board may amend the First Mississippi Bylaws.

  The Articles of Incorporation of Mississippi Chemical generally provide that an article may be amended by the majority vote of the outstanding voting power. However, certain articles may be amended only upon approval of at least two-thirds of the outstanding voting power unless a greater vote is required under the MBCA. The Mississippi Chemical Bylaws generally provide that a majority of the outstanding stock or a majority of the Mississippi Chemical Board may amend the bylaws unless the shareholders in amending a particular bylaw provide expressly that the Mississippi Chemical Board may not amend such bylaw.

  Cumulative Voting. Under Mississippi law, shareholders have a right to cumulate their votes for directors unless the articles of incorporation provide otherwise. First Mississippi shareholders have cumulative voting rights, but Mississippi Chemical shareholders do not.

SPECIAL MEETINGS; CORPORATE ACTION WITHOUT A MEETING

  Special Meetings. Under Mississippi law, a corporation will hold a special meeting of shareholders: (i) on call of its board of directors or the person(s) authorized to do so by the articles of incorporation or bylaws or
(ii) unless the articles of incorporation provide otherwise, if the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the corporation's secretary one or more written demands for the meeting that describe the purpose(s) for which it is to be held. The First Mississippi Bylaws and the Mississippi Chemical Articles and Bylaws currently provide that the holders of at least 10% of all the votes entitled to vote at the proposed special meeting may call such meeting upon written demand.

  Corporate Action Without a Meeting. Under Mississippi law, action required or permitted by the MBCA to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Both First Mississippi and Mississippi Chemical allow corporate action without a meeting.

DIVIDENDS

  Under Mississippi law, a board of directors may authorize distributions to its shareholders subject to the articles of incorporation. No distribution may be made if, after giving it effect, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Both the First Mississippi Board and the Mississippi Chemical Board may declare distributions in accordance with Mississippi law.

DISSENTERS' RIGHTS

  Under Mississippi law, a shareholder generally is entitled to dissent from and obtain payment of the fair value of his or her shares in the event of: (a) a merger to which the corporation is a party (i) if shareholder approval is required for the merger and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent, in some circumstances; (b) a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; (c) a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, except in certain circumstances; (d) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares in certain ways or (e) any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. Mississippi law also provides for judicial appraisal of shares in certain circumstances. See "The Merger--Dissenters' Rights" and the Dissenters' Rights Statute attached as Appendix F to copies of this Joint Proxy Statement/Prospectus delivered to First Mississippi shareholders.

PROVISIONS RELATING TO DIRECTORS

  Number of Directors. The Bylaws of First Mississippi provide that the First Mississippi Board will consist of 12 persons, except that the number of directors will be temporarily increased to 13 beginning in November 1996, in anticipation of the retirement of a director in early 1997. Thereafter, the number of directors will be 12. The Articles of Incorporation and the Bylaws of Mississippi Chemical provide that the Mississippi Chemical Board will consist of no less than nine and no more than 15 directors, the exact number to be fixed and determined from time to time by resolution of a majority of the Mississippi Chemical Board.

  Vacancies. The Bylaws of First Mississippi provide that all vacancies in the First Mississippi Board will be filled by the First Mississippi Board, subject to shareholders confirmation if the new director's term extends beyond the next shareholders meeting. The Bylaws of Mississippi Chemical provide that, unless the articles of incorporation provide otherwise, the Mississippi Chemical Board may fill any vacancy. The Articles of Incorporation of Mississippi Chemical provide that any vacancy arising from the early retirement of a director may be filled by a vote of the remaining directors or the shareholders.

  Classification. The Charter of Incorporation and the Bylaws of First Mississippi provide for classification of the First Mississippi Board into three classes as nearly equal in number as possible, with one class being elected annually. The Articles of Incorporation and the Bylaws of Mississippi Chemical also provide for classification of the Mississippi Chemical Board into three classes as nearly equal in number as possible, with one class being elected annually.

  Shareholder Nominations. The Charter of Incorporation and the Bylaws of First Mississippi contain no provisions relating to shareholder nominations. The Bylaws of Mississippi Chemical provide that the Mississippi Chemical Board designates nominees for each class of directors.

  Removal. Under Mississippi law, shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. However, Mississippi law provides that if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. Further, Mississippi law states that if cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. However, if cumulative voting is not authorized,

Mississippi law provides that a director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her.

  Neither the Charter of Incorporation nor the Bylaws of First Mississippi contain provisions relating to the removal of directors. The Articles of incorporation and Bylaws of Mississippi Chemical provide that shareholders may remove one or more director(s) only for cause and only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

DERIVATIVE SUITS

  Under Mississippi law, shareholders may bring suits on behalf of a corporation to enforce the rights of a corporation. However, a shareholder may not commence or maintain a derivative proceeding unless the shareholder (i) was a shareholder of the corporation at the time of the act or omission complained of or became a shareholder through transfer by operation of law from one who was a shareholder at that time and (ii) fairly and adequately represents the interests of the corporation in enforcing the rights of the corporation. Further, prior to bringing suit, a shareholder must have made a written demand upon the corporation, which has been rejected or deemed rejected (if 90 days has elapsed without a response). In addition, upon termination of the derivative proceeding, the court may order the corporation to pay the plaintiff's reasonable expenses or order the plaintiff to pay any defendant's reasonable expenses under certain circumstances.

STATE ANTI-TAKEOVER STATUTES

  The Mississippi Shareholder Protection Act ("MSPA") generally provides for more stringent voting requirements for the approval of certain business combinations with interested shareholders (persons owning 20% or more of the voting power of the outstanding voting stock of a corporation). In addition to any vote otherwise required by law, by the certificate of incorporation, or by the bylaws of a corporation, a business combination covered by the MSPA must, with some exceptions, be approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single class and (b) two-thirds of the votes entitled to be cast by shareholders other than the interested shareholder, voting together as a single class.

  The Mississippi Control Share Act ("MCSA") generally provides for the decrease in voting power of certain "Control Shares" of a corporation. Control Shares are shares owned by any one person or group of persons that would, when added to all other shares of the corporation owned by such person or group, entitle such person or group to exercise voting power within the following ranges: one-fifth to one-third, one-third to one-half, or more than one-half of all voting power of the corporation. Unless otherwise provided in the articles of incorporation before a person acquires Control Shares, the voting power of the Control Shares is reduced to zero unless the corporation's shareholders approve, after receipt of a disclosure statement with respect to such person, a resolution according the shares the same voting rights as they had before they became control shares.

  Both First Mississippi and Mississippi Chemical are subject to the MSPA and the MCSA.

FIDUCIARY DUTIES OF DIRECTORS

  Under Mississippi law, a director will discharge his or her duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the corporation.

LIMITATION OF DIRECTOR LIABILITY

  Under Mississippi law, a director is not liable for any action taken as a director, or any failure to take any action, if he or she acted in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the corporation.

  The Charter of Incorporation and the Bylaws of First Mississippi contain no provisions dealing with the limitation of director liability. The Articles of Incorporation of Mississippi Chemical provide that the liability of directors for money damages for any action taken, or any failure to take any action, as a director or officer, is eliminated to the fullest extent permitted by the provisions of the MBCA, except that liability will not be eliminated for the amount of financial benefit received by a director to which the director is not entitled, an intentional infliction of harm on Mississippi Chemical or its shareholders, unlawful distributions, or an intentional violation of criminal law.

INDEMNIFICATION

  Under Mississippi law, a corporation may indemnify directors and officers against liability incurred in a proceeding if (a) he or she conducted himself or herself in good faith; (b) he or she reasonably believed that his or her conduct was (i) in the corporation's best interests (where the conduct was in his or her official capacity) or (ii) not opposed to the corporation's best interests (in all other cases); and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. However, Mississippi law provides that a corporation may not indemnify a director or an officer (a) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under Mississippi law, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

  The Charter of Incorporation and the Bylaws of First Mississippi do not specifically provide for indemnification; however, as permitted by Mississippi law, the shareholders of First Mississippi have adopted a resolution providing for indemnification of officers, directors and employees. The resolution generally clarifies and broadens the circumstances under which indemnity is provided by First Mississippi, and extends indemnification beyond directors and officers, to employees. First Mississippi has also entered into Indemnification Agreements with certain of its officers and directors. These Indemnification Agreements provide for indemnification of such officers or directors in the circumstances and subject to conditions set forth in the shareholder resolution. The effect of the Indemnification Agreements is to add to the indemnification rights granted by the resolution a contractual right to such indemnification which cannot be terminated or altered by amendment of the resolution. The Articles of Incorporation of Mississippi Chemical provide that the company will, to the fullest extent permitted by the provisions of the MBCA, indemnify any director, officer, employee, and agent against any and all of the expenses, liabilities, or other matters referred to in or covered by any provisions of the MBCA.

PREEMPTIVE RIGHTS

  Neither First Mississippi shareholders nor Mississippi Chemical shareholders have preemptive rights to acquire the corporation's unissued shares.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the Mississippi Chemical Common Stock to be issued in connection with the Merger and with respect to certain Federal income tax consequences of the Merger are being passed upon for Mississippi Chemical by Hughes & Luce, L.L.P., Dallas, Texas. The Federal income tax consequences to First Mississippi shareholders in connection with Transfers, the Distribution and the Merger are being passed upon for First Mississippi by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements of Mississippi Chemical, including the notes thereto as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996, incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The special purpose combined financial statements of First Mississippi Fertilizer Business to be Merged as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996, included herein, and the consolidated financial statements of First Mississippi Corporation as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996, incorporated by reference herein, have been included or incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing or incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                   ELECTION OF MISSISSIPPI CHEMICAL DIRECTORS

  The Articles of Incorporation of Mississippi Chemical provide that the Mississippi Chemical Board shall consist of no fewer than nine or more than fifteen directors, with the exact number of directors to be fixed by the Mississippi Chemical Board, and that the Mississippi Chemical Board shall be divided into three classes, with one class being elected each year for a three-year term. The number of directors had been fixed at twelve but, on July 17, 1996, the Board voted to reduce its number to eleven effective immediately following the Mississippi Chemical Annual Meeting and, accordingly, three directors are to be elected at the annual meeting to serve for three years or until the 1999 annual meeting of shareholders and until their respective successors shall have been elected and qualified. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the three nominees set forth hereinafter.

NOMINEES FOR ELECTION TO SERVE UNTIL 1999

 Wayne A. Thames, Age 60

  Director of Mississippi Chemical since 1973. For more than the past five years, Mr. Thames has been a cattleman in Evergreen, Alabama.

   Member: Director Affairs Committee.

 W. R. Dyess, Age 57

  Director of Mississippi Chemical since 1991. Since 1972, Mr. Dyess has served as President of Dyess Farm Center, Inc., in Bardwell, Texas, and ABC Ag Center, Inc., in Corsicana, Texas.

  Member: Audit Committee and Director Affairs Committee.

 David M. Ratcliffe, Age 47

  Director of Mississippi Chemical since July 1994. Early in 1995, Mr. Ratcliffe became Senior Vice President of External Affairs of the Southern Company, an Atlanta, Georgia, based utility holding company. From 1991 to 1995, Mr. Ratcliffe served as President and Chief Executive Officer of Mississippi Power Company, an electric utility. From 1989 until 1991, he was Executive Vice President of Southern Company Services, Inc.

  Member: Audit Committee.

REMAINING DIRECTORS

  Directors Continuing to Serve until 1997

 Coley L. Bailey, Age 45

  Director of Mississippi Chemical since 1978 and has served as Chairman of the Mississippi Chemical Board since 1988. For more than the past five years, Mr. Bailey has been engaged in farming activities in Yalobusha County, Mississippi.

  Member: Executive Committee and Ex Officio Member of all other Committees.

 Charles O. Dunn, Age 48

  Director of Mississippi Chemical since 1992. Mr. Dunn has been employed by Mississippi Chemical since 1978 and was elected President and Chief Executive Officer of Mississippi Chemical in April 1993. Prior to becoming President, he served in various positions within Mississippi Chemical, including Attorney and Executive Vice President.

  Member: Executive Committee.

 Woods E. Eastland, Age 51

  Director of Mississippi Chemical since July 1994. Since 1986, Mr. Eastland has been President and Chief Executive Officer of Staplcotn & Stapldiscount, a cotton marketing and financing cooperative located in Greenwood, Mississippi.

  Member: Compensation Committee.

 John Sharp Howie, Age 56

  Director of Mississippi Chemical since 1966 and has served as Vice Chairman of the Board since 1988. For more than the past five years, Mr. Howie has been engaged in farming activities in Yazoo County, Mississippi.

  Member: Executive Committee and Compensation Committee.

  Directors Continuing to Serve until 1998

 John W. Anderson, Age 61

  Director of Mississippi Chemical since 1989. Mr. Anderson is the former President and Chief Executive Officer of Alabama Farmers Cooperative, Inc. He served in that capacity from 1989 to 1995 when he retired.

  Member: Executive Committee and Audit Committee.

 Frank R. Burnside, Jr., Age 47

  Director of Mississippi Chemical since 1985. For more than the past five years, Mr. Burnside has been a farm supply dealer and Vice President and Manager of Newellton Elevator Company, Inc., Newellton, Louisiana.

  Member: Compensation Committee.

 Robert P. Dixon, Age 53

  Director of Mississippi Chemical since 1986. For more than the past five years, Mr. Dixon has been the President and Chief Executive Officer of SF Services, Inc., North Little Rock, Arkansas, a regional agricultural cooperative.

  Member: Compensation Committee and Executive Committee.

 George Penick, Age 48

  Director of Mississippi Chemical since July 1994. Mr. Penick is President of the Foundation for the Mid-South, a private philanthropic foundation, and has served in that position since 1990.

  Member: Director Affairs Committee.

  Director Emeritus

 Tom C. Parry, Age 68

  Appointed director emeritus of Mississippi Chemical in 1994. Mr. Parry was President of Mississippi Chemical and a member of the Mississippi Chemical Board from 1972 until 1993.

  Member: Director Affairs Committee.

COMPENSATION OF DIRECTORS

  All nonemployee directors, including the director emeritus but excluding Coley L. Bailey and John Sharp Howie, are paid an annual retainer of $12,000 and $1,000 per meeting, plus expenses. Coley L. Bailey, as Chairman of the Mississippi Chemical Board, receives an annual retainer of $40,000 a year, plus expenses. John Sharp Howie, as Vice Chairman of the Mississippi Chemical Board, receives an annual retainer of $18,000 and $1,000 per meeting, plus expenses. Charles O. Dunn, as President and Chief Executive Officer, receives no additional remuneration for serving as a director.

  Nonemployee directors may elect to receive his or her annual retainer in shares of restricted stock pursuant to the 1995 Restricted Stock Purchase Plan for Nonemployee Directors. At the beginning of each fiscal year, the number of shares of restricted stock that the nonemployee director is entitled to receive is determined by dividing 125% of his retainer for the ensuing 12-month period by the fair market value of Mississippi Chemical Common Stock based on the average of the closing price of the stock for the 20 days prior to the beginning of the fiscal year.

  In addition, pursuant to the 1995 Stock Option Plan for Nonemployee Directors, each nonemployee director was granted an option to purchase 5,000 shares of Mississippi Chemical Common Stock on November 15, 1995. The Chairman, Coley L. Bailey and the Vice Chairman, John Sharp Howie were granted options to purchase 10,000 and 7,000 shares, respectively. Each nonemployee director who has been granted an initial option under this directors' plan will be granted additional annual options to purchase 1,500 shares of Mississippi Chemical Common Stock on each July 1 (August 19 for fiscal 1997) that the nonemployee director remains a member of the Mississippi Chemical Board, except that the annual options for the Chairman and Vice Chairman will be 3,000 and 2,000, respectively. The exercise price for such options shall equal the average of the closing price of Mississippi Chemical Common Stock for the 20 days prior to the grant date.

BOARD OF DIRECTORS AND COMMITTEES

  The Mississippi Chemical Board is responsible for establishing broad corporate policies and for overseeing the general performance of Mississippi Chemical. The Mississippi Chemical Board meets regularly four times per year, and holds special meetings as required. In fiscal 1996, the Mississippi Chemical Board met 8 times.

  Each director spends considerable time in preparing for and attending Board and Committee meetings. During Mississippi Chemical's most recent fiscal year, the directors as a group attended at least 93.5% of the Board meetings and meetings of Committees to which they were appointed.

 Board Committees

  The Mississippi Chemical Board has established four standing committees: the Audit Committee, the Compensation Committee, the Director Affairs Committee and the Executive Committee. Each committee met three times during the 1996 fiscal year. The Audit Committee recommends the appointment of independent auditors and oversees the accounting and audit functions of Mississippi Chemical. The Compensation Committee recommends executive officers' salaries and bonuses and reviews and recommends stock and compensation plans. No member of the Compensation Committee or the Audit Committee is or has been an employee of Mississippi Chemical. The Director Affairs Committee operates as a nominating committee for the slate of directors and officers and periodically reviews the performance of the Mississippi Chemical Board. Shareholder recommendations for director nominees may be considered, but there are no established procedures for the submission of such recommendations to the Director Affairs Committee for consideration. To the extent permitted by law, the Executive Committee has the authority to take all actions that the Mississippi Chemical Board as a whole would be able to take.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  At the close of business on the Mississippi Chemical Record Date, Mississippi Chemical had 21,065,783 shares outstanding. As of such date, no person is known by Mississippi Chemical to beneficially own more than five percent of the outstanding Mississippi Chemical Common Stock.

MANAGEMENT OWNERSHIP OF MISSISSIPPI CHEMICAL COMMON STOCK

  Under regulations of the Commission, persons who have power to vote or to dispose of shares of Mississippi Chemical, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of September 6, 1996, the beneficial ownership of each director and of each Named Executive Officer (defined below), and of all directors and executive officers as a group, of shares of Mississippi Chemical Common Stock, including shares covered by options which can be exercised within 60 days from the date of this Joint Proxy Statement/Prospectus. This information has been furnished to Mississippi Chemical by the individuals named.

   NAME OF INDIVIDUAL         NUMBER OF SHARES  PERCENT
   OR NUMBER IN GROUP        BENEFICIALLY OWNED OF CLASS
   ------------------        ------------------ --------
   John W. Anderson(1).....          4,141         **
   Coley L. Bailey(2)......          8,215         **
   Frank R. Burnside,
    Jr.(3).................         23,907         **
   Robert P. Dixon(4)......          2,136         **
   W. R. Dyess(5)..........         35,500         **
   Woods E. Eastland(6)....          5,588         **
   John Sharp Howie(7).....          8,331         **
   G. David Jobe...........              0         **
   George Penick(8)........          1,693         **
   David M. Ratcliffe(9)...          1,750         **
   Wayne Thames(10)........          9,552         **
   Tom C. Parry(11)........          7,696         **
   Charles O. Dunn(12).....         88,569         **
   C. E. McCraw(13)........         42,580         **
   David W. Arnold(14).....         31,800         **
   Robert E. Jones(15).....         43,500         **
   Timothy A. Dawson(16)...         19,225         **
   John J. Duffy(17).......         27,385         **
   Ethel Truly(18).........         15,945         **
   All directors and
    executive officers as a
    group
    (19 persons)...........       377,513*        1.8%

--------
* Includes 1994 and 1995 stock options for officers; includes 20% of 1995 stock options for directors.

** Less than 1%.

(1) Mr. Anderson owns 2,141 shares individually and holds 1,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus. Mr. Anderson's wife, Evelyn Anderson, owns 1,000 shares.

(2) Of the total number of shares beneficially owned, Mr. Bailey owns 6,215 shares individually and holds 2,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(3) Mr. Burnside owns 3,880 shares individually and holds 1,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus. He is the beneficial owner of 18,827 shares owned by Newellton Elevator Company, Inc., and 200 shares as guardian of his minor children.

(4) Mr. Dixon owns 776 shares individually and holds 1,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus. He is the beneficial owner of 360 shares owned by Robert P. Dixon d/b/a Benchmark Farms.

(5) Mr. Dyess owns 474 shares individually and holds 1,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus. He is the beneficial owner of 25,153 shares owned by Dyess Farm Center, Inc., and 8,873 shares owned by ABC Ag Center, Inc.

(6) Mr. Eastland owns 693 shares individually and holds 1,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus. He is the beneficial owner of 3,895 shares owned by the Elizabeth C. Eastland Trust.

(7) Mr. Howie owns 5,028 shares individually and holds 1,400 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus. He is the beneficial owner of 1,903 shares owned by Pauline W. Howie and John Sharp Howie d/b/a Cedar Grove Plantation.

(8) Of the total number of shares beneficially owned, Mr. Penick holds 1,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(9) Of the total number of shares beneficially owned, Mr. Ratcliffe holds 1,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(10) Of the total number of shares beneficially owned, Mr. Thames holds 1,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(11) Of the total number of shares beneficially owned, Mr. Parry holds 1,000 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(12) Of the total number of shares beneficially owned, Mr. Dunn holds 83,069 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(13) Of the total number of shares beneficially owned, Mr. McCraw holds 41,580 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(14) Of the total number of shares beneficially owned, Dr. Arnold holds 30,800 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(15) Of the total number of shares beneficially owned, Mr. Jones holds 38,500 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(16) Of the total number of shares beneficially owned, Mr. Dawson holds 16,725 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(17) Of the total number of shares beneficially owned, Mr. Duffy holds 24,825 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

(18) Of the total number of shares beneficially owned, Ms. Truly holds 15,345 stock options which are exercisable within 60 days from the date of this Joint Proxy Statement/Prospectus.

EXECUTIVE OFFICERS

  Executive officers are elected for a one-year term by the Mississippi Chemical Board. Mississippi Chemical's executive officers as of June 30, 1996 are as follows:

                       OFFICE AND EMPLOYMENT DURING THE
NAME OF OFFICER    AGE      LAST FIVE FISCAL YEARS
---------------    --- --------------------------------
Charles O. Dunn     48 President and Chief Executive Officer since April 1,
                        1993; Executive Vice President (1988-1993)
David W. Arnold     59 Senior Vice President--Technical Group since July 1,
                        1991; Senior Vice President--Research and Engineering
                        (1987-1991)
C.E. McCaw          48 Senior Vice President--Operations since July 12, 1994;
                        Senior Vice President--Fertilizer Group (1991-1994);
                        Vice President--Fertilizer Group (1991): Vice
                        President--Operations (1987-1991)
Robert E. Jones     49 Senior Vice President and General Counsel since January
                        18, 1996; Vice President and General Counsel (1989-1996)
John J. Duffy       62 Vice President--Marketing since July 1, 1995; Vice
                        President--Sales and Marketing (1994-1995); Director of
                        Sales and Marketing (1991-1994); Director, Field Sales
                        (1988-1991)
Ethel Truly         46 Vice President--Administration since January 18, 1996;
                        Director of Administrative Services (1995-1996);
                        Assistant General Counsel (1985-1995)
Timothy A. Dawson   42 Vice President--Finance since January 18, 1996; Director of Finance (1987-1996); Assistant to Senior Vice
                        President--Finance (1984-1987)

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information with respect to all compensation paid or earned for services rendered to Mississippi Chemical in fiscal 1996, 1995 and 1994 by Mississippi Chemical's Chief Executive Officer and Mississippi Chemical's four highest paid executive officers other than the Chief Executive Officer (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                  ANNUAL COMPENSATION             COMPENSATION
                          ------------------------------------ ------------------
    (A)                   (B)    (C)     (D)         (E)              (G)
                                                OTHER ANNUAL
NAME AND PRINCIPAL             SALARY   BONUS  COMPENSATION(1) OPTIONS AWARDED(2)
POSITION                  YEAR   ($)     ($)         ($)              (#)
------------------        ---- ------- ------- --------------- ------------------
Charles O. Dunn           1996 350,000 150,500      4,565            37,219
President and Chief
 Executive Officer        1995 310,008 133,304      4,503            45,850
                          1994 280,008  89,603      4,562               N/A
C. E. McCraw              1996 230,136  71,343      4,565            18,630
Senior Vice President-
 Operations               1995 222,340  68,928      4,503            22,950
                          1994 209,760  47,406      4,562               N/A
Robert E. Jones           1996 198,276  49,569      4,565            17,250
Senior Vice President
 and General Counsel      1995 188,832  47,208      4,503            21,250
                          1994 174,840 111,683      4,562               N/A
David W. Arnold           1996 182,040  45,510      4,565            13,800
Senior Vice President-
 Technical Group          1995 175,884  43,971      4,503            17,000
                          1994 168,312  30,666      4,562               N/A
John J. Duffy             1996 155,544  34,219      4,579            12,075
Vice President-Marketing  1995 150,288  37,572      4,552            12,750
                          1994 134,784  13,478      4,044               N/A

--------
(1) The amounts disclosed in column (e) represent Mississippi Chemical's matching contribution on the employee's salary deferral contributions under its 401(k) plan.

(2) Stock option grants made on August 18, 1994, and November 15, 1995, were reduced by approximately 15% and 31%, respectively. This reduction was made to recognize the reduced "risk of forfeiture" created by a change in the terms of the affected option. Prior to the change, options became exercisable based upon the percent of increase in stock value during the five years after the date of grant (nine years and nine months after the date of grant, the option became fully exercisable). At its July 26, 1996, meeting, the Compensation Committee amended the options so that options are fully exercisable six months following the date of grant.

ANNUAL BONUSES

  Annual bonuses for executive officers are intended to reward key employees who have a material impact on Mississippi Chemical's operating results. Annual bonuses are based on an "Economic Value Added" concept. No bonuses are paid unless Mississippi Chemical's "Operating Income as a Percent of Capital" equals Mississippi Chemical's "Weighted Average Cost of Capital," as defined in the Officer Incentive Plan. Under this plan, when Operating Income as a Percent of Capital meets the Weighted Average Cost of Capital, the President receives an incentive payment of 20% of his base annual salary. For each 1% that Operating Income as a Percent of Capital exceeds the Weighted Cost of Capital, the President becomes eligible for a discretionary incentive payment of an additional 1-1/2% of his base annual salary, up to a total bonus of 33% of his base annual salary. The decision on the amount of discretionary bonus, if any, is made by the Mississippi Chemical Board based on a recommendation from the Compensation Committee. The four most highly compensated executive officers other than the President are included in the same plan. If Operating Income as a Percent of Capital equals the Weighted Average Cost of Capital, each officer receives an incentive payment of either 9% or 13% of his base salary, depending on position. For each 1% that Operating Income as a Percent of Capital exceeds the Weighted Average Cost of Capital, the four executives (John J. Duffy, C. E. McCraw, Robert E. Jones, and David W. Arnold) are eligible for a discretionary bonus of 1-1/2% of his base annual salary, up to a total bonus of 15% or 21% of his base annual salary, depending on position. The amount of the discretionary bonus, if any, is determined by the President and reported to the Mississippi Chemical Board of Directors through the Compensation Committee. In addition to the Officer Incentive Plan, all Mississippi Chemical employees including executive officers are eligible for performance bonuses of up to 10% of base annual compensation based on operating results of Mississippi Chemical.

STOCK INCENTIVE PLAN

  On August 2, 1994, the Mississippi Chemical Board adopted, subject to shareholder approval, the Mississippi Chemical Corporation 1994 Stock Incentive Plan (the "Stock Incentive Plan"). On November 15, 1995, the Compensation Committee granted options to acquire an aggregate of 131,404 shares of Mississippi Chemical Common Stock to 10 officers and key employees. Benefits under the Stock Incentive Plan may be granted to officers and key employees of Mississippi Chemical selected by the Compensation Committee based on their responsibilities and potential impact of their services to Mississippi Chemical.

  The following table contains information covering stock options granted during the fiscal year ended June 30, 1996, to the Named Executive Officers pursuant to the 1994 Stock Incentive Plan and the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No stock appreciation rights ("SARs") were granted in conjunction with the options.

                                 OPTION TABLES

                     OPTION GRANTS DURING 1996 FISCAL YEAR

                                 INDIVIDUAL GRANTS
                         ----------------------------------
                                   % OF TOTAL
                                    OPTIONS
                         OPTIONS   GRANTED TO   EXERCISE OR
                         GRANTED  EMPLOYEES IN  BASE PRICE  EXPIRATION    GRANT DATE
  NAME                     (#)   FISCAL YEAR(1)  ($/SHARE)     DATE    PRESENT VALUE(2)
  ----                   ------- -------------- ----------- ---------- ----------------
  (A)                      (B)        (C)           (D)        (E)           (F)
Charles O. Dunn......... 37,219      28.32         23.96     11/15/05      418,714
C. E. McCraw............ 18,630      14.18         23.96     11/15/05      209,588
Robert E. Jones......... 17,250      13.13         23.96     11/15/05      194,063
David W. Arnold......... 13,800      10.50         23.96     11/15/05      155,250
John J. Duffy........... 12,075       9.19         23.96     11/15/05      135,844

--------
(1) Total options granted during 1996 were 131,404 shares to the Named Executive Officers and all other employees.
(2) Based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, a participant may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by a participant will be at or near the value estimated by the Black-Scholes model. In connection with the 1994 Stock Incentive Plan, the participants are expected by the Compensation Committee of the Board of Directors to accumulate and hold shares equal to a multiple of their salary. The model assumptions include (a) an option term of 10 years; (b) a risk-free rate of return of 6.13 % based on United States Treasury strips with a duration equal to the expected term of the option; (c) a volatility factor calculated using monthly stock prices for a peer group of four fertilizer companies for the ten years prior to the grant date; and (d) a dividend rate of $.08 per share per quarter.

OPTION EXERCISES IN 1996 FISCAL YEAR AND FISCAL YEAR ENDED JUNE 30, 1996, VALUE
                                     TABLE

                                                                          VALUE OF  UNEXERCISED
                                                NUMBER OF OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                                   FY-END 06/30/96          FY- END 06/30/96
                                                         (#)                       ($)
                                              ------------------------- -------------------------
                           SHARES
                          ACQUIRED    VALUE
                         ON EXERCISE REALIZED
NAME                         (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
Charles O. Dunn.........       0         0      83,069           0        262,262          0
C. E. McCraw............       0         0      41,580           0        131,274          0
Robert E. Jones.........       0         0      38,500           0        121,550          0
David W. Arnold.........       0         0      30,800           0         97,240          0
John J. Duffy...........       0         0      24,825           0         72,930          0

Exercisable numbers are the number of options which were exercisable as of June 30, 1996, with vesting calculated per the plan guidelines.

                               RETIREMENT PROGRAM

PENSION PLAN

  Mississippi Chemical provides a "Defined Benefit" retirement plan for all regular employees meeting established age and employment service requirements. Benefits are determined based on average pay and years of credited service. Annual Mississippi Chemical contributions on behalf of individual specified participants are not calculated by plan actuaries. Only an employee's "base pay" expressed as an annual rate of pay on the plan anniversary date is covered by the plan. Plan compensation does not include bonuses, overtime or shift differentials. The following table displays estimated annual benefits payable at age 65 to newly hired persons in specified compensation and years of service categories. Listed benefits are not subject to deductions for social security or other offset amounts. The figures below reflect the benefit and compensation limits that are applicable under federal law.

                               PENSION PLAN TABLE

                                          YEARS OF SERVICE
                         ------------------------------------------------------------------
      REMUNERATION         15             20             25             30             35
      ------------       ------         ------         ------         ------         ------
         25,000           4,688          6,250          7,813          9,375         10,938
         50,000           9,375         12,500         15,625         18,750         21,875
        100,000          24,330         31,630         38,863         46,230         53,935
        150,000          39,330         51,630         63,863         76,230         88,935
        200,000          39,330         51,630         63,863         76,230         88,935
        250,000          39,330         51,630         63,863         76,230         88,935
        300,000          39,330         51,630         63,863         76,230         88,935
        350,000          39,330         51,630         63,863         76,230         88,935
        400,000          39,330         51,630         63,863         76,230         88,935
        450,000          39,330         51,630         63,863         76,230         88,935
        500,000          39,330         51,630         63,863         76,230         88,935

  Years of service for the Named Executive Officers are: Charles O. Dunn-17; C.
E. McCraw-22; Robert E. Jones-21; David W. Arnold-29; and John J. Duffy-7.

SUPPLEMENTAL BENEFIT PLAN

  Mississippi Chemical maintains a non-qualified Supplemental Benefit Plan for any employee designated by the plan administrator (including all Named Executive Officers in the Summary Compensation Table) who is a participant in the "Defined Benefit" Pension Plan and whose benefits from that Plan will, at his retirement, be limited by the Internal Revenue Code. In 1995, the Plan was amended to provide participants with Company matching contributions to which they would have been entitled under the "Defined Contribution" 401(k) savings plan, but which Mississippi Chemical could not make because of the operation of the Internal Revenue Code.

  Benefits from this Plan will be payable to a participant beginning at the time and under the terms that would have applied if such benefits had been payable from the Pension Plan or 401(k) plan, as the case may be.

  The following table shows estimated annual benefits payable under the Supplemental Benefit Plan to persons in specified compensation and years of service categories. (The actual benefit paid under the supplemental plan is the amount the participant would have received under Mississippi Chemical's Defined Benefit or Defined Contribution Plan absent the application of the relevant Internal Revenue Code sections.)

                        SUPPLEMENTAL BENEFIT PLAN TABLE

                                         YEARS OF SERVICE
                        ---------------------------------------------------------------
      REMUNERATION        15            20            25            30            35
      ------------      -------       -------       -------       -------       -------
        200,000          15,000        20,000        25,000        30,000        35,000
        250,000          30,000        40,000        50,000        60,000        70,000
        300,000          45,000        60,000        75,000        90,000       105,000
        350,000          60,000        80,000       100,000       120,000       140,000
        400,000          75,000       100,000       125,000       150,000       175,000
        450,000          90,000       120,000       150,000       180,000       210,000
        500,000         105,000       140,000       175,000       210,000       245,000

  Years of service for the Named Executive Officers are: Charles O. Dunn-17; C.
E. McCraw-22; Robert E. Jones-21; David W. Arnold-29; and John J. Duffy-7.

  In July of 1996, the Compensation Committee approved an amendment to the Supplemental Benefit Plan that provides for additional benefits to certain participants, including all of the Named Executive Officers, in the event of a change of control (as defined in the plan). If the executive's employment is terminated by Mississippi Chemical within three years after a change of control "without cause" (as defined) or by the executive for "good reason" (as defined), his benefits will generally be increased as if he had continued employment and continued participation in the plan through the third anniversary of his termination. The executive may also elect to terminate his employment for any reason within 90 days of a "change of control" and elect to receive the increased benefits. However, benefits will be limited so that excess parachute payments do not result under Section 280G of the Code.

SEVERANCE AGREEMENTS

  At its July 26, 1996 meeting, the Compensation Committee approved severance agreements to be entered into between Mississippi Chemical and certain of its executive officers, including all five of the Named Executive Officers. Each of the agreements provides certain additional compensation in the event of a change of control (as defined in the agreements) of Mississippi Chemical. Payments are triggered under each agreement if the executive is terminated by Mississippi Chemical within three years following a change of control "without cause" (as defined in the agreement); if the executive terminates employment for "good reason" (as defined) within three years following a change of control, or if the executive terminates employment with Mississippi Chemical for any reason within 90 days of a change of control. The benefits paid generally include an amount equal to the executive's annual base salary; a pro rata portion of the executive's target bonus for the current fiscal year; a cash payment equal to 36 months of medical plan premiums; and continuation of, and payment of premiums for, certain welfare benefits. If the executive executes a liability release in favor of Mississippi Chemical, he will be entitled to benefits equal to another two times his base salary. Total benefits contingent on a change of control (including special change of control benefits under the supplemental benefit plan and stock options) are generally limited so that Mississippi Chemical will not pay any "excess parachute payment" within the meaning of section 280G of the Code unless the amounts that would be reduced to avoid any "excess parachute payment" are more than the additional taxes (including the excise tax under Code section 4999) that the executive would owe if such amounts were paid to him.

OTHER BENEFIT PROGRAMS

  The executive officers participate in various health, life and disability insurance programs, pension plan and a retirement savings 401(k) plan, that are generally made available to all employees. Executive officers also receive certain traditional perquisites that are customary for their positions.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  This report and the following performance graph shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Joint Proxy Statement/Prospectus into any filing under the Securities Act or Exchange Act and they shall not otherwise be deemed filed under such Acts.

 Overview

  The Mississippi Chemical Board has established a four-member Compensation Committee. Each member of the Compensation Committee is a nonemployee director.

  Mississippi Chemical's executive officer compensation program consists of base salary, annual bonuses, long-term incentive compensation in the form of stock options and various benefits including medical, pension, and 401(k) savings plans generally available to employees of Mississippi Chemical.

 Compensation Policies

  The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with Mississippi Chemical's annual and longer-term performance goals, reward above-average and discourage below-average performance, recognize individual initiative and achievements, assist Mississippi Chemical in attracting and retaining qualified executives and build the ownership of Mississippi Chemical Stock by key managers. The Compensation Committee is of the view that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with the interests of Mississippi Chemical's shareholders and ultimately enhance shareholder value. The Compensation Committee further believes that bonus and other forms of incentive-based compensation encourage management to attain preset commercial goals for Mississippi Chemical.

 Base Salary

  Base salaries of the President and Chief Executive Officer and the other executive officers are based on internal equity and external competitiveness. Mississippi Chemical has retained W.M.S. Management Consultants ("WMS"), a compensation consulting firm, to assist in the establishment of salary ranges for each executive officer. To establish appropriate salary ranges, WMS considers both internal and external factors, such as position responsibility and impact, requisite education and experience and compensation levels for comparable positions in similar organizations (including companies represented in the 8-Stock Custom Composite Index shown in the Performance Graph). Individual salaries are within the range established by the independent consultant, the precise salary is based on subjective individual performance evaluations. In these evaluations the Compensation Committee considers financial criteria, including earnings per share improvement, return on equity and growth in shareholder value. The Compensation Committee also applies non-financial performance measures, including customer and supplier relationships, environmental compliance, employee safety, productivity enhancements, and management development. It is the objective of the Compensation Committee to develop salary programs that attract and maintain qualified key employees and that will reflect their actual performance.

 Annual Bonuses

  The Compensation Committee administers Mississippi Chemical's annual bonus plan. In administering the annual bonus plan, the Compensation Committee took into account the plan criteria and determined that plan criteria had been met and that bonuses were appropriate within the limitations of the plan. Bonuses were granted to the officers as set forth in the Summary Compensation Table based on the Compensation Committee's judgment that the performance met the plan criteria, which compares return on capital to weighted average cost of capital.

 Stock Incentive Plan

  The Compensation Committee also administers the stock option program. The Compensation Committee evaluated the contribution of key executives and, based on its evaluation, options were awarded for the fiscal year ended June 30, 1996, as set forth in the Option Grants Table. Individual grants are based primarily on the executive officer's level of responsibility and potential impact.

  The Compensation Committee believes that the overall program it has adopted, with its emphasis on long-term and incentive-based compensation, serves to focus the efforts of Mississippi Chemical's executives on the attainment of a sustained high rate of growth and profitability for the benefit of Mississippi Chemical and its shareholders.

 Compensation Committee Composition

  The foregoing report is submitted by the members of the Compensation Committee as of June 30, 1996:

                         John Sharp Howie, Chairman
                         Frank R. Burnside, Jr.
                         Woods E. Eastland
                         Robert P. Dixon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Except as stated below, there are no interlocks or insider participation with any executive officers of Mississippi Chemical or with the members of the Compensation Committee.

 Certain Transactions with Customers

  During fiscal 1996 and 1995, sales to SF Services, Inc. ("SFS") were approximately $36.5 million and $32.3 million, respectively, representing approximately 8.5% and 8.3%, respectively, of Mississippi Chemical's net sales and approximately 6.8% and 7.3%, respectively, of SFS's consolidated gross revenues. During fiscal year 1995, SFS bought Mississippi Chemical's storage facility located in North Little Rock, Arkansas, for approximately $600,000. In the opinion of Mississippi Chemical, the sale was on terms as favorable to Mississippi Chemical as if transacted with an unaffiliated third party. Robert P. Dixon, a director of Mississippi Chemical, is an executive officer of SFS. During fiscal 1996 and 1995, sales to Alabama Farmers Cooperative, Inc. ("AFC") were approximately $17.4 million and $16.7 million, respectively. These sales represent 7.5% and 7.2%, respectively, of the gross revenues of AFC. John W. Anderson, a director of Mississippi Chemical, was an executive officer of AFC until September 30, 1995. Sales to SFS and AFC were on terms and conditions comparable to arms'-length transactions with other customers.

  All sales of product to directors and their affiliates have been and are made in the ordinary course of business at prices and terms which are determined based on prevailing competitive conditions and which are no less favorable to Mississippi Chemical than the prices and terms of transactions with other customers.

  On May 23, 1995, the Board of Directors authorized the repurchase of up to
1.5 million shares of Mississippi Chemical's outstanding common stock. Pursuant to this authorization, on July 21, 1995, Mississippi Chemical purchased 200,000 shares at $20 per share from AFC and on July 27, 1995, Mississippi Chemical purchased 200,000 shares at $20 per share from SFS. The closing price as quoted by the Nasdaq Stock Market's National Market for Mississippi Chemical's stock was $21.88 on July 21 and $22.50 on July 27.

PERFORMANCE GRAPH



                          AUG. 94 SEP. 94 DEC. 94 MAR. 95 JUN. 95 SEP. 95 DEC. 95 MAR. 96 JUN. 96
                          ------- ------- ------- ------- ------- ------- ------- ------- -------
Mississippi Chemical
 Corp.                     $100    $119    $109    $115    $126    $134    $149    $130    $129
NASDAQ Composite
 Index(U.S.)               $100    $100    $ 99    $107    $123    $138    $139    $146    $158
Custom Composite Index(8
 Stocks)                   $100    $112    $102    $117    $139    $159    $181    $172    $175
Natwest Fertilizer Index   $100    $119    $107    $112    $143    $162    $182    $173    $174

  The 8-Stock Custom Composite Index consists of Agrium Inc. (Nasdaq), Arcadian Corp., First Mississippi Corp., Freeport-McMoRan Resource Partners, IMC Global Inc., Potash Corp. of Saskatchewan (NYSE), Terra Industries, Inc., and Vigoro Corp.

  Note: Agrium Inc. began trading on the Nasdaq on May 5, 1995. The company is included in the Custom Composite Index beginning May 31, 1995. Prior to August 10, 1995 the total return to Arcadian Corp. reflected Arcadian Partners LP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Exchange Act requires all executive officers and directors to report any changes in the ownership of common stock of Mississippi Chemical to the Commission, and Mississippi Chemical. Based solely upon a review of these reports, Mississippi Chemical believes that during fiscal 1996 its executive officers, directors and persons owning more than 10% of the common stock of Mississippi Chemical complied with all Section 16 filing requirements.

SHAREHOLDER PROPOSALS

  Any proposals that shareholders of Mississippi Chemical desire to have presented at the 1997 Annual Meeting of shareholders must be received by Mississippi Chemical at its principal executive offices no later than July 17, 1997 for inclusion in Mississippi Chemical's 1997 proxy materials.

INDEPENDENT AUDITORS

  Arthur Andersen LLP, independent certified public accountants, has been selected by the Board of Directors as Mississippi Chemical's independent auditor for the fiscal year 1997. Representatives of Arthur Andersen LLP are expected to be present at the Mississippi Chemical Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

               FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
             INDEX TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS

Independent Auditor's Report..............................................  F-2
Special-Purpose Combined Balance Sheets as of June 30, 1996 and 1995......  F-3
Special-Purpose Combined Statements of Operations for the years ended
 June 30, 1996, 1995 and 1994.............................................  F-4
Special-Purpose Combined Statements of Cash Flows for the years ended
 June 30, 1996, 1995 and 1994.............................................  F-5
Notes to Special-Purpose Combined Financial Statements....................  F-6
Managements Discussion and Analysis of Financial Position and Results of
 Operations............................................................... F-13
Interim Special-Purpose Combined Financial Statements (unaudited)
 Special-Purpose Combined Balance Sheet as of September 30, 1996..........  F-3
 Special-Purpose Combined Statements of Operations for the three months ended September 30, 1996 and 1995.......................................  F-4
 Special Purpose Combined Statements of Cash Flows for the three months ended September 30, 1996 and 1995.......................................  F-5

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
First Mississippi Corporation:

  We have audited the accompanying special-purpose combined balance sheets of First Mississippi Fertilizer Business to be Merged ("the Company") as of June 30, 1996 and 1995, and the related special-purpose combined statements of operations and cash flows for each of the years in the three-year period ended June 30, 1996. These special-purpose combined financial statements are the responsibility of First Mississippi Corporation's management. Our responsibility is to express an opinion on these special-purpose combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special-purpose combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the special-purpose combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the special-purpose combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying special-purpose combined financial statements were prepared on the basis of presentation described in note 1, and include the assets, liabilities, revenues and expenses of First Mississippi Fertilizer Business to be Merged.

  In our opinion, the special-purpose combined financial statements referred to above present fairly, in all material respects, the financial position of First Mississippi Fertilizer Business to be Merged as of June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 1996, pursuant to the basis of presentation described in note 1, in conformity with generally accepted accounting principles.

  As discussed in notes 1 and 4, First Mississippi Fertilizer Business to be Merged changed its method of accounting for income taxes as of July 1, 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                          KPMG Peat Marwick LLP

Jackson, Mississippi
September 6, 1996

               FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
                    SPECIAL-PURPOSE COMBINED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                                     JUNE 30,
                                                     SEPTEMBER 30, -------------
                                                         1996       1996   1995
                                                     ------------- ------ ------
                                                      (UNAUDITED)
 ASSETS
 Current assets:
   Cash and cash equivalents........................    $   --        --     400
   Receivables:
     Trade, less allowance for doubtful accounts of
      $232 in 1996 and $297 in 1995.................     12,675    16,878 13,660
     Affiliated companies (note 2)..................     12,615     7,118  1,725
     Other..........................................        148       135      6
                                                        -------    ------ ------
       Total receivables............................     25,438    24,131 15,391
                                                        -------    ------ ------
   Inventories:
     Finished products..............................      2,920     3,130  3,928
     Raw materials and supplies.....................      2,520     2,553  2,334
     Product exchange agreements....................        701       514    --
                                                        -------    ------ ------
       Total inventories............................      6,141     6,197  6,262
                                                        -------    ------ ------
   Prepaid expenses and other current assets........        343       390  2,136
   Deferred income taxes (note 4)...................        477       514    220
                                                        -------    ------ ------
       Total current assets.........................     32,399    31,232 24,409
                                                        -------    ------ ------
 Investment in affiliated companies (note 2)........     23,979    23,947  9,245
 Property, plant and equipment, at cost less
  accumulated depreciation (note 3).................     42,633    40,177 15,008
                                                        -------    ------ ------
                                                        $99,011    95,356 48,662
                                                        =======    ====== ======
 LIABILITIES AND STOCKHOLDER'S EQUITY
 Current liabilities:
   Deferred revenue.................................     $1,076       296    614
   Accounts payable:
     Trade..........................................     23,553    15,513  6,463
     Affiliated companies (note 2)..................      2,500     5,343  3,593
                                                        -------    ------ ------
       Total accounts payable.......................     26,053    20,856 10,056
                                                        -------    ------ ------
   Accrued expenses and other current liabilities...        565       511    529
   Inventory due under product exchange agreements..        583     1,241     95
                                                        -------    ------ ------
       Total current liabilities....................     28,277    22,904 11,294
 Deferred income taxes (note 4).....................      3,364     3,572  4,738
 Equity.............................................     67,370    68,880 32,630
                                                        -------    ------ ------
 Commitments and contingent liabilities (notes 4, 5
  and 6)............................................
                                                        $99,011    95,356 48,662
                                                        =======    ====== ======


    See accompanying notes to special-purpose combined financial statements.

               FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
               SPECIAL-PURPOSE COMBINED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                    THREE MONTHS ENDED
                                      SEPTEMBER 30,     YEARS ENDED JUNE 30,
                                    -------------------------------------------
                                        1996     1995   1996    1995     1994
                                    --------- ---------------- -------  -------
                                       (UNAUDITED)
 Revenues:
   Sales...........................   $58,822   51,603 215,629 238,887  161,958
   Interest and other income
    (expense), net (note 7)........     1,492      327      27    (157)     519
                                    --------- -------- ------- -------  -------
                                       60,314   51,930 215,656 238,730  162,477
                                    --------- -------- ------- -------  -------
 Costs and expenses:
   Cost of sales...................    45,851   32,624 147,765 150,819  135,943
   General, selling and
    administrative expenses........       780      826   2,619   2,442    1,923
                                    --------- -------- ------- -------  -------
                                       46,631   33,450 150,384 153,261  137,866
                                    --------- -------- ------- -------  -------
 Earnings from operations before
  income taxes and investee
  earnings (loss) and cumulative
  effect of change in accounting
  principle........................    13,683   18,480  65,272  85,469   24,611
 Income taxes (note 4).............     5,063    6,834  24,151  31,623    9,106
 Equity in net earnings (loss) of
  affiliated companies (note 2)....       --       --      250      74      (57)
                                    --------- -------- ------- -------  -------
 Earnings from operations before
  cumulative effect of change in
  accounting principle.............     8,620   11,646  41,371  53,920   15,448
 Cumulative effect of change in
  accounting principle (note 4)....       --       --      --      --       754
                                    --------- -------- ------- -------  -------
   Net earnings.................... $   8,620   11,646  41,371  53,920   16,202
                                    ========= ======== ======= =======  =======



    See accompanying notes to special-purpose combined financial statements.

               FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
               SPECIAL-PURPOSE COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                       THREE MONTHS
                                           ENDED
                                       SEPTEMBER 30      YEARS ENDED JUNE 30
                                      ----------------  ------------------------
                                       1996     1995     1996     1995     1994
                                      -------  -------  -------  -------  ------
                                        (UNAUDITED)
 Cash flows from operating
  activities:
   Net earnings.....................  $ 8,620   11,646   41,371   53,920  16,202
   Adjustments to reconcile net
    earnings to net cash provided by
    operating activities:
     Depreciation and amortization..      688      699    2,745    2,763   2,552
     Deferred income taxes..........     (171)    (366)  (1,460)    (494)   (243)
     Undistributed (earnings) loss
      of affiliates.................      (32)     --       (57)    (119)     92
     Loss on disposal of property,
      plant and equipment...........      --       --        15       52       8
     Cumulative effect of accounting
      change........................      --       --       --       --     (754)
   Changes in current assets and
    liabilities:
     Receivables....................   (1,307)  (7,262)  (8,740)  (5,527)   (224)
     Inventories....................       56    1,330       65    2,970  (3,837)
     Prepaid expenses and other
      current assets................       47    1,802    1,746   (1,585)   (415)
     Accounts payable...............    5,197   10,336   10,800     (990)  2,042
     Accrued expenses and other
      current liabilities...........     (604)     740    1,128       76      50
     Deferred revenue...............      781     (266)    (318)     553  (6,039)
                                      -------  -------  -------  -------  ------
       Net cash provided by
        operating activities........   13,275   18,660   47,295   51,619   9,434
                                      -------  -------  -------  -------  ------
 Cash flows from investing
  activities:
   Capital expenditures.............   (3,145)    (418) (27,929)  (1,865)   (329)
   Proceeds from sale of property,
    plant and equipment.............      --       --       --         3     --
   Acquisition of investments and
    other assets....................      --    (3,663) (14,480)    (283)    --
   Advances to equity investee......      --       --      (150)     --      --
   Other............................      --       --       (15)     --      --
                                      -------  -------  -------  -------  ------
       Net cash used in investing
        activities..................   (3,145)  (4,081) (42,574)  (2,145)   (329)
                                      -------  -------  -------  -------  ------
 Cash flows from financing
  activities--advances to First
  Mississippi, including payments
  for income taxes..................  (10,130) (14,311)  (5,121) (49,207) (8,972)
                                      -------  -------  -------  -------  ------
 Net increase (decrease) in cash and
  cash equivalents..................      --       268     (400)     267     133
 Cash and cash equivalents at
  beginning of period...............      --       400      400      133     --
                                      -------  -------  -------  -------  ------
 Cash and cash equivalents at end of
  period............................  $   --       668      --       400     133
                                      =======  =======  =======  =======  ======


    See accompanying notes to special-purpose combined financial statements.

              FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
            NOTES TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS
                       JUNE 30, 1996, 1995 AND 1994 AND
                    SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of Presentation and Combination

    The accompanying special-purpose combined financial statements have been prepared pursuant to Section 3.7(a) of the Agreement and Plan of Merger and Reorganization ("the Agreement") dated as of August 27, 1996 by and among Mississippi Chemical Corporation ("MCC"), MISS SUB, INC., a wholly owned subsidiary of MCC ("Miss Sub") and First Mississippi Corporation ("First Mississippi").

    The Agreement contemplates that the following transactions will occur:

  . A tax-free spinoff of the chemicals and related businesses of First
    Mississippi in the form of a new publicly traded company.

  . The refinancing of First Mississippi's debt, increasing the debt to approximately $150,000, which will be assumed by the surviving corporation in the merger.

  . The transfer of cash of approximately $50,000 to the spun off company.

  . A tax-free merger of First Mississippi's fertilizer business with Miss
    Sub.

  The special-purpose combined financial statements exclude all the assets, liabilities (including contingent liabilities) revenues and expenses of First Mississippi and its subsidiaries other than the assets, liabilities, revenues and expenses of its fertilizer business operated by FirstMiss Fertilizer, Inc. and its subsidiaries (includes Triad Chemical and certain other fertilizer assets) ("First Mississippi Fertilizer Business to be Merged" or "the Company") prior to the transactions contemplated by the Agreement.

  The special-purpose combined financial statements have been prepared as if the fertilizer business had operated as an independent, stand alone entity for all periods presented. Except as described below, such financial statements have been prepared using the historical basis of accounting and include the assets, liabilities, revenues, expenses and income taxes of First Mississippi's fertilizer business. The Company's employee benefit plans will not be assumed by MCC, therefore, these financial statements do not include any liabilities or disclosure regarding such plans, but the cost of such plans is included as described below. Intercompany balances and transactions have been eliminated. Advances to First Mississippi and its other subsidiaries have been reflected as a reduction of equity and as a use of cash in the statement of cash flows. Direct expenses incurred by First Mississippi on behalf of the Company are allocated to the Company based on the actual costs incurred. Indirect expenses incurred by First Mississippi have not been allocated to the Company because they have been insignificant. Management believes that this method of allocation is reasonable and that such costs would not be materially different if they had been incurred with unaffiliated third parties.

  The Company produces nitrogen fertilizers and sells product throughout the United States and internationally. The Company's customers vary in size and typically participate in agricultural and intermediate industrial chemical businesses. Credit is extended based on an evaluation of the customer's financial condition, and collateral or other forms of security are not generally required. Expected credit losses have been provided for in the special-purpose combined financial statements. There have been no credit losses for the three years ended June 30, 1996. An adjustment to decrease the allowance for doubtful accounts by $65 was made during 1996.

  (b) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
            NOTES TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

  (c) Recognition of Revenue

    Revenues generally are recorded when title and risk of ownership pass.

  (d) Inventories

    Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out and weighted average methods for purchased inventories of finished product.

  (e) Investments

    Investments in joint ventures, partnerships and other equity investments are accounted for by the equity method.

  (f) Depreciation and Amortization

    Depreciation of plant and equipment is based on cost and the estimated useful lives of the separate units of property. Straight-line and accelerated methods are primarily used in determining the amount of depreciation charged to expense.

  (g) Income Taxes

    Effective July l, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  (h) Pension Plans

    Pension cost is determined using the "projected unit credit" actuarial method for reporting purposes. The Company's funding policy is to contribute annually at amounts not less than the minimum requirements of the Employee Retirement Income Security Act of 1974. Pension expense for the years ended June 30, 1996, 1995 and 1994 was $49, $27 and $66, respectively.

  (i) Cash and Cash Equivalents

    The Company considers all short-term investments with original maturities of three months or less when purchased to be cash equivalents.

  (j) Forward Sales and Purchases

    The Company periodically purchases contracts for the future delivery of natural gas, its principal raw material, on the New York Mercantile Exchange. Gains and losses on these contracts are treated as inventory adjustments and recognized in income when finished product is sold. Unrealized gains and losses are deferred and reflected in the balance sheet.

  (k) Contingencies

    Estimated losses from loss contingencies, including environmental liability costs for remediation, are charged to expense when it is probable that an asset has been impaired or a liability incurred and the amount can be reasonably estimated. If a potentially material loss contingency is reasonably possible, or probable but cannot be estimated, then the nature of the contingency and an estimated range of possible loss, if determinable and material, is disclosed.

  (l) Unaudited Interim Financial Information

    In the opinion of management, all adjustments, consisting only of normal recurring adjustments that are necessary for a fair presentation, have been included in the unaudited financial information as of and for the three months ended September 30, 1996 and 1995.

              FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
            NOTES TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)
2. INVESTMENTS

  Investments in affiliated companies accounted for by the equity method were $23,947 and $9,245, respectively, at June 30, 1996 and 1995. Equity earnings (losses), net of taxes, were $250, $74 and $(57), respectively, for the years ended June 30, 1996, 1995 and 1994. The following is summary balance sheet information related to affiliated companies. Income statement information is not significant.

                                                                   JUNE 30
                                                                ---------------
                                                                 1996     1995
                                                                -------  ------
Triad Chemical:
  Current assets............................................... $16,339  14,981
  Noncurrent assets............................................   8,539   8,251
  Current liabilities..........................................  (6,273) (4,742)
                                                                -------  ------
  Net equity...................................................  18,605  18,490
                                                                -------  ------
Arcadian/FirstMiss Fertilizer LLC:
  Current assets............................................... $   658     --
  Noncurrent assets............................................   6,953     --
  Current liabilities..........................................     (29)    --
                                                                -------  ------
  Net equity...................................................   7,582     --
                                                                -------  ------
FirstMiss Fertilizer LP:
  Noncurrent assets............................................  21,707     --
                                                                -------  ------
  Net equity...................................................  21,707     --
                                                                -------  ------
                                                                $47,894  18,490
                                                                =======  ======

  The Company obtained a 50% interest in Arcadian/FirstMiss Fertilizer LLC, an ammonia barge transport company on July 7, 1995. On April 17, 1996, the Company obtained a 50% interest in FirstMiss Fertilizer, LP, an ammonia storage terminal facility.

  The Company also has a 50% ownership interest in Triad Chemical, an unincorporated joint venture. The Company is entitled to purchase, at cost of production, one-half of all anhydrous ammonia and urea produced by the Triad plant. Purchases were $33,892 in 1996, $28,726 in 1995 and $33,563 in 1994.

3. PROPERTY, PLANT AND EQUIPMENT

  A summary of property, plant and equipment follows:

                                                                     JUNE 30
                                                      ESTIMATED   --------------
                                                     USEFUL LIVES  1996    1995
                                                     ------------ ------- ------
Land and land improvements..........................              $   882    882
Buildings...........................................    10-35         111    111
Plant facilities and equipment......................    10-12      74,491 46,729
Other facilities and equipment......................     8-10         346    291
                                                                  ------- ------
                                                                   75,830 48,013
Less accumulated depreciation.......................               35,653 33,005
                                                                  ------- ------
                                                                  $40,177 15,008
                                                                  ======= ======

              FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
            NOTES TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)
  Construction in progress included in the above property captions at June 30, 1996 and 1995 amounted to $27,263 and $109, respectively.

  Depreciation and amortization expense related to the above amounted to $2,745 in 1996, $2,479 in 1995 and $2,552 in 1994.

4. INCOME TAXES

  The Company changed its method of accounting for income taxes as described in note 1. The cumulative effect of this change in accounting for income taxes was $754.

  Income tax expense differs from the statutory federal rate of 35% applied to earnings before income taxes and investee earnings (loss) as follows:

                                                        YEARS ENDED JUNE 30
                                                        -----------------------
                                                         1996    1995     1994
                                                        ------- ------    -----
Computed "expected" tax expense.......................  $22,845 29,914    8,614
State income taxes, net of federal income tax benefit.      741  1,271      452
Exempt earnings of Foreign Sales Corp.................      --        (5)   (19)
Adjustment to deferred tax assets and liabilities for
 enacted change in
 tax law and rates....................................      --     --       132
Other, net............................................      565    443      (73)
                                                        ------- ------    -----
  Actual tax expense..................................  $24,151 31,623    9,106
                                                        ======= ======    =====

  Components of income tax expense are as follows:

                                                         YEARS ENDED JUNE 30
                                                         ----------------------
                                                          1996     1995   1994
                                                         -------  ------  -----
Current:
  Federal............................................... $24,224  30,417  8,530
  State.................................................   1,387   1,700    818
                                                         -------  ------  -----
                                                          25,611  32,117  9,348
                                                         -------  ------  -----
Deferred:
  Federal...............................................  (1,213)   (426)  (223)
  State.................................................    (247)    (68)   (19)
                                                         -------  ------  -----
                                                          (1,460)   (494)  (242)
                                                         -------  ------  -----
Total:
  Federal...............................................  23,011  29,991  8,307
  State.................................................   1,140   1,632    799
                                                         -------  ------  -----
                                                         $24,151  31,623  9,106
                                                         =======  ======  =====

              FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
            NOTES TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)
  The significant components of deferred income tax expense attributable to income from operations for the years ended June 30, 1996, 1995 and 1994 are as follows:

                                                        YEARS ENDED JUNE 30
                                                        -----------------------
                                                          1996     1995   1994
                                                        --------  ------ ------
Deferred tax expense from changes in temporary
 differences...........................................  $(1,460)  (494)  (376)
Adjustment to deferred tax assets and liabilities for
 enacted change in
 tax law and rates.....................................      --     --     134
                                                        --------  -----  -----
                                                         $(1,460)  (494)  (242)
                                                        ========  =====  =====

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and the deferred tax liabilities at June 30, 1996 and 1995 are as follows:

                                                                  JUNE 30
                                                               ---------------
                                                                1996     1995
                                                               -------  ------
Deferred tax assets:..........................................
  Accounts receivable, principally due to allowance for
   doubtful accounts.......................................... $   219     219
  Deferred compensation.......................................      62      46
  Accrued expenses............................................      36      35
  Accrued pension costs.......................................     101      94
  Other, net..................................................     508     --
                                                               -------  ------
    Total gross deferred tax assets...........................     926     394
                                                               -------  ------
Deferred tax liabilities:
  Plant and equipment, principally due to differences in
   depreciation...............................................  (3,746) (4,387)
  State income taxes..........................................    (238)   (465)
  Other, net..................................................     --      (60)
                                                               -------  ------
    Total gross deferred tax liabilities......................  (3,984) (4,912)
                                                               -------  ------
    Net deferred tax liability................................ $(3,058) (4,518)
                                                               =======  ======

  In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, recoverable taxes paid, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income, the reversal of existing deferred tax liabilities and projections for future taxable income over the periods which the deferred tax assets are deductible at June 30, 1996, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

  Federal income tax returns have been examined through June 30, 1992, and all years prior to June 30, 1989 are closed. Issues relating to the years ended June 30, 1989 through June 30, 1992 are being contested through various stages of administrative appeal. In addition, the Company has various state income tax returns in the process of examination or administrative appeal. Management believes that adequate provision has been made for any adjustments which might be assessed for open years through June 30, 1996.

              FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
            NOTES TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)
5. COMMITMENTS AND CONTINGENT LIABILITIES

  The Company has entered into various operating leases for transportation equipment (primarily railroad tank cars), fertilizer pipelines and storage facilities, and other miscellaneous items of equipment.

  The following is a schedule by years of future minimum rental payments under operating leases that have initial or remaining noncancelable terms in excess of one year as of June 30, 1996:

YEARS ENDING
 JUNE 30
------------
 1997...................................................................... $254
 1998......................................................................  251
 1999......................................................................  225
 2000......................................................................  150
                                                                            ----
Total minimum payments required............................................ $880
                                                                            ====

  Provisions applicable to certain transportation equipment leases provide for mileage credits computed on the basis of usage. No recognition has been given to the effect of such credits in the amounts presented above.

  Rental expense, including short-term rentals (net of mileage credits and short-term subleases of approximately $33 in 1996, $47 in 1995 and $56 in
1994), was approximately $542 in 1996, $906 in 1995 and $1,195 in 1994. In
most cases, management expects that, in the normal course of business, leases will be renewed or replaced by other leases.

  The Company has entered into an agreement to purchase anhydrous ammonia. The purchase price under this contract is based on a market price formula. Take-or-pay obligations under this purchase commitment are based on a specific component of the seller's cost of production. Estimated take-or-pay obligations based on current market conditions are approximately $6,649 at June 30, 1996. Total purchases under this agreement were $17,860 in 1996, $24,542 in 1995 and $13,989 in 1994. The present value of take-or-pay obligations at June 30, 1996 was $6,283.

  Company operations are subject to a wide variety of environmental laws and regulations governing emissions to the air, discharges to water sources, and the handling, storage, treatment and disposal of waste materials, as well as other laws and regulations concerning health and safety conditions. The Company accrues for the estimated costs of any investigatory and remediation efforts relating to the environment.

  The Company has pending claims incurred in the normal course of business which, in the opinion of management and legal counsel, can be disposed of without material effect on the accompanying financial statements.

6. FORWARD SALES AND PURCHASES

  The key raw material in the manufacturing of anhydrous ammonia is natural gas, which is typically purchased for delivery at market prices under short-term contracts. To secure fixed prices for part of its natural gas requirements, the Company periodically contracts for the future purchase of natural gas on the NYMEX. Increases or decreases in the fair market value of the NYMEX contracts generally offset changes in spot market prices. These activities have been designated as hedging activities and are accounted for as such. At June 30, 1996, the Company had no natural gas future purchase contracts in place. At June 30, 1995, the net unrealized losses from these contracts was $363.

               FIRST MISSISSIPPI FERTILIZER BUSINESS TO BE MERGED
             NOTES TO SPECIAL-PURPOSE COMBINED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)
7. INTEREST AND OTHER INCOME

  Interest and other income (expense) items are as follows:

                         YEARS ENDED JUNE 30,
                         -----------------------
                          1996     1995    1994
                         -------  ------  ------
Interest income--other.. $    85      95      54
Sub-charter, license,
 rental and fee income
 (expense)..............     107     (53)    768
Contract buy-outs
 expense................     --      (50)   (377)
Other...................    (165)   (149)     74
                         -------  ------  ------
                         $    27    (157)    519
                         =======  ======  ======

8. EQUITY

  A summary of changes in equity is as follows:

                                                       YEARS ENDED JUNE 30,
                                                     --------------------------
                                                      1996      1995     1994
                                                     -------  --------  -------
Beginning balance................................... $32,630  $ 27,917  $20,687
Net earnings........................................  41,371    53,920   16,202
Advances to First Mississippi Corporation...........  (5,121)  (49,207)  (8,972)
                                                     -------  --------  -------
Ending balance...................................... $68,880  $ 32,630  $27,917
                                                     =======  ========  =======

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts of the Company's financial instruments approximate their fair values.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                 OPERATIONS--FERTILIZER BUSINESS TO BE MERGED

  For purposes of the following discussion, the Fertilizer Business to be Merged has been treated as First Mississippi's sole continuing operation and First Mississippi's chemicals and related businesses have been excluded. The following is a discussion of the financial condition and results of operations of the Fertilizer Business to be Merged. The discussion should be read in conjunction with the financial statements included elsewhere.

OVERVIEW

  The Fertilizer Business to be Merged is primarily involved with manufacturing and selling anhydrous ammonia ("ammonia") and urea. The Fertilizer Business to be Merged also purchases and sells ammonia and urea through its brokerage operations, which while representing a significant portion of sales and costs of sales, are not considered material to the operating results.

QUARTERS ENDED SEPTEMBER 30, 1996 AND 1995

  Operating Results. Net earnings for the quarter ending September 30, 1996 were down 26% from the same quarter in the prior year, primarily due to lower average unit margins as detailed in the table and discussion below.

  The table below recaps prices and production information for the quarters ending September 30, 1996 and 1995, on a short ton basis. Natural gas is based on dollars per MMBtu.

                                                                  1996    1995
                                                                 ------- -------
   Average Ammonia Price........................................    $164    $171
   Average Urea Price...........................................    $175    $178
   Natural Gas Cost.............................................   $2.34   $1.54
   AMPRO Production............................................. 130,509 109,084
   Triad Ammonia Production (1).................................  60,995  61,258
   Triad Urea Production (1)....................................  71,833  69,715

--------
(1) Volumes represent the 50% share of the joint venture owned by the Fertilizer Business to be Merged. Approximately 69% of Triad ammonia is used in the production of urea.

  Sales. Net sales for the current quarter were up 14% from the same quarter in the prior year as increased volume offset lower average prices. Sales volume increased 19% due to higher brokerage sales and increased AMPRO ammonia production, which was up 20% over last year due to a 15-day outage in the prior year. Average sales prices declined 4% on lower ammonia and urea prices.

  Gross Margin. Gross margin was down 32% due to the lower average product prices and higher production cost. Production cost increased due to a 52% increase in average natural gas prices. There were no gains or losses from natural gas hedging in the current or prior quarter.

LIQUIDITY AND CAPITAL RESOURCES

  Cash flow from operating activities for the current quarter was down versus the same quarter prior year due to the lower net earnings as described above. Investing activities in the current year reflect capital expenditures related to the AMPRO ammonia plant capacity expansion while the prior year includes investments to increase transportation capabilities. Net cash advanced to First Mississippi in the current quarter was $10.1 million, versus $14.3 million for the same period in the prior year.

YEARS ENDED JUNE 30, 1996, 1995 AND 1994

  Operating Results. Net earnings for 1996, 1995 and 1994 were $41.4 million, $53.9 million and $16.2 million. The increase in earnings for 1995 over 1994, and the decrease from 1995 to 1996 were primarily due to changes in the unit margins for manufactured ammonia, as detailed in the table and discussions below.

  The following table recaps prices and production information for the three years on a short ton basis. Natural gas is based on dollars per MMBtu.

                                                          1996    1995    1994
                                                         ------- ------- -------
Average Ammonia Price...................................    $174    $211    $130
Average Urea Price......................................    $189    $163    $126
Natural Gas Cost........................................   $2.25   $1.92   $2.19
AMPRO Production........................................ 490,791 467,742 499,718
Triad Ammonia Production (1)............................ 232,011 217,036 239,093
Triad Urea Production (1)............................... 278,635 283,548 255,165

--------
(1) Volumes represent the 50% share of the joint venture owned by the Fertilizer Business to be Merged. Approximately 69% of Triad ammonia is used in the production of urea.

  Sales. Net sales for 1996 were down 10% from 1995 as ammonia prices declined 18%, more than offsetting a 16% increase in urea prices. Total sales volume remained about the same at 1.2 million tons with captive production accounting for approximately 74% of total volume, up from 70% in 1995. The higher production for 1996 was primarily due to scheduled maintenance in 1995. Net sales for 1995 increased 47% over 1994 as a 57% increase in average price was partially offset by lower volume. The ammonia supply/demand balance remained tight through fiscal 1995. Despite a record U.S. grain harvest in 1994, agricultural demand remained strong in 1995, driven by high grain prices and low world inventories. Industrial demand was strong due to increased production of fibers, plastics and resins. Urea prices increased on higher ammonia prices and strong offshore demand.

  Gross Margin. Gross margin for 1996 was down 23% from 1995 due to the lower ammonia prices and higher production cost. Production cost for 1996 increased due to higher natural gas prices. The average price of natural gas purchased at spot prices and consumed in production increased 36%; however gains of $1.1 million on forward purchase contracts in 1996, versus losses in 1995, reduced the overall average gas cost increase to 17%. At June 30, 1996, the Fertilizer Business to be Merged had no open forward purchase contracts for natural gas. Gross margin for 1995 increased 239% from 1994 on higher ammonia prices and lower production cost. The production cost for ammonia and urea for 1995 declined from 1994, primarily due to lower prices for natural gas, which decreased 12% below 1994's level. Included in natural gas cost for 1995 is $5.9 million in net futures contracts losses versus net gains of $0.7 million in 1994.

  General selling and administrative expenses. General selling and administrative expenses were $2.6 million, $2.4 million and $1.9 million for 1996, 1995 and 1994, respectively. The higher expenses in 1996 and 1995 were primarily due to additional compensation expense pursuant to a compensation plan tied to the increase in value of First Mississippi Common Stock.

  Income taxes; Cumulative Effect of Change in Accounting Principles. In July 1993, the company adopted the Financial Accounting Standards Board's Statement No. 109 "Accounting for Income Taxes" ("Statement 109"). Adoption of Statement No. 109 changed the company's method of accounting for income taxes from the deferred method required under APB Opinion 11 to the asset and liability method. The Fertilizer Business to Be Merged opted to report the impact of this accounting change as a cumulative effect of change in accounting principle rather than to restate prior years' income tax provisions. See Note 4 to the Combined Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

  Cash flow from operating activities increased from 1994 to 1995 and decreased from 1995 to 1996, primarily due to swings in net earnings as described above. Investing activities were up in 1996, reflecting increased capital expenditures related to an AMPRO ammonia plant capacity expansion and investments in two new joint ventures to increase storage and barge transportation capabilities. In August 1995, AMPRO began an expansion project that is expected to be completed in mid-December 1996. This project is expected to lower natural gas consumption by 0.6MMBtu's per ton and increase ammonia production at the plant by approximately 125,000 tons annually. Net cash advanced to First Mississippi was $5.1 million, $49.2 million and $9.0 million in 1996, 1995 and 1994, respectively.

FORWARD PURCHASES

  The key raw material in the manufacturing of anhydrous ammonia is natural gas. Natural gas is presently purchased for delivery at market prices under short-term contracts. To secure fixed prices for part of its natural gas requirements, the Fertilizer Business to be Merged periodically contracts for the future purchase of natural gas on the New York Mercantile Exchange ("NYMEX"). Increases or decreases in the fair market value of the NYMEX contracts generally offset changes in spot market prices. These activities have been designated hedging of anticipated raw material purchases and are accounted for as such. During 1996, the Fertilizer Business to be Merged hedged approximately 13% of its purchases of natural gas for fiscal 1996. At June 30, 1996, the Fertilizer Business to be Merged had no open contracts.

ENVIRONMENTAL MATTERS

  The Fertilizer Business to be Merged operations are subject to a wide variety of constantly changing environmental laws and regulations governing emissions to the air, discharges to water sources, and the handling, storage, treatment and disposal of waste materials, as well as other laws and regulations concerning health and safety conditions, for which it must incur certain costs. Capital expenditures for environmental protection were $0.1 million for 1996. Expenses related to the operation and maintenance of environmental facilities and the disposal of hazardous and nonhazardous waste were approximately $0.2 million in 1994, 1995 and 1996. In addition, the Fertilizer Business to be Merged accrues for anticipated costs associated with investigatory and remediation efforts relating to the environment. To date, these accruals, as well as any actual expenditures, have not been material to the Fertilizer Business to be Merged operations or financial condition.

RECENTLY ISSUED ACCOUNTING STANDARDS

  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," for fiscal years beginning after December 15, 1995. The provisions of Statement No. 121 require the Fertilizer Business to be Merged to review its long-lived assets for impairment on an exception basis whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through future cash flows. Any loss will be recognized in the income statement and certain disclosures regarding the impairment are to be made in the financial statements. The Fertilizer Business to be Merged is evaluating the provisions of Statement No. 121 and does not anticipate a material effect on its financial position or results of operations.

                                                                      APPENDIX A


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                          DATED AS OF AUGUST 27, 1996

                                  BY AND AMONG

                        MISSISSIPPI CHEMICAL CORPORATION

                                 MISS SUB, INC.

                                      AND

                         FIRST MISSISSIPPI CORPORATION

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

                                   ARTICLE I

                                   The Merger

 Section 1.1  The Merger.................................................    1
 Section 1.2  Effective Time of the Merger...............................    1
 Section 1.3  Closing....................................................    2
 Section 1.4  Effects of the Merger......................................    2
 Section 1.5  Articles of Incorporation and Bylaws.......................    2
 Section 1.6  Directors..................................................    2
 Section 1.7  Officers...................................................    2

                                   ARTICLE II

                            Conversion of Securities

 Section 2.1  Conversion of Capital Stock................................    2
 Section 2.2  Exchange of Certificates...................................    3
 Section 2.3  Dissenting Shares..........................................    4

                                  ARTICLE III

                 Representations and Warranties of the Company

 Section 3.1  Organization...............................................    5
 Section 3.2  Capitalization.............................................    5
 Section 3.3  Authority..................................................    6
 Section 3.4  Consents and Approvals; No Violations......................    6
 Section 3.5  SEC Reports and Financial Statements.......................    7
 Section 3.6  Information in Disclosure Documents and Registration
              Statements.................................................    7
 Section 3.7  Retained Business..........................................    7
 Section 3.8  Litigation.................................................    8
 Section 3.9  Employee Benefits..........................................    8
 Section 3.10 Absence of Certain Changes or Events.......................    9
 Section 3.11 No Violation of Law........................................   10
 Section 3.12 Taxes......................................................   10
 Section 3.13 Environmental Matters......................................   11
 Section 3.14 Material Contracts.........................................   11
 Section 3.15 Rights Agreement...........................................   11
 Section 3.16 Brokers or Finders.........................................   11
 Section 3.17 State Takeover Statutes....................................   12
 Section 3.18 Opinion of Financial Advisor...............................   12
 Section 3.19 Title to Assets............................................   12
 Section 3.20 Employees..................................................   12
 Section 3.21 Insurance..................................................   12

                                                                           PAGE
                                                                           ----

                                   ARTICLE IV

                Representations and Warranties of Parent and Sub

 Section 4.1  Organization...............................................   12
 Section 4.2  Capitalization.............................................   13
 Section 4.3  Authority..................................................   13
 Section 4.4  Consents and Approvals; No Violations......................   13
 Section 4.5  SEC Reports and Financial Statements.......................   14
 Section 4.6  Information in Disclosure Documents and Registration
              Statements.................................................   14
 Section 4.7  Litigation.................................................   15
 Section 4.8  Absence of Certain Changes or Events.......................   15
 Section 4.9  No Violation of Law........................................   15
 Section 4.10 Environmental Matters......................................   15
 Section 4.11 Interim Operations of Sub..................................   15
 Section 4.12 Unwanted Businesses........................................   15
 Section 4.13 Purchases of Company Stock.................................   15
 Section 4.14 Brokers or Finders.........................................   16
 Section 4.15 Opinion of Financial Advisor...............................   16

                                   ARTICLE V

                      Covenants Pending the Effective Time

 Section 5.1  Covenants of the Company with Respect to the Retained
              Business...................................................   16
 Section 5.2  Covenants of the Company...................................   18
 Section 5.3  Covenants of Parent........................................   18

                                   ARTICLE VI

                             Additional Agreements

 Section 6.1  Reasonable Efforts.........................................   19
 Section 6.2  Access to Information......................................   19
 Section 6.3  Stockholders Meetings......................................   20
 Section 6.4  Legal Conditions to Distribution and Merger................   20
 Section 6.5  Stock Exchange Listing.....................................   20
 Section 6.6  Company Severance Obligations..............................   20
 Section 6.7  Employee Matters; Company Stock Plans......................   20
 Section 6.8  Fees and Expenses..........................................   22
 Section 6.9  Indemnification............................................   22
 Section 6.10 No Solicitations...........................................   22
 Section 6.11 Distribution...............................................   23
 Section 6.12 Tax-Free Nature of Transactions............................   23
 Section 6.13 Audited Closing Balance Sheet..............................   23
 Section 6.14 Financing..................................................   24
 Section 6.15 AMPRO Facility.............................................   24
 Section 6.16 Comfort Letters............................................   24

                                                                            PAGE
                                                                            ----

                                  ARTICLE VII

                                   Conditions

 Section 7.1  Conditions to Each
              Party's Obligation to
              Effect the Merger............................................   25
 Section 7.2  Conditions of
              Obligations of Parent
              and Sub......................................................   25
 Section 7.3  Conditions of
              Obligations of the
              Company......................................................   26

                                  ARTICLE VIII

                           Termination and Amendment

 Section 8.1  Termination..................................................   27
 Section 8.2  Effect of Termination........................................   27
 Section 8.3  Termination Fee..............................................   28
 Section 8.4  Amendment....................................................   28
 Section 8.5  Extension; Waiver............................................   28

                                   ARTICLE IX

                                 Miscellaneous

 Section 9.1  Nonsurvival of
              Representations and
              Warranties...................................................   28
 Section 9.2  Notices......................................................   29
 Section 9.3  Interpretation...............................................   29
 Section 9.4  Counterparts.................................................   29
 Section 9.5  Entire Agreement; No
              Third-Party
              Beneficiaries................................................   30
 Section 9.6  Governing Law................................................   30
 Section 9.7  Specific Performance.........................................   30
 Section 9.8  Publicity....................................................   30
 Section 9.9  Assignment...................................................   30
 Section 9.10 Attorney-Client
              Privilege; Work Product......................................   30
 Section 9.11 Other........................................................   30
 Section 9.12 Further Assurances...........................................   31

                              ANNEXES AND EXHIBITS

Annex I--Distribution Agreement
Exhibit A--Retained Business
 Financial Statements

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of August 27, 1996, by and among Mississippi Chemical Corporation, a Mississippi corporation ("Parent"), Miss Sub, Inc., a Mississippi corporation and a wholly owned subsidiary of Parent ("Sub"), and First Mississippi Corporation, a Mississippi corporation (the "Company").

  WHEREAS, Parent desires to acquire the Company's fertilizer business but does not wish to acquire the other businesses conducted or to be conducted by the Company;

  WHEREAS, the Board of Directors of the Company has approved a plan of distribution embodied in the form of a draft agreement attached hereto as Annex I, as may be amended pursuant to the provisions of Section 6.11 hereof (the "Distribution Agreement"), which will be entered into prior to the Effective Time (as defined in Section 1.2) pursuant to which all of the Company's assets, other than those used primarily in the Retained Business (as defined in Section 3.7), will be contributed to a wholly owned subsidiary of the Company ("Newco") (such contributions, together with all mergers, other intercompany transfers of assets, and other actions described in Article IV of the Distribution Agreement, the "Transfer") and shares of capital stock of Newco will be distributed (the "Distribution") on a pro rata basis to the stockholders of the Company as provided in the Distribution Agreement in order to divest the Company of the businesses and operations that Parent is unwilling to acquire;

  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that, following the Distribution, the merger of Sub with and into the Company (the "Merger") with the Company surviving as a wholly owned subsidiary of Parent would be advantageous and beneficial to their respective corporations and stockholders; and

  WHEREAS, for federal income tax purposes, it is intended that (i) the Distribution shall qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the Merger shall qualify as a reorganization under Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  The Merger

  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof and the Mississippi Business Corporation Act (the "MBCA"), at the Effective Time, the Company and Sub shall consummate the Merger pursuant to which (i) Sub shall be merged with and into the Company, (ii) the separate corporate existence of Sub shall thereupon cease, (iii) the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Mississippi and (iv) the corporate existence of the Company with its properties, rights, privileges, powers and franchises shall continue unaffected by the Merger.

  Section 1.2 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, articles of merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Mississippi, for filing, as provided in the MBCA, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective immediately following the Distribution, upon the filing of the Articles of Merger with the Secretary of State of the State of Mississippi or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

  Section 1.3 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII hereof, at the offices of the Company, 700 North Street, Jackson, Mississippi 39202-3095, unless another date or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

  Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  Section 1.5 Articles of Incorporation and Bylaws.

    (a) The Articles of Incorporation of Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the MBCA.

    (b) The bylaws of Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with the MBCA.

  Section 1.6 Directors. The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified.

  Section 1.7 Officers. The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                  ARTICLE II

                           Conversion of Securities

  Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock, par value $1.00 per share, of the Company (the "Company Common Stock") or Parent, as the holder of the capital stock of Sub:

    (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the Surviving Corporation.

    (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned Subsidiary (as hereinafter defined) of Parent shall be cancelled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party and any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) securities or other interests having by their terms a majority of the outstanding voting power with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

    (c) Exchange Ratio for Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares, as defined in Section 2.3) shall be converted into the right to receive the Merger Consideration Per Share in fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock"). The "Merger Consideration Per Share" shall mean 6,904,762 shares of Parent Common Stock divided by the number of shares of Company Common Stock outstanding at the Effective Time as certified to Parent by the Company's transfer agent and registrar (the "Effective Time Outstanding Shares"), rounded to the nearest one ten-thousandth of a share; provided, however, if the average of the Daily Prices, as derived from The Wall Street Journal, for the ten (10) trading days immediately preceding the trading day prior to the Effective Time (such number rounded to the nearest one one-hundredth of a cent, the "Average Parent Price"), is more than $25.00, then the Merger Consideration Per Share shall be the greater of (i) 6,393,298 shares of Parent Common Stock divided by the Effective Time Outstanding Shares and (ii) the number (rounded to the nearest one ten-thousandth of a share) of Parent Common Shares determined by dividing (A) the product of (x) 6,904,762 multiplied by (y) a fraction, the numerator of which is $25.00 and the denominator of which is the Average Parent Price, by (B) the Effective Time Outstanding Shares. The term "Daily Price" shall mean for each trading day the average of the opening price, high price, low price and closing price for the Parent Common Stock. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

  Section 2.2 Exchange of Certificates.

    (a) Exchange Agent. Prior to the Effective Time, Parent shall deposit with KeyCorp Shareholder Services, Inc. or such other bank or trust company designated by the Company (and reasonably acceptable to Parent) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock, together with cash to be paid in lieu of fractional shares (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto contemplated by Section 2.2(c) and cash in lieu of fractional shares, being hereinafter referred to as the "Exchange Fund").

    (b) Exchange Procedures. As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted pursuant to Section
  2.1 into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall be in such form and have such provisions as Parent and the Company may reasonably specify) and (ii) instructions for surrendering the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

  Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.2.

    (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock which such holder is entitled to receive upon the surrender thereof in accordance with this Section 2.2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall so surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to
  Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

    (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

    (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange will be entitled to receive a cash payment in lieu of such fractional share in an amount equal to such fraction multiplied by the Average Parent Price.

    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this
  Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

    (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash for payment in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  Section 2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of the Company Common Stock which immediately prior to the Effective Time are held by stockholders who have properly exercised and perfected appraisal rights under Section 79-4-13.02 of the MBCA (the "Dissenting Shares") shall not be converted into the right to receive shares of Parent Common Stock as provided in Section 2.1 hereof, but the holders of Dissenting Shares shall be entitled to receive such consideration from the Surviving Corporation as shall be determined pursuant to Section 79-4-13.02 of the MBCA; provided, however, that, if any such holder shall have failed to perfect or shall withdraw or lose his right to appraisal and payment under the MBCA, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive shares of Parent Common Stock, without any interest thereon, as provided in Section 2.1 and such shares shall no longer be Dissenting Shares.

                                  ARTICLE III

                 Representations and Warranties of the Company

  The Company represents and warrants to Parent and Sub as follows:

  Section 3.1 Organization. As used in this Agreement, any reference to the Company and its Subsidiaries means the Company and each of its Subsidiaries; any reference to Newco and its Subsidiaries means Newco at the time of the Distribution and those entities that at or immediately prior to the Distribution will be direct or indirect Subsidiaries of or merged with or liquidated into Newco; and references to Subsidiaries of Newco mean those entities that at or immediately prior to the Distribution will be direct or indirect Subsidiaries of or merged with or liquidated into Newco. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to an entity (or group of entities taken as a whole) means that such event, change or effect is materially adverse to the business, properties, assets, results of operations or financial condition of such entity (or, if with respect thereto, of such group of entities taken as a whole). Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on the Retained Business taken as a whole. The Company and each of its Subsidiaries are duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Retained Business taken as a whole or on the ability of the Company and its Subsidiaries to consummate the transactions contemplated hereby. True, accurate and complete copies of the Company's Charter of Incorporation and bylaws, including all amendments thereto, have heretofore been delivered to Parent.

  Section 3.2 Capitalization. The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Company Common Stock of which, as of August 26, 1996, 20,614,491 shares were issued and outstanding, and (ii) 20,000,000 shares of preferred stock (the "Company Preferred Stock"), of which, as of the date hereof, no shares are issued or outstanding. 250,000 shares of Company Preferred Stock are designated Series X Junior Participating Preferred Stock (the "Company Series X Preferred Stock") and are reserved for issuance in accordance with the Rights Agreement, dated as of February 27, 1996 (the "Rights Agreement"), by and between the Company and Society National Bank, as Rights Agent (the "Company Rights Agent"), pursuant to which the Company has issued rights (the "Company Rights") to purchase shares of Company Series X Preferred Stock and 249,167 shares of Company Preferred Stock (with the designations set forth in Section 3.2 of the disclosure schedule delivered by the Company to Parent on the date hereof (the "Company Disclosure Schedule")) are reserved for issuance pursuant to the terms of debentures convertible into Company Preferred Stock (the "Company Convertible Debentures") and debenture options. As of the date hereof, 926,759 shares of Company Common Stock were reserved for issuance upon exercise of outstanding stock options and debenture options (which debenture options are exercisable for Company Convertible Debentures which are convertible into Company Preferred Stock which is then convertible into Company Common Stock) and upon conversion of Company Convertible Debentures pursuant to the Company's 1980 Long-Term Incentive Plan (the "1980 Plan"), 1988 Long-Term Incentive Plan (the "1988 Plan") and 1995 Long-Term Incentive Plan (the "1995 Plan" and, together with the 1980 Plan and the 1988 Plan, the "Company Stock Plans"). All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to Company

Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. Except as set forth above or in Section
3.2 of the Company Disclosure Schedule, as of the date hereof, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character binding on the Company or any of its Subsidiaries with respect to the issued or unissued capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

  Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Distribution Agreement and to consummate the transactions contemplated hereby and thereby other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock and, with respect to the Distribution, the declaration of the Distribution by the Company's Board of Directors. The execution, delivery and performance of this Agreement and the Distribution Agreement by the Company and the consummation by the Company of the Distribution and the Merger and of the other transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Distribution Agreement or for the Company to consummate the transactions so contemplated hereby or thereby other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock and, with respect to the Distribution, declaration of the Distribution by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Prior to the Distribution, the Distribution Agreement will be duly executed and delivered by each of the Company and Newco and upon such execution and delivery will constitute a valid and binding obligation of each of the Company and Newco, enforceable against each of them in accordance with its terms.

  Section 3.4 Consents and Approvals; No Violations. Except (a) as set forth in Section 3.4 of the Company Disclosure Schedule, (b) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the New York Stock Exchange (the "NYSE"), the National Association of Securities Dealers, Inc., the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), filings under state securities or "blue sky" laws and the filing with the Secretary of State of the State of Mississippi of the Articles of Merger and articles of merger with respect to the merger of FirstMiss Fertilizer, Inc. into the Company and (c) as may be necessary as a result of any facts or circumstances relating solely to Parent or any of its Subsidiaries, none of the execution, delivery or performance of this Agreement or the Distribution Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby and compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provisions of the charters or bylaws of the Company or of any of its Subsidiaries, (ii) require any filing by the Company or any of its Subsidiaries with, or any permit, authorization, consent or approval to be obtained by the Company or any of its Subsidiaries of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument, obligation or commitment to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound ("Contracts") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except, in the case of clause (ii), (iii) or (iv), for failures to file or obtain, violations, breaches or defaults which would not have a material adverse effect on the Retained Business taken as a whole or the ability of the Company to consummate the transactions contemplated hereby.

  Section 3.5 SEC Reports and Financial Statements. The Company has timely filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Parent true and complete copies of, all periodic reports required to be filed by it since July 1, 1995 under the Exchange Act (as such documents have been amended since the time of their filing, together with all such periodic reports to be filed from the date hereof to the Effective Time, collectively, the "Company SEC Documents"). Except with respect to information concerning the Triad Chemical Joint Venture ("Triad"), as to which the Company makes no representation or warranty for the purposes of this Section 3.5, the Company SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will comply, as the case may be, in all material respects with the applicable requirements of the Exchange Act. Except with respect to information concerning Triad, as to which the Company makes no representation or warranty for purposes of this Section 3.5, the consolidated financial statements of the Company included in the Company SEC Documents (including the notes and schedules thereto, the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited financial statements, to normal audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

  Section 3.6 Information in Disclosure Documents and Registration
Statements. Except with respect to information concerning Triad, as to which the Company makes no representation or warranty for purposes of this Section 3.6, none of the information supplied or to be supplied by the Company or its representatives for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time such registration statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the joint proxy statement relating to the meetings of each of the Company's and Parent's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to the Company's and Parent's stockholders and at the time of each of the meetings of the Company's and Parent's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub for inclusion in the Proxy Statement, with respect to information concerning Parent or any of its Subsidiaries incorporated by reference in the Proxy Statement or with respect to information concerning Triad.

  Section 3.7 Retained Business.

    (a) Attached hereto as Exhibit A is an unaudited pro forma consolidated balance sheet of the Retained Business of the Company and its Subsidiaries at June 30, 1996 (including certain explanatory notes thereto, the "Retained Business Balance Sheet") and an unaudited pro forma consolidated statement of operations for the Retained Business of the Company and its Subsidiaries for the year ended June 30, 1996 (including certain explanatory notes thereto, the "Retained Business Income Statement" and, together with the Retained Business Balance Sheet, the "Retained Business Financial Statements"). The "Retained Business" means and includes the assets, liabilities, capital stock and partnership interests reflected on the Retained Business Balance Sheet, as such assets and liabilities may have changed since the date of the Retained Business Balance Sheet, but in any event shall include all of the Company's direct and indirect right, title and interest (including minority interests) in the assets used primarily in, and all of the Company's liabilities and obligations (accrued, absolute, contingent, undisclosed or otherwise) which are primarily related to or have arisen or will arise from, the production, distribution, sale and storage of ammonia and urea and purchase and resale of ammonia and urea (except for those assets and liabilities identified in Section 3.7 of the Company Disclosure Schedule under the headings "Excluded Assets" and "Excluded Liabilities," which shall not be included in the Retained Business and which are referred to herein as the "Excluded Assets" and "Excluded Liabilities"). The Retained Business shall include the following entities: FirstMiss Fertilizer, Inc.; AMPRO Fertilizer, Inc.; FMF Barge, Inc.; FMF, Inc. ("FMF"); a 50% interest in Arcadian/FirstMiss Fertilizer LLC; a 50% interest in Triad; and the partnership interests currently held by FEC Marketing, Inc. ("FEC") and FMF in FirstMiss Fertilizer Limited Partnership and FirstMiss Fertilizer Texas LP (the "Partnerships"). As of the Effective Date, the interests in the Partnerships currently held by FEC will be held by an entity other than FEC included in the Retained Business that will be designated by Parent.

    (b) Except with respect to information concerning Triad, as to which the Company makes no representation or warranty for purposes of this Section 3.7, the Retained Business Financial Statements have been prepared in accordance with generally accepted accounting principles on a basis consistent with the Company Financial Statements, and, except as set forth in Section 3.7 of the Company Disclosure Schedule, fairly present in all material respects (subject to normal audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the date thereof, after giving pro forma effect to the Distribution (assuming the Distribution occurred on June 30, 1996), and the consolidated results of their operations for the one-year period then ended, after giving pro forma effect to the Distribution (assuming the Distribution occurred on July 1, 1995).

    (c) At the Effective Time, except for the Excluded Assets and as contemplated by this Agreement or the Distribution Agreement, neither Newco nor any of its Subsidiaries will own or have rights to use any of the assets or property, whether tangible, intangible or mixed, which are necessary for the conduct of the Retained Business as conducted on the date hereof. Except as set forth in Section 3.7 of the Company Disclosure Schedule, at the Effective Time neither Newco nor any of its Subsidiaries will be a party to any material agreement or arrangement with the Surviving Corporation or any of its Subsidiaries (other than the Distribution Agreement and any agreements contemplated by the Distribution Agreement, including the Tax Disaffiliation Agreement and the Employee Benefits Agreement).

  Section 3.8 Litigation. Except as disclosed in the Company SEC Documents filed prior to the date hereof or as set forth in Section 3.8 of the Company Disclosure Schedule and except with respect to information concerning Triad, as to which the Company makes no representation or warranty for purposes of this Section 3.8, there is no suit, action, proceeding or investigation relating to the Retained Business pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Retained Business taken as a whole or the ability of the Company to consummate the transactions contemplated hereby. Except as disclosed in the Company SEC Documents filed prior to the date hereof or as set forth in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree relating to the Retained Business which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Retained Business taken as a whole or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

  Section 3.9 Employee Benefits.

    (a) Other than with respect to Triad, as to which the Company makes no representation or warranty for purposes of this Section 3.9, Section 3.9 of the Company Disclosure Schedule contains a list of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, stock option, fringe benefit, vacation, incentive, severance, employment or other benefit plans, programs, agreements and arrangements (the "Benefit

  Plans"), which cover employees or former employees of the Company and its Subsidiaries who are or were employed in the Retained Business (the "Employees"). True and complete copies of all Benefit Plans, any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto; current summary plan descriptions; where applicable, the most current determination letter received from the Internal Revenue Service (the "Service") and most recent determination letter application; and where applicable, annual reports, financial statements and actuarial reports for the last three plan years, which fairly and accurately reflect the financial condition of the plans have been made available to Parent.

    (b) All Benefit Plans are in compliance with ERISA, the Code and all other applicable laws in all material respects. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under
  Section 401(a) of the Code has received a favorable determination letter from the Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither the Company nor any of its Subsidiaries or any ERISA Affiliate (as defined below) has contributed or been required to contribute to any Multiemployer Plan (as defined in ERISA) with respect to any Employees.

    (c) No liability under Subtitle C or D of Title IV of ERISA has been incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated Benefit Plan, currently or formerly maintained by any of them, or the Plan of any entity which is or has been considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") which would have a material adverse effect on the Retained Business taken as a whole.

    (d) All contributions required to be made or accrued as of June 30, 1996 under the terms of any Benefit Plan for which the Surviving Corporation or any of its Subsidiaries may have liability have been timely made or have been reflected on the Retained Business Balance sheet. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA in an amount which would have a material adverse effect on the Retained Business taken as a whole. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code.

    (e) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits for Employees or former Employees under any Benefit Plan, except as set forth in Section 3.9 of the Company Disclosure Schedule or as required by Part 6 of Title I of ERISA.

    (f) The Company and its Subsidiaries have no unfunded liabilities with respect to any Pension Plan which covers former Employees in an amount which would have a material adverse effect on the Retained Business taken as a whole.

    (g) Immediately after the Effective Time, the Surviving Corporation or its Subsidiaries could terminate each Benefit Plan in accordance with its terms without incurring any material liability.

    (h) With respect to the Company and the Retained Business, the transactions contemplated by this Agreement and the Distribution Agreement will not cause any additional payments to be due under any Benefit Plan, nor accelerate the payment or vesting of any amounts due under any Benefit Plan, nor result in any excess parachute payment within the meaning of Code
  Section 280G except for payments which are paid prior to the Effective Time, accrued on the Audited Closing Balance Sheet (as defined in Section 6.13) or for which funds have been reserved, or amounts due which are assumed by Newco pursuant to the Distribution Agreement.

  Section 3.10 Absence of Certain Changes or Events. Since June 30, 1996, the Company and its Subsidiaries have conducted the Retained Business only in the ordinary and usual course consistent with past practice, except as set forth in Section 3.10 of the Company Disclosure Schedule, and there has not been any change or development, or combination of changes or developments which individually or in the aggregate have had or are reasonably likely to have a material adverse effect on the Retained Business taken as a whole.

  Section 3.11 No Violation of Law. Except as disclosed in the Company SEC Documents as filed prior to the date hereof or as set forth in Section 3.11 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of, or, to the knowledge of the Company, is under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, would not have a material adverse effect on the Retained Business taken as a whole. The Company and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct the Retained Business as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on the Retained Business taken as a whole.

  Section 3.12 Taxes.

    (a) Except as disclosed in the Company Financial Statements for the year ended June 30, 1995 or as set forth in Section 3.12 of the Company Disclosure Schedule:

      (i) the Company and its Subsidiaries have (A) duly filed with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a material adverse effect on the Retained Business taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of, and withheld, all Taxes (as hereinafter defined) required to be shown on such Tax Returns or required to be withheld by them, respectively;

      (ii) as of the date hereof, the Tax Returns for the Company and its Subsidiaries are not currently the subject of any audit, investigation or proceeding by the Service or, to the Company's knowledge, any state or local taxing authority, and the Company and its Subsidiaries have not received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of the Company or its Subsidiaries which have not been paid or finally settled, other than audits, deficiencies or assessments disclosed in
    Section 3.12 of the Company Disclosure Schedule which are being contested in good faith through appropriate proceedings;

      (iii) no waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency granted by the Company or any of its Subsidiaries is currently in effect;

      (iv) none of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement, other than the Tax Disaffiliation Agreement; and

      (v) none of the Company and its Subsidiaries has been a member of any affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

    (b) "Taxes" means all taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, personal property, real property, sales, ad valorem, value-added, leasing, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local, or foreign governmental authority whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies, imposts, duties or other assessments. "Tax Return" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

  Section 3.13 Environmental Matters.

    (a) Except as disclosed in the Company SEC Documents as filed prior to the date hereof or as set forth in Section 3.13 of the Company Disclosure Schedule, except for such matters that, individually or in the aggregate, would not have a material adverse effect on the Retained Business taken as a whole and except with respect to information concerning Triad, as to which the Company makes no representation or warranty for purposes of this
  Section 3.13, (i) the Retained Business of the Company and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined); (ii) the properties included in the Retained Business and presently owned or operated by the Company or its Subsidiaries (the "Company Properties") do not contain any Hazardous Substance (as hereinafter defined) other than as permitted under applicable Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has since July 1, 1994 received or is aware of any actual claims, notices, demand letters, lawsuits or requests for information from any Governmental Entity or any private third party alleging that the Retained Business is in violation of, or liable under, any Environmental Laws; and (iv) none of the Company, its Subsidiaries or the Company Properties is subject to any court order, administrative order or decree relating to the Retained Business arising under any Environmental Law.

    (b) "Environmental Law" means any applicable Federal, state or local law, regulation, permit, judgment or agreement with any Governmental Entity, relating to (x) the protection, preservation or restoration of the environment or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law.

  Section 3.14 Material Contracts. Other than with respect to Triad, Section
3.14 of the Company Disclosure Schedule identifies any Contract included in the Retained Business to which the Company or any of its Subsidiaries is a party or by which any of its assets or operations may be bound that is (i) a loan or similar agreement or indebtedness evidenced by a note or other instrument, or any direct or indirect guarantee of indebtedness of any other person, in excess of $1,000,000; (ii) any Contract that expressly limits the right to terminate the Contract without penalty upon less than one year's notice and such Contract provides for future payments in excess of $5,000,000 within the next twelve (12) months from the date hereof; (iii) any Contract for the purchase, sale or transportation of natural gas; (iv) any Contract related to product purchases or product sales in excess of $500,000; and (v) any Contract related to capital expenditures, which provides for future payments in excess of $5,000,000 within the next twelve (12) months from the date hereof. Except as set forth in Section 3.14 of the Company Disclosure Schedule and except with respect to Triad, as to which the Company makes no representation or warranty for purposes of this Section 3.14, (i) each of the Contracts included in the Retained Business to which the Company or any of its Subsidiaries is a party or by which any of its assets or operations may be bound is in full force and effect, except where the failure to be in full force and effect would not have a material adverse effect on the Retained Business taken as a whole and (ii) there are no existing defaults by the Company or such Subsidiary thereunder which default would result in a material adverse effect on the Retained Business taken as a whole.

  Section 3.15 Rights Agreement. As of the Effective Time, the Company will have taken all necessary action to render the Company Rights inapplicable to the Merger, the Distribution and the other transactions contemplated hereby.

  Section 3.16 Brokers or Finders. Neither the Company nor any of its Subsidiaries has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except CS First Boston Corporation, whose fees and expenses, as previously disclosed to Parent, will be paid by the Company in accordance with the Company's agreement with such firm.

  Section 3.17 State Takeover Statutes. The provisions of the Mississippi Control Share Act and the Mississippi Shareholder Protection Act will not apply to the Merger, the Distribution or any of the other transactions contemplated hereby, and to the Company's knowledge, no other state takeover statute or similar statute or regulation applies to the Merger, the Distribution, or any of the other transactions contemplated hereby.

  Section 3.18 Opinion of Financial Advisor. The Company has received the opinion of CS First Boston Corporation to the effect that, as of the date of such opinion, the terms of the Distribution and Merger, taken together, are fair, from a financial point of view, to the holders of common stock of the Company.

  Section 3.19 Title to Assets. The Company has title and/or rights sufficient to carry-on operations as contemplated by (the AMPRO Retrofit as defined in Section 6.15) or presently conducted to that portion of the real property (and the rights, privileges and appurtenances pertaining to such real property) included in the Retained Business on which the AMPRO ammonia plant and related operations are located, subject only to the following permitted exceptions:
(i) all highway, roadway, railroad, utility, drainage, pipeline and other like easements, servitudes and rights of way which an inspection or survey of the property would show and which do not materially adversely affect use of the property as a fertilizer manufacturing facility and related operations, (ii) liens for ad valorem taxes not yet due and payable, (iii) easements, restrictions and encumbrances which do not materially adversely affect use of the property as a fertilizer manufacturing facility and related operations and
(iv) all rights, title and interests of (x) Parent and (y) Triad. Except as otherwise set forth above, except with respect to any other real property included in the Retained Business, as to which the Company makes no representation or warranty for purposes of this Section 3.19 and except as set forth in Section 3.19 of the Company Disclosure Schedule, the Company owns all of the material assets included in the Retained Business free and clear of any liens, claims, security interests or encumbrances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Retained Business taken as a whole.

  Section 3.20 Employees. Other than with respect to Triad, the Company has made available to Parent a list of the employees currently employed in the Retained Business indicating the positions which they now hold, their current rates of compensation and which employees, if any, are on short or long term disability, family and medical, military, workers' compensation, or any other type of leave of absence; and copies of all employee handbooks, and policy and procedure manuals. With respect to the Retained Business other than Triad, neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding or organizing activity asserting that it or any such Subsidiary has committed an unfair labor practice or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, labor dispute, slow down or stoppage involving the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Retained Business taken as a whole.

  Section 3.21 Insurance. Set forth in Section 3.21 of the Company Disclosure
Schedule is a schedule of the insurance coverage (including policy limits, coverage layers, and named insureds) maintained by the Company on the assets, properties, premises, operations and personnel of the Company, including the Retained Business.

                                  ARTICLE IV

               Representations and Warranties of Parent and Sub

  Parent and Sub represent and warrant to the Company as follows:

  Section 4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on Parent and its Subsidiaries taken as a whole. Parent and each of its Subsidiaries are duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent or Sub to consummate the transactions contemplated hereby. True, accurate and complete copies of Parent's and Sub's Articles of Incorporation and bylaws, including all amendments thereto, have heretofore been delivered to the Company.

  Section 4.2 Capitalization. As of the date hereof, the authorized capital stock of Parent consists of: (i) 100,000,000 shares of Parent Common Stock of which, as of June 30, 1996, 21,353,450 shares were issued and outstanding and 1,550,000 shares were held in treasury, and (ii) 500,000 shares of preferred stock, par value $0.01 per share, of which, as of the date hereof, no shares were issued and outstanding ("Parent Preferred Stock"). 250,000 shares of Parent Preferred Stock are designated Preferred Stock, Series A and are reserved for issuance in accordance with the Rights Agreement, dated as of August 8, 1994, by and between Parent and Harris Trust and Savings Bank, as Rights Agent, pursuant to which Parent has issued rights to purchase shares of Parent Preferred Stock. All the outstanding shares of Parent's capital stock are, and all shares of Parent Common Stock which are to be issued pursuant to the Merger will be when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. Except for Parent Common Stock issuable to directors, officers and employees pursuant to Parent stock option and other benefit plans and except for this Agreement, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character relating to the issued or unissued capital stock of Parent or any of its Subsidiaries. As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued, fully paid and nonassessable and are owned of record and beneficially by Parent. After June 30, 1996 and prior to the date hereof, no material number of shares of Parent Common Stock have been issued except issuances of shares reserved for issuance as described above.

  Section 4.3 Authority. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of the issuance of shares of Parent Common Stock to the Company's stockholders pursuant to this Agreement by an affirmative vote of the holders of at least a majority of the shares of Parent Common Stock present, in person or by proxy, and entitled to vote at the meeting of Parent's stockholders referred to in Section 6.3(b) for which a quorum exists). The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by Sub of the Merger and by Parent and Sub of the other transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Sub and Parent as the sole stockholder of Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of the issuance of shares of Parent Common Stock to the Company's stockholders pursuant to this Agreement by an affirmative vote of the holders of at least a majority of the shares of Parent Common Stock present, in person or by proxy, and entitled to vote at the meeting of Parent's stockholders referred to in
Section 6.3(b) for which a quorum exists). This Agreement has been duly executed and delivered by each of Parent and Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each of them in accordance with its terms.

  Section 4.4 Consents and Approvals; No Violations. Except (a) as set forth in Section 4.4 of the disclosure schedule delivered by Parent to the Company on or prior to the date hereof (the "Parent Disclosure Schedule"), (b) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the NYSE or the NASDAQ National Market, as the case may be, filings under state securities or "blue sky" laws, and the filing with the

Secretary of State of the State of Mississippi of the Articles of Merger and
(c) as may be necessary as a result of any facts or circumstances relating solely to the Company and its Subsidiaries, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby nor compliance by Parent and Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective charter or bylaws of Parent and Sub,
(ii) require any filing by Parent or its Subsidiaries with, or permit, authorization, consent or approval to be obtained by Parent or its Subsidiaries of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries, except, in the case of clause
(ii), (iii) or (iv), for failures to file or obtain, violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Parent or Sub or the ability of Parent or Sub to consummate the transactions contemplated hereby.

  Section 4.5 SEC Reports and Financial Statements. Each of Parent and its Subsidiaries has timely filed with the SEC and has heretofore made available to the Company true and complete copies of all periodic reports required to be filed by it since July 1, 1995 under the Exchange Act (as such documents have been amended since the time of their filing, together with all such periodic reports to be filed from the date hereof to the Effective Time, collectively, the "Parent SEC Documents"). Except with respect to information concerning Triad, as to which Parent makes no representation or warranty for purposes of this Section 4.5, the Parent SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will comply, as the case may be, in all material respects with the applicable requirements of the Exchange Act. Except with respect to information concerning Triad, as to which Parent makes no representation or warranty for purposes of this Section 4.5, the consolidated financial statements of Parent included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

  Section 4.6 Information in Disclosure Documents and Registration
Statements. Except with respect to information concerning Triad, as to which Parent makes no representation or warranty for purposes of this Section 4.6, none of the information supplied by Parent or Sub or their representatives for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement will, at the date mailed to each of the Company's and Parent's stockholders and at the time of each of the meetings of the Company's and Parent's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act of 1933, as amended and the rules and regulations thereunder, except that no representation is made by Parent and Sub with respect to statements made therein based on information supplied by the Company for inclusion in the S-4 and the Proxy Statement, with respect to information concerning the Company incorporated by reference in the S-4 and the Proxy Statement or with respect to information concerning Triad.

  Section 4.7 Litigation. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement and except with respect to information concerning Triad, as to which Parent makes no representation or warranty for purposes of this Section 4.7, there is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, might reasonably be expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or a material adverse effect on the ability of Parent or Sub to consummate the transactions contemplated by this Agreement. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, might reasonably be expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or a material adverse effect on the ability of Parent or Sub to consummate the transactions contemplated hereby.

  Section 4.8 Absence of Certain Changes or Events. Since June 30, 1996, there has not been any change or development, or combination of changes or developments which individually or in the aggregate have had or are reasonably likely to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

  Section 4.9 No Violation of Law. Except as disclosed in the Parent SEC Documents as filed prior to the date hereof or as set forth in Section 4.9 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is in violation of, or, to the knowledge of Parent, is under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, do not have a material adverse effect on the Parent and its Subsidiaries taken as a whole. Parent and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on Parent and its Subsidiaries taken as a whole.

  Section 4.10 Environmental Matters. Except as disclosed in the Parent SEC Documents as filed prior to the date hereof or as set forth in Section 4.10 of the Parent Disclosure Schedule, except for such matters that, individually or in the aggregate, would not have a material adverse effect on Parent and its Subsidiaries taken as a whole and except with respect to information concerning Triad, as to which Parent makes no representation or warranty for purposes of this Section 4.10, (i) Parent and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws;
(ii) the properties presently owned or operated by Parent or its Subsidiaries (the "Parent Properties") do not contain any Hazardous Substance other than as permitted under applicable Environmental Laws; (iii) neither Parent nor any of its Subsidiaries has, since July 1, 1994, received any actual claims, notices, demand letters, lawsuits or requests for information from any Governmental Entity or any private third party alleging that Parent is in violation of, or liable under, any Environmental Laws; and (iv) none of Parent, its Subsidiaries or the Parent Properties is subject to any court order, administrative order or decree arising under any Environmental Law.

  Section 4.11 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

  Section 4.12 Unwanted Businesses. Parent is unwilling to consummate the Merger unless the Company has divested itself of all of the Company's assets and Newco has assumed all of the Company's liabilities, other than those relating to the Retained Business.

  Section 4.13 Purchases of Company Stock. Except as set forth in Section 4.13 of the Parent Disclosure Schedule, neither Parent nor any of its affiliates has acquired any shares of capital stock of the Company. Section 4.13 of Parent Disclosure Schedule sets forth the amount of Parent Common Stock repurchased by Parent in the last six (6) months pursuant to its stock repurchase program (the "Repurchase Program") or otherwise and the amount of repurchases authorized by Parent's Board of Directors.

  Section 4.14 Brokers or Finders. Neither Parent nor any of its Subsidiaries has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses will be paid by Parent in accordance with the Parent's agreement with such firm.

  Section 4.15 Opinion of Financial Advisor. Parent has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that the Merger Consideration Per Share is fair to Parent from a financial point of view.

                                   ARTICLE V

                     Covenants Pending the Effective Time

  Section 5.1 Covenants of the Company with Respect to the Retained
Business. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that except (i) for the Distribution and the other transactions, actions or events provided for in the Distribution Agreement, including the Employee Benefits Agreement, (ii) as contemplated or permitted by this Agreement, (iii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iv) to the extent that Parent shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed):

    (a) Ordinary Course. The Company and its Subsidiaries shall carry on the Retained Business in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings with the Retained Business, it being understood, however, that (i) certain employees of the Retained Business will also be engaged in activities for Newco and its Subsidiaries and certain officers of the Company will resign at the time of the Distribution and will serve as officers of Newco, and
  (ii) the failure of any employees of the Retained Business to remain employees of the Retained Business or become employees of Parent or any Subsidiary of Parent shall not constitute a breach of this covenant. Without limiting the foregoing, except as set forth in Section 5.1 of the Company Disclosure Schedule and except for "like kind" replacements and repairs of equipment, the Company will not make or enter into any contracts, commitments or agreements obligating the Company to make any capital expenditures primarily relating to, or arising from, the Retained Business in excess of $1,000,000, in the aggregate.

    (b) Dividends; Changes in Stock. The Company shall not (i) declare or pay any dividends (including dividends in Company Common Stock) on or make other distributions in respect of any of its capital stock (including such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction), except for regular quarterly cash dividends consistent with amounts currently paid and the Distribution, (ii) split (including a reverse stock split), combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries.

    (c) Issuance of Securities. The Company shall not, nor shall the Company permit any of its Subsidiaries included in the Retained Business to, issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any shares of its capital stock of any class, any other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, equity interests or convertible securities, other than (i) the issuance of shares of Company Common Stock, Company Preferred Stock and Company Convertible Debentures upon the exercise or conversion of stock options, debenture options, debentures or stock grants outstanding on the date of this Agreement pursuant to Company Stock Plans and in accordance with their present terms (or conversions of Company Preferred Stock issued upon the exercise of debenture options-outstanding on the date of this Agreement into Company Common Stock pursuant to the terms thereof), (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent, (iii) the authorization and issuance of Company Series X Preferred Stock or Company Common Stock in connection with the Company Rights and reservation for issuance of shares of Company Series X Preferred Stock or Company Common Stock in connection with the Company Rights in addition to those presently reserved for issuance, and (iv) the granting of stock options, debenture options or stock grants to employees of the Company other than the Retained Employees (as defined in Section 6.7) and issuance of securities upon exercise of the foregoing.

    (d) Governing Documents. The Company shall not amend its Charter of Incorporation or bylaws in a manner adverse to Parent and Sub or otherwise inconsistent with the transactions contemplated hereby.

    (e) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, incur (which shall not be deemed to include (i) entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements or (ii) refinancings of existing indebtedness) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any obligations of others other than (v) in the ordinary course of business consistent with past practice, (w) pursuant to existing credit or guaranty agreements, (x) Company Convertible Debentures issuable upon exercise of debenture options, (y) indebtedness incurred solely by, or that will be assumed and become the obligation solely of Newco or any of its Subsidiaries at the Time of Distribution (as defined in the Distribution Agreement) or (z) the Financing (as defined in Section 6.14).

    (f) Changes to Benefit Plans. Except as would not increase the costs of the Retained Business and except for changes in response to any changes in applicable law, the Company shall not, nor shall it permit any of its Subsidiaries (other than Newco and its Subsidiaries) to, (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any Benefit Plan or any agreement, arrangement, plan or policy between the Company or any such Subsidiary and one or more of its directors, officers or Employees or (ii) except for normal increases in the ordinary course of business consistent with past practice and the payment of bonuses to employees in the aggregate not to exceed the amount set forth in Section 5.1 of the Company Disclosure Schedule, increase in any manner the compensation or fringe benefits of any director, officer or Employee or pay any benefit to any director, officer or Employee not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided that the foregoing shall not prohibit the Company from hiring and paying new employees in the ordinary course of business consistent with past practice.

    (g) Filings. The Company shall promptly provide Parent (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which Parent has no reasonable interest in obtaining in connection with the Merger) made by the Company with any Federal, state or foreign Governmental Entity in connection with this Agreement, the Distribution Agreement and the transactions contemplated hereby and thereby.

    (h) Accounting Policies and Procedures. The Company will not and will not permit any of its Subsidiaries to change any of its accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

    (i) Newco. The Company shall (i) abide and cause Newco to abide by their respective obligations under the Distribution Agreement, Tax Disaffiliation Agreement and Employee Benefits Agreement and (ii) not terminate or amend, or waive compliance with any obligations under, the Distribution Agreement, Tax Disaffiliation Agreement or Employee Benefits Agreement in any manner adverse to Parent and Sub.

    (j) Sale of Assets. The Company shall not sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of the assets included in the Retained Business, except for dispositions of inventories and equipment in the ordinary course of the Retained Business and consistent with past practice.

    (k) Retained Cash. After December 31, 1996, all net cash generated by the Retained Business after December 31, 1996 shall be retained by the Company.

  Section 5.2 Covenants of the Company. During the period from the date of this Agreement and continuing to the Effective Time, the Company agrees as to itself and its Subsidiaries that the Company shall not, and shall not permit any of its Subsidiaries to, take any action, including, without limitation, with respect to the terms of the Articles of Incorporation or bylaws of Newco, that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would materially impair the ability of the Company to consummate the Distribution in accordance with the terms of the Distribution Agreement or the Merger in accordance with the terms hereof or would materially delay such consummation.

  Section 5.3 Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that except (i) as contemplated or permitted by this Agreement, (ii) as set forth in Section 5.3 of the Parent Disclosure Schedule or (iii) to the extent that the Company shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed):

    (a) Ordinary Course. Parent and its Subsidiaries shall carry on their businesses in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings with them.

    (b) Dividends; Changes in Stock. Parent shall not (i) declare or pay any dividends (including dividends in Parent Common Stock) on or make other distributions in respect of any of its capital stock (including such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction), except for regular quarterly cash dividends, (ii) split (including a reverse split), combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of Parent or any of its Subsidiaries other than repurchases of Parent Common Stock pursuant to the Repurchase Program and made prior to the ten (10) trading days prior to the date of the first trading day used in calculating the Average Parent Price.

    (c) Issuance of Securities. Parent shall not, nor shall Parent permit any of its Subsidiaries to, issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any shares of its capital stock of any class, any other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, equity interests or convertible securities, other than (i) the issuance of shares of Parent Common Stock upon the exercise of stock options or stock grants pursuant to existing employee benefit plans,
  (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent, and (iii) the authorization and issuance of capital stock upon exercise of Parent's existing rights plan and reservation for issuance of shares of capital stock in addition to those presently reserved for issuance pursuant to Parent's existing rights plan.

    (d) Governing Documents. Parent shall not amend its Articles of Incorporation or bylaws in a manner adverse to the Company or otherwise inconsistent with the transactions contemplated hereby.

    (e) Indebtedness. Parent shall not, nor shall it permit any of its Subsidiaries to, incur (which shall not be deemed to include (i) entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements or (ii) refinancings of existing indebtedness) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Parent or any of its Subsidiaries or guarantee any obligations of others other than (w) in the ordinary course of business consistent with past practice, (x) pursuant to existing credit or guaranty agreements, (y) the Financing (as defined in Section 6.14) or (z) additional indebtedness not to exceed $50,000,000 in the aggregate.

    (f) Filings. Parent shall promptly provide the Company (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which the Company has no reasonable interest in obtaining in connection with the Merger) made by Parent with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby and thereby.

    (g) Accounting Policies and Procedures. Parent will not and will not permit any of its Subsidiaries to change any of its accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

    (h) Cooperation. Parent shall not take, nor permit Sub or any of its other Subsidiaries to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would materially impair the ability of Parent or Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation, and Parent shall promptly advise the Company orally and in writing of any change in, or event with respect to, the business or operations of Parent having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on Parent and its Subsidiaries taken as a whole.

                                  ARTICLE VI

                             Additional Agreements

  Section 6.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) the prompt preparation and filing with the SEC of the S-4 and the Proxy Statement, (ii) such actions as may be required to have the S-4 declared effective under the Securities Act and to have the Proxy Statement cleared by the SEC, in each case as promptly as practicable, including by consulting with each other as to, and responding promptly to, any SEC comments with respect thereto, (iii) the prompt preparation and filing of all necessary documents under the HSR Act, (iv) such actions as may be required to have the applicable waiting period under the HSR Act expire or terminate as promptly as practicable, including by consulting with each other as to, and responding promptly to any comments or requests for information with respect thereto, (v) such actions as may be required to be taken under applicable state securities or "blue sky" laws in connection with the issuance of shares of Parent Common Stock contemplated hereby, and (vi) the distribution of the prospectus constituting a part of the S-4 and the Proxy Statement to stockholders of the Company. Each party shall promptly consult with the other and provide any necessary information with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

  Section 6.2 Access to Information. Upon reasonable notice, each of the Company and Parent shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (with respect to the Company, to the extent relating to the Retained Business), and, during such period, each of the Company and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel (with respect to the Company, to the extent related to the Retained Business) as such other party may reasonably request. After the Effective Time, upon reasonable notice, Parent shall cause the Surviving Corporation and its Subsidiaries to afford to the officers, employees, accountants, counsel and other representatives of Newco access, during normal business hours, to the Surviving Corporation's and its Subsidiaries' books and records which Newco may reasonably request in order to complete tax filings or for other legitimate business purposes. Unless otherwise required by law, the parties will hold any information made available pursuant to this Section 6.2 which is nonpublic in confidence in accordance with the confidentiality agreement, dated August 9, 1996 (the "Confidentiality Agreement"), between Parent and the Company.

  Section 6.3 Stockholders Meetings.

    (a) The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement and, if the Company determines such approval to be necessary or appropriate, the Distribution and shall use all reasonable efforts to hold such meeting as soon as practicable after the date hereof; provided, however, that the Board of Directors of the Company may fail to make such a recommendation, or withdraw, modify or change any such recommendation if it determines after receiving the advice of outside counsel that making such recommendation, or that the failure to withdraw, modify or change its recommendation, would be inconsistent with its fiduciary duties under applicable law.

    (b) Parent shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval of the issuance of the shares of Parent Common Stock to the Company's stockholders pursuant to this Agreement. Parent will, through its Board of Directors, recommend to its stockholders such approval and shall use all reasonable efforts to hold such meeting as soon as practicable after the date hereof; provided, however, that the Board of Directors of Parent may fail to make such a recommendation, or withdraw, modify or change any such recommendation if it determines after receiving the advice of outside counsel that making such recommendation, or that the failure to withdraw, modify or change its recommendation, would be inconsistent with its fiduciary duties under applicable law.

  Section 6.4 Legal Conditions to Distribution and Merger. Each of the Company, Parent and Sub will use all reasonable efforts to comply promptly with all legal requirements which may be imposed on it or its respective Subsidiaries with respect to the Distribution and the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective Subsidiaries in connection with the Distribution or the Merger). Subject to the terms and conditions hereof, each of the Company, Parent and Sub will, and will cause its Subsidiaries to, promptly use all reasonable efforts to obtain (and will consult and cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the Distribution or the Merger or the taking of any action contemplated thereby or by this Agreement or the Distribution Agreement.

  Section 6.5 Stock Exchange Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on either the NYSE or the NASDAQ National Market System, depending on where the Parent Common Stock is listed as of the Effective Time, and any other securities exchange on which shares of Parent Common Stock may at such time be listed, subject to official notice of issuance, prior to the Closing Date.

  Section 6.6 Company Severance Obligations. Subject to the proviso in the following sentence, the Company will pay with the proceeds of the Financing (as defined in Section 6.14) or Newco will assume the transaction bonus and severance payments arising out of the transactions contemplated by this Agreement pursuant to any contract, agreement or arrangement of which the Company or any of its Subsidiaries is a party, including, without limitation, payments pursuant to the agreements listed in Section 6.6 of the Company Disclosure Schedule. In no event shall Parent, any of its Subsidiaries or the Surviving Corporation be responsible for any such payments, or be under any obligation to honor or assume any such obligations; provided, however, Parent and the Surviving Corporation shall assume and retain, with respect to the Retained Employees (as defined in Section 6.7), any and all severance obligations that arise due to events or actions occurring after the Effective Time.

  Section 6.7 Employee Matters; Company Stock Plans.

    (a) The Company and Parent agree that Parent will, to the extent practicable, immediately after the Effective Time and for at least six (6) months thereafter, permit the operating personnel of the Retained

  Business and the other Company employees listed in Section 6.7 to the Parent Disclosure Schedule who will remain in the employ of the Surviving Corporation after the Effective Time (collectively, the "Retained Employees") (i) to participate in a group health plan of Parent, or one of its Subsidiaries that similarly situated employees of Parent participate, in accordance with the terms of the plan and, subject to the approval of its stop-loss carrier on reasonable terms and subject to applicable legal requirements, to waive any pre-existing condition clause or waiting period requirement in such group health plan and to give credit for deductible amounts paid by a Retained Employee during the current deductible year of such group health plan while employed by the Company; (ii) to participate in and receive credit under tax qualified retirement plans of Parent or any of its Subsidiaries that similarly situated employees of Parent participate, for which they are otherwise eligible, solely for eligibility and vesting purposes, for their service with the Company, to the extent permitted by applicable tax-qualification requirements; and (iii) to participate in other benefit plans of Parent which are offered to similarly situated employees.

    (b) Effective as of the Effective Time, each outstanding option to purchase shares of Company Common Stock or to purchase Company Convertible Debentures (a "Company Option") held by a Retained Employee under the Company Stock Plans whether vested or unvested, exercisable or unexercisable, shall be exchanged for an option (a "Parent Option") to purchase the number of shares of Parent Common Stock equal to the product of (1) the quotient of (x) the Average Company Stock Price, and (y) the Average Parent Stock Price (the "Conversion Ratio") and (2) the number of shares of Company Common Stock that the holder of such option would have been entitled to receive had such holder exercised such option in full and in the case of a Company Option exercisable for Company Convertible Debentures, converted such convertible debentures into Company Preferred Stock and then into Company Common Stock, (not taking into account whether or not such option or convertible debenture was in fact exercisable) (rounded to the nearest whole share) at an exercise price equal to the per share exercise price of such Company Options divided by the Conversion Ratio (rounded to the nearest cent), which Parent Option shall be subject to the same terms and conditions (including the vesting schedule) as the Company Option; provided, however, that the Parent Option shall be exercisable only for Parent Common Stock. The obligations of the Company with respect to such Parent Options shall be transferred to and assumed by Parent. For purposes of this Section 6.7(b), (i) "Average Parent Stock Price" shall mean the average of the closing prices of the Parent Common Stock on the New York Stock Exchange Composite Transactions Reporting System or the NASDAQ National Market System, as the case may be, as reported by The Wall Street Journal, for the 10 trading days immediately proceeding the trading day prior to the date that the Company Common Stock commences trading on an x-dividend basis with respect to the Distribution (the "Measuring Period") and (ii) "Average Company Stock Price" shall mean the average of the closing prices of the Company Common Stock on the New York Stock Exchange Composite Transactions Reporting System, as reported by The Wall Street Journal, for the Measuring Period.

    (c) As soon as practicable after the Effective Time, Parent shall deliver to the Retained Employees having options exchanged pursuant to Section 6.7(b) above appropriate notices setting forth their rights pursuant thereto.

    (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the options converted in accordance with this Section 6.7. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as appropriate (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to such options or, to the extent required by law or in accordance with past practice, awards and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options or awards remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the options exchanged pursuant to this Section 6.7 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable options complied with such rule prior to the Merger.

    (e) Nothing in this Agreement shall be construed to require Parent or the Company to continue the employment of any Retained Employee for any period of time, or, except as required by Section 6.7(a) above, to offer any particular type or level of benefits to any employee. Nothing in this Agreement shall prevent Parent or the Company from disciplining or terminating any Retained Employee or from amending or terminating any benefit plans at any time.

  Section 6.8 Fees and Expenses. Subject to the Distribution Agreement, whether or not the Merger is consummated and except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that Parent and the Company shall each pay one-half of the printing costs incurred with respect to the S-4 and the Proxy Statement.

  Section 6.9 Indemnification.

    (a) The Company shall, and from and after the Effective Time the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation to the extent related to, or to the extent arising from, the Retained Business and based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), in each case to the full extent a corporation is permitted under the MBCA (notwithstanding the bylaws of the Company or the Surviving Corporation) to indemnify its own directors, officers and employees, as the case may be (and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any affirmation and undertaking contemplated by Section
  8.53 of the MBCA). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them with the consent of the Company (or the consent of the Surviving Corporation after the Effective Time) which consent of the Company (or, after the Effective Time, the Surviving Corporation) with respect to such counsel retained by the Indemnified Parties may not be unreasonably withheld, (ii) the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Company (or after the Effective Time, the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company or the Surviving Corporation (but the failure so to notify shall not relieve the Company or the Surviving Corporation from any liability which it may have under this Section 6.9 except to the extent such failure materially prejudices such party), and shall deliver to the Company (or after the Effective Time, the Surviving Corporation) the affirmation and undertaking contemplated by Section 8.53 of the MBCA. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

    (b) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

  Section 6.10 No Solicitations. The Company will immediately cease any existing discussions or negotiations conducted prior to the date hereof with respect to any merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, tender or exchange offer, spin-off, recapitalization or similar transaction involving the sale of the Company or any of its Subsidiaries or divisions but excluding those potential transactions set forth in Section 6.10 of the Company Disclosure Schedule (an "Acquisition Transaction"). The Company, its Subsidiaries and their respective directors and officers shall not, and its or its Subsidiaries' affiliates, representatives and agents shall not, directly or indirectly, solicit any person, entity or group concerning any Acquisition Transaction (other than the transactions contemplated by this Agreement); provided that the Company may (i) furnish information or enter into negotiations to the extent the Company's Board of Directors determines after receiving the advice of outside counsel that the failure to do so would be inconsistent with its fiduciary duties under applicable law and prior to furnishing such information to, or entering into discussions or negotiations with such person, entity or group the Company (x) provides immediate written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, entity or group, and (y) either enters into with such person, entity or group a confidentiality agreement in reasonable, customary form on terms not more favorable to such person, entity or group than the terms contained in the Confidentiality Agreement or releases Parent from the standstill provisions of the Confidentiality Agreement not applicable to such person; and (ii) recommend to its stockholders a bona fide transaction or combination of transactions that the Board of Directors determines after consulting with its legal and other advisors is more favorable, from a financial point of view, to the stockholders of the Company than the Distribution and the Merger (a "Higher Proposal"). The Company agrees not to release any third party from its obligations, or grant any consent, under any existing standstill provision relating to any Acquisition Transaction or otherwise under any confidentiality or other agreement without similarly releasing or granting a consent to Parent under the Confidentiality Agreement.

  Section 6.11 Distribution. Prior to the Closing, the Company will enter into the Distribution Agreement in the form attached hereto with such changes which are not adverse to Parent and Sub and cause Newco to enter into the Distribution Agreement and the Company will take all action necessary to effect the Distribution pursuant to the terms of the Distribution Agreement.

  Section 6.12 Tax-Free Nature of Transactions. Each party agrees to report the Transfer as a tax-free transaction under Section 332, 351 or 368(a) of the Code, the Distribution as a tax-free distribution under Section 355 of the Code and the Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code on all Tax Returns and other filings, and take no position inconsistent therewith. The parties shall not, and shall not permit any of their respective Subsidiaries to, take or cause or permit to be taken, any action that would disqualify the Distribution as a tax-free distribution under Section 355 of the Code, disqualify the Transfer as a tax-free transaction under Section 332, 351 or 368(a) or disqualify the Merger as a reorganization within the meaning of Section 368(a)(1)(B) of the Code, excluding any action to be taken pursuant to this Agreement to effect the Merger.

  Section 6.13 Audited Closing Balance Sheet. No later than 45 days after the Effective Date, Newco shall deliver to Parent an audited consolidated balance sheet for the Retained Business at the earlier of the Effective Date or December 31, 1996 after giving effect to the Distribution (but not to the Financing (as defined in Section 6.14) or the Merger), which shall be audited by Newco's independent public accountants as in accordance with generally accepted auditing standards (the "Audited Closing Balance Sheet"). The Audited Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with the Company Financial Statements. To the extent that the net working capital (current assets less current liabilities) of the Retained Business as shown on the Audited Closing Balance Sheet is more or less than the estimated net working capital as of the Effective Date certified pursuant to Section 6.14, the Company shall pay to Newco, or Newco shall pay to the Company, the amount of such excess or shortfall, respectively, in cash within five days of the delivery of the Audited Closing Balance Sheet. The Company agrees that representatives of Parent and Newco shall be given access to all work papers, books, records and other information related to the preparation of the Audited Closing Balance Sheet. In addition, the Company will authorize, and will use all reasonable efforts to provide Parent and Newco with access to all work papers of the Company's independent public accountants in connection with or relating to their audit of the Audited Closing Balance Sheet.

  Section 6.14 Financing. Parent will use its best efforts to assist the Company in arranging a customary bank facility for the Company that will be funded immediately prior to the Time of Distribution (as defined in the Distribution Agreement) (the "Financing"). The Financing will be in an aggregate amount equal to $150,000,000 plus (i) the product of (x) the lesser of (A) $2.00 and (B) the amount, if any, by which the Average Parent Price is less than $19.00 times (y) 6,904,762, plus (ii) the costs of obtaining the Financing (including, without limitation, any commitment or agent fees, reasonable attorney fees or other costs and expenses associated with the Financing), plus (iii) the product of (x) $56,575 times (y) the number of calendar days by which the Effective Date is after December 31, 1996, plus
(iv) the net cash used by the Retained Business after December 31, 1996 through the Effective Date, minus (v) the unpaid balance as of the Effective Date of the AMPRO Retrofit due under the Kellogg Agreement (as defined in Section 6.15) (which unpaid balance as of July 31, 1996 is set forth in
Section 6.15 of the Company Disclosure Schedule), plus or minus (vi) the amount by which the estimated net working capital of the Retained Business as of the earlier of the Effective Date or December 31, 1996 as certified by the chief financial officer of the Company is more or less, respectively, than $8,000,000. Without qualifying Parent's obligations pursuant to the last sentence of this Section 6.14, the Financing will be on terms that are acceptable to Parent. The parties agree that the proceeds of the Financing will be used to refinance in full all outstanding debt of the Retained Business (other than accounts payable incurred in the ordinary course of the Retained Business), as well as any and all transaction, severance and other costs payable by the Company in connection with the transactions contemplated by this Agreement. To the extent that the proceeds of the Financing are not fully applied as set forth above, any remaining proceeds may be contributed to Newco at the discretion of the Company. The Company shall be responsible for the costs of obtaining the Financing (including, without limitation, any commitment or agent fees, reasonable attorney fees or other costs and expenses associated with the Financing), although the parties recognize that Parent will incur costs related to the Financing in connection with satisfying itself as to the terms and conditions of the Financing. In the event that the Company's stockholders do not approve the Merger, the Distribution and the other transactions contemplated by this Agreement, the Company and Parent will reimburse each other for one-half of any costs incurred by them in connection with the Financing. In the event this Agreement is terminated for any other reason, Parent shall be responsible for and reimburse the Company for any costs reasonably incurred in connection with the Financing. In the event that the Company is unable to arrange a bank facility for the Financing, Parent will be responsible for arranging alternative funds from an independent, unrelated third party for the Financing.

  Section 6.15 AMPRO Facility. The Company shall use all reasonable efforts to cause the capital improvements to the Company's AMPRO Facility currently in progress (the "AMPRO Retrofit") as set forth in that certain contract dated September 7, 1995 between the Company and M.W. Kellogg (the "Kellogg Agreement") to be completed (including plant shutdowns, tie-ins and resumption of operations) by December 31, 1996 (with performance testing to be completed after December 31, 1996) on the terms and conditions set forth in the Kellogg Agreement. Section 6.15 of the Company Disclosure Schedule sets forth the unpaid balance of the cost of completion of the AMPRO Retrofit as of July 31, 1996 under the Kellogg Agreement. If despite the Company's reasonable efforts, the AMPRO Retrofit is not mechanically complete and ready for tie-ins to be made during the time of turnaround scheduled for December 1, 1996 through December 15, 1996 then the turnaround shall be delayed until such time as the AMPRO Retrofit can be mechanically completed and made ready for tie-ins during the turnaround period.

  Section 6.16 Comfort Letters.

    (a) The Company shall use all reasonable efforts to cause KPMG Peat Marwick LLP, the Company's independent public accountants, to deliver a letter dated as of the date of the Proxy Statement, and addressed to itself and Parent and their respective Boards of Directors, in form and substance reasonably satisfactory to Parent, and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

    (b) Parent shall use all reasonable efforts to cause Arthur Andersen & Co., the Parent's independent public accountants, to deliver a letter dated as of the date of the Proxy Statement, and addressed to itself and the Company and their respective Boards of Directors, in form and substance reasonably satisfactory to the Company, and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

                                  ARTICLE VII

                                  Conditions

  Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

    (a) Stockholder Approvals. This Agreement shall have been approved and adopted by (i) the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock and (ii) the affirmative vote of the holders of at least a majority of the shares of Parent Common Stock present, in person or by proxy, and entitled to vote at the meeting of stockholders of Parent referred to in Section 6.3(b) for which a quorum exists.

    (b) Stock Exchange Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE or the NASDAQ National Market System, if Parent Common Stock has not been listed on the NYSE, upon official notice of issuance.

    (c) Other Approvals. Other than the filing of the Articles of Merger provided for by Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity or other public or private third party, the failure of which to obtain would have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, shall have been filed, occurred or been obtained. Parent shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Parent Common Stock pursuant to this Agreement.

    (d) Registration Statement. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

    (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Distribution shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

    (f) HSR Approval. Any applicable waiting period under the HSR Act shall have expired or been terminated.

    (g) Consummation of the Distribution. The Distribution shall have become effective in accordance with the Distribution Agreement.

  Section 7.2 Conditions of Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by Parent and Sub:

    (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date (in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and except as otherwise contemplated by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the chief financial officer of the Company to such effect.

    (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Distribution Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief financial officer of the Company to such effect.

    (c) Opinion of Counsel. Parent shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom or Baker, Donelson, Bearman & Caldwell substantially to the effect set forth in Section 7.2(c) of the Company Disclosure Schedule.

    (d) Opinion of Tax Counsel. Parent shall have received the opinion of Hughes & Luce, L.L.P. to the effect the Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code.

    (e) Opinion of Counsel Regarding the Distribution. Parent shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom to the effect that the Transfer qualifies as one or more tax-free transactions under one or more of Sections 332, 351, and 368(a)(1)(D) of the Code and that the Distribution qualifies as a tax-free distribution under Section 355 of the Code.

    (f) Indebtedness of the Retained Business. As of the Effective Time, the Retained Business shall have no outstanding Indebtedness, other than the Financing. The term "Indebtedness" shall mean any indebtedness for borrowed money, indebtedness evidenced by a note or other instrument, capitalized lease obligations, obligations for the deferred purchase price of assets or direct or indirect guarantees of any of the foregoing.

    (g) Company Options. At the Effective Time, all Company Options, other than Company Options held by Retained Employees, shall have been terminated or exchanged for Newco Options or shall have been fully assumed by Newco.

  Section 7.3 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by the Company:

    (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date (in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Parent and Sub by the chief financial officer of Parent and Sub, respectively, to such effect.

    (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief financial officer of Parent to such effect.

    (c) Opinion of Counsel. The Company shall have received the opinion of Hughes & Luce, L.L.P. substantially to the effect set forth in Section 7.3 of the Parent Disclosure Schedule. In giving such opinion, Hughes & Luce, L.L.P. may rely as to matters of Mississippi law on opinions of local counsel reasonably satisfactory to the Company.

    (d) Opinion of Tax Counsel. The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom to the effect that the Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code, that the Transfer qualifies as one or more tax-free transactions under one or more of Sections 332, 351, and 368(a)(1)(D) of the Code and that the Distribution qualifies as a tax-free distribution under Section 355 of the Code.

    (e) Financing. The Financing shall have been obtained by the Company; the Financing shall have been funded; and the proceeds of the Financing shall have been applied pursuant to Section 6.14 and the Distribution Agreement.

                                 ARTICLE VIII

                           Termination and Amendment

  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger and this Agreement by the stockholders of the Company:

    (a) by mutual consent of Parent and the Company;

    (b) by either Parent or the Company if the Merger shall not have been consummated before March 31, 1997 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

    (c) by either Parent or the Company if the Average Parent Price is less than $17.00;

    (d) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) of this Agreement, as the case may be, would be incapable of being satisfied by March 31, 1997; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this
  Section 8.1(c) if such willful breach shall not have been remedied within ten (10) days after receipt by the Company of written notice from Parent specifying the nature of such willful breach and requesting that it be remedied;

    (e) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) of this Agreement, as the case may be, would be incapable of being satisfied by March 31, 1997; or provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(d) if such willful breach shall not have been remedied within ten (10) days after receipt by Parent of written notice from the Company, specifying the nature of such willful breach and requesting that it be remedied;

    (f) by Parent if (i) the Company's stockholders do not approve the Merger and this Agreement at the meeting required under Section 6.3(a) hereof,
  (ii) Parent's stockholders do not approve the issuance of the shares of Parent Common Stock to the Company's stockholders pursuant to this Agreement at the meeting required under Section 6.3(b) or (iii) the Company withdraws, amends or modifies in a manner adverse to Parent its favorable recommendation of the Merger; or

    (g) by the Company if (i) the Company's stockholders do not approve the Merger and this Agreement at the meeting required under Section 6.3(a) hereof, (ii) Parent's stockholders do not approve the issuance of the shares of Parent Common Stock to the Company's stockholders pursuant to this Agreement at the meeting required under Section 6.3(b), (iii) the Company has received a proposal for an Acquisition Transaction that it advises Parent in writing the Company wishes to accept or (iv) the Financing has not been arranged by December 31, 1996.

  Section 8.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their affiliates or respective officers or directors, other than the provisions of Section 8.3; provided, however, that any such termination shall not relieve any party from liability for willful breach of this Agreement (including, without limitation, a willful breach of Section 6.14 by Parent) or from its obligations under the Confidentiality Agreement.

  Section 8.3 Termination Fee. If (a)(i) Parent terminates this Agreement pursuant to Section 8.1(f)(iii) or (ii) the Company terminates this Agreement pursuant to 8.1(g)(iii) and (b) within one year after such termination, the Company enters into an agreement, letter of intent or binding arrangement with respect to an Acquisition Transaction or an Acquisition Transaction occurs (provided, however, that in the case of an Acquisition Transaction involving only Newco or any of its Subsidiaries (a "Newco Acquisition Transaction"), payment hereunder will be due only if the Company began discussions or negotiations, received a proposal or indication of interest or entered into an agreement, letter of intent or binding arrangement with respect to such Newco Acquisition Transaction prior to the termination of this Agreement), the Company will pay to Parent within one business day following the execution and delivery of such agreement or letter of intent or the entering into of such an arrangement or the occurrence of such Acquisition Transaction, as the case may be, a fee, in cash, of $8,000,000; provided, however, that the Company in no event will be obligated to pay more than one such $8,000,000 fee with respect to all such agreements and occurrences and such termination and such fee shall be the exclusive remedy of Parent for the transactions contemplated hereby upon termination of this Agreement pursuant to Section 8.1(f)(iii) or Section 8.1(g)(iii) and shall be deemed inclusive of expenses incurred by Parent. Upon the payment of the $8,000,000 to Parent in accordance with this Section 8.3, the Company shall have no further liability with respect to the transactions contemplated hereby.

  Section 8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Parent; provided that (i) after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval and (ii) after the Effective Time, this Agreement may be amended only with the written consent of Newco. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE IX

                                 Miscellaneous

  Section 9.1 Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties set forth in this Agreement or in any instrument delivered pursuant to the terms hereof.

  Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by facsimile (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to

    Mississippi Chemical Corporation
    Owen Cooper Administration Building
    Highway 49 East
    Yazoo City, Mississippi 39194
    Attn: Robert E. Jones
    Facsimile: (601) 751-2912
    Confirmation: (601) 751-2930

    with a copy to

    Hughes & Luce, L.L.P.
    1717 Main Street, Suite 2800
    Dallas, Texas 75201
    Attn: Alan J. Bogdanow
    Facsimile: (214) 939-6100
    Confirmation: (214) 939-5500

    and

    (b) if to the Company, to

    First Mississippi Corporation
    700 North Street
    Jackson, Mississippi 39215-1249
    Attn: Michael Summerford
    Facsimile: (601) 948-7550
    Confirmation: (601) 949-9876

    with a copy to

    Skadden, Arps, Slate, Meagher & Flom
    333 West Wacker Drive
    Chicago, Illinois 60606
    Attn: Charles W. Mulaney, Jr.
    Facsimile: (312) 407-0411
    Confirmation: (312) 407-0700

  Section 9.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 27, 1996.

  Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

  Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein, including the Distribution Agreement) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 6.9, are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder; provided that after the Effective Time, Newco may enforce the obligations of Parent, Sub or the Company under this Agreement.

  Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi without regard to any applicable conflicts-of-law principles.

  Section 9.7 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

  Section 9.8 Publicity. Except as otherwise required by law or the rules of the NYSE or the NASDAQ National Market System, for so long as this Agreement is in effect and then with as much advance notice to the other party as is practicable under the circumstances, neither the Company nor Parent shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

  Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights hereunder to any direct or indirect wholly owned Subsidiary of Parent, and after the Effective Time, Newco shall be entitled to enforce the obligations of Parent, Sub and the Company pursuant to this Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  Section 9.10 Attorney-Client Privilege; Work Product. Anything herein or in the Distribution Agreement notwithstanding, except with respect to matters addressed in the opinion referred to in Section 7.3(d) hereof, the transactions contemplated hereby and by the Distribution Agreement shall not be deemed to transfer to Parent, Sub or the Surviving Corporation any right to waive, nor shall they be deemed to waive, any attorney-client privilege between the Company, the present officers and directors of the Company or Newco and their legal counsel with respect to legal advice concerning the transactions contemplated hereby and by the Distribution Agreement, in either case concerning privileged communications (or work product related thereto) at any time prior to the Closing Date. Parent, Sub and the Surviving Corporation and their successors and assigns shall not be entitled to waive or have access, nor shall they attempt to waive or seek access, to any privileged communication (or work product related thereto) between the Company, the present officers and directors of the Company or Newco and their legal counsel relating to the Merger or the Distribution or matters relating to Newco, its subsidiaries and their respective businesses.

  Section 9.11 Other. Except as otherwise provided for herein and the other agreements to be entered into in connection herewith as to which Parent and the Company agree that neither of them has a cause of action against the other for violation of the parties rights with respect to Triad, it is expressly understood and agreed that this Agreement and any other agreement to be entered into in connection herewith shall not affect in any way and shall be without prejudice to and with full reservation of Parent's and the Company's rights with respect to Triad. Nothing in this Agreement or any other agreement to be entered into in connection herewith shall constitute an acknowledgment by either Parent or the Company of the existence and enforceability of any such rights.

  Section 9.12 Further Assurances. Subject to the terms and conditions hereof and, as applicable, of the Distribution Agreement, the Company and Parent will, and will cause their respective Subsidiaries to, do such additional things as are necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof or the transactions contemplated hereby, including, without limitation, the providing of reasonable transition assistance services by Newco at cost to the Surviving Corporation for a period not to exceed one year after the Effective Time.

  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger and Reorganization to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          Mississippi Chemical Corporation

                                                    /s/ Robert E. Jones
                                          By: _________________________________
                                            Name: Robert E. Jones
                                            Title:  Senior Vice President and
                                                    General Counsel

                                          Miss Sub, Inc.

                                                    /s/ Robert E. Jones
                                          By: _________________________________
                                            Name: Robert E. Jones
                                            Title:  Vice President

                                          First Mississippi Corporation

                                                 /s/ R. Michael Summerford
                                          By: _________________________________
                                            Name: R. Michael Summerford
                                            Title:  Vice President and Chief
                                                    Financial Officer

                                                                      APPENDIX B


                             DISTRIBUTION DOCUMENTS

         (THE DISTRIBUTION AGREEMENT, THE TAX DISAFFILIATION AGREEMENT
                      AND THE EMPLOYEE BENEFITS AGREEMENT)

                                                                     APPENDIX B

                      AGREEMENT AND PLAN OF DISTRIBUTION

  AGREEMENT AND PLAN OF DISTRIBUTION, dated as of    , 1996 (this
"Distribution Agreement"), by and between First Mississippi Corporation, a Mississippi corporation (the "Company") and [Newco], a Mississippi corporation and a wholly owned subsidiary of the Company ("Newco").

                                   RECITALS

  A. The Merger Transaction. The Company, Mississippi Chemical Corporation, a Mississippi corporation ("Parent") and Miss Sub, Inc., a Mississippi corporation and a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Merger and Reorganization, dated as of August 27, 1996 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation.

  B. The Spin-Off. Immediately prior to the Effective Time (as defined in
Section 1.2 of the Merger Agreement), subject to the satisfaction or waiver of the conditions set forth in Article VI of this Distribution Agreement, the Board of Directors of the Company expects to distribute all of the then-
outstanding shares of Common Stock, par value $    per share, of Newco ("Newco
Common Stock") as a dividend to the holders of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock"), on a pro rata basis (the "Spin-Off").

  C. Purpose. The purpose of the Spin-Off is to make possible the Merger by divesting the Company of the businesses and operations conducted or to be conducted by Newco, which Parent is unwilling to acquire. This Distribution Agreement sets forth or provides for certain agreements between the Company and Newco in consideration of the separation of their ownership.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

  1.1 Definitions. As used in this Distribution Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement):

  "Action" shall mean any suit, claim, action, arbitration, inquiry, proceeding or investigation by or before any court, arbitral tribunal, administrative agency or commission or other governmental, regulatory or administrative agency or commission.

  "Company Group" shall mean the Company and its Subsidiaries, other than the Newco Group.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" shall mean, with respect to any asset or property, the sale value that would be obtained in an arms length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

  "Indemnified Loss" shall mean, with respect to any claim by an Indemnified Party for indemnification pursuant to Article V hereof, any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable costs of investigation and attorneys' fees and expenses in connection therewith) suffered by such Indemnified Party with respect to such claim.

  "Initial Group" shall mean the Company and its Subsidiaries determined prior to giving effect to the transfers and transactions contemplated by Section 4.1 hereof.

  "Liabilities" shall mean, with respect to any party, except as otherwise provided herein, any and all liabilities and obligations of such party, whether absolute, accrued, contingent, reflected on a balance sheet (or in the notes thereto) or otherwise, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgement of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

  "Newco Group" shall mean Newco and its Subsidiaries determined after giving effect to the transfers and transactions contemplated by Section 4.1 and
Section 4.2 hereof.

  "Registration Statement" shall mean a registration statement on Form S-1 to effect the registration of Newco Common Stock pursuant to the Securities Act and related registration statement on Form 8-A to effect the registration of Newco Common Stock under the Exchange Act.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Time of Distribution" shall mean the time as of which the Spin-Off is effective.

  "Transfer Agent" shall mean KeyCorp Shareholder Services, Inc., the transfer agent for the Company Common Stock.

                                  ARTICLE II

                Capitalization of Newco; Mechanics of Spin-Off

  2.1 Capitalization of Newco. The authorized capital stock of Newco currently
consists of     shares of Newco Common Stock, all of which are issued and
outstanding and owned beneficially and of record by the Company.

  2.2 Mechanics of Spin-Off. (a) The Spin-Off shall be effected by the distribution to each holder of record of Company Common Stock, as of the close of the stock transfer books on the record date designated by or pursuant to the authorization of the Board of Directors of the Company (the "Record
Date"), of certificates representing [    of a share/    shares] of Newco
Common Stock multiplied by the number of shares of Company Common Stock held by such holder, provided that no fractional shares of Newco Common Stock shall be distributed.

  (b) In the event a holder of Company Common Stock holds of record on the Record Date a number of shares of Company Common Stock such that, but for the proviso in Section 2.2(a) hereof, a fractional share of Newco Common Stock would be distributed to such holder, the Transfer Agent shall distribute to such holder certificates representing the number of shares of Newco Common Stock to which such holder is entitled after excluding from that number the fractional amount. The Transfer Agent shall aggregate all shares of Newco Common Stock that would be distributable but for the proviso in Section 2.2(a) hereof, shall sell such shares in the public market as soon as practicable after the Time of Distribution and shall distribute the proceeds of the sale of such shares pro rata (based upon the fractional shares of Newco Common Stock which would otherwise be received by such holders) among the holders of record of Company Common Stock who, but for the foregoing proviso of Section 2.2(a), would have received fractional shares of Newco Common Stock.

  2.3 Timing of Spin-Off. Prior to the Effective Time, the Board of Directors of the Company shall formally declare the dividend constituting the Spin-Off, which declaration shall be subject to the satisfaction or waiver of the conditions set forth in Article VI of this Distribution Agreement, and pay such dividend by delivery of certificates for Newco Common Stock to the Transfer Agent for delivery to the holders entitled thereto. The Spin-Off shall be deemed to be effective upon notification by the Company to the Transfer Agent that such conditions have been satisfied or waived and that the Transfer Agent is authorized to proceed with the distribution.

  2.4 Registration and Listing. Prior to the Time of Distribution:

    (a) The parties shall take such actions regarding the Registration Statement and Proxy Statement (as defined in the Merger Agreement), as is provided in the Merger Agreement. After the Registration Statement becomes effective, the Company shall cause the final Prospectus which is part of the Registration Statement to be delivered to all holders of record of Company Common Stock on the Record Date.

    (b) The parties hereto shall use reasonable efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws in connection with the transactions contemplated by this Agreement.

    (c) Newco shall prepare, file and seek to make effective, an application for the listing of the Newco Common Stock on the New York Stock Exchange, subject to official notice of issuance.

    (d) The parties hereto shall cooperate in preparing, filing with the Securities and Exchange Commission and causing to become effective any registration statements or amendments thereto which are necessary or appropriate in order to effect the transactions contemplated hereby or to reflect the establishment of, or amendments to, any employee benefit plans contemplated hereby requiring registration under the Securities Act.

                                  ARTICLE III

                                  Tax Matters

  Prior to the Time of Distribution, Newco and the Company shall enter into an agreement relating to past and future tax sharing and certain issues associated therewith in substantially the form attached hereto as Exhibit A (the "Tax Disaffiliation Agreement").

                                  ARTICLE IV

                             Certain Transactions

  4.1 Transactions Relating to Spin-Off. (a) Prior to the Time of Distribution, subject to the satisfaction or waiver of the conditions set forth in Article VI of this Distribution Agreement, the Company shall transfer, assign and convey to Newco as a capital contribution all of the capital stock of the following companies that is owned by the Company:

    (i) CALLIDUS TECHNOLOGIES INC.
     wholly owned subsidiary of Callidus Technologies Inc.:
       Callidus Technologies International, Inc.
        majority-owned subsidiaries of Callidus Technologies
     International, Inc.:
         Callidus Technologies Benelux NV (minority ownership by Callidus Technologies Inc.)
         Callidus Technologies France, S.A.R.L. (minority ownership by Callidus Technologies Inc.)
         Callidus Technologies Germany (minority ownership by Callidus Technologies Inc.)
         Callidus Technologies Italy, sri (minority ownership by Callidus Technologies Inc.)
         Callidus Technologies U.K., Ltd. (minority ownership by Callidus Technologies Inc.)

    (ii) DEW RESOURCES, INC.

    (iii) FEC MARKETING, INC.

    (iv) FIRST CHEMICAL CORPORATION
      wholly owned subsidiaries of First Chemical Corporation:
        Quality Chemicals, Inc.
        First Chemical Holdings, Inc.
        FT Chemical, Inc.
        First Chemical Texas, L.P.
        FCC Acquisition Corporation
        wholly owned subsidiary FCC Acquisition Corporation:
          EKC Technology, Inc.
          wholly owned subsidiaries of EKC Technology, Inc.:
                  EKC International, Inc.
                  Mycosil, Inc.
                  Burmar Chemical, Inc.
                  Micropel, Inc.
                majority-owned subsidiary of EKC Technology, Inc.:
                  EKC Technology, Ltd. (minority ownership by First Chemical
              Corporation)

    (v) FIRST ENERGY CORPORATION

    (vi) FIRSTMISS, INC.

    (vii) FRM, INC.

    (viii) FRM INTERNATIONAL, INC.

    (ix) FRM INDUSTRIES, INC.
      wholly owned subsidiary of FRM Industries, Inc.:
        FirstMiss Steel, Inc.

    (x) INDUSTRIAL INSULATIONS OF TEXAS, INC.

    (xi) MAXADYNE CORPORATION OF LOUISIANA
      wholly owned subsidiary of Maxadyne Corporation of Louisiana:
        Star Corrosion & Refractory, Inc.

    (xii) MAXADYNE CORPORATION

    (xiii) MELAMINE CHEMICALS, INC. (minority interest)

    (xiv) OMNIRAD, INC.
      subsidiary of OmniRad, Inc.
        Opti-Rad Limited Partnership

    (xv) PLASMA ENERGY CORPORATION
      wholly owned subsidiary of Plasma Energy Corporation:
        Plasma Energy Technologies Corporation

    (xvi) PLASMA PROCESSING CORPORATION
      subsidiary of Plasma Processing Corporation:
        Newminco Joint Venture 50% joint venture

    (xvii) POWER SOURCES, INC. (50% owned)

    (xviii) SCE TECHNOLOGIES, INC.

    (xix) MISSISSIPPI CHEMICAL CORPORATION

    (xx) PRIMEX, LTD.

    (xxi) FIRST MISSISSIPPI CORPORATION FOUNDATION

  (b) In addition to the transfers described in Section 4.1(a), prior to the Time of Distribution, in accordance with the requirements of Article 11 of the Mississippi Business Corporation Act, FirstMiss Fertilizer, Inc. shall be merged with and into the Company with the Company as the surviving corporation in the merger.

  (c) In addition to the transfers referred to above, prior to the Time of Distribution, the Company shall, or shall cause its Subsidiaries to, transfer, assign and convey to Newco, as a capital contribution, all other assets of the Company which are not primarily related to the Retained Business, including, but not limited to, the following assets:

    (i) the net assets recorded on the "FMF Equity" division of the accounting records of FirstMiss Fertilizer, Inc., excluding the net assets relating to the business of the Company Group;

    (ii) all assets of the Company and its Subsidiaries located in the Jackson, Mississippi metropolitan area (other than books and records of the Company to the extent that they do not relate to the business of Newco);

    (iii) all real property of the Company located in Hillsborough County, Florida;

    (iv) all cash and cash equivalents (including marketable securities) of the Retained Business and all proceeds of the Financing (the full amount of which shall be funded prior to such contribution) except cash (A) used to refinance existing indebtedness for borrowed money of the Retained Business, (B) retained by the Company to the extent provided in Section
  6.14 of the Merger Agreement to pay for transaction and other costs payable by the Company in connection with the transactions contemplated by this Agreement or the Merger Agreement (except to the extent the obligations to pay such transaction and other costs have been assumed by Newco, in which case, cash in the amount of such assumed obligations shall be transferred to Newco) or (C) retained by the Company pursuant to Section 5.1(k) of the Merger Agreement;

    (v) the Company's equity interest in the Jackson, Mississippi Country Club and any other golf, tennis, country or other private clubs;

    (vi) cash deposits;

    (vii) receivables from employees of the Company (other than Retained Employees);

    (viii) Ammonia to which First Chemical Corporation has title used by First Chemical Corporation in its manufacturing process;

    (ix) the note receivable from FirstMiss Gold, Inc. (Getchell Gold);

    (x) receivable from Power Sources, Inc.;

    (xi) interest receivables on investments;

    (xii) prepaid insurance deposits and premiums;

    (xiii) software of the Company;

    (xiv) note receivable from Thunderbird Energy, Inc.;

    (xv) prepaid interest on the Company's Deferred Compensation Plan;

    (xvi) Home Insurance escrow account;

    (xvii) stock of peer group companies;

    (xviii) life insurance policies on executives;

    (xix) Thermotech note receivable;

    (xx) Systems Industries note receivable;

    (xxi) the Company's jet, the hanger and fuel farm lease related to the hanger;

    (xxii) prepaid taxes and tax refunds; and

    (xxiii) any other items included as "Excluded Assets" on Schedule 3.7 of the Merger Agreement to the extent not already covered in this Section 4.1(c).

  (d) From and after the transfers referred to in subparagraph (c)(i) above, each of the Company and its Subsidiaries, on the one hand, and Newco and its Subsidiaries, on the other hand, shall have no liability to the other as a result of the transactions occurring prior to the date of such transfer other than pursuant to the provisions hereof and the other agreements referred to herein.

  (e) Prior to the Company's transfer of the capital stock of FEC Marketing, Inc to Newco, FEC Marketing, Inc. shall transfer its interests in FirstMiss Fertilizer Limited Partnership and FirstMiss Fertilizer of Texas LP to an entity in the Retained Business designated by the Company.

  4.2 Transfer of Liabilities. The parties further agree that, except as otherwise provided in this Distribution Agreement, the Merger Agreement, the Employee Benefits Agreement (defined below) or the Tax Disaffiliation Agreement, at or prior to the Time of Distribution Newco shall assume all Liabilities of the Initial Group, other than the Liabilities to the extent arising out of, based upon, or resulting from the operation of the business of, or to the extent relating to, the Retained Business (the "Newco Assumed Liabilities"), and the Company shall retain all Liabilities (whether arising before or after the Time of Distribution) to the extent arising out of, based upon, or resulting from the operation of, or to the extent relating to, the Retained Business (the "Company Assumed Liabilities"). Notwithstanding the foregoing, for purposes of this Section 4.2, Company Assumed Liabilities shall be deemed to include, but not be limited to, the liabilities reflected on the Retained Business Balance Sheet and (ii) Company Assumed Liabilities shall be deemed not to include and Newco Assumed Liabilities shall be deemed to include any and all liabilities or obligations (environmental or otherwise) arising out of, based upon, or resulting from, or relating to, the lease and former operation by the Initial Group of a fertilizer manufacturing facility located in Ft. Madison, Iowa.

  4.3 Method of Transfer. The parties hereto agree that (a) the contribution and transfer of assets contemplated pursuant to Section 4.1 hereof shall be effected by delivery by the Company to Newco of (i) with respect to those assets which are evidenced by capital stock certificates or similar instruments, certificates duly endorsed in blank or accompanied by stock powers or other instruments of assignment executed in blank and (ii) with respect to all other assets, such good and sufficient instruments of contribution, transfer and delivery in form and substance reasonably satisfactory to the Company and Newco, as shall be necessary to vest in Newco all of the rights, title and interest of the Company Group in and to such assets, and (b) the assumption of the Newco Assumed Liabilities contemplated pursuant to Section 4.2 hereof shall be effected by delivery by Newco to the Company of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the Company and Newco, as shall be necessary for the assumption by Newco of the Newco Assumed Liabilities.

  4.4 Further Assurances. The parties agree that if, after the Time of Distribution, either party holds assets or Liabilities which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall promptly assign and transfer or cause to be assigned and transferred such assets or Liabilities to the other party and such other party shall promptly accept such assignment and transfer of the asset or Liability.

  4.5 Use of Names. (a) Following the Time of Distribution, the Company Group shall have the sole and exclusive ownership of and right to use, as between the Company Group on the one hand, and the Newco Group on the other hand, each of the names, trademarks, trade names and other proprietary rights set forth in Schedule 4.5 (the "Retained Proprietary Name Rights"). Following the Time of Distribution, the Newco Group shall have the sole and exclusive ownership of and right to use, as between the Newco Group on the one hand, and the

Company Group on the other hand, all names, trade marks, trade names, service marks and other proprietary rights owned or used by the Initial Group immediately prior to the Time of Distribution other than the Retained Proprietary Name Rights (the "Newco Proprietary Name Rights"). The Newco Proprietary Name Rights include, without limitation, the name First Mississippi Corporation and derivatives thereof.

  (b) Following the Time of Distribution, (i) the Company shall, and shall cause its Subsidiaries and other affiliates to, take all action necessary to cease using, and change as promptly as practicable (including by amending any charter documents), any corporate or other names which are the same as or confusing similar to any of the Newco Proprietary Name Rights, and (ii) Newco shall, and shall cause its Subsidiaries and other affiliates to, take all action necessary to cease using, and change as promptly as practicable (including by amending any charter documents), any corporate or other names which are the same as or confusing similar to any of the Retained Proprietary Name Rights.

  4.6 Assignment of Contracts and Permits. Notwithstanding any other provision hereof or of the Merger Agreement, in connection with any Contract or any permit, approval, license or authorization issued by a Governmental Entity (a "Governmental Authorization") held by the Company which is to be transferred or assigned to Newco and which, as a matter of law or by its terms, is (i) not assignable, or (ii) not assignable without the prior approval or consent of the issuer thereof or the other party or parties thereto (collectively "Non-Assignable Rights") the Company shall:

    (a) apply for and use all reasonable efforts to obtain all consents or approvals contemplated by the Contracts or Governmental Authorizations, in form and substance satisfactory to Newco;

    (b) cooperate with Newco in any reasonable and lawful arrangements designed to provide the benefits and burdens of such Non-Assignable Rights to Newco, including holding any such Non-Assignable Rights in trust for Newco or acting as agent for Newco;

    (c) enforce any rights of the Company arising from such Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

    (d) take all such actions and do, or cause to be done, all such things at the request of Newco as shall reasonably be necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall enure to the benefit of Newco; and

    (e) pay over to Newco all monies or other assets collected by or paid to the Company in respect of such Non-Assignable Rights.

  Newco shall reimburse the Company for all reasonably incurred payments, costs and expenses made, incurred or suffered in performing the Company's obligations as requested by Newco under this Section 4.6. If the Company is unable to lawfully provide the benefit of any Governmental Authorization to Newco, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

  4.7 Intercompany Balances. All amounts owing between the Company Group, on the one hand, and the Newco Group, on the other hand, other than amounts arising in the ordinary course of business for the purchase of goods or services in commercial transactions, shall be eliminated in full (without any payment to either party) at or prior to the Time of Distribution.

                                   ARTICLE V

                               Certain Covenants

  5.1 Indemnity as between Newco and the Company from Assumed Liabilities. (a) Effective upon the Spin-Off, Newco agrees to indemnify and hold the Company, its affiliates, successors and assigns and the officers, directors, employees, agents, advisors and representatives of any of them, harmless from and against any and all Indemnified Losses arising out of or related to the Newco Assumed Liabilities. Effective upon the

Spin-Off, the Company agrees to indemnify and hold Newco, its affiliates, successors and assigns and the officers, directors, employees, agents and representatives of any of them, harmless from and against any and all Indemnified Losses arising out of or related to the Company Assumed Liabilities. If either of the foregoing indemnities is unavailable for any reason, the parties shall contribute in respect of any such loss, claim, damage or Liability on an equitable basis.

  (b) Each of the Company and Newco shall indemnify, defend and hold harmless the other party in the manner provided in Section 5.3, and each of such other party's affiliates, successors, assigns, officers, directors, employees, agents, advisors and representatives, from and against Indemnified Losses arising out of or resulting from each Action over which such indemnifying party has authority and control pursuant to Section 5.2 hereof.

  5.2 Right to Control Actions. Following the Time of Distribution, (a) upon acknowledgement of its liability for the matter in question, the Company shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Actions relating primarily to the Retained Business, the assets of the Retained Business or the Company Assumed Liabilities (each, a "Retained Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of Newco, and (b) upon acknowledgement of its liability for the matter in question, Newco shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Action relating primarily to the Newco Group, the assets of the Newco Group or the Newco Assumed Liabilities (each, a "Newco Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of the Company; provided that neither the Company nor Newco (nor any of their respective Subsidiaries) may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the prior written consent of the other party if such settlement, compromise or consent to such judgment (i) includes any form of injunctive relief binding upon such other party or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such other party which is subject to such Action (and any related party of such other party subject to such Action) of a full and final release from all liability in respect of such claim or litigation.

  5.3 Procedure for Third Party Indemnification. (a) If a party entitled to be indemnified hereunder (an "Indemnified Party") shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which a party hereto is obligated to provide indemnification (an "Indemnifying Party"), such Indemnified Party shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim; provided that the failure of any Indemnitee to give notice as provided in this
Section 5.3 shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnified Loss that has been or may be sustained by such Indemnified Party.

  (b) An Indemnifying Party may elect to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. If an Indemnifying Party elects to defend a Third Party Claim, it shall, within 30 days of notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnified Party of its intent to do so and acknowledge its liability therefor, and such Indemnified Party shall cooperate in the defense of such Third Party Claim. After notice from an Indemnifying Party to an Indemnified Party of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnified Party under this Article V for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided that if, under applicable standards of professional conduct (as advised by counsel to the Indemnifying Party), a conflict on any significant issue between such Indemnified Party and such Indemnifying Party or between any two or more Indemnified Parties may exist in respect of such claim, then the Indemnifying Party shall pay the reasonable fees and expenses of one such additional counsel as may be required to be retained in light of such conflict. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnified Party of its election as provided in this Section 5.3 within the time period specified, such Indemnified

Party may defend, compromise and settle such Third Party Claim. Notwithstanding the foregoing, (i) neither an Indemnifying Party nor an Indemnified Party, as the party controlling the defense of a Third Party Claim, may compromise or settle any claim or consent to the entry of any judgment for other than monetary damages without the prior written consent of the other; provided that (upon reasonable notice thereof) consent to compromise or settlement or the entry of a judgment shall not be unreasonably withheld or delayed, and (ii) no Indemnifying Party shall consent to the entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and all other Indemnified Parties, as the case may be, subject to such Third Party Claim of a full and final release from all liability in respect of such claim or litigation.

  5.4 Adjustment for Insurance and Taxes. The amount which either Newco or the Company is required to pay to, for or on behalf of the other pursuant to
Section 5.1 and the amount which an Indemnifying Party is required to pay to, for or on behalf of any Indemnified Party pursuant to Section 5.3, shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of the Company, Newco or the Indemnified Party, as the case may be, in reduction of the related Indemnified Loss or Third Party Claim and (ii) (A) reduced by the present value of the amount of any Tax savings resulting from any tax benefit to the Company, Newco or the Indemnified Party, as the case may be as a result of the Indemnified Loss or Third Party Claim, and (B) increased by the present value of the amount of any Tax due with respect to the indemnification payment itself. Amounts required to be paid, as so adjusted, are hereafter sometimes called an "Indemnity Payment." If the Company, Newco or the Indemnified Party, as the case may be, shall have received or shall have had paid on its behalf an Indemnity Payment in respect of an Indemnified Loss or Third Party Claim and shall subsequently receive insurance proceeds in respect of such Indemnified Loss or Third Party Claim, or realize any net tax benefit (as computed in clause (ii) above) as a result of such Indemnified Loss or Third Party Claim, then the Company, Newco or the Indemnified Party, as the case may be, shall pay to Newco, the Company or the Indemnifying Party, as the case may be, the amount of such insurance proceeds or net tax benefit, or if lesser, the amount of the Indemnity Payment.

  5.5 Mutual Release, Etc. Effective at the Time of Distribution and except as otherwise specifically set forth in this Distribution Agreement, the Company releases and forever discharges Newco, and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and Liabilities whatsoever of every name and nature, both in law and in equity, against Newco or any of its assigns, which the Company or the Company Group has or ever had, which arise out of or relate to events, circumstances or actions prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to this Distribution Agreement or the transactions contemplated hereby and shall not affect the Company's right to enforce this Distribution Agreement, the Merger Agreement, the Tax Disaffiliation Agreement, the Employee Benefits Agreement or any other agreement contemplated hereby in accordance with its terms. Effective at the Time of Distribution and except as otherwise specifically set forth in this Distribution Agreement, Newco releases and forever discharges the Company and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and Liabilities whatsoever of every name and nature, both in law and in equity, against the Company or any of its assigns, which Newco has or ever had, which arise out of or relate to events, circumstances or actions prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to this Distribution Agreement or the transactions contemplated hereby and shall not affect Newco's right to enforce this Distribution Agreement, the Merger Agreement, the Tax Disaffiliation Agreement, the Employee Benefits Agreement or any other agreement contemplated hereby in accordance with its terms. Each party understands and agrees that, except as otherwise specifically provided herein, neither the other party nor any of its Subsidiaries is, in this Distribution Agreement or any other agreement or document representing or warranting to such party in any way as to the assets, business or Liabilities transferred or assumed as contemplated hereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Distribution Agreement, it being agreed and understood that each party shall take or keep all of its assets "as is" and that it shall bear the economic and legal risk that conveyance of such assets shall prove to be insufficient or that the title to any assets shall be other than good and marketable and free from encumbrances.

  5.6 Transfer of Employees. With respect to the operating personnel of the Retained Business and such other employees of the Retained Business designated by the Company prior to the Time of Distribution as employees who will remain with the Company after the Distribution (collectively, the "Retained Employees"), except as specifically provided in this Distribution Agreement, the Company shall retain the liabilities and obligations with respect to, and continue to be responsible for all liabilities and obligations whatsoever in connection with, claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation, COBRA continuation and similar obligations relating to the continued employment, or the termination or alleged termination of such persons' employment with the Company Group by reason of the consummation of the transactions contemplated in this Distribution Agreement or the Merger Agreement or otherwise and neither Newco nor any member of the Newco Group shall assume such liability. Effective as of the Time of Distribution, the Company and Newco shall cooperate to transfer to the employ of Newco, each person employed by the Company, other than the Retained Employees (such employees and any other persons who become employees of the Newco Group immediately after the Time of Distribution shall be hereinafter referred to as the "Transferred Employees"). With respect to the Transferred Employees and all other past, present, active or inactive employees of the Initial Group (or their beneficiaries), other than the Retained Employees, Newco shall assume the liabilities and obligations with respect to, and continue to be responsible for all liabilities and obligations whatsoever in connection with, claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation, COBRA continuation and similar obligations relating to the continued employment, or the termination or alleged termination of such persons' employment with the Newco Group by reason of consummation of the transactions contemplated in this Distribution Agreement or the Merger Agreement or otherwise and neither the Company nor any member of the Company Group shall assume such liability.

  5.7 Certain Employee Benefit Plans. Prior to the Time of Distribution, Newco and the Company shall enter into an agreement relating to the parties' responsibilities with respect to certain employee benefit liabilities and obligations in substantially the form attached hereto as Exhibit B (the "Employee Benefits Agreement").

  5.8 Solicitation of Employees. For two years after the Time of Distribution, neither party will, directly or indirectly, solicit the employment of any employee of the other party and its Subsidiaries; (other than as a result of a general solicitation for employment); provided, that Newco may solicit the employment of those persons set forth on Schedule 5.8 hereto.

  5.9 First Mississippi Foundation. Prior to the Time of Distribution, the By-Laws of First Mississippi Corporation Foundation, Inc. (the "Foundation") shall be amended to provide that the members and trustees of the Foundation will be officers or directors of Newco, as designated by Newco. Notwithstanding anything contained herein to the contrary, the parties hereto expressly agree that all liabilities of the Initial Group related to the Foundation are Newco Assumed Liabilities.

  5.10 Insurance.

    (a) Prior to the Time of Distribution, the Company shall transfer and assign to Newco all of the Company's insurance policies other than (i) any policy which relates solely to the Retained Business and (ii) any policy that constitutes a Non-Assignable Right.

    (b) In the event that any policy constitutes a Non-Assignable Right, it is the intent of the parties that the Newco Group, to the extent possible, receive benefit of any coverage under any such insurance policy. The Company agrees to keep such policy in effect during the remaining term of the policy and to refrain from taking any actions (other than making a claim) which may affect the Newco Group's entitlement to benefits of, or coverage under, such policy.

  (c) With respect to policies which are subject to a retrospective premium adjustment, (i) in the event such policies are assigned to the Newco Group pursuant to this Agreement, the Company agrees that it shall reimburse Newco Group for the amount of any premium adjustment resulting from or attributable to the Retained Business and (ii) in the event such policies are not assigned to Newco pursuant to this Agreement, Newco agrees that it shall reimburse the Company for the amount of any premium adjustment resulting from or attributable to the Newco Group.

  (d) With respect to the Company's (i) general liability policy with Zurich Insurance Co. (which is an occurrence based policy) and (ii) excess casualty policy with Primax, Ltd. (which is a claims made policy), in the event such policy is assigned to Newco pursuant to this Agreement, it is the intent of the parties that the Company Group receive the benefit of any coverage under such policy until the end of the current term of such policy. Newco agrees to keep such policy in effect during such period and to refrain from taking any actions (other than making a claim) which may affect the Company Group's entitlement to benefits of, or coverage under, such policy.

  (e) The Company and Newco agree to cooperate with each other with respect to the processing of any claims which are covered by any insurance policy in existence prior to the Time of Distribution. Without limiting the generality of the foregoing, Newco shall have the right to process and pursue any claim for insurance (including negotiating with the company issuing the insurance policy) in connection with any liability of the Newco Group, regardless of whether the insurance policy under which such claim is made is transferred pursuant to Section 5.10(a), and the Company shall have the right to process and pursue any claim for insurance (including negotiating with the company issuing the insurance policy) in connection with any liability of the Company Group, regardless of whether the insurance policy under which such claim is made is transferred pursuant to Section 5.10(a).

                                  ARTICLE VI

                                  Conditions

  The obligations of the Company and Newco to consummate the Spin-Off shall be subject to the fulfillment of each of the following conditions:

  6.1 Tax Disaffiliation Agreement; Employee Benefits Agreement. The Tax Disaffiliation Agreement and the Employee Benefits Agreement, substantially in the forms of Exhibit A and Exhibit B hereto, respectively, shall have been executed and delivered by each of the Company and Newco.

  6.2 Certain Transactions. All of the transactions or obligations contemplated by Section 2.4 and Article IV hereof to be consummated or performed at or prior to the Time of Distribution shall have been successfully consummated or so performed.

  6.3 Conditions to Merger Satisfied. Each condition to the closing of the Merger set forth in Article VII of the Merger Agreement, other than the condition to each party's obligations set forth in Section 7.1(g) thereof as to the consummation of the transactions contemplated by this Distribution Agreement, shall have been satisfied or waived.

  6.4 Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity or other public or private entity the failure of which to obtain would have a material adverse effect on either the Newco Group taken as a whole or the Company Group taken as a whole, shall have been filed, occurred, or been obtained.

  6.5 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spin-Off shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

  6.6 Opinion of Tax Counsel. The Company and Newco shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom to the effect that the Spin-Off qualifies as a tax-free distribution under Section 355 of the Code.

  6.7 Financing. The Financing shall have been obtained and the transfer of cash and cash equivalents to Newco as provided pursuant to Section 4.1(c)(iv) shall have been consummated.

                                  ARTICLE VII

                      Access to Information and Services

  7.1 Provision of Corporate Records. Except as provided in the following sentence, at the Time of Distribution, the Company shall deliver to Newco all corporate books and records which are corporate records of the Initial Group which relate primarily to the Newco Group, the assets of the Newco Group or the Newco Assumed Liabilities, including, without limitation, original corporate minute books, stock ledgers and certificates and corporate seals of each corporation the capital stock of which is included in the assets of the Newco Group, and all active agreements, active litigation files and government filings.

  7.2 Access to Information. From and after the Time of Distribution (i) the Company shall afford to Newco and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information (as defined below)) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the Company's possession relating to the Company Group, the assets of the Company Group or the Company Assumed Liabilities, insofar as such access is reasonably required by Newco, and (ii) Newco shall afford to the Company and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to all Information within Newco's possession relating to the Newco Group, the assets of the Newco Group or the Newco Assumed Liabilities, insofar as such access is reasonably required by the Company. Information may be requested under this Section 7.2 for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

  7.3 Production of Witnesses. From and after the Time of Distribution, each party shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

  7.4 Retention of Records. Except as otherwise required by law or agreed to in writing, Newco and the Company shall each retain, for a period of at least seven years following the Time of Distribution, all significant Information relating to (i) in the case of Newco, the Company Group and (ii) in the case of the Company, the Newco Group. Notwithstanding the foregoing, either Newco or the Company may destroy or otherwise dispose of any of such Information at any time, provided that, prior to such destruction or disposal (a) Newco or the Company, as the case may be, shall provide no less than 90 or more than 120 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of and (b) if the other party shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to the other party, Newco or the Company, as the case may be, shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the requesting party.

  7.5 Confidentiality. Each party shall hold, and shall cause its officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or in order to comply with the terms of a binding stock exchange listing application or agreement or applicable stock exchange rules, all non-public Information concerning the other party furnished it by such other party or its representatives or otherwise in its possession (except to the extent that such Information can be shown to have been (a) available to such party on a non-confidential basis prior to its disclosure by the other party, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who have a need to know such Information and who agree to be bound by the provisions of this Section 7.5.

                                 ARTICLE VIII

                           Miscellaneous and General

  8.1 Modification or Amendment. The parties hereto may modify or amend this Distribution Agreement by written agreement executed and delivered by authorized officers of the respective parties.

  8.2 Counterparts. For the convenience of the parties hereto, this Distribution Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

  8.3 Governing Law. This Distribution Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, without reference to its conflicts of law principles.

  8.4 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other reputable next-day courier service or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

  If to the Company:

    c/o _____________________________

    _________________________________

    _________________________________

    Attn: ___________________________

  If to Newco:

    [Newco]
    700 North Street
    Jackson, Mississippi 39215-1249
    Attn: R. Michael Summerford
    Facsimile: (601) 948-7550
    Confirmation: (601) 949-9876

  8.5 Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Distribution Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

  8.6 Assignment. Nothing contained in this Distribution Agreement or the agreements referred to herein (except as otherwise expressly set forth therein) is intended to confer on any person or entity other than the parties hereto and their respective successors and permitted assigns any benefit, rights or remedies under or by reason of this Distribution Agreement and such other agreements, except that the provisions of Sections 5.1 and 5.2 hereof shall inure to the benefit of the persons referred to therein.

  8.7 Further Assurances. Subject to the terms and conditions hereof and, as applicable, of the Merger Agreement, Newco and the Company will, and will cause their respective Subsidiaries to, do such additional things as are necessary or proper to carry out and effectuate the intent of this Distribution Agreement or any part hereof or the transactions contemplated hereby.

  8.8 Attorney-Client Privilege; Work Product. Anything herein or in the Merger Agreement notwithstanding, except with respect to matters addressed in the opinion referred to in Section 6.6 hereof, the transactions contemplated hereby and by the Merger Agreement shall not be deemed to transfer to or vest in the Company Group (or the surviving corporation in the Merger) any right to waive, nor shall they be deemed to waive, any attorney-client privilege between the Newco Group and its legal counsel, with respect to legal advice concerning the business or operations of the Newco Group including, without limitation, the Newco Liabilities or the transactions contemplated hereby and by the Merger Agreement, in either case, concerning privileged communications (or work product related thereto) at any time prior to the Closing Date (as defined in the Merger Agreement). The Company (and the surviving corporation in the Merger) shall assign to Newco the Company's rights (if any) to any attorney-client privilege with respect to legal advice concerning the business or operations of the Newco Group including, without limitation, the Newco Liabilities or the transactions contemplated hereby and by the Merger Agreement concerning privileged communications (or work product related thereto) at any time prior to the Closing Date. The Company Group (and the surviving corporation in the Merger) and their successors and assigns shall not be entitled to waive or have access, nor shall they attempt to waive or seek access, to any privileged communications (or work product related thereto) between the Newco Group and its legal counsel with respect to legal advice concerning the business or operations of the Newco Group, including the Newco Liabilities or the transactions contemplated hereby.

  8.9 No Third-Party Beneficiaries. Except as provided in Section 5.1 hereof, this Agreement, including the Tax Disaffiliation Agreement and the Employee Benefits Agreement, are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

  8.10 Conflict with Tax Disaffiliation Agreement. In the event of any conflict between this Agreement and the Tax Disaffiliation Agreement, the Tax Disaffiliation Agreement shall control.

  IN WITNESS WHEREOF, this Distribution Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                                          First Mississippi Corporation

                                          By: _________________________________
                                            Name:
                                            Title:

                                          [Newco]

                                          By: _________________________________
                                            Name:
                                            Title:

                                                        EXHIBIT A TO APPENDIX B

                         TAX DISAFFILIATION AGREEMENT

  TAX DISAFFILIATION AGREEMENT dated as of       , 1996 by and among First
Mississippi Corporation, a Mississippi corporation ("Company"), and [Newco] , a Mississippi corporation and a direct, wholly-owned subsidiary of the Company ("Newco").

                                   RECITALS

  WHEREAS:

  A. Company is the common parent of an affiliated group of corporations (the "Company Group") within the meaning of Section 1504 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the members of the affiliated group have heretofore joined in filing consolidated Federal income tax returns.

  B. Company expects, pursuant to the Agreement and Plan of Distribution dated
as of       , 1996 (the "Distribution Agreement") by and between Company and
Newco, to spin-off its interest in assets other than certain assets related to the production and sale of ammonia and urea and purchase and resale of ammonia and urea to its shareholders. In furtherance of this decision, among other things (and as more fully set forth in the Distribution Agreement) (i) Company intends to transfer the stock of certain subsidiaries and certain of its assets to Newco as set forth in Article IV of the Distribution Agreement (together with all mergers, other intercompany transfers of assets, and other actions described in such Article IV, the "Transfer") and (ii) Company intends to distribute on the Distribution Date (as hereinafter defined) pro rata to the holders of its Common Stock all of the outstanding shares of the Common Stock of Newco (the "Distribution").

  C. Immediately after the distribution of the Common Stock of Newco to the holders of the Common Stock of Company, Miss Sub, Inc., a Mississippi corporation and wholly-owned subsidiary ("Sub") of Mississippi Chemical Corporation, a Mississippi corporation ("Parent") will merge with and into Company with Company surviving (the "Merger"), as contemplated by the Agreement and Plan of Merger and Reorganization dated as of August 27, 1996, (the "Merger Agreement") by and among Company, Sub and Parent, in connection with which the holders of the Common Stock of Company will receive Common Stock of Parent.

  D. Company, Sub and Parent intend the Merger to be a reorganization under
Section 368 (a)(1)(B) of the Code.

  E. Company and Newco intend the Distribution to be a tax-free transaction under Section 355 of the Code, after which neither Newco nor any of its Subsidiaries (as hereinafter defined) will be a member of the Company affiliated group for Federal income tax purposes.

  F. Company and Newco desire on behalf of themselves, their subsidiaries and their successors to set forth their rights and obligations with respect to Taxes (as hereinafter defined) due for periods before and after the Distribution.

  NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

  For the purposes of this Agreement,

  1.1 "Code" shall have the meaning set forth on page 1 of this Agreement.

  1.2 "Company" shall have the meaning set forth on page 1 of this Agreement.

                                     B-A-1

  1.3 "Company Group" shall have the meaning set forth on page 1 of this Agreement.

  1.4 "Distribution" shall have the meaning set forth on page 1 of this Agreement.

  1.5 "Distribution Agreement" shall have the meaning set forth on page 1 of this Agreement.

  1.6 "Distribution Date" shall mean the last day on which, due to the distribution of the shares" of Newco Common Stock to the holders of the Common Stock of Company, Newco could be considered a member of the affiliated group of which Company is the common parent.

  1.7 "Final Determination" shall mean with respect to any issue (1) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and not subject to further appeal, (2) a closing agreement entered into under
Section 7121 of the Code or any other binding settlement agreement (whether or not with the Internal Revenue Service) entered into in connection with or in contemplation of an administrative or judicial proceeding, or (3) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

  1.8 "Indemnitee" shall have the meaning set forth in Section 4.2.

  1.9 "Indemnitor" shall have the meaning set forth in Section 4.2.

  1.10 "Merger" shall have the meaning set forth on page 1 of this Agreement.

  1.11 "Merger Agreement" shall have the meaning set forth on page 1 of this Agreement.

  1.12 "Newco" shall have the meaning set forth on page 1 of this Agreement.

  1.13 "Newco Group" shall mean, for any period, Newco and its Subsidiaries.

  1.14 "Parent" shall have the meaning set forth on page 1 of this Agreement.

  1.15 "Payor" shall have the meaning set forth in Section 2.5.

  1.16 "Payee" shall have the meaning set forth in Section 2.5.

  1.17 "Period After Distribution" shall mean any taxable year or other taxable period beginning after the Distribution Date and, in the case of any taxable year or other taxable period that begins before and ends after the Distribution Date, that part of the taxable year or other taxable period that begins after the close of the Distribution Date.

  1.18 "Period Before Distribution" shall mean any taxable year or other taxable period that ends on or before the Distribution Date and, in the case of any taxable year or other taxable period that begins before and ends after the Distribution Date, that part of the taxable year or other taxable period through the close of the Distribution Date.

  1.19 "Retained Group" shall mean, for any period, Company and its Subsidiaries.

  1.20 "Sub" shall have the meaning set forth on page 1 of this Agreement.

  1.21 "Subsidiary" shall mean a current or former corporation, partnership, joint venture or other business entity where 50% or more of the outstanding equity or voting power of such entity is owned directly or indirectly by another corporation. In determining whether a Subsidiary is a Subsidiary of Newco or Company for any period, Newco shall not be considered a Subsidiary of Company, and any Subsidiary of Newco shall be considered a Subsidiary of Newco, not Company, for such period. Notwithstanding the foregoing, any corporation whose shares are transferred pursuant to Article IV of the Distribution Agreement, or that is a Subsidiary of such corporation, shall be a Subsidiary of the corporation to which its shares are so transferred.

                                     B-A-2

  1.22 "Tax" or "Taxes" means all taxes, charges, fees, levies, imposts, duties and other assessments, including, without limitations, income, gross receipts, excise, personal property, real property, sales, ad valorem, value-added, withholding, social security, occupation, use, service, service use, leasing, leasing use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local, or foreign governmental authority whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include (including without limitation regarding any duty to reimburse another party for indemnified Taxes or refunds or credit of Taxes) any interest, fines, penalties and additional amounts attributable to, imposed on, or with respect to, any such taxes, charges, fees, levies, imposts, duties or other assessments, and interest thereon.

  1.23 "Tax Returns" shall mean all returns or reports to be filed or that may be filed for any period with any Taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether domestic or foreign).

  1.24 "Transfer" shall have the meaning set forth on page 1 of this Agreement.

  1.25 "Underpayment Rate" shall mean the rate specified under Section 6621(a)(2) of the Code.

                                  ARTICLE II

                  Tax Returns, Tax Payments and Event of Loss

  2.1 Obligation to File Tax Returns. Newco shall timely file (or cause to be filed) all Tax Returns that (a) are filed on a consolidated, combined or unitary basis, (b) include Newco or any of its Subsidiaries and Company or any of its Subsidiaries, and (c) are required to be filed (i) for any Period Before Distribution or (ii) for any taxable year or period of the Company that begins before and ends after the Distribution Date, provided, however, that the Company shall prepare in accordance with past practice of the Company and deliver to Newco (or cause to be prepared and delivered to Newco) 45 days prior to the due dates of such Tax Returns pro forma Tax Returns with respect to members of the Retained Group. Newco shall have sole discretion to take or not take a position in and with respect to any filed Tax Return which Newco is required to file or cause to be filed hereunder; provided, however, that (i) all such Tax Returns shall be consistent with the position that the Distribution is a tax-free transaction under Section 355 of the Code and the Merger is a tax-free reorganization under Section 368(a)(1)(B) of the Code, and (ii) such Tax Returns shall be prepared on a basis that is consistent with the elections, accounting methods, conventions, practices and principles of taxation used for the most recent taxable periods for which Tax Returns for the Company have been filed unless otherwise agreed to in writing by Parent or unless no material detriment or damage will occur to Parent or the Retained Group. Company shall timely file (or cause to be filed) any other Tax Return with respect to the Retained Group, and Newco shall timely file (or cause to be filed) any other Tax Return with respect to the Newco Group. Each such Tax Return shall be consistent with the position that the Distribution is a tax-free transaction under Section 355 of the Code and the Merger is a tax-free reorganization under Section 368(a)(1)(B) of the Code.

  2.2 Obligation to Remit Taxes. Company and Newco shall each remit or cause to be remitted any Taxes due in respect of any Tax for which it is required to file a Tax Return and shall be entitled to reimbursement for such payments only to the extent provided in Article II.

  2.3  Certain Tax Sharing Obligations and Prior Agreements.

    (a) Except as provided in Section 2.3(b) hereof, Newco shall be liable for and shall hold the Retained Group harmless against (i) any liability attributable to any member of the Retained Group for Taxes attributable to a Period Before Distribution, including any such Tax liability asserted against any member of the Retained Group under the provisions of Treas. Reg. 1.1502-6(a) that impose several liability on members of an affiliated group of corporations that files consolidated returns, or similar provisions of any foreign, state or local law (or of any member of the Retained Group that is a successor to an entity that was

                                     B-A-3
  a member of the Retained Group during any Period Before Distribution), (ii) any liability attributable to any member of the Retained Group for Taxes resulting from the Transfer, the Distribution or the Merger, and (iii) any liability attributable to any member of the Newco Group for Taxes, regardless of whether attributable to a Period Before Distribution or a Period After Distribution, including any liability asserted against any member of the Newco Group under the provisions of Treas. Reg. 1.1502-6(a) that impose several liability on members of an affiliated group of corporations that files consolidated returns, or similar provisions of any foreign, state or local law (or of any member of the Newco Group that is a successor to an entity that was a member of the Newco Group). Newco shall be entitled to any refund or credit of Taxes which is attributable to both an entity and a taxable year or taxable period for which Newco has liability hereunder.

    (b) Company shall be liable for and Company shall hold the Newco Group harmless against (i) any liability attributable to any member of the Retained Group for Taxes attributable to a Period After Distribution and
  (ii) notwithstanding anything to the contrary herein, any Tax liability attributable to any member of the Newco Group or the Company Group (including, without limitation, any such liability resulting from the Transfer, the Distribution or the Merger) arising out of or resulting directly or indirectly from the breach of any of the representations, warranties and covenants of Parent set forth in the Merger Agreement, the Distribution Agreement or this Agreement or the breach of any representations, warranties or covenants of the Company set forth in this Agreement, the Merger Agreement or the Distribution Agreement, to the extent the breach occurs after the Distribution Date. Company shall be entitled to any refund or credit of Taxes which is attributable to both an entity and a taxable year or taxable period for which Company has liability hereunder.

    (c) Each party agrees to report the Transfer as a tax-free transaction under Section 332, 351 or 368(a) of the Code, the Distribution as a tax-free distribution under Section 355 of the Code and the Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code on all tax returns and other filings, and take no position inconsistent therewith. The parties shall not, and shall not permit any of their respective Subsidiaries to, take or cause or permit to be taken, any action that would disqualify the Distribution as a tax-free distribution under
  Section 355 of the Code, disqualify the Transfer as a tax-free transaction under Section 332, 351 or 368(a) of the Code, or disqualify the Merger as a reorganization within the meaning of Section 368(a)(1)(B) of the Code, excluding any action to be taken pursuant to the Merger Agreement to effect the Merger.

    (d) Except as set forth in this Section 2.3 and in consideration of the mutual indemnities and other obligations of this Agreement, any and all existing tax sharing agreements and prior practices regarding Taxes and their payment, allocation, or sharing between any member of the Retained Group and any member of the Newco Group shall be terminated with respect to the Newco Group as of the Distribution Date.

  2.4  Period that includes the Distribution Date.

    (a) To the extent permitted by law or administrative practice, the taxable year of the Company Group shall be treated as closing at the close of business on the Distribution Date. The parties agree that the taxable year of the Company Group will close for federal income tax purposes at that time, and further agree that one of the Tax Returns to be filed by Newco pursuant to Section 2.1 of this Agreement is the consolidated federal income Tax Return of the Company Group for the tax year beginning July 1, 1996 and ending at the close of business on the Distribution Date, that such tax year is a Period Before Distribution under this Agreement and that such Tax Return properly does, and will, include all transactions occurring through and including the Distribution date, including the Transfer, the Distribution and the Merger.

    (b) If it is necessary for purposes of this Agreement to determine the income tax liability of any member of the Newco Group or of the Retained Group for a taxable year that begins on or before and ends after the Distribution Date and is not treated under Section 2.4(a) as closing at the close of the Distribution

                                     B-A-4

  Date, the determination shall be made by assuming that such member of the Newco Group or of the Retained Group had a taxable year that ended at the close of the Distribution Date, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis.

  2.5 Payments. To the extent that a party owes money (the "Payor") to another party (the "Payee") pursuant to this Article II, the Payor shall pay the Payee, no later than 15 days prior to the due date of the relevant Tax Return or estimated Tax Return or 15 days after the Payor receives the Payee's calculations, whichever occurs last, the amount for which the Payor is required to indemnify the Payee under this Article II. The Payee shall submit the Payee's calculations of the amount required to be paid pursuant to this
Article II, showing such calculations in sufficient detail so as to permit the Payor to understand the calculations. The Payor shall have the right to disagree with such calculations. Any dispute regarding such calculations shall be resolved in accordance with Article VII of this Agreement.

  2.6 Interest. Any payment required by this Agreement which is not made on or before the date provided hereunder shall bear interest after such date at the Underpayment Rate.

                                  ARTICLE III

                                  Carrybacks

  Without the prior consent of Newco, no member of the Retained Group shall carry back any net operating loss from a Period After Distribution to a Period Before Distribution. In addition, no member of the Retained Group shall carry back any other Tax attribute from a Period After Distribution to a Period Before Distribution without the consent of Newco, which consent shall not be withheld unless such carryback shall cause material detriment or damage to Newco.

                                  ARTICLE IV

                                  Tax Audits

  4.1 General. Except as provided in Section 4.2, each of Newco and Company shall have sole responsibility for all audits or other proceedings with respect to Tax Returns that it is required to file under Section 2.1.

  4.2 Indemnified Claims. Company or Newco shall promptly notify the other in writing of any proposed adjustment to a Tax Return that may result in liability, or entitlement to refund, of the other party (the "Indemnitor") under this Agreement. The Indemnitor shall have the sole right to contest or settle the proposed adjustment and to employ counsel of its choice at its expense. The Indemnitor shall provide the other party (the "Indemnitee") with information concerning the proposed adjustments and shall permit the Indemnitee to attend the proceeding at its expense.

  4.3 Payment of Audit Assessments. The obligation for payment or entitlement to refund of the Indemnitor shall be limited to the net increase or net decrease in tax liability resulting (for all past and future periods) from a change in tax treatment required by a Final Determination. The obligation or entitlement of the Indemnitor shall be adjusted to reflect the present value of the increase and/or decrease in future tax liabilities of the Indemnitee resulting from the change in tax treatment using, with respect to tax periods prior to the date of such Final Determination, the highest marginal tax rate of the applicable taxing jurisdiction known to be applicable to the entities, tax periods and items involved, and with respect to tax periods thereafter, using the highest marginal tax rate of the applicable taxing jurisdiction in effect as of the date of such Final Determination with respect to the entities and items involved, and using a discount rate equal to the Underpayment Rate in effect as of the date of such Final Determination.

                                     B-A-5

                                   ARTICLE V

                                  Cooperation

  Company and Newco shall (and shall cause the members of the Company Group and the Newco Group, as the case may be, to) cooperate with each other in the filing of any Tax Returns and the conduct of any audit or other proceeding and each shall execute and deliver such powers of attorney and make available such other documents and employees as are necessary to carry out the intent of this Agreement. Each party agrees to notify the other party of any audit adjustments which do not result in Tax liability but can be reasonably expected to affect Tax Returns of the other party, or any of its Subsidiaries, for a Period After Distribution. Each party agrees to treat the Distribution for all income tax purposes as a tax-free spinoff pursuant to Section 355(a) of the Code unless and until there has been a Final Determination that the Distribution is not a tax-free spinoff under Section 355(a) of the Code.

                                  ARTICLE VI

                         Retention of Records; Access

  The Retained Group and the Newco Group shall (a) until the expiration of the relevant statute of limitations, retain records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns in respect of Taxes of the Retained Group or the Newco Group or for the audit of such Tax Returns; and (b) give to the other party reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel (insuring their cooperation) and premises, for the purpose of the review or audit of such returns to the extent relevant to an obligation or liability of a party under this Agreement. Prior to destroying any records, documents, data or other information in accordance with this Article, the party wishing to destroy such items will give the other party a reasonable opportunity to obtain such items (at such other party's expense).

                                  ARTICLE VII

                                   Disputes

  If the parties disagree as to the calculation of any Tax or the amount of (but not liability for) any payment to be made under this Agreement, the parties shall cooperate in good faith to resolve any such dispute, and any agreed-upon amount shall be paid to the appropriate party. If the parties are unable to resolve any such dispute within 15 days thereafter, such dispute shall be resolved by a nationally recognized accounting firm acceptable to both Company and Newco. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such decision shall be borne equally by Company and Newco. Following the decision of such accounting firm, the parties shall each take (or cause to be taken) any action that is necessary or appropriate to implement such decision, including, without limitation, the prompt payment of underpayments or overpayments, with interest calculated on such overpayments and underpayments at the Underpayment Rate from the date such payment was due (the due date of payments governed by Section 2.5 of this Agreement shall be the date a payment is due thereunder assuming the party does not dispute the amount owed) through the date such underpayment or overpayment is paid or refunded.

                                 ARTICLE VIII

                          Termination of Liabilities

  Notwithstanding any other provision in this Agreement, any liabilities determined under this Agreement shall not terminate any earlier than the expiration of the applicable statute of limitation for such liability. All other representations, warranties and covenants under this Agreement shall survive indefinitely.

                                     B-A-6

                                  ARTICLE IX

                           Miscellaneous Provisions

  9.1 Notices and Governing Law. All notices required or permitted to be given pursuant to this Agreement shall be given, and the applicable law governing the interpretation of this Agreement shall be determined, by the applicable provisions of the Distribution Agreement.

  9.2 Treatment of Payments. The parties hereto shall treat any payments made pursuant to the terms of this Agreement as a capital transaction for all tax purposes, except to the extent such payments represent interest paid pursuant to Section 2.6.

  9.3 Binding Effect; No Assignment; Third Party Beneficiaries. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns, including Parent. Company and Newco hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Retained Group and the Newco Group, respectively. Company and Newco shall, upon the written request of the other, cause any of their respective Subsidiaries to execute this Agreement. Company or Newco shall not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. No person (including, without limitation, any employee of a party or any stockholder of a party) shall be, or shall be deemed to be, a third party beneficiary of this Agreement.

  9.4 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements, whether or not written, concerning such subject matter. This Agreement may not be amended except by an agreement in writing, signed by the parties.

  9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          First Mississippi Corporaiton


                                          By __________________________________
                                            Name:
                                            Title:

                                          [Newco]


                                          By __________________________________
                                            Name:
                                            Title:

                                     B-A-7

                                                         EXHIBIT B TO APPENDIX B


                  EMPLOYEE BENEFITS AND COMPENSATION AGREEMENT

                                    BETWEEN

                         FIRST MISSISSIPPI CORPORATION

                                      AND

                                    [NEWCO]

                               DATED       , 1996

                 EMPLOYEE BENEFITS AND COMPENSATION AGREEMENT

  This Agreement dated as of       , 1996 between FIRST MISSISSIPPI
CORPORATION (the "Company"), a Mississippi corporation with offices at 700 North Street, Jackson Mississippi and [Newco] ("Newco"), a Mississippi
corporation with offices at [        ], shall govern the rights and
obligations of the Company and Newco with respect to compensation and benefits of the employees of each of the Company and Newco in connection with the transaction effected by the Distribution, as described below. The term, the Company, when used in this Agreement shall not be construed to include Newco where such construction would have the effect of negating any obligation of Newco hereunder. The term, Newco, when used shall not be construed to include the Company where such construction would have the effect of negating any obligation of the Company hereunder.

                                   RECITALS

  WHEREAS, the Company, Mississippi Chemical Corporation, a Mississippi corporation ("Parent") and Miss Sub, Inc., a Mississippi corporation and a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and
Plan of Merger and Reorganization, dated as of       , 1996 (the "Merger
Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation; and

  WHEREAS, pursuant to the terms of that certain Agreement and Plan of
Distribution dated as of       , 1996 (the "Distribution Agreement"),
including the satisfaction or waiver of the conditions set forth in Article VI of the Distribution Agreement, immediately prior to the Effective Time (as defined in Section 1.2 of the Merger Agreement), the Board of Directors expects to distribute all of the then-outstanding shares of Common Stock, par
value $   per share, of Newco ("Newco Common Stock") as a dividend to the holders of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock"), on a pro rata basis (the "Spin-Off"); and

  WHEREAS, the purpose of the Spin-Off is to make possible the Merger by divesting the Company of the businesses and operations conducted or to be conducted by Newco, which Parent is unwilling to acquire; and

  WHEREAS, the Distribution Agreement sets forth or provides for certain agreements between the Company and Newco in consideration of the separation of their ownership, including this Employee Benefits and Compensation Agreement.

  NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the Distribution Agreement and in the other agreements and instruments provided for in such agreement, the parties hereto agree as follows.

                                   ARTICLE I

                                  Definitions

  "Company Stock Plans" means the First Mississippi Corporation 1995 Long-Term Incentive Plan, the First Mississippi Corporation 1988 Long-Term Incentive Plan, and the First Mississippi Corporation 1980 Long-Term Incentive Plan.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Transferred Employee" means each person employed by the Company other than the Retained Employees and any other person who becomes an employee of the Newco Group immediately after the Time of Distribution.


                                     B-B-2

  Any capitalized terms not otherwise defined herein, shall have the meaning set forth in the Distribution Agreement or the Merger Agreement.

                                  ARTICLE II

                  Salary, Wages, Payroll and Related Benefits

  2.1 Prior to the Time of Distribution, the Company and Newco shall cooperate to transfer each Transferred Employee to the employ of Newco effective as of the Time of Distribution.

  2.2 With respect to the Transferred Employees and all other past, present, active or inactive employees of the Initial Group (or their dependents or beneficiaries), other than the Retained Employees, Newco shall assume the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation, COBRA continuation and similar obligations relating to the continued employment, or the termination or alleged termination of such persons' employment with the Newco Group, including, without limitation, by reason of consummation of the transactions contemplated in the Distribution Agreement or the Merger Agreement or otherwise and neither the Company nor any member of the Company Group shall assume such liability.

  2.3 With respect to Retained Employees, except as specifically provided in this Agreement and in Section 6.6 of the Merger Agreement, the Company shall retain the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation, COBRA continuation and similar obligations relating to the continued employment, unpaid and unused vacation benefits accrued and earned prior to the Time of Distribution and the termination or alleged termination of such persons' employment with the Company Group by reason of the consummation of the transactions contemplated in the Distribution Agreement or the Merger Agreement or otherwise and neither Newco nor any member of the Newco Group shall assume such liability.

                                  ARTICLE III

                           Long Term Incentive Plans

  3.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend the Company Stock Plans as may be necessary to provide for the assumption of such plans by Newco to the extent set forth in Section 3.2 below, and (ii) take such other steps (consistent with applicable law and the terms of such affected plans) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment or a change of control with respect to the Company Stock Plans.

  3.2 Effective as of the Time of Distribution, (i) Newco shall assume the Company Stock Plans with respect to the participants in such plans who are employees of the Newco Group or former employees or current or former directors of the Company and its Subsidiaries and hold Company Options (as defined below) as of the Time of Distribution (the "Newco Optionees"); (ii) each outstanding option to purchase shares of Company Common Stock or to purchase Company Convertible Debentures (a "Company Option") under the Company Stock Plans, whether vested or unvested, exercisable or unexercisable, that was granted to a person who, immediately after the Time of Distribution, is a Newco Optionee, shall, subject to any required consent of the holder of such Company Option, be exchanged for an option (a "Newco Option") to purchase the number of shares of Newco Common Stock equal to the product of (1) the quotient of (x) the fair market value of the Company Common Stock, and (y) the fair market value of a share of Newco Common Stock (the "Conversion

                                     B-B-3

Ratio") and (2) the number of shares of Company Common Stock that the holder of such option would have been entitled to receive had such holder exercised such option in full and in the case of a Company Option exercisable for Convertible Debentures, converted such Debentures into Company Preferred Stock and then into Company Common Stock (not taking into account whether or not such option or convertible debenture was in fact exercisable) (rounded to the nearest whole share) at a per share exercise price equal to the per share exercise price of such Company Options divided by the Conversion Ratio (rounded to the nearest cent), which Newco Option shall be subject to the same terms and conditions (including the vesting schedule) as the Company Option; provided, however, that the Newco Option shall be exercisable only for Newco Common Stock, and provided, further that, in the case of any Company Stock Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under any Sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and (iii) the obligations of the Company with respect to such Newco Options shall be transferred to and assumed by Newco. For purposes of this Section 3.2, the fair market value of the Company Common Stock shall be equal to the greater of (x) the average of the closing prices of Company Common Stock on the New York Stock Exchange (the "NYSE") Composite Transactions Reporting Systems, as reported by The Wall Street Journal, for the ten (10) trading days immediately preceding the date that the Company Common Stock commences trading on an ex-dividend basis (with respect to the Distribution) or (y) the sum of (A) the average of the closing prices of the Company Common Stock for the period from the ex-dividend date (with respect to the Distribution) to the Time of Distribution and (B) the average of the closing prices of the Newco Common Stock on the NYSE Composite Transactions Reporting System, as reported by The Wall Street Journal, for the ten (10) trading days following the tenth trading day after the Time of Distribution (the "Newco Average Price"). The fair market value of a share of Newco Common Stock shall be equal to the Newco Average Price. Effective as of the Time of Distribution, each outstanding Company Convertible Debenture shall, subject to any required consent of the holder of such Company Convertible Debenture, be exchanged for a Newco debenture which shall be substantially identical to such Company Convertible Debenture provided that such debenture shall be convertible into securities of Newco based on a conversion rate which is appropriately adjusted consistent with the adjustments with respect to the exchange of Company Options for Newco Options. The Company and Newco agree to enter into a supplemental indenture in accordance with the Company Convertible Debenture indenture in connection with the exchange of such Company Convertible Debentures.

                                  ARTICLE IV

                        Non-Tax-Qualified Benefit Plans

  4.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend the First Mississippi Corporation 1986 Deferred Income Plan, the First Mississippi Corporation 1989 Deferred Compensation Plan for Outside Directors and the First Mississippi Corporation Benefits Restoration Plan as may be necessary to provide for the assumption of such Plans by Newco as set forth in Section 4.2 below, and (ii) take such other steps (consistent with applicable law and the terms of the affected plans) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment, cessation of service as a director or a change of control with respect to such plans.

  4.2 Effective as of the Time of Distribution, each of the First Mississippi Corporation 1986 Deferred Income Plan, the First Mississippi Corporation 1989 Deferred Compensation Plan for Outside Directors and the First Mississippi Corporation Benefits Restoration Plan shall be transferred from the Company to Newco and Newco shall assume such plans and (i) succeed the Company as the plan sponsor, plan administrator, employer or other party under such plan and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder; and (ii) assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor and/or

                                     B-B-4
plan administrator thereunder and to pay, and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed with respect to the Transferred Employees and Retained Employees under any such plan, agreement or arrangement.

                                   ARTICLE V

                        Employee Welfare Benefit Plans

  5.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend the First Mississippi Corporation Life, AD&D, Medical and Dental Plan; the First Mississippi Corporation Flexible Benefits Plan; and the First Mississippi Corporation Long-Term Disability Plan as may be necessary to provide for the assumption by Newco of the liabilities of such plans in accordance with the provisions set forth below, and (ii) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment with respect to such plans.

  5.2 Effective as of the Time of Distribution, Newco shall assume the First Mississippi Corporation Life, AD&D, Medical and Dental Plan and any existing retiree health or life benefit plan agreement, plan or trust and, pursuant to the terms of such plans assume the liability with respect to and honor or cause its insurance carriers to honor all claims for benefits incurred by (i) Transferred Employees (or their dependents or beneficiaries) under such plans at any time, (ii) all other past, present, active or inactive employees or retirees of the Initial Group (or their dependents or beneficiaries) other than Retained Employees at any time and (iii) Retained Employees prior to the Time of Distribution in accordance with the terms of such plans, and without interruption as a result of the transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement and the Company shall be relieved of and shall not assume such liability. As soon as administratively possible after the Time of Distribution, the Company shall transfer all funds of the Company's plan (including funds for any contributions or premiums due from the Company or any subsidiaries of the Company which have accrued as of the Time of Distribution) to the plan.

  5.3 Effective as of the Time of Distribution, Newco shall assume the First Mississippi Corporation Flexible Benefits Plan and pursuant to the terms of such plan, assume the liability with respect to and honor or cause its insurance carriers to honor all claims for benefits incurred by (i) Transferred Employees (or their dependents or beneficiaries) under such plan at any time, (ii) all other past, present, active or inactive employees of the Initial Group (or their dependents or beneficiaries) other than Retained Employees at any time and (iii) Retained Employees prior to the Time of Distribution in accordance with the terms of such plan, without interruption as a result of the transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement and the Company shall be relieved of and shall not assume such liability. As soon as administratively possible after the Time of Distribution, the Company shall transfer all funds of the Company's plan (including funds for any contributions or premiums due from the Company or any subsidiaries of the Company which have accrued as of the Time of Distribution) to the plan.

  5.4 Effective as of the Time of Distribution, Newco shall assume the First Mississippi Corporation Long-Term Disability Plan and pursuant to the terms of such plan, assume the liability with respect to and honor or cause its insurance carriers to honor all claims for benefits incurred by (i) Transferred Employees (or their dependents or beneficiaries) under such plan at any time, (ii) all other past, present, active or inactive employees of the Initial Group (or their dependents or beneficiaries) other than Retained Employees at any time and (iii) Retained Employees prior to the Time of Distribution in accordance with the terms of such plan, without interruption as a result of the transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement and the Company shall be relieved of and shall not assume such liability.


                                     B-B-5

                                  ARTICLE VI

                   Tax-Qualified Defined Contribution Plans

  6.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend each of the First Mississippi Corporation 401(k) Savings Plan and the First Mississippi Employee Stock Ownership Plan as may be necessary to provide for the such assumption of such plans by Newco as set forth below, and (ii) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment with respect to the Transferred Employees who are participants in such plans.

  6.2 Effective as of the Time of Distribution, each of the First Mississippi Corporation 401(k) Savings Plan and the First Mississippi Employee Stock Ownership Plan shall be transferred from the Company to Newco (and the Company shall transfer the related trusts (including funds for any contributions due from the Company or subsidiaries of the Company which have accrued or that have been deducted from payroll as of the Time of Distribution) and Newco shall assume such plans and (i) succeed the Company as the plan sponsor, plan administrator, employer or other party under such plans and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder; and (ii) assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor and/or plan administrator thereunder and to pay and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed under any such plan, agreement or arrangement.

  6.3 Effective as of the Time of Distribution, each Retained Employee's account balance in the First Mississippi Corporation 401(k) Savings Plan and the First Mississippi Employee Stock Ownership Plan shall become fully vested and non-forfeitable without regard to such Retained Employee's length of service. As soon as practicable following the Time of Distribution, Newco shall cause the accounts of Retained Employees in the First Mississippi Corporation 401(k) Savings Plan and the First Mississippi Employee Stock Ownership Plan to be distributable to them.

                                  ARTICLE VII

                      Tax-Qualified Defined Benefit Plans

  7.1 Prior to the Time of the Distribution, the Company and Newco shall (i) cooperate to amend the Retirement Plan for Employees of First Mississippi Corporation as may be necessary to provide for the assumption of such plans by Newco as set forth below, (ii) provide that the Retained Employees will cease to accrue benefits under such plans as of the Time of Distribution and (iii) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment or a change of control with respect to the Transferred Employees who are participants in such plan.

  7.2 Effective as of the Time of Distribution, each Retained Employee's accrued benefit under the Retirement Plan for Employees of First Mississippi Corporation shall become fully vested and nonforfeitable without regard to such Retained Employee's length of service. Effective as of the Time of Distribution, the Company shall transfer to Newco and Newco shall assume the Retirement Plan for Employees of First Mississippi Corporation (and the Company shall transfer the related trust (including funds for any contributions or premiums due from the Company or subsidiaries of the Company which have accrued as of the Time of

                                     B-B-6

Distribution)). In connection with such transfer and assumption Newco shall
(i) succeed the Company as the plan sponsor, plan administrator, employer or other party under such plan and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder; and (ii) assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor or plan administrator thereunder and to pay, and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed with respect to the Retained Employees and the Transferred Employees under such plan.

                                 ARTICLE VIII

                              Retained Employees

  8.1 Rights. The rights of Retained Employees with respect to the periods following the Time of Distribution will be governed by the Merger Agreement.

                                  ARTICLE IX

                                 Miscellaneous

  9.1 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the internal laws of the State of Mississippi.

  9.2 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements. To the extent a subject is specifically covered in this Agreement and to the extent any other agreement is in conflict herewith, this Agreement, if more specific, shall control.

  9.3 Parties In Interest. Neither party may assign its rights or delegate any of its duties under this Agreement without prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

  9.4 Effectiveness. This Agreement shall become effective at the Time of Distribution and may be terminated by the parties at any time prior thereto by written agreement.

  9.5 Reformation and Severability. If any provision of this Agreement shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall bc reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

  9.6 Titles and Heading. All titles and headings have been inserted solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

  9.7 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement. The parties assume no liability to any third party because of any reliance on the representation, warranties and agreements of the parties contained in this Agreement.


                                     B-B-7

  IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by
their duly authorized officers as of this    day of       , 1996.

                                          First Mississippi Corporation


                                          By: _________________________________
                                            Title:

                                          [Newco]


                                          By: _________________________________
                                            Title:

                                     B-B-8

                                                                     APPENDIX C


                                                                 August 27,1996

Board of Directors
Mississippi Chemical Corporation
Owen Cooper Building
Highway 49 East
Yazoo City, MS 39194-0388

Dear Sirs:

  You have requested our opinion as to the fairness from a financial point of view to the shareholders of Mississippi Chemical Corporation (the "Company") of the consideration to be paid by the Company pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of August 27, 1996 (the "Agreement"), by and among the Company, Miss Sub, Inc. and First Mississippi Corporation ("First Mississippi"), pursuant to which Miss Sub, Inc. will be merged (the "Merger") with and into the Company. At the time of the Merger, First Mississippi will be a holding company that will only hold capital stock and partnership interests in the following entities: FirstMiss Fertilizer, Inc.; AMPRO Fertilizer, Inc.; FMF Barge, Inc.; a 50% interest in Arcadian/FirstMiss Fertilizer LLC; and a 50% interest in the join venture referred to as the Triad Chemical Joint Venture; and a 50% interest in an ammonia storage terminal located in Pasadena, TX, (such entities, being hereinafter referred to as "First Mississippi Fertilizer").

  Pursuant to the Agreement, subject to certain exceptions, each share of common stock, par value $1.00 per share, of First Mississippi ("First Mississippi Common Stock") will be converted into the right to receive shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") equal to the Merger Consideration Per Share (as defined below). The "Merger Consideration Per Share" is equal to 6,904,762 shares of Company Common Stock divided by the number of shares of First Mississippi Common Stock outstanding at the consummation of the Merger; provided, however, if the average of the opening, high, low and closing prices for each of the ten trading days immediately preceding the trading day prior to the consummation of the Merger (such number, the "Average Company Price"), is more than $25.00, then the Merger Consideration Per Share will be the greater of (i) 6,393,298 shares of Company Common Stock divided by the number of shares of First Mississippi Common Stock outstanding at the consummation of the Merger and
(ii) the number of shares of Company Common Stock determined by dividing (A) the product of (x) 6,904,762 multiplied by (y) a fraction, the numerator of which is $25.00 and the denominator of which is the Average Company Price, by
(B) the number of shares of First Mississippi Common Stock outstanding at the consummation of the Merger.

  In addition, the Company will use its best efforts to assist in arranging a customary bank facility for First Mississippi that will be funded immediately prior to the Time of Distribution (as defined in the Distribution Agreement) (the "Financing"). The Financing will be in an aggregate amount equal to $150,000,000 plus (i) the product of (x) the lesser of (A) $2.00 and (B) the amount, if any, by which the Average Company Price is less than $19.00 times
(y) 6,904,762 plus (ii) the costs of obtaining the Financing, plus (iii) the product of (x) $56,575 times (y) the number of calendar days by which the date of consummation of the Merger is after December 31, 1996 plus (iv) the net cash used by First Mississippi Fertilizer after December 31, 1996 through the date of the consumation of the Merger, minus (v) the unpaid balance as of the date of the consummation of the Merger of the AMPRO Retrofit due under the agreement with the contractor (as defined in the Agreement), plus or minus (v) the amount by which the estimated net working capital of First Mississippi Fertilizer as of the date of consummation of the Merger is more or less, respectively, than $8,000,000.

  In arriving at our opinion, we have reviewed the drafts of the Agreement and the Distribution Agreement, each dated August 27, 1996. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and First Mississippi, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of First Mississippi Fertilizer prepared by the management of the First Mississippi Fertilizer and certain financial projections of the Company prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and First Mississippi Fertilizer with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock, reviewed prices and premiums paid in other business combinations, and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and First Mississippi or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of the Company and First Mississippi as to the future operating and financial performance of the Company and First Mississippi Fertilizer. We have not assumed any responsibility for making any independent evaluation of First Mississippi's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company.

  Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company Common Stock will actually trade at any time. In addition, we are expressing no opinion as to the fairness of the Distribution (as defined in the Agreement). Our opinion does not constitute a recommendation to any member of the Board of Directors of the Company or shareholder as to how such member or shareholder should vote on the proposed transaction.

  Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Merger Consideration Per Share is fair to the Company and its shareholders from a financial point of view.

                                          Very truly yours,

                                          Donaldson, Lufkin & Jenrette
                                          Securities Corporation

                                                    /s/ Peter Bacon
                                          By: _________________________________
                                                        Peter Bacon
                                                     MANAGING DIRECTOR

                                                                     APPENDIX D



August 27, 1996

Board of Directors
First Mississippi Corporation
700 North Street
Jackson, MS 39202-3095

Dear Sirs:

We understand that First Mississippi Corporation (the "Company") has entered an Agreement and Plan of Merger and Reorganization, dated as of August 27, 1996 (the "Merger Agreement"), with Mississippi Chemical Corporation (the "Acquiror") and a wholly owned subsidiary of the Acquiror (the "Sub"), and that the Company, the Acquiror and/or certain of their respective affiliates also have entered or will enter into certain other agreements, including an Agreement and Plan of Distribution (the "Distribution Agreement") by and between the Company and a newly formed (or to be formed) Mississippi corporation that is or will be a wholly owned subsidiary of the Company ("Newco"). We understand that, pursuant to these agreements, among other things: (i) the Company will transfer, and Newco will assume, all of the assets and liabilities of the Company not associated with the Company's fertilizer business; (ii) the Company will retain, assume or incur approximately $150 million to $164 million of indebtedness (the "Financing") and will contribute approximately $45 million to $59 million in cash and marketable securities to Newco; (iii) prior to the Merger (as hereinafter defined), the Company will distribute to the holders of common Stock of the Company all of the outstanding shares of common stock of Newco ("Newco Shares") (collectively, the "Distribution"); and (iv) the Sub will merge with and into the Company (the "Merger") pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and the outstanding shares of common stock, par value $1.00 per share, of the Company will be converted into the right to receive between 6,393,298 and 6,904,762 shares of common stock, par value $0.01 per share of the Acquiror ("Acquiror Shares"), on the terms specified in the Merger Agreement. (The transactions contemplated by the Merger Agreement and the Distribution Agreement are collectively referred to herein as the "Transactions.")

You have asked us to advise you with respect to the fairness to the holders of common stock of the Company, from a financial point of view, of the terms of the Distribution and the Merger, taken together.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, the Acquiror and Newco, as well as the Merger Agreement and the form of the Distribution Agreement attached to the Merger Agreement as Annex I. We have also reviewed certain other information, including financial forecasts and related information, provided to us by the Company; Blue, Johnson Associates, a well-recognized source for Industry pricing forecasts and consultants to the Company; and the Acquiror; and we have met with the Company's and the Acquiror's managements (including the expected management of Newco) to discuss the business and prospects of the Company, the Company's fertilizer business, Newco and the Acquiror.

We have also considered certain financial and stock market data of the Company, Newco and/or the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company, Newco and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

Board of Directors
August 27, 1996
Page 2

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's managements (including the expected management of Newco) as to the future financial performance of the Company, Newco and the Acquiror. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, Newco or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Further, we have assumed that Newco will not have any material contingent liabilities except as reflected in the Company's financial statements. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of the common stock of Newco actually will be when issued to the Company's shareholders in the Distribution or the prices at which such common stock will trade subsequent to the Distribution. We also are not expressing any opinion as to what the value of the common stock of the Acquiror actually will be when issued to the Company's shareholders in the Merger or the prices at which such common stock will trade subsequent to the Merger. With respect to our opinion, in advising you as to the fairness from a financial point of view of the terms of the Distribution and the Merger, taken together, our opinion addresses only the financial terms of the Distribution and the consideration to be received by the shareholders of the Company in the Merger. We also understand that the financial statements, pro forma financial statements and registration statement of Newco have not yet been prepared. In connection with our engagement, we approached third parties to solicit indications of interest in a possible acquisition of the Company's fertilizer business, and held preliminary discussions with certain of these parties prior to the date hereof. However, in the course of our engagement, we did not approach any third parties to solicit indications of interest in a possible acquisition of the Company as a whole. We have not been requested to opine, and our opinion does not in any manner address, the Company's underlying business decision to effect the Transactions.

We have assumed, with the consent of the Company and the Acquiror, that the Transactions will comply with applicable federal and state laws, including, without limitation, laws relating to the payment of dividends, bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally. We have assumed, with the consent of the Company and the Acquiror, that receipt of the Newco Shares and Acquiror Shares will be tax-free for federal income tax purposes to the shareholders of the Company and that none of the Company, Newco and the Acquiror will recognize income, gain or loss as a result of the Transactions. We have also assumed, with the consent of the Company, that the Transactions will not result, individually or in the aggregate, in the cancellation of any contracts material to Newco or its prospects. In addition, we have assumed, with the consent of the Company and the Acquiror, that the Company and the Acquiror will perform their respective indemnification obligations which may arise under the Distribution Agreement in accordance with its terms. We have also assumed, with the consent of the Company, that (i) the net working capital of the Retained Business (as defined in the Merger Agreement) as of the Effective Date (as defined in the Merger agreement) is $8 million; (ii) there is no unpaid balance as of the Effective Date of the AMPRO Retrofit (as defined in the Merger Agreement) due under the Kellogg Agreement (as defined in the Merger Agreement); (iii) the Effective Date occurs on or before March 31, 1997; (iv) the refinancing of the outstanding debt of the Retained Business (other than accounts payable incurred in the ordinary course of the Retained Business) in the manner contemplated by the Merger Agreement, together with all transaction, severance and other costs payable by the Company in connection with the transactions contemplated by the Merger Agreement, will require an aggregate amount of $105 million, and that all of the proceeds of the Financing, less such $105 million, will be contributed to Newco by the Company.

We have acted as financial advisor to the Company in connection with the Transactions and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Transactions or certain alternative transactions.

Board of Directors
August 27, 1996
Page 3

In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or in the securities of Newco following the Distribution.

It is understood that this letter is for information of the Board of Directors of the Company in connection with its consideration of the Transactions, does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Transactions and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the terms of the Distribution and the Merger, taken together, are fair, from a financial point of view, to the holders of the common stock of the Company.

Very truly yours,

CS FIRST BOSTON CORPORATION

By: /s/ John L. Garcia
   ----------------------------
   John L. Garcia
   Managing Director

                                                                     APPENDIX E
PROSPECTUS

                                CHEMFIRST INC.
                                 COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                               ----------------

  This Prospectus is being furnished to shareholders of First Mississippi Corporation, a Mississippi corporation ("First Mississippi"), in connection with the contemplated pro rata distribution (the "Distribution") to First Mississippi shareholders of shares of common stock, par value $1.00 per share (the "ChemFirst Common Stock"), of ChemFirst Inc. ("ChemFirst"), a Mississippi corporation and wholly owned subsidiary of First Mississippi. Holders of shares of common stock, par value $1.00 per share (the "First Mississippi Common Stock"), of First Mississippi will receive one share of ChemFirst Common Stock for every share of First Mississippi Common Stock held at the close of business on the record date to be set by the Board of Directors of First Mississippi in connection with the Distribution (the "Distribution Record Date"), which is expected to be the business day immediately prior to the date of the Merger described below. The Distribution will result in 100% of the outstanding shares of ChemFirst Common Stock being distributed to holders of First Mississippi Common Stock on a pro rata basis. The aggregate number of shares of ChemFirst Common Stock to be issued to First Mississippi shareholders in the Distribution will depend on the aggregate number of shares of First Mississippi Common Stock outstanding on the Distribution Record Date and, accordingly, is not determinable as of the date of this Prospectus. However, based upon the number of shares of First Mississippi Common Stock outstanding on the date of this Prospectus, 20,621,736 shares of ChemFirst Common Stock will be issued to First Mississippi shareholders in the Distribution. This Prospectus constitutes the prospectus of ChemFirst relating to such shares of ChemFirst Common Stock.

  As more fully described herein under "The Transfers and the Distribution," at the time of the Distribution, ChemFirst will own all of First Mississippi's assets and will have assumed all of First Mississippi's liabilities except those relating primarily to First Mississippi's fertilizer business (the "Fertilizer Business") and except for certain indebtedness of First Mississippi. As used in this Prospectus, "ChemFirst" means ChemFirst and its consolidated subsidiaries at the time of the Distribution, including the assets and liabilities which will be transferred to ChemFirst by First Mississippi and assumed by ChemFirst as contemplated in the Agreement and Plan of Distribution to be entered into between First Mississippi and ChemFirst prior to the Distribution (the "Distribution Agreement"), a copy of the form of which is attached as Appendix B to the Joint Proxy Statement/Prospectus to which this Prospectus is Appendix E (the "Joint Proxy Statement/Prospectus"). Also, unless the context otherwise indicates, all references to ChemFirst in this Prospectus shall include the businesses of ChemFirst as conducted by First Mississippi prior to the Distribution, and the information contained in this Prospectus assumes that the Transfers described under "The Transfers and the Distribution" have been completed. See "Business," "The Transfers and the Distribution" and "Pro Forma Financial Information."

  No consideration will be paid by First Mississippi shareholders for the shares of ChemFirst Common Stock to be received by them in the Distribution. There is currently no public trading market for the shares of ChemFirst Common Stock. ChemFirst has applied for the listing of ChemFirst Common Stock on the New York Stock Exchange (the "NYSE").

  The consummation of the Distribution is a condition to the parties' obligations to consummate the merger (the "Merger") provided for in the Agreement and Plan of Merger and Reorganization, dated as of August 27, 1996 (the "Merger Agreement"), among Mississippi Chemical Corporation, a Mississippi corporation ("Mississippi Chemical"), MISS SUB, INC., a Mississippi corporation and wholly owned subsidiary of Mississippi Chemical ("Miss Sub"), and First Mississippi, a copy of which is attached as Appendix A to the Joint Proxy Statement/Prospectus. However, the Distribution will not be effected unless all of the other conditions to the Merger, including approval of the Merger by shareholders of First Mississippi, have been satisfied or waived. See "The Merger" in the Joint Proxy Statement/Prospectus.

                               ----------------

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN CHEMFIRST COMMON STOCK.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               THE DATE OF THIS PROSPECTUS IS NOVEMBER 18, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY...................................................................    5
   ChemFirst..............................................................    5
   Overview of the Distribution and the Merger............................    5
   The Distribution.......................................................    6
   Summary Historical Financial Information...............................    8
RISK FACTORS..............................................................    9
   Absence of Trading Market..............................................    9
   Relationship with First Mississippi; Reorganization to Effect Distribu-
    tion..................................................................    9
   Reliance on Major Customers............................................    9
   Anti-takeover Measures.................................................    9
   Possible Costs and Liabilities Relating to Environmental Matters.......    9
   Disruptions in Availability and Price of Raw Materials.................   10
BUSINESS..................................................................   11
   General................................................................   11
   Operating Strategy.....................................................   11
   Chemicals..............................................................   11
   Combustion and Thermal Plasma..........................................   15
   Steel Production.......................................................   17
   Other Operations.......................................................   17
   Employees..............................................................   17
   Patents and Licenses...................................................   17
   Legal Proceedings......................................................   18
   Insurance..............................................................   18
   Environmental Considerations...........................................   18
   Properties.............................................................   18
THE TRANSFERS AND THE DISTRIBUTION........................................   20
   Background of and Reasons for the Distribution.........................   20
   Terms of the Distribution Agreement....................................   20
   Terms of the Tax Disaffiliation Agreement..............................   23
   Terms of the Employee Benefits Agreement...............................   24
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................   25
   Consequences of the Transfers and the Distribution.....................   25
   Consequences of the Merger.............................................   26
LISTING AND TRADING OF CHEMFIRST COMMON STOCK.............................   27
CAPITALIZATION............................................................   28
PRO FORMA FINANCIAL INFORMATION...........................................   29
SELECTED HISTORICAL FINANCIAL INFORMATION.................................   32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   33
MANAGEMENT................................................................   39
   Directors..............................................................   39
   Committees of the Board of Directors...................................   41
   Compensation of Directors..............................................   42
   Executive Officers.....................................................   43
   Executive Compensation Prior to the Distribution.......................   44

                                                                           PAGE
                                                                           ----
   Termination Agreements with First Mississippi..........................  46
   Option Grants for First Mississippi Common Stock in Last Fiscal Year...  47
   Aggregated Options Exercised in Last Fiscal Year and Year End Option
    Values................................................................  47
   Long-Term Incentive Plans--Awards in Last Fiscal Year..................  48
   Other Compensation.....................................................  48
BENEFICIAL OWNERSHIP OF CHEMFIRST COMMON STOCK............................  50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  53
DESCRIPTION OF CHEMFIRST CAPITAL STOCK....................................  55
   Authorized Capital Stock...............................................  55
   Common Stock...........................................................  55
   Preferred Stock........................................................  55
   Shareholder Rights Plan................................................  57
   No Preemptive Rights...................................................  59
   Description of Certain Statutory, Charter and Bylaw Provisions.........  59
INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................  61
ADDITIONAL INFORMATION....................................................  62
LEGAL MATTERS.............................................................  63
EXPERTS...................................................................  63
INDEX TO FINANCIAL STATEMENTS............................................. F-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

  The following is a summary of the information contained elsewhere in this Prospectus. This summary does not purport to be complete and is qualified in its entirety by, and is subject to, the more detailed information and financial statements, including the notes thereto, set forth in this Prospectus. This Prospectus is Appendix E to the Joint Proxy Statement/Prospectus. Unless otherwise defined herein, capitalized terms used in this summary shall have the respective meanings ascribed to them elsewhere in this Prospectus. SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS PROSPECTUS IN ITS ENTIRETY.

CHEMFIRST

  ChemFirst is currently a wholly owned subsidiary of First Mississippi. It was incorporated in 1983 but has had no activities during the last five years. Prior to the Distribution, First Mississippi will transfer or cause to be transferred to ChemFirst all of its assets other than those which are part of the Fertilizer Business and ChemFirst will assume all of First Mississippi's liabilities except to the extent that they relate to the Fertilizer Business and except for certain indebtedness. The information in this Prospectus assumes that these transfer of assets and assumption of liabilities have been completed. At the time of the Distribution, ChemFirst's principal businesses will involve continuous production of aniline, nitrobenzene, nitrotoluene and toluidines; custom production of fine chemicals for chemical, agricultural and pharmaceutical companies and production of electronic performance chemicals for the semiconductor and related industries. Other significant businesses will include the design and production of low-emission burners, flares and incinerators and thermal plasma equipment for steel production, waste treatment and research. ChemFirst will also produce steel ingots and billets from melted scrap. The mailing address of ChemFirst's principal executive offices is 700 North Street, P.O. Box 1249, Jackson, MS 39215-1249, and the telephone number at such address is (601) 948-7550.

OVERVIEW OF THE DISTRIBUTION AND THE MERGER

  First Mississippi has entered into the Merger Agreement whereby, upon the terms and subject to the conditions set forth therein, first, First Mississippi will spin-off its chemicals and other non-fertilizer businesses to shareholders in the Distribution and second, First Mississippi will be merged with Miss Sub, with First Mississippi surviving the Merger and becoming a wholly-owned subsidiary of Mississippi Chemical. As a condition to and in order to facilitate the Merger, First Mississippi has agreed to effect the Distribution prior to consummation of the Merger. In the Distribution all of the outstanding shares of ChemFirst Common Stock will be distributed pro rata to First Mississippi's shareholders on the Distribution Record Date. The Distribution will, by means of a spin-off of First Mississippi's chemicals and other non-fertilizer businesses, separate the Fertilizer Business from First Mississippi's other businesses and enable Mississippi Chemical to acquire only the Fertilizer Business in the Merger.

  Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each issued and outstanding share of First Mississippi Common Stock will be converted into the right to receive a fraction of a share of common stock, par value $.01 per share, of Mississippi Chemical (the "Mississippi Chemical Common Stock") as described under "The Merger--Terms of the Merger--Conversion of First Mississippi Common Stock in the Merger" in the Joint Proxy Statement/Prospectus.

  As a result of the Distribution and the Merger, First Mississippi shareholders as of the Distribution Record Date will receive ChemFirst Common Stock in the Distribution and, upon surrendering their First Mississippi Common Stock share certificates in accordance with the Merger Agreement, will receive Mississippi Chemical Common Stock in the Merger.

  Pursuant to the Distribution Agreement, prior to the Distribution, First Mississippi will transfer or cause to be transferred to ChemFirst all of its assets other than those which are part of the Fertilizer Business and ChemFirst will assume all of First Mississippi's liabilities except to the extent that they relate to the Fertilizer Business and except for certain indebtedness (collectively, the "Transfers"). Prior to the Distribution, First Mississippi will consummate the Financing described in the Joint Proxy Statement/Prospectus. A portion of the proceeds of the Financing will be used to refinance First Mississippi's existing indebtedness and pay certain costs related to the Merger, with the remaining proceeds, estimated to be approximately $50.0 million, to be contributed to ChemFirst prior to the Distribution. As a result of the Financing, which will remain the obligation of the Fertilizer Business to be acquired by Mississippi Chemical in the Merger, and the application of its proceeds, at the time of the Distribution ChemFirst will have no significant long-term indebtedness and available cash reserves currently estimated to be approximately $50.0 million. See "Pro Forma Financial Information." In accordance with the terms of the Distribution Agreement, each of First Mississippi and ChemFirst have agreed to indemnify the other after the Distribution with respect to certain losses, damages, claims and liabilities assumed or retained by that party. See "The Transfers and the Distribution-- Terms of the Distribution Agreement."

  The foregoing is a brief summary of certain terms of the Distribution, the Merger and related transactions affecting ChemFirst. A more complete description of the Merger and the Merger Agreement may be found in the Joint Proxy Statement/Prospectus. The Distribution and the Distribution Agreement between ChemFirst and First Mississippi are more fully described herein under "The Transfers and the Distribution--Terms of the Distribution Agreement" and a copy of the Distribution Agreement is attached as Appendix B to the Joint Proxy Statement/Prospectus.

THE DISTRIBUTION

Distributing Corporation........  First Mississippi. References to First Mis-
                                  sissippi include its subsidiaries, except where the context otherwise requires.

Distributed Corporation.........  ChemFirst, which, by the Distribution Record
                                  Date, will hold the assets and be responsible for the liabilities of First Mississippi other than those of the Fertilizer Business and certain indebtedness.

Shares to be Distributed........  Assumed to be 20,621,736 shares of ChemFirst
                                  Common Stock. However, after giving effect to the conversion of all outstanding convertible debentures of First Mississippi (the "Con-vertible Debentures") and the subsequent con-version of the First Mississippi convertible preferred stock into which such Debentures are convertible (the "Convertible Preferred Stock"), the exercise of outstanding and ex-ercisable options to acquire Convertible De-bentures (the "Debenture Options") and the conversion of the Convertible Debentures ex-ercisable therefor and subsequent conversion of the Convertible Preferred Stock issuable upon such conversion, and the exercise of outstanding and exercisable options to pur-chase First Mississippi Common Stock ("Stock Options"), up to 21,331,850 shares of ChemFirst Common Stock will be issued in the Distribution.

Distribution Ratio..............  One share of ChemFirst Common Stock for every share of First Mississippi Common Stock owned as of the close of business on the Distribu-tion Record Date. See "The Transfers and the Distribution--Terms of the Distribution Agreement--The Distribution."

Federal Income Tax
 Consequences...................  It is a condition to the Distribution and the
                                  Merger that Skadden, Arps, Slate, Meagher &
                                  Flom (Illinois), special counsel to First
                                  Mississippi, issue an opinion to the effect that the Distribution qualifies as a tax-free distribution under Sec-tion 355 of the Internal Revenue Code of 1986, as amended (the "Code"), the Merger qualifies as a tax-free transaction under
                                  Section 368(a) of the Code, and the Transfers qualify as one or more tax-free transactions under one or more of Sections 332, 351 and 368(a)(1)(D) of the Code. See "Certain Fed-eral Income Tax Consequences." In addition, it is a condition to the Merger that Hughes & Luce, LLP, counsel to Mississippi Chemical, issue an opinion to Mississippi Chemical to the effect that the Merger qualifies as a tax-free transaction under Section 368(a) of the Code.

Trading Market..................  There is currently no public market for
                                  ChemFirst Common Stock. ChemFirst has applied for the listing of ChemFirst Common Stock on the NYSE. See "Listing and Trading of ChemFirst Common Stock."

Effect of the Distribution......  In connection with the Distribution, First
                                  Mississippi will transfer to ChemFirst all of First Mississippi's assets and liabilities other than those of the Fertilizer Business and certain indebtedness. First Mississippi will deliver to the Distribution Agent shares of ChemFirst Common Stock representing 100% of the outstanding shares of ChemFirst Common Stock for distribution to the holders of First Mississippi Common Stock as of the close of business on the Distribution Record Date. Upon consummation of the Distribution, the holders of First Mississippi Common Stock on the Distribution Record Date will be the shareholders of ChemFirst.

Relationship with First
 Mississippi after the
 Distribution...................  First Mississippi and ChemFirst have agreed to indemnify each other after the Distribu-tion with respect to certain losses, damages, claims and liabilities assumed or retained by that party, including certain tax liabili-ties. See "Risk Factors--Relationship with First Mississippi; Reorganization to Effect Distribution," and "The Transfers and the Distribution--Terms of the Distribution Agreement--Mutual Indemnities," "The Trans-fers and the Distribution--Terms of the Tax Disaffiliation Agreement" and "The Transfers and the Distribution--Terms of the Employee Benefits Agreement."

Distribution Record Date........  It is expected that the Distribution Record
                                  Date will be established as the close of business on the business day immediately prior to the day on which the Effective Time occurs.

Date of Distribution............  The Distribution will be effective the close of business on the Distribution Record Date.
                                  The distribution of certificates of shares of ChemFirst Common Stock will occur as promptly as practicable thereafter.

Distribution Agent, Transfer
 Agent and Registrar............  KeyCorp Shareholder Services, Inc.

Risk Factors....................  First Mississippi shareholders should care-
                                  fully consider the matters discussed under the section entitled "Risk Factors" in this Prospectus.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

  As a result of the proposed Distribution, the historical consolidated financial statements of ChemFirst will reflect the historical results of operations and financial position of First Mississippi, reflecting the classification of the Fertilizer Business as a discontinued operation.

  The summary historical consolidated financial information set forth below has been derived from the audited financial statements of ChemFirst Inc. for the periods ended June 30, 1996, 1995 and 1994, except for income statement data for the three months ended September 30, 1996 and 1995, balance sheet data at September 30, 1996 and balance sheet data at June 30, 1994. ChemFirst Inc.'s Consolidated Balance Sheets at June 30, 1996 and 1995 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the three years ended June 30, 1996 and notes thereto appear elsewhere herein. The financial information for the three-month interim periods ended September 30, 1996 and 1995 has been derived from ChemFirst Inc.'s unaudited interim financial statements, presented elsewhere herein, that reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented; all such adjustments are of a normal recurring nature. The balance sheet data at June 30, 1994 has been derived from ChemFirst Inc.'s unaudited consolidated financial statements. The summary historical financial information set forth below should be read in conjunction with and is qualified in its entirety by reference to ChemFirst Inc.'s historical consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                               CHEMFIRST INC.
                                 THREE MONTHS ENDED   FISCAL YEAR ENDED JUNE
                                    SEPTEMBER 30,               30,
                                --------------------- ------------------------
                                 1996       1995       1996     1995    1994
                                ------- ------------- -------  ------- -------
                                 (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE
                                                  AMOUNTS)
INCOME STATEMENT DATA:
Sales.........................  $95,432     88,746    370,547  331,721 249,091
Earnings (loss) from
 continuing operations before
 income taxes (benefit),
 investee earnings (loss) and
 cumulative effect of change
 in accounting principle......    6,718      3,387     (4,929)  18,484   1,226
Earnings (loss) from
 continuing operations before
 cumulative effect of change
 in accounting principle......    4,090      1,886     (3,458)  10,638  (1,271)
Net earnings..................   12,789     12,480     35,220   57,794  21,863
Earnings (loss) per share from
 continuing operations before
 cumulative effect of change
 in accounting principle......     0.20       0.09      (0.16)    0.52   (0.06)
Net earnings per share........     0.61       0.59       1.68     2.80    1.09
Weighted average common shares
 outstanding..................   20,894     21,048     20,980   20,632  20,126
                                             AT             AT JUNE 30,
                                        SEPTEMBER 30, ------------------------
                                            1996       1996     1995    1994
                                        ------------- -------  ------- -------
BALANCE SHEET DATA:
Working Capital.......................    $ 86,442     86,918  110,107  78,874
Total assets..........................     432,483    413,635  433,327 357,845
Long-term debt, excluding long-term
 debt due within one year.............      76,732     79,909   84,394 104,275
Shareholders' equity..................     242,208    230,267  232,996 177,687
Cash dividend declared per common
 share................................        0.10       0.40     0.35    0.30

                                 RISK FACTORS

ABSENCE OF TRADING MARKET

  There is currently no existing trading market for ChemFirst Common Stock and there can be no assurance as to the establishment or continuity of any such market. ChemFirst has applied for listing of ChemFirst Common Stock on the NYSE. Even if a trading market does develop in the ChemFirst Common Stock, there can be no assurance that trading will be sustained or that the volume would be sufficient for trading to occur with any frequency. As a result, it could be difficult to make purchases or sales of ChemFirst Common Stock in the market at any particular time. There can be no assurance as to the price at which ChemFirst Common Stock will trade.

RELATIONSHIP WITH FIRST MISSISSIPPI; REORGANIZATION TO EFFECT DISTRIBUTION

  Following the Distribution, ChemFirst will have certain obligations to indemnify the Fertilizer Business. Under the Distribution Agreement, ChemFirst has agreed to indemnify and hold harmless the Fertilizer Business from and against certain claims and actions related to the businesses that ChemFirst will assume in the Distribution. ChemFirst will also release the Fertilizer Business from claims against it (with some exceptions) relating to events or circumstances that arose before the Distribution. Under the Tax Disaffiliation Agreement described herein and attached to the Joint Proxy Statement/Prospectus as Appendix B (the "Tax Disaffiliation Agreement"), subject to certain exceptions, ChemFirst will assume responsibility for any tax liabilities of First Mississippi for the period before the Distribution, tax liabilities resulting from the Transfers, the Distribution or the Merger; and any tax liabilities of ChemFirst. Under the Employee Benefits Agreement, ChemFirst has also assumed responsibilities for all obligations to past employees of First Mississippi who are not employees of the Fertilizer Business. See "The Transfers and the Distributions."

RELIANCE ON MAJOR CUSTOMERS

  Certain of ChemFirst's largest customers account for a significant percentage of its revenues. ChemFirst's sales in 1996 to its two largest customers constituted approximately 23% of its consolidated sales. No other customer accounted for more than 5% of ChemFirst's consolidated sales in 1996.

  Although ChemFirst has had long-standing relationships with these customers, if ChemFirst lost any significant portion of its sales to either of these customers, such loss could have a material adverse effect on the business and results of operations of ChemFirst.

ANTI-TAKEOVER MEASURES

  ChemFirst, a Mississippi corporation, is subject to the Mississippi Business Corporation Act (the "MBCA"), including the Mississippi Shareholder Protection Act (Sections 79-25-1 through 79-25-9 of the MBCA). As of the time of the Distribution, ChemFirst will have also enacted various anti-takeover measures, including a shareholder rights plan (the "Shareholder Rights Plan"). As a result of the application of the Mississippi Shareholder Protection Act, certain provisions in ChemFirst's Articles of Incorporation and Bylaws and the Shareholder Rights Plan, potential acquirors of ChemFirst may find it more difficult or be discouraged from attempting to effect an acquisition transaction with ChemFirst that is not supported by the Board of Directors of ChemFirst, thereby possibly depriving holders of ChemFirst securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions. See "Description of ChemFirst Capital Stock--Shareholder Rights Plan" and "Description of ChemFirst Capital Stock--Description of Certain Statutory, Charter and Bylaw Provisions."

POSSIBLE COSTS AND LIABILITIES RELATING TO ENVIRONMENTAL MATTERS

  Production of many of ChemFirst's chemicals involves the use, storage, transportation and disposal of toxic and hazardous materials. ChemFirst's operations are subject to extensive international and federal, state and local laws and regulations relating to the storage, handling, emission, transportation and discharge of materials into the environment and the maintenance of safe conditions in the workplace.

  Risks of substantial costs and liabilities are inherent in certain plant operations and certain products produced at ChemFirst's plants, as they are with other companies engaged in the chemical, combustion and steel businesses, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, future developments, such as increasingly strict environmental, safety and health laws and regulations, and enforcement policies thereunder, could result in substantial costs and liabilities to ChemFirst and could subject ChemFirst's handling, manufacture, use, reuse, or disposal of substances or pollutants at its plants to more rigorous scrutiny than at present.

  ChemFirst is involved in several claims, lawsuits, administrative proceedings and investigations relating to environmental matters. The ultimate extent of liabilities with respect to such matters as well as the timing of related cash disbursements cannot be determined with certainty. See "Business--Environmental Considerations."

DISRUPTIONS IN AVAILABILITY AND PRICE OF RAW MATERIALS

  ChemFirst uses significant amounts of various chemicals as raw materials in manufacturing a number of its chemicals products. See "Business--Chemicals-- Raw Materials." Specifically, the primary chemicals used by ChemFirst are benzene, toluene, ammonia, natural gas, ethanol, hydrogen, hydrogen peroxide, o-aminophenol, o-nitrophenol, formaldehyde, butaldehyde, hydroxylamine, DGA and NMP. The availability and prices of these chemicals are subject to various factors, including those described below.

  Benzene and toluene are readily available commodity by-products of oil refining. Like most commodities, the prices of benzene and toluene are subject to fluctuation. Benzene prices are affected by the demand for a variety of products, principally including styrene and phenolic resins. The price of toluene, an octane-enhancing additive for unleaded gasoline, is directly affected by the demand for and price of unleaded gasoline.

  ChemFirst purchases ammonia and ethanol in the spot market for use in its manufacturing processes. Prices paid by ChemFirst for natural gas are affected by the degree of interruptibility of the gas supply. Hydroxylamine used by ChemFirst is currently available from only one supplier located in Japan. The remainder of ChemFirst's raw materials are generally available in adequate quantities from several suppliers, subject to market variation in price. There can be no assurance that future price changes or disruption in the availability of ChemFirst's principal raw materials will not adversely affect ChemFirst's operating results. See "Business--Chemicals--Raw Materials."

                                   BUSINESS

GENERAL

  The principal businesses of ChemFirst involve continuous production of aniline, nitrobenzene, nitrotoluene and toluidines; custom production of fine chemicals for chemical, agricultural and pharmaceutical companies and production of electronic performance chemicals for the semiconductor and related industries. Other significant businesses include the design and production of low-emission burners, flares and incinerators and thermal plasma equipment for steel production, waste treatment and research. ChemFirst also produces steel ingots and billets from melted scrap.

  In May 1996, ChemFirst announced that its wholly owned subsidiary, Plasma Processing Corporation, was shutting down its only production facility and exiting the aluminum dross processing (aluminum recovery) business. Losses from that business were $27.3 million in fiscal 1996, including provisions of $18.3 million related to the shutdown of facilities. See "--Combustion and Thermal Plasma."

OPERATING STRATEGY

  Following the Distribution, the operations of ChemFirst will be focused on chemicals and related products and services with planned dispositions of aluminum dross processing and steel operations. ChemFirst's strategic objective is to build its chemicals business through internal growth and expansion and through acquisitions that support and complement existing businesses, using cash from the Financing which will be distributed to ChemFirst prior to the Distribution under the terms of the Distribution Agreement, from the proceeds of the dispositions of aluminum dross processing and steel assets and from operating cash flow and borrowings. ChemFirst's goal is to increase sales and earnings, reduce earnings cyclicality and provide attractive returns on capital employed and shareholders' equity to enhance shareholder return. Capital expenditures in support of this strategy were $33.0 million in fiscal 1996. An additional $162.0 million is budgeted for capital expenditures over the next two years.

CHEMICALS

 General

  ChemFirst's chemicals business had sales of $227.8 million in fiscal 1996, which accounted for approximately 61% of ChemFirst's consolidated sales for fiscal 1996. Chemicals had an operating profit of $44.0 million in fiscal 1996. ChemFirst's chemicals business is operated principally through three subsidiaries: First Chemical Corporation ("FCC"); Quality Chemicals, Inc. ("Quality Chemicals"); and EKC Technology, Inc. ("EKC").

  ChemFirst groups its chemical products into three major categories: industrial chemical intermediates, fine chemicals and electronic performance chemicals. Industrial chemical intermediaries are manufactured by FCC and include aniline and nitrobenzene. ChemFirst's fine chemicals are produced by both Quality Chemicals and FCC, and include chemicals for use by companies for agricultural, pharmaceutical, polymer and photosensitive applications. ChemFirst's electronic performance chemicals include organic photoresist removers, which are produced by EKC, and other chemicals used in the semiconductor and related industries. The primary distinction between intermediates and fine chemicals is the degree to which further processing is required to produce the end product used by consumers. Electronic performance chemicals are not consumed into the end product but are instead used during a manufacturing process for a specific purpose.

  Of these three categories, industrial chemical intermediates are chemicals in the least advanced state of production and the most affected by changes in the business cycle or in the cost of raw materials. These chemicals are typically sold in large volumes to industrial customers that purchase on the basis of the chemical's molecular content. The key to successful production of these chemicals is efficient chemical conversion of large quantities of raw materials and productive use of plant capacity. Providing technical services to customers is generally less important.

  Fine chemicals are sold in relatively small volumes to a narrow base of customers, which are either end-users or producers of performance chemicals. Because of their specialized, complex molecular content, there are typically few uses for fine chemicals and significantly more technical service is expected from the customer. The key to successful production of fine chemicals is identifying the markets for the product and developing a highly exacting chemical synthesis for use in the production process. Profit margins typically are higher than those associated with the production of industrial chemical intermediates.

  Purchasers of performance chemicals, who are end-users, acquire the product to achieve a specific performance objective. As with fine chemicals, performance chemicals are typically sold in relatively small volumes and have relatively few uses, although the customer base is often larger than that for fine chemicals. The production and sale of these chemicals are labor intensive and are usually dependent on a highly technical proprietary formulae and a sophisticated, well-trained customer service staff. Profit margins are relatively high and are usually not significantly affected by increases in the price of raw materials.

 Industrial Chemical Intermediates

  FCC, located in Pascagoula, Mississippi, owns and operates facilities for the continuous production of aniline, nitrobenzene, nitrotoluenes and toluidines. FCC's operating facilities are supported by storage, rail, truck and barge distribution facilities and quality control laboratories and also include research laboratories, a pilot plant and multipurpose batch facilities for the development and production of specialty chemicals. FCC utilizes state-of-the-art technology for nitration and a proprietary process for continuous hydrogenation. The Pascagoula facilities' total nitrated aromatic production capacity is approximately 516 million pounds per year. Actual fiscal 1996 production was 429 million pounds, approximately 83% of average annual capacity.

  FCC is among the largest merchant marketers of aniline in the United States, and its Pascagoula complex is one of the largest aniline production facilities in the United States. Aniline's primary end use is in rigid polyurethane foam, an insulation material that is widely used in residential and commercial construction. Aniline is also used in the manufacture of impact-resistant plastic that is used as a replacement for metal in automobile parts such as bumpers where flexibility and impact resistance are important. Aniline's other primary applications are in the production of an antioxidizing (anti-cracking) agent used in the manufacture of synthetic rubber and in a widely used herbicide for corn and soybeans. The aniline sold by FCC accounted for approximately 19% of ChemFirst's consolidated sales for the fiscal year ended June 30, 1996. Most of FCC's aniline production is sold under contracts containing price-adjustment mechanisms that substantially protect FCC from fluctuations in the prices of raw materials.

  FCC recently entered into a long-term agreement with Bayer Corporation ("Bayer") to build, own and operate a world scale nitrobenzene and aniline facility at Bayer's Baytown, Texas chemical complex. The facility will be an integral part of Bayer's MDI (methylene diphenyl diisocyantate) manufacturing operations. Completion of Phase I of the facility is scheduled for early 1998. A large majority of FCC's current aniline production is sold to Bayer under a long-term contract. It is intended that this contract will terminate if a potential Phase II of the new facility is completed. The estimated cost to FCC of Phase I is in excess of $50.0 million. The cost of Phase II is estimated to be considerably less.

 Custom Manufacturing of Fine Chemicals

  Through its Quality Chemicals subsidiary, ChemFirst is a batch producer of fine chemicals manufactured to the specifications of its customers. Although historically its customers have purchased small quantities of Quality Chemicals' products primarily for new product development and market testing, recently the amount of chemicals sold by Quality Chemicals for use in commercially marketed products has increased significantly. Companies involved in the mass production of chemically based consumer products often find it expensive and inefficient to manufacture small quantities of the complex chemicals required for new product development or products with limited markets. By providing a versatile array of custom services to a number of such companies, Quality Chemicals achieves economies of scale and is able to manufacture certain fine chemicals more economically than they can be manufactured by its customers.

  Quality Chemicals' facilities, located in Tyrone, Pennsylvania, and Dayton, Ohio, include equipment for multi-step batch processing to custom produce complex fine chemicals used by chemical, agricultural and pharmaceutical companies. Both of these facilities are owned by Quality Chemicals. Following capacity additions and plant modifications to the Tyrone facility in fiscal 1996, annual production capacity is now between 4.5 million and 6.0 million pounds, depending on the products being produced and the type of custom processing required. Fiscal 1996 production was approximately 4.5 million pounds. Annual production capacity for the Dayton facility is between approximately 1.5 million and 2.0 million pounds depending on the products being produced and the type of custom processing required. Fiscal 1996 production was approximately 1.1 million pounds.

  Quality Chemicals' current production is based on multi-step organic syntheses. Quality Chemicals has versatile facilities that use numerous reactors capable of producing custom fine chemicals in quantities ranging from the very small amounts needed for initial product testing, through pilot plant production of developmental quantities and continuing through the commercial production of chemicals with specific markets.

  Approximately 46% of Quality Chemicals' revenue in fiscal 1996 was derived from sales of a herbicide ingredient to one manufacturer under an agreement that will expire in 2002. A substantial portion of the remainder of Quality Chemicals' sales is derived from a group of agricultural intermediaries and actives. Quality Chemicals' other significant products include Diphenyl isopthalate, an intermediate used in the production of fibers for fire-retardant fabrics and in transparent, heat-resistant plastics; rubber additives used in the manufacture of chemical-resistant rubber; and a co-catalyst for a high-volume polyolefin plastic.

 Electronic Performance Chemicals

  EKC produces a line of electronic performance chemicals and products used in the semiconductor and related industries. These products include organic photoresist removers and cleaning solutions which remove photoresist and dry-etch residue during the manufacture of semiconductors. These chemicals comprise approximately 95% of EKC's sales. Approximately 47% of EKC's net sales for fiscal 1996 were outside of the United States, and approximately 19% of EKC's net sales for fiscal 1996 were made by its Scotland-based subsidiary, EKC Limited, which sells EKC's products in the European market. Most of these products are produced on-site utilizing the same proprietary formulations used by EKC in the United States with a small percentage manufactured in the United States and distributed by the subsidiary into Europe. The remaining portion of non-United States sales were made in the Pacific Rim through distributors.

  EKC's production facilities are located in Hayward, California and East Kilbride, Scotland, with marketing, technical and administrative support located at both locations. Additional marketing and technical support was added in Tokyo, Japan during fiscal 1996. Facilities include mixing vessels, cleanroom packaging facilities, advanced quality control analytical laboratories and product applications laboratories. EKC owns its California facility, which is a 65,000-square-foot state-of-the art facility. A research and development laboratory is being added in California to provide additional facilities for EKC's expanded research staff. The California operation includes bulk storage facilities with bulk storage facilities and a factory addition planned at Scotland within a year. EKC's Scotland facility is a 15,000-square-foot warehousing, manufacturing and office facility. The facility is owned but the land is leased pursuant to a long-term contract. In fiscal 1996, EKC leased office space in Tokyo, Japan to provide additional marketing and technical support for accelerating development of its Japanese markets. The California facility is currently utilizing 65% of production capability on a two-shift, five-day basis. The Scotland facility is currently utilizing 40% of production capability on a one-shift, five-day basis.

 Marketing and Sales

  Chemicals are marketed globally. Approximately 15% of ChemFirst's sales in fiscal 1996 were exports. ChemFirst has long-term contracts with a number of its largest customers. A majority of chemicals sales are made through ChemFirst's internal sales force.

  FCC's products are sold in drums and in bulk as intermediates into the construction, transportation, semiconductor, agricultural chemical, pharmaceutical, pigment, photographic, specialty polymer and ultra violet (U.V.) curing markets. Exported product is shipped in ocean-going tankers, iso-containers or drums to European, Japanese and South American markets. Domestic shipments are by barge, rail or tank trucks. As discussed above, a significant amount of FCC's sales are to a single customer under a long-term contract. See "--Industrial Chemical Intermediates, Fine Chemicals and Performance Chemicals."

  Quality Chemicals' specialty chemical products are sold in drums into pharmaceutical, electronic chemical, agricultural chemical and specialty polymer markets. A significant amount of Quality Chemicals' sales are to three customers under long-term contracts.

  EKC's performance products are marketed domestically and internationally within Europe and the Pacific Rim. Approximately 47% of sales are international. EKC's California facility services North America and the Pacific Rim and Scotland facility services the European community. Approximately 40% of all international sales are into Europe and 60% into the Pacific Rim. Chemicals are distributed in gallon, liter, returnable drum and tote bin containers.

 Raw Materials

  Benzene and toluene, two of FCC's principal raw materials, are readily available commodity by-products of oil refining. Like most commodities, the prices of benzene and toluene are subject to fluctuation. Benzene prices are affected by the demand for a variety of products, principally including styrene and phenolic resins. The price of toluene, an octane-enhancing additive for unleaded gasoline, is directly affected by the demand for and price of unleaded gasoline. However, FCC is protected from fluctuations in raw material prices in the contracts under which most of its aniline production is sold. The remainder of its production is sold under short-term contracts or purchase orders at prices that generally reflect its actual raw material cost.

  Other significant raw materials include ammonia, natural gas and ethanol. FCC purchases ammonia and ethanol at market prices. FCC purchases natural gas in the spot market for use in making the hydrogen necessary for its manufacturing processes. This gas is transported into the Pascagoula plant through an interstate pipeline. Prices paid by ChemFirst for natural gas are affected by the degree of interruptibility of the gas supply.

  Quality Chemicals' primary raw materials include hydrogen, hydrogen peroxide, o-aminophenol, o-nitrophenol, formaldehyde, butaldehyde and natural gas. Quality Chemicals obtains its raw materials from a number of different sources. ChemFirst does not believe that any one source of raw materials is material to Quality Chemicals' business.

  EKC's primary raw materials include hydroxylamine, DGA and NMP. With the exception of hydroxlyamine, raw materials are generally available in adequate quantities from several suppliers, subject to market variation in price. Hydroxylamine is currently available from one supplier, located in Japan. Two major manufacturers have announced plans to construct facilities capable of manufacturing aqueous hydroxylamine with production anticipated to begin within the next three years.

 Research and Development

  ChemFirst conducts research and development to improve existing products and to produce new specialty chemicals. Approximately $4.5 million, $5.3 million and $4.3 million was spent on research and development in fiscal 1996, 1995 and 1994, respectively. Research facilities include laboratories, pilot plant and semi-works for process research and development with gram to multi-pound sample production capabilities. FCC also sponsors applied research at leading universities in the United States and maintains a radiation curing applications laboratory in Pascagoula to evaluate new products and provide customer technical support. These closely directed programs have led to the development and introduction of proprietary technology in fine chemicals and in the FirstCure(R) line of performance polymer products. EKC conducts research and development internally to improve existing products and to identify and develop new chemistries. EKC also sponsors applied research at two leading universities in the U.K. In addition, EKC has entered into joint development agreements with a major semiconductor manufacturer and an industry consortium to develop advanced products to meet future semiconductor manufacturing technology.

 Competition

  FCC is one of five major United States producers of aniline, with approximately 18% of domestic capacity and an estimated 5% of world capacity. FCC is the only United States producer of nitrotoluenes, with an estimated 10% of world capacity. Major competitors are large chemical companies. Competition is based on price, service, quality, marketing and research and development support capabilities.

  Based on market share, Quality Chemical is among the top 10 custom chemical manufacturing companies in the United States. Major competitors are both smaller and larger companies. Competition is based on service, quality, manufacturing expertise in chemistries and processes, research and development capabilities and price.

  EKC is one of the world's largest producers of post-metal cleaning solutions with 28% of the world market representing 34% in North America, 40% in Europe and 20% in the Pacific Rim. Although there are approximately 12 companies participating in this market worldwide, only EKC and three others specialize in developing proprietary post-metal cleaning solutions for the semiconductor and related industries. Competition is based on price, service, product performance, quality and product development capabilities. EKC has reached an agreement whereby it would license its HDA(TM) (hyrodxylamine) technology to a major competitor. See "--Patents and Licenses."

 Seasonality of Business

  Generally, chemical sales are not seasonal and working capital requirements do not vary significantly from period to period.

COMBUSTION AND THERMAL PLASMA

  Combustion and thermal plasma principally includes the development and marketing of proprietary equipment and systems for industrial applications. These include design and production of low-emission burners, flares and incinerators and thermal plasma equipment for steel production, waste treatment and research. Raw materials and components for these operations are available from numerous vendors. The businesses are not considered materially seasonal. Working capital requirements rose during fiscal 1996 as ChemFirst expanded into new markets with less favorable payment terms. Combustion and thermal plasma sales in fiscal 1996 were $65.6 million, representing approximately 18% of ChemFirst's consolidated sales for such period, and it had an operating loss of $30.9 million for fiscal 1996 including provisions of $18.3 million related to the shutdown of facilities. See "--General."

 Combustion Equipment and Services

  Callidus Technologies Inc., a wholly owned subsidiary of ChemFirst ("CTI"), was organized in fiscal 1990. CTI's principal products and services are custom designed and fabricated gas/liquid incinerators, flares, solid waste systems, vapor recovery units, burners and predictive emissions monitoring and process optimization software services. CTI also provides engineering and consulting services for environmental and combustion applications.

  CTI markets worldwide to refining, petrochemical, chemical, wood products and other industries requiring disposal of gas, liquid and solid wastes. Marketing is primarily through a combination of manufacturers' representatives and company personnel. The market is well established but growing through advancements of existing technology, driven primarily by increasingly strict environmental regulations both in the United States and abroad. Competition is based on a wide variety of factors, with the most prominent being price, technological innovation and delivery schedule. CTI competes with the John Zink Company, which has a significant share of the burner, flare and vapor recovery markets. Numerous competitors exist in the gas and liquids incineration market. Primary competition in the solids waste systems market comes from alternative technologies. CTI offers predictive emissions monitoring and process optimization software services utilizing products licensed by CTI's customers. CTI is affected by a variety of factors beyond its control, including governmental control of environmental standards and compliance deadlines, competitor pricing strategies and changing technology, any of which could impact CTI's operating results. CTI leases office space in Tulsa, Oklahoma, owns a manufacturing and test facility in Beggs, Oklahoma, and has offices in Belgium, England, Italy, France, Germany and Japan.

 Thermal Plasma

  Plasma Energy Corporation, a wholly owned subsidiary of ChemFirst ("PEC"), is the leading international supplier of plasma heating systems and related processes to the metals and waste industries. PEC, a technology-based engineering company, develops, manufactures, sells and services these systems for use in steel manufacturing, specialty metals refinement and various environmental waste recycling processes, including municipal solid waste ("MSW") ash vitrification.

  Thermal plasma heating systems convert electrical energy into high temperature thermal energy using an ionized gas or "plasma." These high temperatures are produced instantly with no combustion or combustion by-products. A thermal plasma heating system typically consists of a torch, power supply, cooling system and control panel. The torch usually operates within a furnace or heating vessel, in which it can be inserted or retracted according to operational requirements. PEC holds more than 20 patents in 10 countries, including several in steel, vacuum melting and waste applications. See "-- Patents and Licenses."

  PEC markets industrial-scale commercial systems for controlling temperature in steel making and waste treatment and reduction. PEC owns a testing facility used for system integration, system and process development and customer training. A separate administrative office is leased. Both facilities are located in Raleigh, North Carolina. Marketing is performed directly by PEC. International sales are supported by qualified overseas representatives. Plasma heating systems are sold in both the domestic and international markets. PEC has two principal domestic competitors and four foreign competitors. Price competition is intense and competitors' pricing strategies may impact PEC's operating results.

  Plasma Processing Corporation ("PPC") was formed during fiscal 1990 to commercialize patented technology developed by PEC and Alcan International Limited ("Alcan") of Canada for the recovery of aluminum from dross using thermal plasma technology. PPC completed construction of an aluminum dross processing plant located in Millwood, West Virginia in June 1991 utilizing the technology. The plant also produced a co-product that can be utilized in refractory industries. In June 1995, aluminum dross processing operations were curtailed to concentrate on the development of the co-product markets. In May 1996, due in part to historical and projected near-term losses, PPC announced the shutdown of the Millwood facility and permanent exit from the aluminum dross processing business. Operations have continued, however, at its joint venture, Newminco, formed in August 1995 which manufactures lightweight aggregate materials based on technology licensed by PPC.

  In September 1996, ChemFirst entered into a letter of intent providing for the sale of substantially all of PPC's aluminum dross processing assets and technology. That letter of intent expired on November 1, 1996; however, ChemFirst continues to negotiate with the party to the letter of intent. Assets that are not part of this proposed transaction will be liquidated by ChemFirst. Based on the status of current negotiations, ChemFirst does not anticipate any material gain or loss related to these dispositions.

STEEL PRODUCTION

  ChemFirst operates a steel melting and production facility through its wholly owned subsidiary FirstMiss Steel, Inc. ("FMS") in Hollsopple, Pennsylvania. ChemFirst is actively seeking a buyer for FMS. FMS had net sales of $77.1 million in fiscal 1996, which constituted 21% of ChemFirst's consolidated sales. FMS had an operating profit of $1.3 million for such period. FMS's approximately 400,000 square-foot leased facility is located about 100 miles east of Pittsburgh. Following upgrades to one of FMS's two electric arc furnaces in January 1995, annual capacity of the operation now includes 150,000 tons of carbon, alloy and specialty grade, bottom-poured ingots and 50,000 tons of high-grade steel billets through the caster. In January 1996, the second electric arc furnace was removed and a NOD converter was added, which combined with the newly upgraded electric arc furnace and the existing VOD units form the "Triplex" process for producing stainless steel. This new process will increase stainless steel capacity. Horizontally cast billets are produced for sale to the specialty remelt and reroll markets. Production during fiscal 1996 totaled 110,000 tons consisting primarily of cast ingots and value-added products. The value-added product line was introduced in fiscal 1992 and includes specialty stainless and tool steel ingots or billets, which are converted into forged billets, bars and plate by outside processors. FirstMiss Alloys was formed during fiscal 1993 to produce small quantities of cobalt, nickel, copper and iron-based alloys in bars and wire produced from two small horizontal continuous casters, small bottom-poured forging ingots and remelt sand ingots. Raw materials consist of steel scrap and various alloys, of which there is an adequate supply in the North American market.

  Carbon and alloy steel ingots are sold directly to the forging industry, ring rollers, extruders and integrated steel producers. FMS competes primarily with three other steel companies in this market and, within the group, ranks second in total steel production capacity. Specialty steel products are primarily sold to steel service centers and forgers. Two customers account for 24% of FMS's total revenue. FirstMiss Alloy products are sold as feedstock directly to forgers, extruders and investment casters. There are numerous competitors, both domestic and foreign, that compete with FMS in the specialty steel and ferrous and non-ferrous metals markets. Competitive factors include price, quality and service. Carbon steel ingots and billets are commodities and are extremely price competitive.

OTHER OPERATIONS

  ChemFirst owns 50% of Power Sources, Inc. ("PSI") of Charlotte, North Carolina, which burns wood residue and other biomass in industrial boilers to create steam energy. The steam is sold under long-term contracts to industrial users. PSI operates seven plants located in North Carolina, South Carolina, Tennessee and Mississippi.

EMPLOYEES

  ChemFirst employs approximately 1,100 persons. Approximately 550 persons are employed in the chemicals business, 285 are employed in combustion and thermal plasma and 205 in steel. In addition, ChemFirst has approximately 60 persons employed in its corporate headquarters. Certain senior management and administrative employees are based in Jackson, Mississippi. Management believes that its relations with its employees are good. None of ChemFirst's employees are covered by a collective bargaining agreement except certain of FMS's employees.

PATENTS AND LICENSES

  ChemFirst owns or licenses a significant number of patents relating to various products and processes. These patents expire at various times over the next 17 years. ChemFirst does not consider its business to be materially dependent on any one particular patent or patent license.

  EKC has entered a licensing agreement with a major competitor whereby EKC licenses its HDA(TM) (hydroxylamine) technology. The agreement results from a patent violation complaint brought by EKC against the competitor in federal court. The agreement allows the competitor to continue to market its products which utilize EKC's hydroxylamine technology, but provides for EKC to receive a royalty and license fee.

LEGAL PROCEEDINGS

  While ChemFirst is involved in several suits and claims in the ordinary course of business, including claims relating to environmental matters, see "--Environmental Considerations," ChemFirst is not now a party to any legal proceeding that ChemFirst believes would have a material adverse effect on ChemFirst's business.

INSURANCE

  ChemFirst maintains business interruption, general liability and property damage insurance coverage as well as other insurance as appropriate for the conduct of its business.

ENVIRONMENTAL CONSIDERATIONS

  ChemFirst operations are subject to a wide variety of environmental laws and regulations governing emissions to the air, discharges to water sources, and the handling, storage, treatment and disposal of waste materials, as well as other laws and regulations concerning health and safety conditions. ChemFirst holds a number of environmental permits and licenses regulating air emissions, water discharges and hazardous waste disposal and, to the best of its knowledge, is in material compliance with such requirements at all locations. ChemFirst makes capital and other expenditures in a continuing effort to comply with environmental laws and regulations, or changing interpretations of existing laws and regulations. ChemFirst's environmental capital expenditures for fiscal 1996 were $1.7 million. Projected environmental capital expenditures for fiscal 1997 and 1998 are $3.5 million and $2.2 million, respectively. While these expenditures are necessary to comply with environmental laws and regulations, they may also reduce operating expenses and improve efficiencies.

  ChemFirst monitors and participates in the environmental regulatory development process which assists it in evaluating new laws and regulations. ChemFirst does not anticipate a material increase in expenses related to current environmental regulations, but because federal and state environmental laws and regulations are constantly changing, ChemFirst is unable to predict their future impact.

  ChemFirst has received notices from the United States Environmental Protection Agency or a similar state agency that it has been deemed a potentially responsible party ("PRP") under Superfund or a comparable state statute at several sites and, thus, may be liable for a share of the associated remediation cost. ChemFirst contributed $183,000 toward clean up of one of these sites during fiscal 1996. It is difficult to estimate ChemFirst's ultimate liability in these matters due to several uncertainties such as, but not limited to, the method and extent of remediation, the percentage of material attributable to ChemFirst at the site relative to that attributable to other parties, and the financial capabilities of the other PRPs. Based on currently available information, however, ChemFirst does not believe that its future liability at these sites will be material to its financial condition or cash flow.

  The current owner of a fertilizer manufacturing facility, previously operated under lease by a subsidiary of ChemFirst, has performed a feasibility study and a remediation action plan for that site, subject to regulatory approval. A previous owner takes the position that ChemFirst has some financial responsibility for the closure activities; however, ChemFirst denies liability in this matter, but believes that it has set up adequate reserves for any potential liability as part of its accounting for discontinued operations.

PROPERTIES

  In addition to those described above, ChemFirst owns or leases the following properties:

  ChemFirst owns an approximately 26,000 square-foot office building in Jackson, Mississippi, which is its corporate headquarters.

  FCC leases 7 acres of waterfront property from the Jackson County Port Authority at an annual cost of $9,156. This property is used by FCC for loading and unloading ocean going vessels and barges. The lease expires in 2003.

  ChemFirst, through FCC, owns 180 acres of land near FCC's Pascagoula plant. Jackson County, Mississippi, has the right to reclaim this land and retain one-fifth of the $2.2 million installment purchase price if ChemFirst has not commenced construction of facilities on the property by September 1997. ChemFirst and a subsidiary of Mississippi Chemical have entered into an agreement pursuant to which ChemFirst would convey approximately 110 acres of such land to the subsidiary in exchange for approximately 23 acres of land near FCC's Pascagoula plant and $1.2 million in cash. The consummation of this exchange is subject to a number of conditions, including the release by Jackson County, Mississippi, of ChemFirst's obligation to begin construction on any part of the 180-acre parcel.

  ChemFirst owns approximately 585 acres of undeveloped land located in Hillsborough County, Florida.

                      THE TRANSFERS AND THE DISTRIBUTION

  This section of the Prospectus describes certain aspects of the proposed Transfers and the Distribution. To the extent that they relate to the Distribution Agreement, the Tax Disaffiliation Agreement or the Employee Benefits Agreement, the following descriptions do not purport to be complete and are qualified in their entirety by reference to the Distribution Agreement, the Tax Disaffiliation Agreement or the Employee Benefits Agreement, as the case may be, which are attached as Appendix B to the Joint Proxy Statement/Prospectus and are incorporated herein by reference. ALL FIRST MISSISSIPPI SHAREHOLDERS ARE URGED TO READ THE DISTRIBUTION AGREEMENT, THE TAX DISAFFILIATION AGREEMENT AND THE EMPLOYEE BENEFITS AGREEMENT IN THEIR ENTIRETY.

BACKGROUND OF AND REASONS FOR THE DISTRIBUTION

  Because the Fertilizer Business is the only business of First Mississippi that Mississippi Chemical proposes to acquire, First Mississippi has determined to effect the Distribution, which, based upon the opinion of counsel to First Mississippi, will be tax free to First Mississippi shareholders for Federal income tax purposes (except to the extent of cash received for fractional shares). See "Certain Federal Income Tax Consequences." First Mississippi's agreement to effect the Distribution fulfilled a condition to Mississippi Chemical's willingness to enter into the Merger Agreement.

  Although the Distribution will not be effected unless the Merger is approved and is about to occur, the Distribution is separate from the Merger and the shares of ChemFirst Common Stock to be received by holders of First Mississippi Common Stock in the Distribution do not constitute a part of the Merger consideration.

TERMS OF THE DISTRIBUTION AGREEMENT

  The Distribution will, by means of a spin-off of First Mississippi's chemicals and other non-fertilizer businesses, separate First Mississippi's Fertilizer Business from its other businesses and enable Mississippi Chemical to acquire the Fertilizer Business only in the Merger.

 The Distribution

  The Distribution Agreement provides that the Distribution will be effected by the distribution to each holder of record of First Mississippi Common Stock as of the close of business on the Distribution Record Date of certificates representing one share of ChemFirst Common Stock for every share of First Mississippi Common Stock held by such holder. As a result of the Distribution, the shareholders of record of First Mississippi at the close of business on the Distribution Record Date will own all of the outstanding ChemFirst Common Stock.

 The Transfers

  The Distribution Agreement provides for a series of stock transfers, assets transfers and mergers between and among First Mississippi and certain of First Mississippi's subsidiaries prior to the Distribution (collectively, the "Transfers"). The Transfers include the following transactions, each of which will be effected prior to the time of the Distribution:

    (a) First Mississippi will transfer, assign and convey to ChemFirst, all of the issued and outstanding capital stock of its non-fertilizer subsidiaries, including those of its chemicals, combustion and thermal plasma and steel operations.

    (b) In addition to the transfers referred to above, First Mississippi will, or will cause its subsidiaries to, transfer, assign and convey to ChemFirst all other assets of First Mississippi which are not primarily related to the Fertilizer Business, including, but not limited to (i) all assets of First Mississippi and its subsidiaries located in the Jackson, Mississippi metropolitan area (other than books and records of First Mississippi to the extent that they do not relate to the business of ChemFirst); (ii) the note receivable from Getchell Gold; and (iii) other receivables.

    (c) Prior to the Distribution, FirstMiss Fertilizer, Inc. will be merged with and into First Mississippi with First Mississippi as the surviving corporation in the merger.

    (d) Prior to First Mississippi's transfer of the capital stock of FEC Marketing, Inc. to ChemFirst, FEC Marketing, Inc. will transfer its interests in FirstMiss Fertilizer Limited Partnership and FirstMiss Fertilizer of Texas LP to a Fertilizer Business entity.

As a result of the Transfers, ChemFirst will own all of the assets of First Mississippi other than those of the Fertilizer Business.

  Prior to the Distribution, First Mississippi will consummate the Financing described in the Joint Proxy Statement/Prospectus. A portion of the proceeds of the Financing will be used to refinance First Mississippi's existing indebtedness and pay certain costs related to the Merger, with the remaining proceeds, estimated to be approximately $50.0 million, to be contributed to ChemFirst prior to the Distribution. As a result of the Financing, which will remain the obligation of the Fertilizer Business to be acquired by Mississippi Chemical in the Merger, and the application of its proceeds, at the time of the Distribution ChemFirst will have no significant long-term indebtedness and available cash reserves currently estimated to be approximately $50.0 million. See "Pro Forma Financial Information."

 Transfer of Liabilities

  Pursuant to the Distribution Agreement, the parties will further agree that, except as otherwise provided in the Merger Agreement, the Distribution Agreement, the Tax Disaffiliation Agreement and the Employee Benefits Agreement, at or prior to the time of the Distribution, ChemFirst will assume all liabilities of First Mississippi and its subsidiaries, other than liabilities to the extent arising out of, based upon, or resulting from the operation of the business of, or to the extent relating to, the Fertilizer Business (the "ChemFirst Assumed Liabilities"), and First Mississippi will retain First Mississippi's debt and all liabilities (whether arising before or after the time of the Distribution) to the extent arising out of, based upon, or resulting from the operation of, or to the extent relating to, the Fertilizer Business (the "First Mississippi Assumed Liabilities"). However, the First Mississippi Assumed Liabilities will not include any liability with respect to the former operation of the fertilizer manufacturing facility in Ft. Madison, Iowa.

 Certain Further Transfers

  The Distribution Agreement provides that if, after the time of the Distribution, either ChemFirst or First Mississippi holds assets which by the terms of the Distribution Agreement or the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party will promptly assign and transfer or cause to be assigned and transferred such assets to the other party.

 Use of Names

  Following the time of the Distribution, ChemFirst will have the sole and exclusive ownership of and right to use all of the names, trademarks, trade names and other proprietary rights of First Mississippi, other than "Urifirst" and "Urifeed."

 Certain Covenants

  The Distribution Agreement provides that for two years after the time of the Distribution, neither First Mississippi nor ChemFirst will, directly or indirectly, solicit the employment of any employee of the other party and its subsidiaries; provided that ChemFirst may solicit the employment of certain employees identified pursuant to the Distribution Agreement.

  The Distribution Agreement also provides that prior to the time of the Distribution, First Mississippi will transfer and assign to ChemFirst all of First Mississippi's insurance policies other than (i) any policy which relates solely to the Fertilizer Business and (ii) any policy that is not assignable pursuant to its terms (a "Non-

Assignable Policy"). In the event any policy is a Non-Assignable Policy, First Mississippi will keep such policy in effect during its remaining term and will refrain from taking any actions (other than making a claim) which may affect ChemFirst's entitlement to the benefits of, or coverage under, such policy. With respect to First Mississippi's (i) general liability policy and (ii) excess casualty policy, in the event such policies are assigned to ChemFirst pursuant to the Distribution Agreement, ChemFirst will keep such policies in effect during their respective terms and will refrain from taking any actions (other than making a claim) which may effect First Mississippi's entitlement to the benefits of, or coverage under, such policies. First Mississippi and ChemFirst will also agree in the Distribution Agreement to cooperate with each other with respect to the processing of any claims which are covered by any insurance policy in existence prior to the time of the Distribution.

 Settlement of Intercompany Balances

  In connection with the Distribution, all amounts owing between the ChemFirst entities and the Fertilizer Business entities, other than amounts arising in the ordinary course of business, will be deemed paid in full at or prior to the Distribution.

 Mutual Indemnities

  The Distribution Agreement provides that effective upon the Distribution, ChemFirst will indemnify and hold First Mississippi, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all ChemFirst Assumed Liabilities. Effective upon the Distribution, First Mississippi will indemnify and hold ChemFirst, its affiliates, successors and assigns and the officers, directors, partners, employees, agents and representatives of any of them, harmless from and against any and all First Mississippi Assumed Liabilities. If either of the foregoing indemnities is unavailable for any reason, the parties have agreed to contribute in respect of any such loss, claim, damage or liability on an equitable basis.

 Mutual Releases

  The Distribution Agreement provides that effective upon the Distribution and except as otherwise specifically set forth in the Distribution Agreement, each of ChemFirst and First Mississippi releases and forever discharges the other, and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns that the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Distribution; provided, however, that the foregoing general release will not apply to the Distribution Agreement or the transactions contemplated thereby and does not affect either party's right to enforce the Distribution Agreement or any other agreement contemplated thereby in accordance with its terms. The Distribution Agreement provides that each party understands and agrees that, except as otherwise specifically provided therein, neither the other party nor any of its subsidiaries is, in the Distribution Agreement or any other agreement or document, representing or warranting to such party in any way as to the assets, businesses or liabilities transferred or assumed as contemplated by the Distribution Agreement or as to any consents or approvals required in connection with the consummation of the transactions contemplated by the Distribution Agreement, it being agreed and understood that each party shall take or keep all of its assets "as is" and that it shall bear the economic and legal risk that conveyance of such assets may prove to be insufficient or that the title to any assets may be other than good and marketable and free from encumbrances.

 Conditions to the Distribution

  The obligations of First Mississippi and ChemFirst to consummate the Distribution are subject to the fulfillment of each of the following conditions: (i) the Tax Disaffiliation Agreement and Employee Benefits

Agreement shall have been executed and delivered by each of First Mississippi and ChemFirst; (ii) the Transfers as described in the Distribution Agreement shall have been successfully consummated; (iii) each condition to the closing of the Merger Agreement set forth therein, other than the condition to each parties obligations set forth therein as to the satisfaction of conditions contained in the Distribution Agreement, shall have been fulfilled; (iv) any registration statement filed by ChemFirst with the Commission in connection with the issuance of ChemFirst Common Stock in the Distribution shall have become effective, and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order; (v) the shares of ChemFirst Common Stock to be issued in the Distribution shall have been listed on the NYSE, subject to official notice of issuance; (vi) all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity or any other public or private entity the failure of which to obtain would have a material adverse effect on ChemFirst and its subsidiaries taken as a whole or First Mississippi and its subsidiaries taken as a whole, shall have been filed, occurred, or been obtained; (vii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect; (viii) First Mississippi and ChemFirst shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom to the effect that the Distribution qualifies as a tax-free distribution under Section 355 of the Code; and (ix) the Financing shall have been obtained and the transfer of cash to ChemFirst as described above under "The Transfers" shall have been consummated.

 Amendment

  Pursuant to the Merger Agreement, First Mississippi and ChemFirst may not modify or amend the Distribution Agreement in a manner adverse to Mississippi Chemical without the consent of Mississippi Chemical.

TERMS OF THE TAX DISAFFILIATION AGREEMENT

  In connection with the Distribution and Merger, First Mississippi and ChemFirst entered into the Tax Disaffiliation Agreement, which sets forth each party's rights and obligations with respect to the allocation and payment of liabilities, and entitlements to refunds, if any, of Federal, state, local or foreign taxes for periods before and after the Distribution. The Tax Disaffiliation Agreement also provides for related matters, such as the allocation of responsibility for and the provision of cooperation in the filing of any tax returns and the conduct of audits.

  Under the Tax Disaffiliation Agreement, ChemFirst is, except as described below, responsible for (i) any tax liability of First Mississippi and its subsidiaries for periods ending on or before the Distribution (including any tax liability imposed as a result of First Mississippi or its subsidiaries having joint and several liability as members of an affiliated group of corporations), (ii) any tax liability resulting from the Distribution, the Merger or the Transfers, and (iii) any tax liability of ChemFirst or its subsidiaries for all periods. ChemFirst will be entitled to any refunds that relate to those liabilities. First Mississippi (that is, the Fertilizer Business to be merged with Miss Sub in the Merger) is responsible for (i) taxes of First Mississippi and its subsidiaries for taxable periods (or portions thereof) beginning after the Distribution; and (ii) all taxes of First Mississippi or ChemFirst and their respective subsidiaries for any period resulting from the breach of any representation, warranty or covenant of Mississippi Chemical or, with respect to breaches occurring after the Distribution, First Mississippi set forth in the Merger Agreement, the Distribution Agreement or the Tax Disaffiliation Agreement. Accordingly, in the event the Distribution is determined not to qualify as a tax-free distribution under Section 355 of the Code, the Merger is determined not to qualify as a tax-free reorganization under Section 368(a) of the Code, or the Transfers are determined not to consist of tax-free transactions, in each case due to the actions taken by Mississippi Chemical or its subsidiaries, or by First Mississippi or its subsidiaries with respect to periods (or portions thereof) beginning after the Distribution, then First Mississippi shall be responsible for all corporate taxes resulting therefrom. First Mississippi and ChemFirst will be entitled to any refunds that relate to those liabilities for which they are liable.

TERMS OF THE EMPLOYEE BENEFITS AGREEMENT

  In connection with the Distribution, First Mississippi and ChemFirst will enter into the Employee Benefits Agreement which will govern the rights and obligations of First Mississippi and ChemFirst after the Distribution with respect to the employees of First Mississippi. Prior to the time of the Distribution, First Mississippi and ChemFirst will cooperate to transfer each employee of First Mississippi other than those who will remain employees of the Fertilizer Business immediately after the Distribution (the "Fertilizer Employees") to the employ of ChemFirst effective as of the time of the Distribution. With respect to such transferred employees and all other past, present, active or inactive employees of First Mississippi (or their dependents or beneficiaries), other than the Fertilizer Employees, ChemFirst will assume the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation and similar obligations accrued and earned prior to the time of the Distribution and the termination or alleged termination of such persons' employment with First Mississippi. With respect to Fertilizer Employees, First Mississippi will retain the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation and similar obligations accrued and earned prior to the time of the Distribution and the termination or alleged termination of such persons' employment with First Mississippi.

  Pursuant to the Employee Benefits Agreement, ChemFirst will assume all employee benefit plans of First Mississippi and all other employment, severance and benefit plans, contracts or arrangements covering all employees or former employees of First Mississippi who are not Fertilizer Employees. Under the Employee Benefits Agreement, First Mississippi and ChemFirst will agree to cooperate to amend all employee benefit plans to be transferred as necessary to establish ChemFirst as successor to First Mississippi as to all duties, liabilities and obligations under each of such plans and to take such other steps as may be necessary to prevent the consummation of the transactions contemplated by the Merger from causing a termination of employment with respect to such plans.

  The Employee Benefits Agreement further provides that each Stock Option and Debenture Option held by any employee or former employee of First Mississippi other than a Fertilizer Employee, whether vested or unvested, exercisable or unexercisable, will be exchanged for an option (a "ChemFirst Option") to purchase a number of shares of ChemFirst Common Stock equal to the number of shares of First Mississippi Common Stock into which such Stock Option or Debenture Option was exercisable times a conversion ratio (the "ChemFirst Option Conversion Ratio") equal to the fair market value of the First Mississippi Common Stock divided by the fair market value of the ChemFirst Common Stock. The exercise price of the ChemFirst Option will equal the exercise price of the Stock Option or Debenture Option divided by the ChemFirst Option Conversion Ratio. For purposes of the Employee Benefits Agreement, the fair market value of the First Mississippi Common Stock will be the greater of (x) the average of the trading prices of First Mississippi Common Stock for the ten trading days immediately preceding the date that the First Mississippi Common Stock commences trading on an ex-dividend basis (with respect to the Distribution) or (y) the sum of (A) the average of the trading prices of the First Mississippi Common Stock for the period from the ex-dividend date (with respect to the Distribution) to the time of the Distribution and (B) the average of the trading prices of the ChemFirst Common Stock for the ten trading days following the tenth trading day after the time of the Distribution (the "ChemFirst Average Price"). The fair market value of the ChemFirst Common Stock will equal the ChemFirst Average Price. Pursuant to the Employee Benefits Agreement, effective as of the time of the Distribution, each outstanding Convertible Debenture will, subject to any required consent of the holder of such Convertible Debenture, be exchanged for a ChemFirst debenture which shall be substantially identical to such Convertible Debenture provided that such debenture shall be convertible into securities of ChemFirst based on a conversion rate which is appropriately adjusted consistent with the adjustments with respect to the exchange of Stock Options and Debenture Options for ChemFirst Options.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain material Federal income tax consequences of the Transfers, the Distribution and the Merger to the holders of First Mississippi Common Stock. The Federal income tax discussion set forth below is for general information only and may not apply to particular categories of holders of First Mississippi Common Stock subject to special treatment under the Code, including, without limitation, foreign holders and holders whose First Mississippi Common Stock was acquired pursuant to the exercise of any employee stock option or otherwise as compensation. EACH HOLDER OF FIRST MISSISSIPPI COMMON STOCK IS URGED TO CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE TRANSFERS, THE DISTRIBUTION AND THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

  First Mississippi has not requested an advance ruling from the Internal Revenue Service as to the tax consequences of the Transfers, the Distribution or the Merger.

CONSEQUENCES OF THE TRANSFERS AND THE DISTRIBUTION

  As a condition of consummating the Merger and the Distribution, Mississippi Chemical, First Mississippi and ChemFirst will receive an opinion from First Mississippi's special counsel, Skadden, Arps, Slate, Meagher & Flom (Illinois) ("Counsel"), to the effect that, on the basis of the facts, representations and assumptions set forth in the tax opinion, for Federal income tax purposes, the Distribution qualifies as a tax-free distribution under Section 355 of the Code, and the Transfers will not be taxable transactions under one or more of Sections 332, 351 or 368(a)(1)(D) of the Code. Based upon such opinion, the following is a summary of certain material Federal income tax consequences of the Transfers and the Distribution:

    1. A First Mississippi shareholder will not recognize any income, gain or loss as a result of the Distribution, except, as described below, in connection with cash received in lieu of fractional shares.

    2. A First Mississippi shareholder who receives cash in lieu of fractional shares of ChemFirst Common Stock will be treated as if such fractional shares had been received by the shareholder as part of the Distribution and then sold by such shareholder. Accordingly, such shareholder will recognize gain or loss equal to the difference between the cash so received and the portion of the tax basis in the ChemFirst Common Stock that is allocable to such fractional shares. Such gain or loss will be capital gain or loss, provided that such fractional shares would have been held by such shareholder as a capital asset at the time of the Distribution.

    3. Following the Distribution, a First Mississippi shareholder will apportion his or her tax basis for his or her shares of First Mississippi Common Stock prior to the Distribution between such First Mississippi Common Stock and the ChemFirst Common Stock received (or in the case of fractional shares, deemed received) in the Distribution in proportion to the relative fair market values of such First Mississippi Common Stock and ChemFirst Common Stock on the Distribution Date.

    4. A First Mississippi shareholder's holding period for the ChemFirst Common Stock received in the Distribution will include the period during which such shareholder held his or her First Mississippi Common Stock with respect to which the ChemFirst Common Stock was received, provided that First Mississippi Common Stock is held as a capital asset by such shareholder at the time of the Distribution.

    5. No gain or loss will be recognized by First Mississippi as a result of the Transfers or the Distribution (other than income, if any, recognized by First Mississippi or its subsidiaries in connection with excess loss accounts under regulation (S)1.1502-19).

  Counsel's opinion is based upon certain representations and assumptions and represents Counsel's best legal judgment. Such opinion is not binding on the Internal Revenue Service or the courts. If the Internal Revenue Service were to successfully challenge the Federal income tax treatment of the Transfers and Distribution set forth in Counsel's opinion and it were ultimately determined that the Distribution did not qualify under Section

355 of the Code, then for Federal income tax purposes (i) each First Mississippi shareholder would be required to recognize dividend income to the extent of such shareholder's allocable share of First Mississippi's current and accumulated earnings and profits on the receipt of ChemFirst Common Stock in the Distribution in an amount equal to the fair market value of the shares of ChemFirst Common Stock received in the Distribution (the "Distribution Amount"), and, to the extent the Distribution Amount exceeded such shareholder's allocable share of First Mississippi's current and accumulated earnings and profits, such shareholder would be required to reduce his or her tax basis in First Mississippi Common Stock to zero and thereafter recognize gain, and (ii) First Mississippi would be required to recognize gain on the Distribution to the extent that the fair market value of the shares of ChemFirst Common Stock issued in the Distribution exceeded First Mississippi's tax basis in such shares. In this event, (a) the tax basis of the shares of ChemFirst Common Stock received by a First Mississippi shareholder would be the fair market value of such shares on the date of the Distribution, and (b) the holding period for such shares of ChemFirst Common Stock would begin the day after the date of the Distribution.

  Current treasury regulations require each First Mississippi shareholder who receives ChemFirst Common Stock pursuant to the Distribution to attach to his or her Federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 to the Distribution. ChemFirst will convey the appropriate information to each First Mississippi shareholder of record as of the Distribution Record Date.

CONSEQUENCES OF THE MERGER

  As a condition to consummating the Merger, First Mississippi will receive an opinion of Counsel and Mississippi Chemical will receive an opinion from its counsel, Hughes & Luce, L.L.P., stating that based upon the facts, representations and assumptions set forth in the opinions, for Federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Based upon such opinions, the following is a summary of certain of the material Federal income tax consequences of the
Merger:

    1. No gain or loss will be recognized by First Mississippi shareholders whose shares of First Mississippi Common Stock are exchanged solely for Mississippi Chemical Common Stock pursuant to the Merger (except with respect to cash received by such First Mississippi shareholders in lieu of fractional share interests in Mississippi Chemical Common Stock). A First Mississippi shareholder who receives cash in lieu of fractional shares of Mississippi Chemical Common Stock will be treated as if such fractional shares had been received by the shareholder as part of the Merger and then sold by such shareholder. Accordingly, such shareholder will recognize gain or loss equal to the difference between the cash so received and the portion of the tax basis in First Mississippi Common Stock (as determined immediately following the Distribution) that is allocable to such fractional shares. Such gain or loss will be capital gain or loss, provided that such fractional shares would have been held by such shareholder as a capital asset at the Effective Time.

    2. The aggregate tax basis of the Mississippi Chemical Common Stock received (or, in the case of fractional shares, deemed received) by First Mississippi shareholders who exchange their First Mississippi Common Stock solely for Mississippi Chemical Common Stock in the Merger will be the same as the aggregate tax basis of the First Mississippi Common Stock (as determined immediately following the Distribution) surrendered in exchange therefor.

    3. The holding period for the shares of Mississippi Chemical Common Stock received in the Merger will include the period during which the shares of the First Mississippi Common Stock surrendered in exchange therefor were held, provided that such shares of First Mississippi Common stock were held as capital assets at the Effective Time.

    4. No gain or loss will be recognized by First Mississippi, Miss Sub or Mississippi Chemical as a result of the Merger (other than income, if any, recognized by First Mississippi or its subsidiaries in connection with excess loss accounts under regulation (S)1.1502-19).

                 LISTING AND TRADING OF CHEMFIRST COMMON STOCK

  ChemFirst has applied for listing of the ChemFirst Common Stock on the NYSE.

  ChemFirst Common Stock received pursuant to the Distribution will be freely transferable under the Securities Act of 1933, as amended (the "Securities Act"), except for shares of ChemFirst Common Stock received by any person who may be deemed an "affiliate" of ChemFirst within the meaning of Rule 145 under the Securities Act. Persons who may be deemed to be affiliates of ChemFirst after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with ChemFirst, and may include the directors and principal executive officers of ChemFirst as well as any principal shareholder of ChemFirst. Persons who are affiliates of ChemFirst may sell their shares of ChemFirst Common Stock received pursuant to the Distribution only pursuant to an effective registration statement under the Securities Act covering such securities, or in compliance with the resale provisions of Rule 144 or Rule 145 or Regulation S under the Securities Act.

                                CAPITALIZATION

  The following table sets forth, as of September 30, 1996, the historical capitalization of ChemFirst Inc. and the pro forma capitalization of ChemFirst to reflect the Transfers, the Financing and the Distribution and the refinancing of First Mississippi's indebtedness. This information should be read in conjunction with ChemFirst Inc.'s consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                         SEPTEMBER 30, 1996
                                                    ---------------------------
                                                    CHEMFIRST INC.    CHEMFIRST
                                                       HISTORICAL     PRO FORMA
                                                    -------------  ------------
                                                     (IN THOUSANDS OF DOLLARS)
SHORT-TERM DEBT:
Current installments of long-term debt..........    $      14,426         1,140
                                                    -------------  ------------
    Total Short-Term Debt.......................           14,426         1,140
LONG-TERM DEBT:
Senior notes....................................           66,428           --
Bank revolving loan.............................            8,000           --
Other long-term debt............................            2,304         2,304
                                                    -------------  ------------
    Total Long-Term Debt........................           76,732         2,304
SHAREHOLDERS' EQUITY:
Serial preferred stock, $1.00 par value,
 20,000,000 shares authorized (actual),
 20,000,000 shares authorized (pro forma); none
 issued and outstanding (actual), none issued
 and outstanding (pro forma)....................              --            --
Common stock, $1.00 par value (actual), $1.00
 par value (pro forma); 100,000,000 shares au-
 thorized (actual), 100,000,000 shares autho-
 rized (pro forma); 20,614,491 issued and out-
 standing (actual), 20,614,491 issued and
 outstanding (pro forma)........................           20,614        20,614
Additional paid-in capital......................           15,446        15,446
Retained earnings...............................          206,148       281,493
                                                    -------------  ------------
    Total Shareholders' Equity..................          242,208       317,553
                                                    -------------  ------------
TOTAL CAPITALIZATION............................         $333,366       320,997
                                                    =============  ============

                        PRO FORMA FINANCIAL INFORMATION

  The pro forma condensed consolidated balance sheet of ChemFirst Inc. as of September 30, 1996 and pro forma condensed consolidated statement of operations of ChemFirst Inc. for the year ended June 30, 1996 and the three months ended September 30, 1996 have been presented as if the Distribution had occurred on September 30, 1996 for the balance sheet and July 1, 1995 for the statements of operations.

  The pro forma condensed consolidated financial statements should be read in conjunction with the other financial information elsewhere in this Prospectus. The pro forma condensed consolidated information is presented for illustrative purposes only and is not necessarily indicative either of (i) the operating results or financial position that would have occurred had the Distribution occurred on July 1, 1995 in the case of the condensed consolidated statements of operations, or on September 30, 1996, in the case of pro forma condensed consolidated balance sheet, or (ii) ChemFirst Inc.'s future operating results or financial position.

                                CHEMFIRST INC.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             AT SEPTEMBER 30, 1996

                                          CHEMFIRST INC.               CHEMFIRST
                                            HISTORICAL   ADJUSTMENTS   PRO FORMA
                                          -------------- -----------   ---------
                                               (IN THOUSANDS OF DOLLARS)
                 ASSETS
Current assets
  Cash and short-term investments.......     $ 11,268      150,000 (1)   69,894
                                                           (87,714)(2)
                                                            (3,660)(3)
Accounts receivable.....................       69,253                    69,253
Inventories:
  Finished products.....................       24,916                    24,916
  Work in process.......................       24,904                    24,904
  Raw materials and supplies............       22,476                    22,476
                                             --------      -------      -------
    Total inventories...................       72,296                    72,296
                                             --------      -------      -------
Prepaid expenses and other current as-
 sets...................................        8,810                     8,810
Net current assets of discontinued oper-
 ations.................................        2,914       (2,914)(4)        0
                                             --------      -------      -------
    Total current assets................      164,541       55,712      220,253
                                             --------      -------      -------
Investments and other assets............       52,976                    52,976
Property, plant and equipment, net......      147,745                   147,745
Noncurrent assets of discontinued opera-
 tions..................................       67,221      (67,221)(4)
                                             --------      -------      -------
                                             $432,483      (11,509)     420,974
                                             ========      =======      =======
  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current installments of long-term
   debt.................................     $ 14,426      (13,286)(2)    1,140
  Deferred revenue......................        3,484                     3,484
  Accounts payable......................       30,999        3,500 (5)   34,499
  Accrued expenses and other current li-
   abilities............................       29,190                    29,190
  Net current liabilities of discontin-
   ued operations.......................          --           724 (4)      724
                                             --------      -------      -------
    Total current liabilities...........       78,099       (9,062)      69,037
                                             --------      -------      -------
Long-term debt..........................       76,732      (74,428)(2)    2,304
Deferred revenue and other liabilities..       14,254                    14,254
Noncurrent liabilities of discontinued
 operations.............................        3,364       (3,364)(4)
Deferred income taxes...................       17,826                    17,826
Shareholders' equity:
  Common stock, 20,614,491 shares issued
   and outstanding historical and pro
   forma................................       20,614                    20,614
  Additional paid-in capital............       15,446                    15,446
  Retained earnings.....................      206,148       82,505 (6)  281,493
                                                            (3,660)(3)
                                                            (3,500)(5)
                                             --------      -------      -------
    Total shareholders' equity..........      242,208       75,345      317,553
                                             --------      -------      -------
                                             $432,483      (11,509)     420,974
                                             ========      =======      =======

--------
Notes:
(1) To record cash proceeds from the Financing.
(2) To reflect use of proceeds to retire senior debt and outstanding indebtedness under bank credit facility.
(3) Payment of fees ($6,000 less tax benefit of $2,340 at the statutory rate) related to prepayment of senior debt and outstanding indebtedness under bank credit facility.
(4) To remove historical carrying value of the Fertilizer Business.
(5) To reflect an additional accrued liability of $3,500 for financial advisory, legal, accounting, printing and similar expenses which are expected to be incurred.
(6) The disposition of the Fertilizer Business will result in a gain of $82,505, reflecting net cash proceeds of $150,000, as described in note
    (1) above, less the carrying value of the Fertilizer Business net assets of $67,495 as described in note (4) above.

                                CHEMFIRST INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                 YEAR ENDED JUNE 30, 1996
                                           --------------------------------------
                                           CHEMFIRST INC.               CHEMFIRST
                                             HISTORICAL   ADJUSTMENTS   PRO FORMA
                                           -------------- -----------   ---------
                                                (IN THOUSANDS OF DOLLARS)
Revenues:
  Sales..................................    $ 370,547                   370,547
  Interest and other income, net.........        6,157                     6,157
                                             ---------                   -------
                                               376,704                   376,704
Costs and expenses:
  Cost of sales..........................      288,677                   288,677
  General, selling and administrative ex-
   penses................................       58,557                    58,557
  Other operating expenses...............       25,157                    25,157
  Interest expense.......................        9,242      (8,912)(1)       330
                                             ---------      ------       -------
                                               381,633      (8,912)      372,721
Earnings from continuing operations
 before taxes, investee earnings and
 cumulative effect of change in
 accounting principle....................       (4,929)      8,912         3,983
Income tax expense (benefit).............         (688)      3,476 (2)     2,788
Equity in net earnings of affiliated com-
 panies..................................          783                       783
                                             ---------      ------       -------
Earnings (loss) from continuing opera-
 tions...................................    $  (3,458)      5,436         1,978
                                             =========      ======       =======
Earnings (loss) per common share from
 continuing operations...................    $   (0.16)                     0.09
Weighted average shares..................       20,980                    20,980

--------
(1) To remove interest expense related to retired indebtedness.
(2) To record tax effect at 39% (the combined statutory federal and state rate) of adjustments reflected in (1) above.

                                             THREE MONTHS ENDED SEPTEMBER 30,
                                                           1996
                                           --------------------------------------
                                           CHEMFIRST INC.               CHEMFIRST
                                             HISTORICAL   ADJUSTMENTS   PRO FORMA
                                           -------------- -----------   ---------
                                                (IN THOUSANDS OF DOLLARS)
Revenues:
  Sales..................................     $ 95,432                    95,432
  Interest and other income, net.........        2,775                     2,775
                                              --------                   -------
                                                98,207                    98,207
Costs and expenses:
  Cost of sales..........................       72,540                    72,540
  General, selling and administrative ex-
   penses................................       15,831                    15,831
  Other operating expenses...............        1,353                     1,353
  Interest expense.......................        1,765      (1,701)(1)        64
                                              --------      ------       -------
                                                91,489      (1,701)       89,788
Earnings from continuing operations be-
 fore taxes, investee earnings and cumu-
 lative effect of change in accounting
 principle...............................        6,718       1,701         8,419
Income tax expense.......................        2,886         663 (2)     3,549
Equity in net earnings of affiliated com-
 panies..................................          258                       258
                                              --------      ------       -------
Earnings from continuing operations......     $  4,090       1,038         5,128
                                              ========      ======       =======
Earnings per common share from continuing
 operations..............................     $   0.20                      0.25
Weighted average shares..................       20,894                    20,894

--------
(1) To remove interest expense related to retired indebtedness.
(2) To record tax effect at 39% (the combined statutory federal and state rate) of adjustments reflected in (1) above.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

  The selected historical consolidated financial information set forth below has been derived from the audited financial statements of ChemFirst Inc. for the periods ended June 30, 1996, 1995 and 1994, except for income statement and other financial data for the three months ended September 30, 1996 and 1995, balance sheet data at September 30, 1996 and balance sheet data at June 30, 1994. ChemFirst Inc.'s Consolidated Balance Sheets at June 30, 1996 and 1995 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the three years ended June 30, 1996 and notes thereto appear elsewhere herein. The financial information for the three-month interim periods ended September 30, 1996 and 1995 has been derived from ChemFirst Inc.'s unaudited interim financial statements, presented elsewhere herein, that reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented; all such adjustments are of a normal recurring nature. The financial information for the years ended June 30, 1994, 1993 and 1992 and the balance sheet data at June 30, 1994 has been derived from ChemFirst Inc.'s unaudited consolidated financial statements. The selected historical financial information set forth below should be read in conjunction with and is qualified in its entirety by reference to ChemFirst Inc.'s historical consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                             CHEMFIRST INC.

                          THREE MONTHS ENDED
                             SEPTEMBER 30,          FISCAL YEAR ENDED JUNE 30,
                          ------------------- ------------------------------------------
                              1996      1995   1996     1995    1994     1993     1992
                          --------- --------- -------  ------- -------  -------  -------
                              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Sales...................  $  95,432    88,746 370,547  331,721 249,091  209,525  186,086
Earnings (loss) from
 continuing operations
 before taxes, investee
 earnings (loss) and cu-
 mulative effect of
 change in accounting
 principle..............      6,718     3,387  (4,929)  18,484   1,226   (5,122)  (3,306)
Earnings (loss) from
 continuing operations
 before cumulative
 effect of change in
 accounting principle...      4,090     1,886  (3,458)  10,638  (1,271)  (3,731)  (2,115)
Net earnings (loss).....     12,789    12,480  35,220   57,794  21,863  (23,369)   4,227
Earnings (loss) per
 share from continuing
 operations before
 cumulative effect of
 change in accounting
 principle..............       0.20      0.09   (0.16)    0.52   (0.06)   (0.19)   (0.11)
Net earnings (loss) per
 share..................       0.61      0.59    1.68     2.80    1.09    (1.17)    0.22
Weighted average common
 shares outstanding.....     20,894    21,048  20,980   20,632  20,126   20,003   19,853
OTHER FINANCIAL DATA:
Capital expenditures....     13,071     4,366  35,909   26,160  19,775   23,518   14,895
Depreciation and amorti-
 zation.................      4,853     4,919  18,210   17,324  15,762   14,215   12,495

                                               AT JUNE 30,
                AT SEPTEMBER 30, ---------------------------------------
                      1996        1996    1995    1994    1993    1992
                ---------------- ------- ------- ------- ------- -------
BALANCE SHEET
 DATA:
Working Capi-
 tal...........     $86,442       86,918 110,107  78,874  50,121  59,865
Total assets...     432,483      413,635 433,327 357,845 348,596 429,123
Long-term debt,
 excluding
 long-term debt
 due within
 one year......      76,732       79,909  84,394 104,275 113,519 144,280
Shareholder's
 equity........     242,208      230,267 232,996 177,687 160,774 188,378
Cash dividend
 declared per
 common share..        0.10         0.40    0.35    0.30    0.30    0.30

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion is based upon and should be read in conjunction with the selected historical financial information and ChemFirst Inc.'s financial statements, including the notes thereto, included elsewhere in this Prospectus.

GENERAL

  As a result of the proposed Distribution, and for purposes of this Prospectus, ChemFirst Inc.'s operating results have been restated to reflect the classification of the Fertilizer Business as a discontinued operation.

THREE MONTHS ENDED SEPTEMBER 30, 1996 VERSUS THREE MONTHS ENDED SEPTEMBER 30,
1995

 Consolidated Results

  Earnings from continuing operations for the three months ended September 30, 1996, were up $2.2 million over the same period last year, with increased Chemicals earnings and sales.

 Segment Operations



                                                           INDUSTRY SEGMENT
                                                             INFORMATION
                                                          THREE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                          --------------------
                                                              1996      1995
                                                          ---------  ---------
                                                           (IN THOUSANDS OF
                                                               DOLLARS)
Sales to unaffiliated customers:
 Chemicals............................................... $  64,351    54,344
 Combustion and Thermal Plasma...........................    14,875    15,997
 Steel...................................................    16,206    18,405
                                                          ---------  --------
  Total.................................................. $  95,432    88,746
                                                          =========  ========
Operating profit (loss) before income taxes, investee
 earnings (loss) and cumulative effect of change in ac-
 counting principle:
 Chemicals............................................... $  12,881    10,457
 Combustion and Thermal Plasma...........................      (356)   (1,152)
 Steel...................................................      (581)      350
                                                          ---------  --------
                                                             11,944     9,655
 Unallocated corporate expenses..........................    (4,136)   (5,685)
 Interest income (expense), net..........................    (1,255)     (712)
 Other income (expense), net.............................       165       129
                                                          ---------  --------
  Total.................................................. $   6,718     3,387
                                                          =========  ========

  Chemicals pretax operating results were up 23% over the same period in the prior year due to license proceeds from a electonics chemicals competitor and an 18% increase in sales. Sales grew on increased aniline, custom manufacturing and HDA based electronic chemicals volume.

  Combustion and Thermal Plasma pretax operating results for the current quarter improved $0.8 million over the prior year, primarily due to elimination of aluminum dross processing losses following the shut down of operations in the fourth quarter of the prior year. Sales declined 7% on lower Thermal Plasma orders.

  Steel pretax operating results were down $0.9 million from the prior year due to lower gross margin. Gross margin declined as sales fell 12% on a 17% decrease in volume.

  Unallocated corporate expenses were down 27%, primarily due to last year's higher long-term incentives tied to stock price appreciation. Net interest expense increased over the prior year due to lower interest income.

 Discontinued Operations

  After tax net income for fertilizer operations for the current quarter was $8.7 million, down 26% versus the same period in the prior year on higher production cost and lower average fertilizer prices. Production cost increased on a 52% increase in natural gas cost. Sales rose 10%, despite the lower prices, on a 19% increase in volume due to higher brokerage sales and increased AMPRO ammonia production, which was up 20% over last year due to a 15-day outage in the prior year. Prior year results also include $1.1 million in operating losses related to discontinued Gold operations.

 Capital Resources and Liquidity

  Cash flow from operations for the three months ended September 30, 1996, was up 20% over the same period in the prior year which included $3.2 million of cash used in discontinued Gold operations. Investing activities increased over the prior year due to an $8.4 million increase in Chemicals capital expenditures, primarily related to expansion of custom manufacturing operations. Financing activities in the current year included a $3.0 million reduction in borrowings under the Company's long-term revolving credit facility.

1996 VERSUS 1995

 Consolidated Results

  Results of continuing operations for 1996 were a loss of $3.5 million versus earnings of $10.6 million for 1995 due to an $18.3 million ($11.7 million after-tax) provision for the shutdown of aluminum dross operations and increased general, selling and administrative expenses. General, selling and administrative expenses were up $10.5 million due to higher corporate expenses and growth in combustion operations.

 Segment Operations

                                                       INDUSTRY SEGMENT
                                                         INFORMATION
                                                     YEAR ENDED JUNE 30,
                                                  ---------------------------
                                                        1996          1995
                                                  -------------  ------------
                                                  (IN THOUSANDS OF DOLLARS)
Sales to unaffiliated customers:
  Chemicals......................................      $227,837       209,472
  Combustion and Thermal Plasma..................        65,624        56,347
  Steel..........................................        77,086        65,902
                                                  -------------  ------------
    Total........................................      $370,547       331,721
                                                  =============  ============
Operating profit (loss) before income taxes,
 investee earnings (loss) and cumulative effect
 of change in accounting principle:
  Chemicals...................................... $      44,058        40,019
  Combustion and Thermal Plasma..................       (30,944)       (6,230)
  Steel..........................................         1,332            27
                                                  -------------  ------------
                                                         14,446        33,816
Unallocated corporate expenses...................       (15,015)      (10,661)
Interest expense, net............................        (4,620)       (5,346)
Other income (expense), net......................           260           675
                                                  -------------  ------------
    Total........................................ $      (4,929)       18,484
                                                  =============  ============

  Chemicals operating profits were up 10% to a record $44.1 million on a 9% increase in sales primarily due to higher aniline and electronic chemicals volumes. Aniline sales volume increased 13% due to increased production following capacity additions in the prior year. Demand for aniline remains strong due to its use in the production of methylene diphenyl diisodyanate
(MDI), which is a key component in the production of polyurethane foams and elastomers. In July 1996, ChemFirst Inc. entered into an agreement with Bayer to build, own and operate a world scale nitrobenzene and aniline facility, which will be an integral part of Bayer's United States MDI manufacturing operations. See "Business--Chemicals--FCC-Industrial Chemical Intermediates, Fine Chemicals and Performance Chemicals." Start-up for the facility is scheduled to be completed in 1998 with initial aniline production capacity of approximately 250 million pounds per year. In electronic chemicals, sales volume increased 26% driven by an 82% increase in the hydroxylamine based (HDA(TM)) products volume.

  Combustion and Thermal Plasma results were a loss of $30.9 million for 1996, versus a loss of $6.2 million in 1995. The losses in both years were primarily due to aluminum dross processing operations. Losses in 1996 included an $18.3 million pretax charge related to the shutdown of the aluminum dross processing plant, located in Millwood, West Virginia, following adoption of a plan by the Board of Directors on May 21, 1996, to close the facility. The decision to close the facility, which operated at a loss since inception, was based in part on projections that indicated operations were unlikely to be profitable in the near future. The charge included write-downs of $12.3 million for property, plant and equipment, $0.6 million for spare parts, $0.4 million for inventory and $5.0 million in accruals for other estimated costs to be incurred related to the closure. In addition, results were down for combustion operations despite a 34% increase in sales, as gross margins declined $1.1 million due to cost overruns in several large projects and general, selling and administrative expenses increased $4.5 million due to operations growth. The Company does not anticipate combustion operations overhead growth to be as rapid in fiscal 1997 with improvement in margin projected based on current order backlog.

  Steel operating results improved for 1996, as gross margin improved on higher sales. Steel sales increased from $65.9 million to $77.1 million on a 10% increase in average sales price and 7% increase in volume.

  Unallocated corporate expenses were up $4.4 million over the prior year, primarily due to the spinoff of Getchell Gold Corporation ("Getchell"), formerly FirstMiss Gold Inc., and expenses for potential acquisitions and environmental compliance not directly allocable to subsidiary operations. Included in 1996 and 1995 are $2.5 million and $3.1 million, respectively, of compensation expenses tied to appreciation of Stock Options and Debenture Options. Net interest expense for the year was down 14% from the prior year due to increased interest income.

1995 VERSUS 1994

 Consolidated Results

  Results from continuing operations for 1995 were a profit of $10.6 million versus a loss of $1.3 million in 1994, on higher chemicals earnings and improved performance in combustion operations. Sales were up 33% and gross margin increased to 23% of sales from 22% for the prior year. Equity income was up $1.1 million as results at Melamine Chemicals, Inc. improved due to higher revenues and increased margins.

 Segment Operations

                                                        INDUSTRY SEGMENT
                                                           INFORMATION
                                                       YEAR ENDED JUNE 30,
                                                    --------------------------
                                                         1995          1994
                                                    ------------  ------------
                                                    (IN THOUSANDS OF DOLLARS)
Sales to unaffiliated customers:
  Chemicals.......................................       209,472       161,045
  Combustion and Thermal Plasma...................        56,347        33,779
  Steel...........................................        65,902        54,267
                                                    ------------  ------------
    Total.........................................       331,721       249,091
                                                    ============  ============
Operating profit (loss) before income taxes,
 investee earnings (loss) and cumulative effect of
 change in accounting principle:
  Chemicals.......................................        40,019        30,295
  Combustion and Thermal Plasma...................        (6,230)       (9,393)
  Steel...........................................            27        (3,370)
                                                    ------------  ------------
                                                          33,816        17,532
Unallocated corporate expenses....................       (10,661)       (8,435)
Interest expense, net.............................        (5,346)       (8,176)
Other income (expense), net.......................           675           305
                                                    ------------  ------------
    Total.........................................        18,484         1,226
                                                    ============  ============

  Chemicals sales and pretax operating results for 1995 were up 30% and 32%, respectively, over 1994 on strong demand for electronic chemicals, custom manufacturing services and intermediates. Intermediate sales, which accounted for 46% of sales, increased on 20% higher volume, primarily nitrobenzene, and a 6% improvement in average unit price. Nitrobenzene volume was up due to a multi-year contract entered into in late 1994 that will fully utilize nitrobenzene capacity through 1999. Custom manufacturing services and electronic chemicals sales for semiconductor production increased, primarily due to higher volume.

  Combustion and Thermal Plasma results for 1995 improved $3.2 million over 1994, primarily due to increased combustion sales, which grew 83%. In addition, 1994 results included $0.9 million in costs for a successful patent defense. The losses in both years were primarily due to aluminum dross processing operations.

  Steel results for 1995 improved by $3.4 million over 1994. Steel gross profit improved $2.3 million as sales increased 21% to $65.9 million, primarily due to an increase in average unit price. Also included in 1995 steel results was $1.0 million in income related to asset sales and insurance recoveries.

  Unallocated corporate expenses for 1995 were up over 1994 due to $3.1 million of compensation expenses tied to appreciation of Stock Options and Debenture Options. Expenses for 1994 included $1.3 million in additional interest related to deferred compensation. Net interest expense for 1995 was down versus 1994 on lower average debt and $1.2 million in additional interest income from increased short-term investments.

DISCONTINUED OPERATIONS

 Fertilizer

  On August 27, 1996, First Mississippi entered into the Merger Agreement with Mississippi Chemical, under which Mississippi Chemical will acquire the Fertilizer Business. Immediately prior to the Distribution, First Mississippi's debt will be refinanced and increased to approximately $150.0 million. This debt will be retained by the Fertilizer Business in the Merger. Cash on hand after this refinancing (and the payment of certain Merger related expenses), estimated at approximately $50.0 million, will be transferred to ChemFirst, which will be essentially debt free. The Merger is subject to approval by the shareholders of both First Mississippi and Mississippi Chemical, legal opinions that the Distribution and the Merger are tax-free and customary regulatory approvals. It is expected that the transaction will be consummated by December 31, 1996.

  1996 versus 1995. Fertilizer after tax net income was down 23% to $41.4 million on lower average sales prices and higher natural gas cost. Average fertilizer sales prices declined 11% on 18% lower ammonia prices, more than offsetting a 16% increase in urea prices. Total sales volume remained about the same at 1.2 million tons with captive production accounting for about 74% of total volume, up from 70% in the prior year. The higher production was primarily due to scheduled maintenance in the prior year. The average price of natural gas purchased at spot prices and consumed in production increased 36%; however, hedging gains of $1.1 million in the current year, versus hedging losses of $5.9 million in the prior year, reduced the overall average gas cost increase to 17%. At June 30, 1996, First Mississippi had no open forward purchase contracts for natural gas.

  1995 versus 1994. Fertilizer after tax net income for 1995 was up $38.0 million over 1994 due to higher prices, primarily ammonia, and lower production cost. Sales rose on a 57% increase in average price, which offset lower volume. Ammonia prices averaged $210 per ton for 1995 versus $130 per ton in 1994, and urea prices averaged $163 per ton in 1995 versus $126 per ton in 1994. Volume declined on lower brokerage sales. The ammonia supply/demand balance remained tight through fiscal 1995. Agricultural demand was strong in 1995, driven by high grain prices and low world inventories. Industrial demand for production of fibers, plastics, and resins was also strong. Urea prices increased on higher ammonia prices and strong offshore demand. Production cost for ammonia and urea declined, primarily due to lower prices for natural gas, which decreased 12% below 1994 levels. Included in natural gas cost for 1995 is $5.9 million in net futures contracts losses versus net gains of $0.7 million in 1994.

 Gold

  On October 20, 1995, ChemFirst Inc. completed the spinoff of its 81% owned subsidiary, Getchell, to shareholders (the "Gold Distribution"). Included in discontinued operations for fiscal 1996 is $1.1 million in after tax losses, net of minority interest, related to operations of Getchell for the period prior to the distribution.

  1995 versus 1994. After tax results for 1995, net of minority interest, were a loss of $6.9 million versus a profit of $5.0 million in 1994. Results declined due to impairment and abandonment charges of $11.5 million, including a $2.4 million write-off for an inactive silver exploration property and $9.1 million of assets associated with termination of mining in its main pit. Mining was discontinued in the pit when results of a geotechnical monitoring program indicated continued pit mining would destabilize areas along the pit walls. Production for 1995 declined 24% due to lower mill feed grade and lower heap leach production. Mill feed grades from the open pit were down from 1994 when high-grade North Pit ore was used for mill feed. In addition, delays in mining the Main Pit and Getchell Main Underground required increased use of lower grade stockpiled ore. Sales declined 25%, primarily due to the lower production.

  Loss on disposal of businesses for 1996 reflects estimated additional costs of $1.7 million after tax related to operations discontinued in prior years.

ENVIRONMENTAL MATTERS

  ChemFirst Inc.'s operations are subject to a wide variety of constantly changing environmental laws and regulations governing emissions to the air, discharges to water sources, and the handling, storage, treatment and disposal of waste materials, as well as other laws and regulations concerning health and safety conditions, for which it must incur certain costs. ChemFirst Inc.'s capital expenditures for environmental protection were $1.7 million for 1996 and are projected to be $3.5 million and $2.3 million for 1997 and 1998, respectively. ChemFirst Inc.'s expenses related to the operation and maintenance of environmental facilities and the disposal of hazardous and nonhazardous waste were approximately $3.3 million, $2.8 million and $2.5 million in 1996, 1995 and 1994, respectively. In addition, ChemFirst Inc. accrues for anticipated costs associated with investigatory and remediation efforts relating to the environment. At June 30, 1996, ChemFirst Inc.'s accrued liability for these matters totaled $1.5 million.

  At June 30, 1996, ChemFirst Inc. was guarantor of $17.1 million in reclamation bonds related to the disposed coal operations. Replacement bonds have been submitted to the appropriate state authorities. The bonds guaranteed by ChemFirst Inc. are anticipated to be released by the end of December 1996.

CAPITAL RESOURCES AND LIQUIDITY

  Cash and short-term investments declined $34.8 million from 1995, primarily due to increased investing activities and lower cash flow from operations. Investing activities of continuing operations included higher capital expenditures, primarily to increase chemicals production capacities and a note collection representing proceeds received from Getchell following its spinoff in October 1995. Additional uses of cash included $5.5 million for the purchase of 235,900 shares of First Mississippi Common Stock, which represented approximately 28% of the $20.0 million repurchase authorization announced in May 1995. Cash provided by continuing operations declined $33.0 million from the prior year primarily due to lower earnings and increases in working capital in chemicals and combustion operations. At June 30, 1996, total debt had declined $5.0 million from the prior year; however, total debt as a percentage of total debt and equity only declined from 30% to 29% due to the $31.3 million reduction in equity related to the distribution of Getchell common stock.

  Capital expenditures for continuing operations are projected at approximately $162.0 million over the next two years, up significantly over prior years due to growth plans for its chemicals businesses, which include the construction of the new aniline facility. See "--1996 Versus 1995--Segment Operations." The disposition of the Fertilizer Business, based on its past two year performance, will have a significant effect on operating cash flow of ChemFirst. Fertilizer generated total net cash of approximately $55.0 million in 1996 and 1995 combined. The excess proceeds of the Financing to be distributed to ChemFirst, however, will reduce debt to near zero and provide an anticipated surplus of approximately $50.0 million. This surplus cash plus cash flow from operations, combined with ChemFirst's access to new bank credit facilities is believed to adequately provide for ChemFirst's growth strategy over the next two years.

  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," for fiscal years beginning after December 15, 1995. The provisions of Statement No. 121 require ChemFirst to review its long-lived assets for impairment on an exception basis whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through future cash flows. Any loss will be recognized in the income statement and certain disclosures regarding the impairment are to be made in the financial statements. ChemFirst is evaluating the provisions of Statement No. 121 and does not anticipate a material effect on its financial position or results of operations.

  In October 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation," for fiscal years beginning after December 15, 1995. Statement No. 123 allows companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based upon fair value or permits them to continue to apply the existing accounting rules contained in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Companies choosing to continue on APB No. 25 are required to disclose pro forma net income and earnings per share data based on fair value. ChemFirst anticipates continuing to account for stock-based compensation in accordance with APB No. 25 and therefore the adoption of Statement No. 123 would not have an impact on ChemFirst's financial position or results of operations.

                                  MANAGEMENT

DIRECTORS

  The board of directors of ChemFirst (the "Board") consists of thirteen persons, each of whom has been elected for a term expiring at the annual meeting of ChemFirst shareholders indicated below and until his or her successor shall have been elected and qualified. The following table sets forth information concerning the individuals who serve as directors of ChemFirst. Under ChemFirst's corporate governance guidelines adopted by the Board, Mr. Moreton will be required to resign from the Board upon reaching age 70, which will occur prior to the expiration of his term.

                                                                TERM EXPIRES AT
     NAME                                                  AGE ANNUAL MEETING IN
     ----                                                  --- -----------------
     James E. Fligg....................................... 60        1999
     Robert P. Guyton..................................... 59        1999
     Paul W. Murrill...................................... 62        1999
     J. Kelley Williams................................... 62        1999
     Richard P. Anderson.................................. 67        1997
     Paul A. Becker....................................... 57        1998
     James W. Crook....................................... 66        1998
     Charles P. Moreton................................... 69        1998
     William A. Percy..................................... 56        1997
     Leland R. Speed...................................... 64        1998
     R. Gerald Turner..................................... 50        1997
     Michael J. Ferris.................................... 51        1997
     Dan F. Smith......................................... 50        1998

  Mr. Fligg is Senior Executive Vice President, Strategic Planning and International Business Development, Amoco Corporation, based in Chicago, Illinois, and has been since October 1995. From July 1993 until October 1995, he was Executive Vice President, Chemicals Sector, Amoco Corporation. He was President of Amoco Chemical Company, an international chemical manufacturing and marketing subsidiary of Amoco Corporation based in Chicago, Illinois, from July 1991 until October 1995. He was a director of Amoco Chemical from 1984 until October 1995. He was Executive Vice President, International Operations and Polymer Products, from 1989 to July 1991. During fiscal 1996, two of the ChemFirst's subsidiaries purchased a total of approximately $12.1 million in products from Amoco Chemical Company or one of its affiliates. He is a member of the Compensation & Human Resources Committee.

  Mr. Guyton is Chairman and Chief Executive Officer of Smart Choice Holdings, Inc., an owner and operator of automobile dealerships and finance companies, a position he has held since July 1996. He was Vice President and Financial Consultant for Raymond James & Associates, Inc., an asset management and investment banking company in Atlanta, Georgia, a position he held from August 1993 to July 1996. He was self-employed as a management consultant from June 1991 to July 1993. He was Chairman and Chief Executive Officer of Bank South Corporation, Atlanta, Georgia, from 1990 to 1991. He served as President and Chief Executive Officer of Bank South Corporation from 1981 to 1990. He is a member of the Board of Directors of Piccadilly Cafeterias, Inc., a restaurant chain, Baton Rouge, Louisiana. Mr. Guyton is a Director of Power Sources, Inc., a 50% owned subsidiary of ChemFirst. He is Chairman of the Audit Committee.

  Dr. Murrill is a professional engineer. He is Chairman of the Board of Directors of Piccadilly Cafeterias, Inc., a restaurant chain, Baton Rouge, Louisiana. He has been a director of Entergy Corporation since 1994, when it purchased Gulf States Utilities Company, an electric and gas utility company in Beaumont, Texas, of which Dr. Murrill was a director. Until March 1990, Dr. Murrill was also a Special Advisor to the Chairman of the Board of Gulf States. Dr. Murrill had also previously served as Chairman of the Board and Chief Executive Officer of that company. He is a Director of ZYGO, a high precision instrument company, Middlefield, Connecticut; Howell Corporation, a diversified energy company, Houston, Texas; and Tidewater, Inc., an oil service company, New Orleans, Louisiana. He is a member of the Audit Committee.

  Mr. Williams is the Chairman of the Board and Chief Executive Officer of ChemFirst and has been since 1988. From 1988 until August 1995, he was President, Chief Executive Officer and Chairman of the Board. He was President and Chief Executive Officer from 1971 until 1988. He is a Director of Deposit Guaranty Corporation and Deposit Guaranty National Bank, Jackson, Mississippi, and Chairman of the Board of Getchell Gold Corporation, Englewood, Colorado. He is Chairman of the Board of Callidus Technologies Inc., FirstMiss Steel, Inc., First Chemical Corporation, Plasma Energy Corporation, Plasma Processing Corporation and Power Sources, Inc. (50% owned), all subsidiaries of ChemFirst.

  Mr. Anderson is the President and Chief Executive Officer of The Andersons, Inc., an agribusiness company in Maumee, Ohio, and has been since 1981. He is a Director of Centerior Energy Corporation, an electric utility company in Cleveland, Ohio, and N-Viro International Corporation, a waste recycling company in Toledo, Ohio. He is also a Director of Plasma Processing Corporation, a subsidiary of ChemFirst. He is a member of the Committee on Director Affairs and Chairman of the Compensation & Human Resources Committee.

  Mr. Becker is a Managing Director of Mitchell Hutchins Asset Management, Inc., an investment management company in New York City, and wholly owned by Paine Webber Group, Inc. Mr. Becker has been employed by Paine Webber Group, Inc. since 1978. Mitchell Hutchins served as an investment manager for First Mississippi's pension plan until August 1996. He is a member of the Audit Committee.

  Mr. Crook is Chairman of the Board of Melamine Chemicals, Inc. ("MCI"), which manufactures melamine in Donaldsonville, Louisiana, and has been since 1987. ChemFirst owns approximately 23% of the common stock of MCI. MCI obtains all of its raw materials (urea) from Triad Chemical, a joint-venture between First Mississippi and Mississippi Chemical. During fiscal year 1996, First Mississippi was paid approximately $11.6 million by MCI for urea. Mr. Crook is a retired Vice President of First Mississippi, a position he held from 1965 to June 1985. Mr. Crook is also a Director of FirstMiss Steel, Inc., a subsidiary of ChemFirst. He is a member of the Committee on Director Affairs and the First Mississippi Corporation Foundation Advisory Committee.

  Mr. Moreton has been a private investor, primarily in the oil and gas business, since 1991. He was Chairman of the Board of Commet Resources, Inc., a natural gas transmission and marketing company in Houston, Texas, from 1986 until its dissolution in July 1991. He was a Director of Tanglewood Bancshares, Inc., Houston, Texas, until August 1, 1995. He is a Director of Plasma Processing Corporation, a subsidiary of ChemFirst. He is a member of the Audit Committee.

  Mr. Percy is a partner of Trail Lake Enterprises, a cotton and soybean farming operation in Arcola, Mississippi, and has been since 1986. Since September 1992, he has been the Chairman of the Board of Staple Cotton Cooperative Association in Greenwood, Mississippi. Until July 1, 1994, he was a Director of Mississippi Chemical Corporation ("Mississippi Chemical"), which manufactures and sells fertilizer. First Mississippi and Mississippi Chemical are engaged in a joint-venture, Triad Chemical, in Donaldsonville, Louisiana. Mr. Percy is also President and Chief Executive Officer of Greenville Compress Co., Greenville, Mississippi. He was a Director of the Sunburst Bank of Mississippi, Grenada, Mississippi, until it was purchased by Union Planters Bank in July 1995. He is also a Director of Callidus Technologies Inc., and Plasma Energy Corporation, subsidiaries of ChemFirst. He is a member of the Compensation & Human Resources Committee and the First Mississippi Corporation Foundation Advisory Committee.

  Mr. Speed is Chief Executive Officer and Chairman of the Board of Parkway Properties, Inc. (formerly The Parkway Company), and Chairman, Chief Executive Officer and Trustee of EastGroup Properties, real estate investment companies, both of Jackson, Mississippi. He is Chairman and Director of Delta Industries, Inc., a construction materials manufacturer and a Director of Farm Fish, Inc. and Mississippi Valley Gas Company, all of Jackson, Mississippi. He was Trustee and President of Eastover Corporation from 1977 through December 1994; President and Director of Congress Street Properties from 1984 through November 1994; and President and Director of LNH REIT, INC. from 1991 through May 1996. He was also President, Chief Executive Officer and Director of Rockwood National Corporation, a real estate developer, from 1983 through June 1994. He was a Trustee of First Continental Investors REIT, Houston, Texas from 1983 through May 1994. He is also a

Director of First Chemical Corporation, a subsidiary of ChemFirst. He is a member of the Committee on Director Affairs and the First Mississippi Corporation Foundation Advisory Committee.

  Dr. Turner is the President of Southern Methodist University in Dallas, Texas, a position he assumed in June 1995. He was the Chancellor of the University of Mississippi in Oxford, Mississippi, from 1984 through June 1995. He has been a director of River Oaks Furniture, Inc., a furniture manufacturer based in Fulton, Mississippi, since 1994, and a Director of JC Penney Co., Inc., a retailer, since 1995 and a director of Mobile Telecommunications Technologies Corp., a provider of nationwide paging and voice messaging services, since July 1996. He is also a Director of Callidus Technologies Inc., a subsidiary of ChemFirst. He is Chairman of the Committee on Director Affairs and a member of the First Mississippi Corporation Foundation Advisory Committee.

  Mr. Ferris is Executive Vice President, Chemicals Group, of Vulcan Materials Company, a chemical manufacturer located in Birmingham, Alabama. Vulcan serves principally the chemical, paper and water treatment industries. Prior to becoming Executive Vice President of Vulcan in 1996, Mr. Ferris served in various positions at Vulcan Chemicals, a division of Vulcan Materials Company, since 1974, including President and Executive Vice President.

  Mr. Smith is President and Chief Operating Officer of Lyondell Petrochemical Company of Houston, Texas, a position he has held since August 1994. Lyondell manufactures and sells petrochemicals and refinery products. From May 1993 until August 1994, he was Executive Vice President and Chief Operating Officer of Lyondell. He was Vice President, Corporate Planning, of Atlantic Richfield Company, Los Angeles, California, from October 1991 to May 1993. From July 1991 to October 1991, he was Executive Vice President and Chief Financial Officer of Lyondell. During fiscal 1996, CTI sold a total of approximately $308,000 in products to Lyondell Petrochemical Company and its affiliates.

  ChemFirst's Bylaws divide the Board into three groups, with regular three-year staggered terms and initial terms of three, two and one years for each group.

  Under ChemFirst's Bylaws, ChemFirst directors are required to offer resignations upon completion of nine (9) consecutive years of service (including service with First Mississippi) prior to reaching age 65 and again upon reaching age 65. In each case, the Committee on Director Affairs (or successor committee) will make a recommendation for action with respect to continued service to the Board of Directors. Directors must retire at age 70. In accordance with the Bylaws, Mr. Moreton will be required to resign upon reaching age 70 on September 24, 1997. Also in accordance with these Bylaw provisions, Mr. Speed, Dr. Murrill and Mr. Williams will be required to offer their resignations as directors of ChemFirst prior to the expiration of their terms. Pursuant to ChemFirst's Bylaws, the Committee on Director Affairs will make a recommendation with respect to the continued Board service of each of these three directors at the time their respective resignations are submitted in accordance with the Bylaws.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board has established three committees: the Committee on Director Affairs, the Audit Committee, and the Compensation & Human Resources Committee. Each is described below.

  The Committee on Director Affairs is composed of four (4) non-employee Directors and is responsible for nominating new Board members, appointing members to Board Committees, assessing Board performance and recommending Board compensation for action by the Board. The Chairman of this committee also chairs executive sessions of the outside members of the Board. The Committee on Director Affairs considers suggestions for Director nominations from all sources.

  The Audit Committee is composed of four (4) non-employee Directors with broad latitude for inquiry into all operations of the Company. Its primary responsibilities include making a recommendation to the Board on the selection of independent auditors, reviewing audit reports prepared by independent auditors, internal auditors, insurance auditors and other consultants engaged by ChemFirst to examine specific areas of corporate operations, and examining the adequacy of compliance with various governmental regulations and corporate policies and procedures.

  The Compensation & Human Resources Committee is composed of three (3) non-employee Directors and is charged with the responsibility of recommending to the Board a program of overall compensation for the Company and its subsidiaries, including Executive Officers and other Key Employees. These responsibilities include administration of the Company's Long-Term Incentive Plans.

  The Chief Executive Officer serves as a member ex-officio of the Compensation & Human Resources Committee, but may not serve as Chairman or vote or participate in or be present for Committee decisions regarding his own compensation. He does not make recommendations about nor participate in decisions regarding any aspect of his compensation.

COMPENSATION OF DIRECTORS

  Directors who are not employees will be compensated for their services with a retainer of $16,000 per year. In addition, non-employee Directors will receive fees for attendance at duly called Board and committee meetings. The fees paid will be $1,000 per day for attendance at duly called Board and committee meetings or a fee of $500 for half-day committee meetings except for committee chairmen, who will receive a fee of $1,250 per day for meetings and $625 for half-day meetings. Travel expenses to and from meetings will be reimbursed to all Directors. No fees will be paid for informal meetings. Attendance at meetings held by telephone conference call will be paid at the half-day rate. Directors performing special services at the request of the Chief Executive Officer will be paid a per diem of $1,000 per day, except for committee chairmen, who will be paid a per diem of $1,250 per day.

  Under First Mississippi's 1988 Long-Term Incentive Plan, which will be assumed by ChemFirst in connection with the Transfers and the Distribution, non-employee Directors were automatically awarded for five (5) years, Debenture Options to purchase Convertible Debentures. Debenture Options may be exercised any time within ten (10) years after the date of grant to purchase Convertible Debentures. Each debenture may be converted six (6) months after the date of grant of the applicable option into Convertible Preferred Stock. Each share of Convertible Preferred Stock is, in turn, immediately convertible into First Mississippi Common Stock. There will be no further awards under this plan. Debenture Options issued prior to the Distribution will be exchanged for ChemFirst Debenture Options pursuant to the terms of the Employee Benefits Agreement. See "The Transfers and the Distribution--Terms of the Employee Benefits Agreement."

  Under First Mississippi's 1995 Long-Term Incentive Plan, which will be assumed by ChemFirst in connection with the Transfers and the Distribution (the "1995 Plan"), each non-employee Director is eligible annually for a nonqualified stock option grant. The number of shares subject to each such option shall be determined by ChemFirst performance as measured by First Mississippi's return on equity calculated as the average two (2) year total net income divided by the average two (2) year shareholder equity and measured as a rolling average of the two immediately preceding fiscal years. However, no awards shall be awarded in the event of an average return of less than 10% and in the event of an average return of 20% or more, no more than 1,500 options may be granted to any non-employee Director in any given year.

  The exercise price for each such option is the fair market value of First Mississippi Common Stock as of the date of the grant of the option. Each option vests six months after the date of grant and terminates on the tenth anniversary of the date of grant. Accordingly, each non-employee Director received options to purchase 1,500 shares of First Mississippi Common Stock in November 1995 and will receive options to purchase an additional 1,500 shares following First Mississippi's next Annual Meeting. Such options will be exchanged for ChemFirst Options. See "The Transfers and the Distribution-- Terms of the Employee Benefits Agreement."

  Also under the 1995 Plan, non-employee Directors may make an irrevocable election to receive share units in exchange for deferring all or some portion of their annual retainer at a per share unit exchange price that is eighty-five percent (85%) of the fair market value of First Mississippi Common Stock determined as of the first day of the year during which all or a portion of the deferred retainer was to be paid. Dividend equivalents earned pursuant to the share units are reinvested in the form of additional share units.

  In fiscal 1986, First Mississippi established a Deferred Income Plan for Directors, Officers and Key Employees (Plan A) which superseded the previous deferred income arrangement and pursuant to which deferral opportunities in any given year, up to a maximum of three (3) years, were offered at the discretion of the Board. Amounts deferred under Plan A earn interest at a prescribed rate which, as originally established, was twenty percent (20%), compounded annually, subject to reduction as described below. First Mississippi is owner and beneficiary of life insurance policies covering most of the participants in Plan A. The benefits associated with these policies are expected to cover First Mississippi's financial obligations incurred in connection with Plan A, including the interest accrued on the amounts deferred thereunder in excess of market rates, resulting in no net cost to First Mississippi over the life of the plan. Plan A provides that the interest rate may be reduced prospectively and, if necessary, may be adjusted retroactively, due to severe economic changes including, but not limited to, changes in tax law. However, no retroactive changes in the rate of a return may occur unless such economic changes are material, adverse and retroactive in nature. Further, in no event shall the interest rate on amounts deferred under Plan A be reduced to a level lower than the ten (10)-year Treasury Note Rate. Effective January 1, 1994, the Director participants in Plan A still serving on the Board voluntarily reduced the applicable interest rate to one hundred twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. At the same time, the Board closed Plan A for any new participants or deferral opportunities, subject to the existing rights and obligations thereunder. The interest rate for the first six months of fiscal year 1994 for all Directors remained at twenty percent (20%). In fiscal year 1989, First Mississippi established a successor Deferred Compensation Plan for Outside Directors (Plan B) to insure continuation of deferral opportunities for Directors. Plan B was amended effective January 1, 1994, to change the interest rate prospectively to one hundred twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. Amounts deferred under Plan B prior to January 1, 1994 earned interest based on the Chase Manhattan Bank, N.A. Prime Rate, less one percent (1%). At the time of the Distribution, ChemFirst will assume both Plan A and Plan B. The deferrals under both Plan A and Plan B will be held by ChemFirst until retirement, resignation or other termination of services. Director J. Kelley Williams will participate only in Plan A.

  ChemFirst will furnish Directors with $100,000 accidental death and dismemberment and $250,000 of business travel accident insurance. At the time of the Distribution, ChemFirst will assume First Mississippi's Retirement Plan for its non-employee Directors under which all such Directors who have served at least one (1) three-year term with First Mississippi or ChemFirst will, under certain conditions, receive an annual retirement benefit equal to their annual retainer at retirement for each year of service with First Mississippi and ChemFirst, not to exceed fifteen (15) years. The amount of the retainer to be received after retirement shall be fixed at the time of retirement. The plan also provides for a lump sum payment to a Director under certain conditions in the event of a change of control and to his beneficiary upon his death.

EXECUTIVE OFFICERS

  The following sets forth certain information with respect to the executive officers of ChemFirst. All executive officers are elected by the Board and hold office until the next annual meeting of shareholders and thereafter until their successors are elected and qualified. The following executive officers of ChemFirst and its subsidiaries were elected at the October 30, 1996 meeting of the Board, and all held the same positions at First Mississippi Corporation prior thereto.

                             POSITION HELD, YEAR FIRST
NAME                     AGE ELECTED AND TERM OF OFFICE
----                     --- --------------------------
Daniel P. Anderson......  44 Vice President, Health, Safety and Environmental
                             Affairs, July 1, 1995; Vice President, Environmental
                             Affairs, First Chemical Corporation, 1990.
Robert B. Barker........  51 Vice President, Corporate Development and
                             Acquisitions, October 1996;
                             President, Quality Chemicals, Inc., 1990.

                             POSITION HELD, YEAR FIRST
NAME                     AGE ELECTED AND TERM OF OFFICE
----                     --- --------------------------
W. P. Bartlett..........  58 President, Callidus Technologies Inc., 1989;
                             President, Penteco Corporation, 1983-1989.
J. Steve Chustz.........  48 General Counsel, 1993; Interim General Counsel,
                             May 1993 through November 1993; Associate
                             General Counsel, 1987.
Paul Jerry Coder........  54 President, EKC Technology, Inc., December 1992;
                             Vice President, Market Research, EKC Technology,
                             Inc., June 1992; Vice President, KCI Chemicals, Inc.,
                             June 1987--February 1992.
Samir A. Hakooz.........  49 President, Plasma Energy Corporation ("PEC"), 1991;
                             Executive Vice President and General Manager, PEC,
                             July, 1990; Vice President of Marketing, PEC,
                             April, 1990; Vice President, Marketing and
                             Vice President of Utility Products for
                             General Atomics Company, through April 1990.
Scott A. Martin.........  38 President, Quality Chemicals, Inc., October, 1996;
                             Vice President and General Manager Custom
                             Manufacturing, Quality Chemicals, July 1995;
                             Vice President, Operations, Quality Chemicals, August 1991.
James L. McArthur.......  53 Secretary and Manager, Investor Relations, 1993;
                             Manager, Investor Relations, 1988.
Terry L. Moore..........  47 President, Plasma Processing Corporation, 1990;
                             Vice President, Marketing, PEC, 1985-1990.
George M. Simmons.......  53 President, First Chemical Corporation, July 1, 1995;
                             Vice President, Marketing, First Chemical
                             Corporation, 1985.
R. Michael Summerford...  48 Vice President and Chief Financial Officer, 1988;
                             Vice President, 1983-1988.
Thomas G. Tepas.........  49 President and Chief Operating Officer, August 1995;
                             Various senior management positions with Hercules,
                             Inc., including Senior Vice President, 1994 to
                             August 1995; Group Vice President and President
                             of the Food and Functional Products Division, 1992;
                             President of the Flavor and Food Ingredients
                             Division, 1991.
J. Kelley Williams......  62 Chairman of the Board and Chief Executive Officer,
                             August 1995; Chairman of the Board, President
                             and Chief Executive Officer, 1988;
                             President and Chief Executive Officer, 1971-1988.
Frank D. Winter.........  55 President and Chief Executive Officer,
                             FirstMiss Steel, Inc., 1992;
                             Self-employed consultant, 1991-1992; President,
                             Atlas Specialty Steels, 1987-1991.

EXECUTIVE COMPENSATION PRIOR TO THE DISTRIBUTION

  The following table sets forth certain information concerning compensation paid by First Mississippi during fiscal years 1996, 1995 and 1994 to First Mississippi's Chief Executive Officer and the other four most highly compensated persons, based on the salary and bonus earned in 1996, who were executive officers of First Mississippi on June 30, 1996, and who will be executive officers of ChemFirst at the time of the Distribution.

                          SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                        ANNUAL COMPENSATION               COMPENSATION
                                  --------------------------------    ---------------------
                                                    OTHER ANNUAL      SECURITIES UNDERLYING     ALL OTHER
                                  SALARY   BONUS  COMPENSATION (1)         OPTIONS (2)      COMPENSATION (3)
NAME AND PRINCIPAL POSITION  YEAR   ($)     ($)         ($)                    (#)                 ($)
---------------------------  ---- ------- ------- ----------------    --------------------- -----------------
J. Kelley Williams (4)..     1996 475,000 324,400    1,886,548(5)            60,000         29,545(8)(9)(10)
Chairman & Chief             1995 450,000 360,000      127,697(5)                           22,050
Executive Officer            1994 330,000 200,000             (6)            35,000         52,975
Thomas G. Tepas.........     1996 187,500 135,000             (6)            48,272*        48,921(9)(10)(11)
President & Chief
Operating Officer
R. Michael Summerford...     1996 196,271  95,500      858,782(5)            16,422*        12,100(8)(9)(10)
Vice President &             1995 191,725  86,900      212,965(5)            21,300         11,701
Chief Financial Officer      1994 182,458  73,400             (6)            25,000         11,357
George M. Simmons.......     1996 163,227  81,600       71,239(5)(7)          2,300         13,313(8)(9)(10)
President, First Chemi-
 cal                         1995 127,342  35,400             (6)                           10,829
Corporation                  1994 120,731  32,000      151,598(5)(7)                         6,192
Robert B. Barker........     1996 163,227  57,000             (6)             2,300         12,845(8)(9)(10)
President, Quality           1995 136,204  37,000             (6)                           10,776
Chemicals, Inc.              1994 126,650  33,400      261,849(7)                            6,839

--------
 * During fiscal 1996, the effective exercise price and number of underlying securities for all Stock Options outstanding at the time of the Gold Distribution were adjusted to reflect the distribution value of the Getchell shares. Mr. Tepas' and Mr. Summerford's unexercised option awards issued in 1996 before the Gold Distribution reflect this adjustment. See "Beneficial Ownership of ChemFirst Common Stock."
(1) Other Annual Compensation includes payouts under Performance Option arrangements, direct cash payments related to tax reimbursements related to long-term incentives, tax planning and tax return preparation services, and imputed income and tax reimbursements resulting from the personal use of company automobiles and country clubs. Tax reimbursement payments represent payments to eligible employees of thirty-seven percent (37%) of First Mississippi's federal income tax deduction resulting from the exercise of Debenture Options, Non-Qualified Stock Options ("NQSOs"), Incentive Stock Options ("ISOs") and Performance Options. These payments are not applicable for options granted since August 22, 1995.
(2) NQSOs were granted to officers and certain key employees of First Mississippi in 1996, 1995 and 1994. The options for 1996 were awarded under the 1995 Long-Term Incentive Plan. Options for 1995 and 1994 were granted under the 1988 Long-Term Incentive Plan, under which no further grants will be made. No shares of First Mississippi Common Stock are available for the grant of awards under the 1980 Long-Term Incentive Plan. The share amounts for a particular fiscal year under this column reflect only the shares underlying options which were granted during the respective fiscal year (that is, shares underlying options granted subsequent to fiscal year end but based on performance in the prior fiscal year are included in the share amounts for the subsequent year during which the related options were actually granted).
(3) All Other Compensation is comprised of company contributions related to First Mississippi's 401(k) Plan, including amounts provided by First Mississippi's Benefits Restoration Plan ("BRP"), executive life insurance, relocation expenses and the above market portion of interest earned under the Deferred Income Plan (Plan A).
   The BRP permits participants in the 401(k) Plan to make contributions, and First Mississippi to match the same, in amounts permitted by the 401(k) Plan but which would otherwise be in excess of those permitted by certain Code limitations.

(4) Mr. Williams' base salary was reduced twenty-five percent (25%) at his request from June 1, 1993 to July 1, 1994, in consideration of losses due to restructuring in fiscal 1993.
(5) Tax reimbursement payments in fiscal year 1996 to Mr. Williams, Mr. Summerford and Mr. Simmons were $1,856,591; $844,060 and $16,304, respectively. Tax reimbursement payments in fiscal 1995 to Mr. Williams and Mr. Summerford were $78,625 and $196,493, respectively. Tax reimbursement payments in fiscal 1994 to Mr. Simmons and Mr. Barker were $38,150 and $69,396, respectively.
(6) Aggregate perquisites and other personal benefits were less than $50,000 or ten percent (10%) of the total annual salary and bonus reported for the named executive officer and thus are excluded from the table.
(7) Includes payments received by Mr. Simmons on exercise of Performance Options of $44,064 in 1996 and payments received by Mr. Simmons and Mr. Barker of $103,107 and $187,558, respectively, in 1994.
(8) Above market interest earned under the Deferred Income Plan in fiscal 1996 was $2,850; $5,172 and $4,705 for Mr. Summerford, Mr. Simmons and Mr. Barker, respectively. Mr. Williams voluntarily reduced the interest rate on his deferrals effective January 1, 1994 to one hundred twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. See "Compensation of Directors."
(9) Company contributions to the 401(k) Plan in fiscal 1996 were $6,000; $1,200; $6,000; $6,000 and $6,000 for Mr. Williams, Mr. Tepas, Mr.
    Summerford, Mr. Simmons and Mr. Barker. Accruals to the 401(k) related BRP were $13,000; $3,100; $1,800; $529 and $529 for Mr. Williams, Mr. Tepas,
    Mr. Summerford, Mr. Simmons and Mr. Barker, respectively.
(10) The Executive life insurance program was changed effective November 1, 1995, to provide cash subsidies to participants based on age-based premium cost replacing a program under which the Company provided the insurance and paid the premiums directly. Direct insurance payments in fiscal 1996 were $1,425; $283; $590; $490 and $490 for Mr. Williams, Mr.
     Tepas, Mr. Summerford, Mr. Simmons and Mr. Barker, respectively. Cash subsidies in fiscal 1996 were $9,120; $1,080; $860; $1,121 and $1,121 for
     Mr. Williams, Mr. Tepas, Mr. Summerford, Mr. Simmons and Mr. Barker, respectively.
(11) Relocation expenses paid by First Mississippi during 1996 on behalf of Mr. Tepas were $43,258.

TERMINATION AGREEMENTS WITH FIRST MISSISSIPPI

  During fiscal 1996, the Board of Directors of First Mississippi approved and First Mississippi entered into Termination Agreements for the Executive Officers of First Mississippi, including Mr. Williams, Mr. Tepas, Mr. Summerford, Mr. Simmons and Mr. Barker. The Termination Agreements are contingent upon a Change of Control, as defined in the Agreements, and provide for three-year terms which are automatically extended unless First Mississippi determines not to renew or there is a Change of Control of First Mississippi during any three-year term. The consummation of the Transfers, the Distribution and the Merger will not result in a Change of Control under the Termination Agreements. Each officer, other than the Chief Executive Officer, would be paid upon termination of employment for reasons other than cause, death or disability or upon resignation for good reason, subsequent to a Change of Control during the term of the Termination Agreement, three (3) times the sum of the five-year average of his annual base salary and bonus. First Mississippi's Chief Executive Officer is entitled to the same termination benefit as described above for all other Executive Officers, except for the fact that the Chief Executive Officer may resign for any reason, as opposed to "good reason," within thirty-six (36) months of a Change of Control and still be entitled to the termination benefit. Upon termination, the individual would have the option, unless he notifies First Mississippi otherwise, to receive a cash payment equal to the cash value of all his NQSOs, Debenture Options and Convertible Debentures, whether then exercisable or not. Following termination, First Mississippi will pay amounts previously due to individuals for early stock disposition of grants issued in 1994 and earlier under First Mississippi's tax sharing plan. No individual would receive payments in the event of death, disability or termination for cause. In addition, the Termination Agreements provide for an additional payment to be made by First Mississippi to the Chief Executive Officer if any of the severance payments provided for by the Termination Agreements or any other payments made pursuant to a Change of Control of First Mississippi (the "Total Payments") become subject to an additional tax ("Excise Tax") imposed by
Section 4999 of the Code, such that the net of all of the payments received by the Officer after the imposition of the Excise Tax on the Total Payments and any federal income tax on the additional payment shall be equal to the Total Payments. Pursuant to the Distribution Agreement, at the time of the Distribution, ChemFirst will assume the obligations of First Mississippi under the Termination Agreements. See "The Transfers and the Distribution--Terms of the Distribution Agreement."

OPTION GRANTS FOR FIRST MISSISSIPPI COMMON STOCK IN LAST FISCAL YEAR

  The following table provides information on Stock Options to purchase First Mississippi Common Stock granted in fiscal year 1996 to the executive officers named in the Summary Compensation Table above. Pursuant to the Employee Benefits Agreement, at the time of the Distribution these Stock Options will be converted to ChemFirst Options. See "The Transfers and the Distribution-- Terms of the Employee Benefits Agreement."

                                                      INDIVIDUAL GRANTS
                         ----------------------------------------------------------------------------
                                      % OF TOTAL                        POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF     OPTIONS                             ASSUMED ANNUAL RATES OF
                         SECURITIES    GRANTED                          STOCK PRICE APPRECIATION FOR
                         UNDERLYING     TO ALL     EXERCISE                 TEN-YEAR OPTION TERM
                          OPTIONS     EMPLOYEES      PRICE   EXPIRATION            ($)(2)
         NAME            GRANTED(1) IN FISCAL YEAR ($/SHARE)    DATE            5%             10%
         ----            ---------- -------------- --------- ---------- -----------------------------
J. Kelley Williams......   60,000        23.4%       23.13    11/10/05        872,591       2,211,318
Thomas G. Tepas.........   23,800         9.3%       23.13    11/10/05        346,128         877,156
                           24,472         9.5%       20.38    08/22/05        313,661         794,879
R. Michael Summerford...   16,422         6.4%       20.38    08/22/05        210,483         533,406
George M. Simmons.......    2,300         0.9%       23.13    11/10/05         33,449          84,767
Robert B. Barker........    2,300         0.9%       23.13    11/10/05         33,449          84,767

--------
(1) The share amounts under this column do not include 60,000; 21,300; 16,900, 5,100 and 4,100 shares underlying options which were granted on August 27, 1996 to Mr. Williams, Mr. Tepas, Mr. Summerford, Mr. Simmons and Mr. Barker, respectively.
(2) The dollar amounts under these columns represent the potential realizable value of each grant assuming that the market value of First Mississippi Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to forecast future financial performance or possible future appreciation in the price of First Mississippi stock.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

  The following table sets forth certain information with regard to the aggregated options to purchase First Mississippi Common Stock exercised in the year ended June 30, 1996 and the option values as of the end of that year for the chief executive officer and other executive officers of First Mississippi listed in the Summary Compensation Table.

                            NUMBER OF                  NUMBER OF SECURITIES     AGGREGATE VALUE OF
                         SHARES ACQUIRED    VALUE     UNDERLYING UNEXERCISED UNEXERCISED, IN-THE-MONEY
NAME                       ON EXERCISE   REALIZED ($) OPTIONS AT 6/30/96(1)  OPTIONS AT 6/30/96 ($)(2)
----                     --------------- ------------ ---------------------- -------------------------
J. Kelley Williams......     175,000      5,017,813          317,600                 3,370,975
Thomas G. Tepas.........         --             --            48,272                    45,752
R. Michael Summerford...      93,300      2,281,244           16,422                    30,702
George M. Simmons.......         --             --            18,400                   204,788
Robert B. Barker........         --             --            16,790                   184,903

--------
(1) All option information disclosed relates to exercisable options. There were no unexercisable options at fiscal year end.

(2) Value was computed as the difference between the individual option price and the per share closing price of First Mississippi Common Stock on June 30, 1996, as reported on the consolidated transaction system for NYSE issues. Only options with fair market values in excess of the exercise price are reflected in this column.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR(1)

  The following table sets forth certain information with regard to awards under First Mississippi's Long-Term Incentive Plan in the last fiscal year ended June 30, 1996.

                                                PERFORMANCE OR
                                   NUMBER OF  OTHER PERIOD UNTIL    ESTIMATED
         NAME                        UNITS   MATURATION OR PAYOUT FUTURE PAYOUTS
         ----                      --------- -------------------- --------------
George M. Simmons.................   9,600            (2)               (3)
Robert B. Barker..................   9,600            (2)               (3)

--------
(1) In fiscal 1996, First Mississippi adopted Performance Option Plans for First Chemical Corporation and Quality Chemicals, Inc., providing for awards payable only in cash based on appreciation in value of units, such appreciated value being based on the subsidiary's pre-tax operating profit and the price earnings multiples of a peer group of publicly held companies. Options shown in this table represent performance units granted under these plans on August 22, 1995. This table does not include performance units granted on August 27, 1996 of 6,700 and 17,500 to Mr. Simmons and Mr. Barker, respectively.
(2) Performance units granted August 22, 1995 are exercisable no earlier than six (6) months from date of grant and until ten (10) years from grant. The units are valued on a quarterly basis and may be exercised by the participant within fifteen (15) business days from the date of valuation.
(3) The performance options granted on August 22, 1995, have a base price of $20.30 and may be exercised as noted above. Estimated future value will be based on the appreciated value of the options on the exercise date and cannot be reasonably estimated at this time. However, if unit values appreciated at annual rates of 5% and 10%, the potential realizable value at the end of their ten (10)-year term would be $122,529 and $310,589, respectively, for Mr. Simmons and Mr. Barker.

OTHER COMPENSATION

  In 1970, First Mississippi shareholders authorized the noncontributory Retirement Plan for the Employees of First Mississippi. Employees become one hundred percent (100%) vested after five (5) years of employment. The plan provides for normal retirement at age sixty-five (65) with actuarially adjusted provisions for early and postponed retirement dates. Retirement benefits are based on years of service and average compensation (wages and salary) of the five (5) highest consecutive years during employment. The benefits listed in the table below are not subject to any reduction for social security or other offset amounts.

  The following table shows the estimated annual retirement benefit payable to participating employees including executive officers based on earnings and years of service classifications as indicated.

    AVERAGE ANNUAL              ESTIMATED ANNUAL BENEFITS FOR YEARS OF CREDITED SERVICE
 COMPENSATION (5 HIGHEST        -------------------------------------------------------
   CONSECUTIVE YEARS)             10 YEARS      20 YEARS      30 YEARS      40 YEARS
-----------------------         ------------- ------------- ------------- -------------
       $100,000................ $      17,712 $      35,424 $      53,136 $      70,848
       150,000.................        26,712        53,424        80,136       106,848
       200,000.................        35,712        71,424       107,136       142,848
       300,000.................        53,712       107,424       161,136       214,848
       400,000.................        71,712       143,424       215,136       286,848
       450,000.................        80,712       161,424       242,136       322,848
       500,000.................        89,712       179,424       269,136       358,848

  The table includes amounts that exceed limitations allowed under Section 415 of the Code. First Mississippi's BRP provides that if a retired employee's benefits calculated under the Retirement Plan exceed the maximum allowed under the Code, First Mississippi will supplement such employee's benefits to the extent such benefit is in excess of the limitation.

  Years of service for the executive officers listed in the Summary Compensation Table are: J. Kelley Williams, thirty (30) years; Thomas G. Tepas, one (1) year; R. Michael Summerford, eighteen (18) years; George M. Simmons, eleven (11) years and Robert B. Barker, twenty-one (21) years.

                BENEFICIAL OWNERSHIP OF CHEMFIRST COMMON STOCK

  The following table sets forth certain projected information as of the Distribution Record Date regarding the beneficial ownership of shares of ChemFirst Common Stock by (i) each person known by ChemFirst to own beneficially more than five percent of the outstanding shares of First Mississippi Common Stock, (ii) each director of ChemFirst, (iii) certain executive officers of ChemFirst and (iv) the directors and executive officers of ChemFirst as a group. The ownership information presented below with respect to all persons and organizations is based on record ownership of First Mississippi Common Stock as of October 30, 1996 (other than Goldman Sachs Group, L.P.) and assumes no change in record ownership of First Mississippi Common Stock or beneficial ownership of Stock Options or Debenture Options between such date and the Distribution Record Date.

                                                            TOTAL COMMON
                         COMMON STOCK                          STOCK     PERCENT
                         BENEFICIALLY PERCENT OF COMMON     BENEFICIALLY   OF
NAME                     OWNED(1)(2)    CLASS     STOCK       OWNED(3)    CLASS
----                     ------------ ---------- -------    ------------ -------
Directors and Named
 Executive Officers:
Richard P. Anderson.....                           9,450(4)
 NQSO...................     2,101                             11,551        *
Paul A. Becker..........                          10,000
 1988-1 Series..........     2,255        20%
 1989-2 Series..........     2,255        20%
 1990-2 Series..........     2,255        20%
 1991-2 Series..........     2,255        20%
 1992-1 Series..........     2,255        20%
 NQSO...................     2,101
                            ------
                            13,376                             23,376        *
James W. Crook..........                         116,087(5)
 NQSO...................     2,101                            118,188        *
James E. Fligg..........                             500
 1994-1 Series..........     2,255       100%
 NQSO...................     2,101
                            ------
                             4,356                              4,856        *
Robert P. Guyton........                          23,000
 NQSO...................     2,101                             25,101        *
Charles P. Moreton......                          13,250
 NQSO...................     2,101                             15,351        *
Paul W. Murrill.........                           7,900(6)
 1988-1 Series..........     2,255        20%
 1989-2 Series..........     2,255        20%
 1990-2 Series..........     2,255        20%
 1991-2 Series..........     2,255        20%
 1992-1 Series..........     2,255        20%
 NQSO...................     2,101
                            ------
                            13,376                             21,276        *
William A. Percy, II....                          36,275(7)
 1988-1 Series..........     2,255        20%
 1989-2 Series..........     2,255        20%
 1990-2 Series..........     2,255        20%
 1991-2 Series..........     2,255        20%
 1992-1 Series..........     2,255        20%
 NQSO...................     2,101
                            ------
                            13,376                             49,651        *

                                                                TOTAL COMMON
                          COMMON STOCK                             STOCK     PERCENT
                          BENEFICIALLY PERCENT OF  COMMON       BENEFICIALLY   OF
NAME                      OWNED(1)(2)    CLASS      STOCK         OWNED(3)    CLASS
----                      ------------ ---------- ---------     ------------ -------
Leland R. Speed.........                             12,720
 1988-1 Series..........      2,255        20%
 1989-2 Series..........      2,255        20%
 1990-2 Series..........      2,255        20%
 1991-2 Series..........      2,255        20%
 1992-1 Series..........      2,255        20%
 NQSO...................      2,101
                            -------
                             13,376                                 26,096       *
R. Gerald Turner........                              7,900(8)
 NQSO...................      2,101                                 10,001       *
J. Kelley Williams......                            870,465(9)
 1987-A Series..........     56,375        78%
 1988-A Series..........    101,475        63%
 1989-1 Series..........    101,475       100%
 1990-1 Series..........    101,475        98%
 NQSO...................     84,037
                            -------
                            444,887                              1,315,302     6.2%
Robert B. Barker........                             10,772(10)
 1987-A Series..........     11,275        16%
 1988-A Series..........      6,765         4%
 1989-A Series..........      2,255         6%
 NQSO...................      3,221
                            -------
                             23,516                                 34,288       *
George M. Simmons.......                                243
 1988-A Series**........      9,000         6%
 1989-A Series..........      2,255         6%
 NQSO...................     14,496
                            -------
                             25,771                                 26,014       *
R. Michael Summerford...                             70,546
 NQSO...................     23,001                                 93,547       *
Thomas G. Tepas                                       1,759(11)
 NQSO...................     67,611                                 69,370       *
All Directors and Execu-
 tive Officers as a
 Group (26 Persons)(12).                          1,218,366
 1987-A Series..........     67,650        94%
 1988-A Series**........    121,770        75%
 1988-1 Series..........      9,020        80%
 1989-A Series..........      5,637        15%
 1989-1 Series..........    101,475       100%
 1989-2 Series..........      9,020        80%
 1990-1 Series..........    101,475        85%

                                                        TOTAL COMMON
                         COMMON STOCK                      STOCK     PERCENT
                         BENEFICIALLY PERCENT OF COMMON BENEFICIALLY   OF
NAME                     OWNED(1)(2)    CLASS    STOCK    OWNED(3)    CLASS
----                     ------------ ---------- ------ ------------ -------
 1990-2 Series..........     9,020        80%
 1991-1 Series..........     6,765        75%
 1991-2 Series..........     9,020        80%
 1992-1 Series..........     9,020        80%
 1994-1 Series..........     2,225       100%
 NQSO...................   294,343
                           -------
                           746,470                       1,964,836     9.2
5% Beneficial Holder:
Goldman Sachs Group,
L.P.(13)................                                 1,771,091     8.3
Goldman Sachs & Co.
85 Broad Street
New York, NY 10004

--------
 *  Represents less than one percent (1%) of class.
 ** Represents 9,020 shares of First Mississippi Common Stock underlying
    Convertible Debentures that have already been purchased through the exercise of Debenture Options.
 (1) On October 20, 1995, First Mississippi distributed to its shareholders the shares of Getchell held by First Mississippi pursuant to the Gold Distribution. Following the Gold Distribution, in accordance with the provisions of the Long-Term Incentive Plans of First Mississippi, the number of shares of First Mississippi Common Stock underlying outstanding Convertible Debentures, Debenture Options and NQSOs, as well as the effective exercise prices relating thereto, were adjusted to reflect the distribution value of the Getchell shares. This adjustment increased the number of shares underlying the awards outstanding at the time of the Gold Distribution and reduced the respective exercise prices by a factor of 1.61.
 (2) Numbers represent shares of First Mississippi Common Stock underlying the Convertible Debentures and NQSOs beneficially owned by the directors and officers. The Convertible Debentures are immediately convertible into the specified number of shares of Convertible Preferred Stock of the same series and then immediately convertible into the specified number of shares of First Mississippi Common Stock. NQSOs are exercisable no earlier than six (6) months from date of grant into shares of First Mississippi Common Stock and presently all are exercisable.
 (3) It is anticipated that prior to the Distribution, ChemFirst will adopt a Shareholder Rights Plan pursuant to which, preferred stock purchase rights will be attached to the outstanding shares of ChemFirst Common Stock, including the outstanding shares of ChemFirst Common Stock projected above as being owned by directors and officers immediately following the Distribution. Under certain conditions, each right will be exercisable to purchase one one-hundredth (1/100) of a share of a new series of preferred stock, at an exercise price of $100 (subject to adjustment). The rights, which will not have voting rights, will expire in 2006 and will be redeemable by ChemFirst at a price of $.01 per right prior to a specified period of time after the occurrence of certain events. In certain events, each right (except certain rights beneficially owned by 10% or more owners, which rights are voided) will entitle its holder to purchase shares of ChemFirst Common Stock with a value of twice the then current exercise price. See "Description of ChemFirst Capital Stock--Shareholder Rights Plan."
 (4) Shares voting and investment power of 3,700 shares with Mrs. Anderson.
 (5) Included are 700 shares owned by Mrs. Crook of which Mr. Crook has no voting and investment power and disclaims beneficial ownership.
 (6) Included are 775 shares owned by Mrs. Murrill of which Dr. Murrill has no voting and investment power and disclaims beneficial ownership.
 (7) Included are 31,500 shares of which Mr. Percy has sole voting and investment power as President of Greenville Compress Company and of which he disclaims beneficial ownership.

(8) Shares voting and investment power of 7,800 shares with Mrs. Turner.
(9) Included are 171,518 shares of which Mr. Williams shares voting and investment power, and 4,327 shares for which he has no voting and investment power and disclaims beneficial ownership. Excluded are 61,750 shares held in the Jean P. Williams Revocable Trust, of which Mr. Williams has no voting and investment power and disclaims beneficial ownership.
(10) Shares voting and investment power of 200 shares with Mrs. Barker.
(11) Shares voting and investment power with Mrs. Tepas.
(12) Except for 2,000 shares, 2,000 shares, and 100 shares for which Mr. Daniel Anderson, Mr. Moore and Mr. Chustz, respectively, have shared voting and investment power, and except for 12 shares owned by Mr. McArthur's wife, of which he has no voting and investment power and disclaims beneficial ownership, and except as otherwise indicated in these notes, the shares beneficially owned by the persons indicated in the table above represent sole voting and investment power.
(13) Based on Form 13G filed by the Investor with the Securities and Exchange Commission. Included 1,762,991 shares as to shared voting power and 8,100 shares with no voting power.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Gold Distribution. Until October 20, 1995, First Mississippi owned 14,750,000 shares of common stock of Getchell (approximately 81% of the outstanding common stock). On that date, First Mississippi distributed all of the stock it owned in Getchell to its shareholders. During fiscal 1996, Messrs. Moreton, Summerford and Williams, who currently serve as a director, Vice President, Chief Financial Officer, and Chairman and Chief Executive Officer, respectively, of First Mississippi, served as members of the board of Getchell, with Mr. Williams serving as Chairman. In June 1996, Mr. Moreton resigned from the Getchell Board. At August 31, 1996, Mr. Williams beneficially owned 613,165 shares of common stock of Getchell, or 2.4% of the total number of shares outstanding.

  Debt Owed by Getchell. Prior to the Gold Distribution, First Mississippi provided to Getchell capital and operating advances from time to time. Effective the date of the Gold Distribution, the debt was $52.5 million and First Mississippi and Getchell entered into a new long-term loan agreement (the "Loan Agreement") which provided that the total outstanding amount would be due in September 2000, that Getchell would repay $15.0 million to First Mississippi from the proceeds of a public common stock offering prior to April 1996, that interest would accrue at a rate not exceeding the London Inter-Bank Offered Rate plus one percent, and that the interest would not be paid in cash, but rather would be capitalized to the note. In November 1995, Getchell reduced the debt by $15.0 million, from proceeds of a common stock offering. The debt was further reduced by the settlement of the Tax Sharing Agreement (described below). At June 30, 1996, the total aggregate debt owed to First Mississippi pursuant to the Loan Agreement was $24.7 million. The Loan Agreement will be transferred to ChemFirst pursuant to the Transfers.

  Tax Sharing Agreement. In October 1987, First Mississippi and Getchell entered into a Tax Sharing Agreement for the period during which Getchell was a member of the affiliated group of corporations of which First Mississippi is the common parent (the "Affiliated Group"). Under the agreement, Getchell accrued income taxes (payable to First Mississippi) as if Getchell and its subsidiaries were, since the inception of the agreement on October 28, 1987, a separate affiliated group of corporations filing consolidated income tax returns. In determining the amount of such payments, Getchell was potentially bound by tax elections, conventions, treatments or methods utilized by First Mississippi in filing its consolidated income tax returns. The Tax Sharing Agreement also provided for payments in respect of net operating losses and certain other tax benefits by First Mississippi to Getchell or, under some circumstances, by Getchell to First Mississippi, in taxable years in which Getchell was no longer a member of the Affiliated Group. Effective with the Gold Distribution on October 20, 1995, the Tax Sharing Agreement was terminated. In settlement of the Agreement, approximately $13.9 million was used to reduce the debt owed by Getchell to First Mississippi.

  Tax Ruling Agreement. First Mississippi obtained a letter ruling from the Internal Revenue Service in April 1995 providing for tax-free distribution to its shareholders of its shares of Getchell's common stock. In

September 1995, First Mississippi and Getchell entered into the Tax Ruling Agreement which sets forth certain covenants and agreements of Getchell relevant to maintaining the tax-free nature of the distribution of the common stock.

  The Tax Ruling Agreement provides that Getchell will complete an underwritten public equity of common stock generating aggregate proceeds of at least $50.0 million prior to April 1996. In late 1995, Getchell satisfied this requirement by issuing common stock to the public which generated net proceeds of approximately $137.5 million. The Tax Ruling Agreement also required Getchell to repay at least $15.0 million of debt owed to First Mississippi from the net proceeds of the common equity issue, which repayment occurred in November 1995.

  The Tax Ruling Agreement provides also that Getchell will not, prior to one year from the date of the spinoff, enter into any agreement to merge or consolidate with or into any other corporation, to liquidate, to sell or transfer all or substantially all of its assets, to redeem or repurchase any of its capital stock (except for the redemption of the stock of one or more Getchell employees upon his or her termination) or to issue additional shares of its capital stock (except in connection with the public offering of common stock described above, or issuances pursuant to Getchell's employee benefit or compensation plans), unless it first obtains an opinion of counsel or a supplemental ruling from the Internal Revenue Service that such action does not interfere with the Tax Ruling.

  In the event Getchell were to be taken such actions or solicits or assists any person or group to commence a tender offer, if such person or group would acquire ownership of 20% or more of Getchell's outstanding Common Stock without an opinion or a supplemental Internal Revenue Service ruling, Getchell agreed under the Tax Ruling Agreement to indemnify and hold First Mississippi and certain affiliated corporations harmless against any and all federal, state and local taxes, interest penalties and additions thereto imposed upon or incurred by such corporations as a result of such action's effect on the tax free nature of the Gold Distribution. The Tax Ruling Agreement will be transferred to ChemFirst pursuant to the Transfers.

  For a description of certain other relationships and related transactions with respect to entities related to directors and executive officers of ChemFirst, see "Management--Directors" and "Management--Executive Officers."

                    DESCRIPTION OF CHEMFIRST CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  The authorized capital stock of ChemFirst consists of 100,000,000 shares of ChemFirst Common Stock, par value $1.00 per share, and 20,000,000 shares of Preferred Stock. At the Distribution Record Date there are expected to be approximately 20,621,736 shares of ChemFirst Common Stock outstanding held of record by approximately 5,438 persons. No shares of Preferred Stock have been issued by ChemFirst.

  Based on the 20,621,736 shares of First Mississippi Common Stock outstanding at October 30, 1996, 20,621,736 shares of ChemFirst Common Stock will be distributed to First Mississippi shareholders in the Distribution. All the shares of ChemFirst Common Stock to be distributed to First Mississippi shareholders in the Distribution will be fully paid and non-assessable.

COMMON STOCK

  Dividends will be payable on ChemFirst Common Stock at the discretion of the Board from sources legally available therefor. Upon dissolution of ChemFirst, holders of the ChemFirst Common Stock will be entitled to share pro rata in the assets remaining after payment of corporate debts and any other priority claims. ChemFirst Common Stock will not be subject to any redemption or sinking fund provisions and will have no subscription rights. Each holder of ChemFirst Common Stock will be entitled to one vote per share.

PREFERRED STOCK

  ChemFirst's Board of Directors may authorize the issuance of up to 20,000,000 shares of Preferred Stock in one or more series, which series may have such voting powers (if any), and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as the Board shall establish in its resolution providing for the issuance of such series. Any series of Preferred Stock issued by ChemFirst may have dividend, dissolution and other preferences over ChemFirst Common Stock and may be convertible into shares of ChemFirst Common Stock. ChemFirst will at or prior to the time of the Distribution, designate a series of ChemFirst Preferred Stock as Series X Junior Participating Preferred Stock (the "Series X Preferred Stock"), in connection with the Shareholder Rights Plan. See "--Shareholder Rights Plan" below.

  Pursuant to its authority to designate series of Preferred Stock, the Board has established the 1987-A, 1988-A, 1988-1, 1989-A, 1989-1, 1989-2, 1990-1,
1990-2, 1991-1, 1991-2, 1992-1 and 1994-1 Series Convertible Preferred Stock for issuance in connection with certain benefit plans of ChemFirst and has authorized the issuance of such Preferred Stock as follows: up to 97,000 shares of the 1987-A Series, 156,000 shares of the 1988-A Series, 11,000 shares of the 1988-1 Series, 103,000 shares of the 1989-A Series, 45,000 shares of the 1989-1 Series, 11,000 shares of the 1989-2 Series, 138,000 shares of the 1990-1 Series, 11,000 shares of the 1990-2 Series, 155,000 shares of the 1991-1 Series, 11,000 shares of the 1991-2 Series, 11,000 shares of the 1992-1 Series and 1,000 shares of the 1994-1 Series upon conversion of, respectively, the 1987-A, 1988-A, 1988-1, 1989-A, 1989-1, 1989-2, 1990-1,
1990-2, 1991-1, 1991-2, 1992-1 and 1994-1 Series Convertible Debentures.

  The 1987-A, 1988-A, 1988-1, 1989-A, 1989-1, 1989-2, 1990-1, 1990-2, 1991-1,
1991-2, 1992-1 Series and 1994-1 Series Convertible Preferred Stock (sometimes referred to collectively as the "Series Stock") each has a par value of $1.00 per share and is entitled to a quarterly non-cumulative preferential dividend of $.05 per share, payable quarterly. Each share of Series Stock will be convertible immediately into 1.61 shares of ChemFirst's Common Stock, subject to adjustment in certain events (including with respect to the Distribution). The Board of Directors is authorized to determine the appropriate adjustments, if any, to the number of shares of the ChemFirst's Common Stock issuable upon conversion of the Series Stock in the event of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, including, without limitation, a distribution of the stock of a subsidiary (including the Distribution), combination or exchange of shares, repurchase of shares, or any other change of ChemFirst's corporate structure, which, in the judgment of the Board materially affects the value of ChemFirst's shares subsequent to the grant of a regular Debenture Option or subsequent to the conversion of a Stock Option into a Special Debenture Option.

  ChemFirst will not issue fractional shares of ChemFirst Common Stock upon conversion of Series Stock. In lieu of such fractions, ChemFirst will pay to the holder of Series Stock requesting conversion an amount in cash equal to the market value of such fraction at the time of such conversion, as determined by the Board.

  Any or all of the Series Stock outstanding at any time may be redeemed at the option of ChemFirst in whole or in part at any time upon not less than 20 nor more than 60 days' notice to the record holders at their last addresses as shown in the stock transfer records of ChemFirst. The conversion right with respect to any shares called for redemption will be lost unless exercised no later than the day fixed for redemption. The redemption price per share (the "Redemption Price") for Series Stock will be as follows (plus in each case accrued and unpaid dividends per share on the respective series of stock to the date of redemption):

                                                                   REDEMPTION
       SERIES STOCK                                              PRICE PER SHARE
       ------------                                              ---------------
       1987-A...................................................    $14.4375
       1988-A...................................................     15.9375
       1988-1...................................................     16.125
       1989-A...................................................     17.50
       1989-1...................................................     17.50
       1989-2...................................................     13.8125
       1990-1...................................................     11.00
       1990-2...................................................      9.3750
       1991-1...................................................      9.8125
       1991-2...................................................      9.3125
       1992-1...................................................      7.8125
       1994-1...................................................     21.3125

  Under the MBCA, no redemption could be made if ChemFirst were insolvent or would be rendered insolvent by such redemption or if such redemption would reduce ChemFirst's net assets below the aggregate amount payable to holders of shares having prior or equal rights to ChemFirst's assets upon involuntary dissolution.

  Upon any voluntary or involuntary liquidation or dissolution of ChemFirst, the holders of the Series Stock will be entitled to a liquidation preference equal to the Redemption Price for the appropriate series as set forth above, plus any declared but unpaid dividends on the respective series of stock, before any distribution of assets may be made to the holders of ChemFirst Common Stock or other shares junior to the Series Stock. After the holders of the Series Stock have received such amount, they may not participate in any remaining assets and surplus funds of ChemFirst. If the amounts which holders of the Series Stock and any other series of Preferred Stock ranking equally as to distribution of assets are entitled to receive in any voluntary or involuntary liquidation or dissolution are not paid in full, the shares of Series Stock and such other series of Preferred Stock will share ratably in any distribution of assets in accordance with the amounts which would be payable on such distribution if all amounts to which the holders of each such series are entitled are paid in full.

  Additional series of Preferred Stock may be created and shares thereof may be issued by ChemFirst without any approval or action by the holders of the Series Stock being necessary, and such additional series of stock may rank equally with the Series Stock as to distribution of ChemFirst's assets in the event of liquidation or dissolution.

  The holders of shares of Series Stock will not be entitled to vote except in certain circumstances as provided by the MBCA. Holders of Series Stock do not have preemptive rights.

SHAREHOLDER RIGHTS PLAN

  The Board of Directors of ChemFirst has declared a dividend distribution of one right (a "Right") for each share of ChemFirst Common Stock to be distributed to First Mississippi shareholders pursuant to the Distribution. Each Right will entitle the registered holder to purchase from First Mississippi a unit consisting of one one-hundredth of a share (a "Unit") of Series X Preferred Stock, at a purchase price per Unit of $100.00 (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between ChemFirst and a Rights Agent.

  Initially, the Rights will be attached to all ChemFirst Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from ChemFirst Common Stock and a Rights Distribution Date will occur upon the earliest of any of the following events:

    (i) 10 days following a public announcement that a person or group (an "Acquiring Person"), together with persons affiliated or associated with it, has acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of ChemFirst Common Stock (the "Stock Acquisition Date");

    (ii) 10 business days (or such later date as the Board of Directors of the Registrant shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15 percent or more of such outstanding shares of ChemFirst Common Stock; or

    (iii) 10 business days following a determination by the Board of Directors of the Registrant that a person (an "Adverse Person"), alone or together with its affiliates and associates, has become the beneficial owner of more than 10% of the Common Stock and that (a) such beneficial ownership is intended to cause ChemFirst to repurchase the Common Stock beneficially owned by such person or to cause pressure on to ChemFirst take action or enter into transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of ChemFirst would not be served by taking such action or entering into such transactions at the time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the business or prospects of ChemFirst; provided, however, that the Board of Directors of ChemFirst shall not declare any person to be an Adverse Person if such person has reported or is required to report its ownership of Common Stock on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or on
  Schedule 13D under the Exchange Act which Schedule 13D does not state any intention to, or reserve the right to, control or influence ChemFirst or engage in certain other actions, so long as such person neither reports nor is required to report such ownership other than as described in this proviso (the earliest of such dates being called the "Distribution Date").

  Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the ChemFirst Common Stock (except in connection with redemption of the Rights),
(ii) new ChemFirst Common Stock certificates issued after the Record Date upon transfer, replacement or new issuance of ChemFirst Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for ChemFirst Common Stock outstanding will also constitute the transfer of the Rights associated with the ChemFirst Common Stock represented by such certificate.

  The Rights will first become exercisable on the Rights Distribution Date and will expire at the close of business on October 30, 2006 (the "Expiration Date"), unless earlier redeemed by ChemFirst as described below. Notwithstanding the foregoing, the Rights will not be exercisable after the occurrence of a Triggering Event (defined below) until ChemFirst's right of redemption has expired.

  As soon as practicable after the Rights Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of ChemFirst Common Stock as of the close of business on the Rights Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights. Except for shares of ChemFirst Common Stock issued or sold after the Rights Distribution Date pursuant to the exercise of stock options or under any employee benefit plan or arrangement granted or awarded prior to the Rights Distribution Date, or the exercise, conversion or exchange of securities issued by ChemFirst, and except as otherwise determined by the Board of Directors, only shares of ChemFirst Common Stock issued prior to the Rights Distribution Date will be issued with Rights.

  In the event that any person shall become (a) an Acquiring Person (except
(i) pursuant to an offer for all outstanding shares of ChemFirst Common Stock which the independent directors determine to be fair to and otherwise in the best interest of ChemFirst and its shareholders after receiving advice from one or more investment banking firms (a "Qualifying Offer") and (ii) for certain persons who report their ownership on Schedule 13G under the Exchange Act, or on Schedule 13D under the Exchange Act, provided that they do not state any intention to, or reserve the right to, control or influence ChemFirst and such persons certify that they became an Acquiring Person inadvertently and they agree that they will not acquire any additional shares of ChemFirst Common Stock) or (b) an Adverse Person (either such event is referred to herein as a "Triggering Event"), then the Rights will "flip-in" and entitle each holder of a Right, except as provided below, to purchase, upon exercise at the then-current Purchase Price, that number of shares of Common Stock having a market value of two times such Purchase Price.

  Any Rights beneficially owned at any time on or after the earlier of the Rights Distribution Date and the Stock Acquisition Date by an Acquiring Person, an Adverse Person or an affiliate or associate of an Acquiring Person or an Adverse Person (whether or not such ownership is subsequently transferred) will become null and void upon the occurrence of a Triggering Event, and any holder of such Rights will have no right to exercise such Rights.

  In the event that, following a Triggering Event, ChemFirst is acquired in a merger or other business combination in which the ChemFirst Common Stock does not remain outstanding or is changed (other than a merger following a Qualifying Offer) or 50 percent of the assets or earning power of ChemFirst and its Subsidiaries (as defined in the Rights Agreement) (taken as a whole) is sold or otherwise transferred to any person (other than ChemFirst or any Subsidiary of the Registrant) in one transaction or a series of related transactions, the Rights will "flip-over" and entitle each holder of a Right, except as provided in the preceding paragraph, to purchase, upon exercise of the Right at the then-current Purchase Price, that number of shares of common stock of the acquiring company (or, in certain circumstances, one of its affiliates) which at the time of such transaction would have a market value of two times such Purchase Price.

  The Purchase Price is subject to adjustment from time to time to prevent dilution upon the (i) declaration of a dividend on the Preferred Stock payable in shares of Preferred Stock, (ii) subdivision of the outstanding Preferred Stock, (iii) combination of the outstanding Preferred Stock into a smaller number of shares, (iv) issuance of any shares of ChemFirst's capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which ChemFirst is the continuing or surviving corporation), (v) grant to holders of the Preferred Stock of certain rights, options, or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (vi) distribution to holders of the Preferred Stock of other evidences of indebtedness, cash (other than a regular quarterly cash dividend payable out of the earnings or retained earnings of ChemFirst), subscription rights, warrants, or assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent of the Purchase Price.

  At any time until the earlier of (i) 10 days following the Stock Acquisition Date and (ii) the Expiration Date, ChemFirst (under certain circumstances only with the concurrence of a majority of the Continuing

Directors (as defined in the Rights Agreement)) may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustments. ChemFirst may not redeem the Rights following a determination that any person is an Adverse Person. ChemFirst may, at its option, pay the redemption price in cash, shares of ChemFirst Common Stock (based on the current market price of the ChemFirst Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of ChemFirst. Immediately upon the action of the ChemFirst's Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the applicable redemption price. In addition, after a Triggering Event, at the election of the Board of Directors of ChemFirst, the outstanding Rights (other than those beneficially owned by an Acquiring Person, Adverse Person or an affiliate or associate of an Acquiring Person or Adverse Person) may be exchanged, in whole or in part, for shares of ChemFirst Common Stock, or shares of preferred stock of ChemFirst having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of ChemFirst authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and such Rights will only entitle holders to receive the shares issuable upon such exchange.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of ChemFirst, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to ChemFirst, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for ChemFirst Common Stock (or other consideration) of the Registrant or for common stock of the acquiring company as set forth above.

  At any time prior to the Rights Distribution Date, ChemFirst may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement. Thereafter, the Rights Agreement may be amended only (i) to cure ambiguities, (ii) to correct inconsistent provisions, (iii) to shorten or lengthen any time period thereunder (under certain circumstances only with the concurrence of a majority of the Continuing Directors) or (iv) in ways that do not adversely affect the Rights holders (other than an Acquiring Person or Adverse Person). From and after the Rights Distribution Date, the Rights Agreement may not be amended to lengthen (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or Adverse Person).

  Until the Rights Distribution Date, ChemFirst will issue one Right with each share of ChemFirst Common Stock that shall become outstanding so that all such shares will have attached Rights. 250,000 shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire ChemFirst on terms not approved by ChemFirst's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of ChemFirst since the Board of Directors may, at its option, at any time until 10 days following the Stock Acquisition Date, redeem all, but not less than all, of the then outstanding Rights at the applicable redemption price.

NO PREEMPTIVE RIGHTS

  No holder of any stock of any class of ChemFirst capital stock authorized at the time of the Distribution will then have any preemptive right to subscribe to any securities of any kind or class.

DESCRIPTION OF CERTAIN STATUTORY, CHARTER AND BYLAW PROVISIONS

 Mississippi Shareholder Protection Act

  Sections 79-25-1 through 79-25-9 of the MBCA (the "Shareholder Protection Act"), a statutory provision restricting business combinations with shareholders who acquire 20 percent or more of a corporation's voting stock, is applicable to First Mississippi and will be applicable to ChemFirst after the Distribution. The Shareholder Protection Act prohibits certain "business combination" transactions between a publicly held Mississippi corporation and any "interested shareholder" for a period of two years after the date on which the interested shareholder became an interested shareholder unless (a) 80 percent of the outstanding shares and two-thirds of the shares not owned by the 20 percent holder approve the combination; (b) 80 percent of the continuing directors approve the combination; or (c) the aggregate amount of the offer meets certain fair price criteria.

  The Shareholder Protection Act would not prevent the holder of a controlling interest from exercising control over ChemFirst and would not prevent a hostile takeover or hostile acquisition of control of ChemFirst. The Shareholder Protection Act may, however, discourage or make more difficult a hostile takeover or acquisition of control.

 Mississippi Control Share Act

  ChemFirst has elected in its Articles of Incorporation to not be subject to Sections 79-27-1 through 79-27-11 of the MBCA (known as the Control Share
Act).

 Classified Board of Directors

  The Articles of Incorporation and Bylaws provide for ChemFirst's Board of Directors to be divided into three classes of Directors serving staggered three-year terms, as is the case under First Mississippi's Restated Charter of Incorporation as currently in effect. As a result, approximately one-third of the members of ChemFirst's Board will be elected each year. See "Management-- Directors." This provision could prevent a party who acquires outstanding voting stock of ChemFirst having a majority voting power from obtaining control of ChemFirst's Board until the second annual shareholders' meeting following the date the acquiror obtains the controlling interest, and thus could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of ChemFirst. Accordingly, this provision could increase the likelihood that incumbent directors will retain their positions.

 Number of Directors; Removal; Vacancies

  The Bylaws provide that the number of directors initially will be 13. The number of directors will automatically be reduced to 12 when any director whose term expires in 1998 ceases to be a member of the Board. Directors may be removed only for cause. The Bylaws of ChemFirst provide that only the Board will be entitled to fill vacancies on the Board, including vacancies created by expansion of the Board.

 No Cumulative Voting

  The Articles of Incorporation of ChemFirst provide that shareholders shall not be entitled to cumulate their votes for election of directors. First Mississippi shareholders currently have the right to cumulate their votes for election of directors.

 Special Meetings

  ChemFirst's Articles of Incorporation provide that special meetings of ChemFirst's shareholders may be held only upon call of the Board or the chief executive officer or upon written demand of the holders of at least twenty percent of the shares entitled to vote upon an issue proposed to be considered at the special meeting. Shareholder demands must state the purpose or purposes for which the meeting is to be held. ChemFirst's Bylaws require that the purpose or purposes for which a special meeting is called must be stated in the notice of the meeting and prohibit consideration of matters not within the stated purpose or purposes at the meeting.

 Amendment of Certain Provisions of the Articles of Incorporation

  The provisions of ChemFirst's Articles of Incorporation relating to the classified Board, approval of certain major corporate transactions, removal of directors, the call of special shareholder meetings and amendment of the Bylaws may be amended only by the affirmative vote of the holders of not less than four-fifths of the outstanding shares entitled to vote in elections of directors, unless such an amendment has been recommended by two-thirds of all of the directors.

 Shareholder Nominations

  The Bylaws establish procedures that must be followed for a shareholder to nominate individuals for election to the ChemFirst Board.

 Shareholder Proposals

  The Bylaws establish procedures that must be followed for a shareholder to submit a proposal for consideration at an annual meeting of the shareholders of ChemFirst.

 Amendment of Bylaw Provisions

  The Articles of Incorporation provide that Bylaw provisions may be adopted, amended or repealed by the Board.

  Any amendment, modification or repeal of the provisions of the Bylaws which is made by shareholders will require approval by the affirmative vote of the holders of two-thirds of the total number of shares of First Mississippi Common Stock entitled to vote.

 Preferred Stock

  Under the Articles of Incorporation, ChemFirst's Board has the authority to provide by resolution for the issuance of shares of one or more series of ChemFirst Preferred Stock and to fix the terms and conditions of each such series. See "--Preferred Stock." The authorized shares of ChemFirst Preferred Stock, as well as authorized but unissued shares of ChemFirst Common Stock, will be available for issuance without further action by ChemFirst's shareholders, unless shareholder action is required by applicable law or by the rules of a stock exchange on which any series ofChemFirst's stock may then be listed.

  These provisions will give ChemFirst's Board the power to approve the issuance of a series of ChemFirst Preferred Stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations. Conversely, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Subarticle E of Article 8 of the MBCA empowers a Mississippi corporation to indemnify against liability an individual who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (a "Proceeding"), because such person is or was a director. To be eligible for indemnification, the director must have conducted himself in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Liability indemnified against includes the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a Proceeding. The MBCA precludes a corporation from indemnifying a director in connection with a Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other Proceeding charging improper personal benefit to a director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

  Subarticle E further provides that if a director is wholly successful, on the merits or otherwise, in the defense of any Proceeding to which he was a party because he is or was a director, the corporation must indemnify him against reasonable expenses incurred in connection with the Proceeding. Also, a court may order a company to indemnify a director if it determines the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. Subarticle E also allows corporations to indemnify officers, employees or agents to the same extent as directors, and provides for mandatory or court-ordered indemnification for these persons as described above. Finally, the MBCA allows corporations to purchase and maintain insurance on behalf of directors, officers, employees or agents against liability asserted against or incurred by him in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify such person against liability under Subarticle E.

  ChemFirst's Bylaws provide for indemnification of ChemFirst's officers and directors to the fullest extent allowed by Mississippi law and further permit such indemnification with respect to other employees and agents. First Mississippi has entered into indemnification agreements with certain of its officers and its directors. The effect of these agreements is to add to the indemnification rights otherwise granted a contractual right to such indemnification. It is anticipated that ChemFirst will assume these agreements at the time of the Distribution.

  ChemFirst will have directors' and officers' liability insurance which protects each director or officer from certain claims and suits, including shareholder derivative suits, even where the director may be determined to not be entitled to indemnification under the MBCA and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of ChemFirst.

  The foregoing represents a summary of the general effect of the MBCA, ChemFirst's Articles of Incorporation and Bylaws and directors' and officers' liability insurance coverage for purposes of general description only.

                            ADDITIONAL INFORMATION

  ChemFirst has filed the Form S-1 with the Commission under the Securities Act, with respect to the shares of ChemFirst Common Stock being received by First Mississippi shareholders in the Distribution. This Prospectus does not contain all of the information set forth in the Form S-1 and the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Form S-1, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Form S-1 and the exhibits and schedules thereto filed by ChemFirst may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 5th Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can also be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

  Following the Distribution, ChemFirst will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file annual, quarterly and other reports with the Commission. ChemFirst will also be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish audited financial statements to its shareholders in connection with its annual meetings of shareholders.

  No person is authorized by First Mississippi or ChemFirst to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized.

                                 LEGAL MATTERS

  The validity of the shares of ChemFirst Common Stock offered hereby will be passed upon for ChemFirst by Baker, Donelson, Bearman & Caldwell, Jackson, Mississippi and certain U.S. federal income tax consequences of the Transfers and the Distribution will be passed upon for ChemFirst by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements of ChemFirst Inc. as of June 30, 1996 and 1995 and for each of the years in the three year period ended June 30, 1996 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Independent Auditor's Report.............................................. F-2
Consolidated Balance Sheets as of June 30, 1996 and 1995.................. F-3
Consolidated Statements of Operations for the years ended June 30, 1996,
 1995 and 1994............................................................ F-4
Consolidated Statements of Stockholders' Equity for the years ended June
 30, 1996, 1995 and 1994.................................................. F-5
Consolidated Statements of Cash Flows for the years ended June 30, 1996,
 1995 and 1994............................................................ F-6
Notes to Consolidated Financial Statements................................ F-7

Interim Consolidated Financial Statements (unaudited)

Consolidated Balance Sheet as of September 30, 1996........................ F-3
Consolidated Statements of Operations for the three months ended September
 30, 1996 and 1995......................................................... F-4
Consolidated Statements of Stockholders' Equity for the three months ended
 September 30, 1996 and 1995............................................... F-5
Consolidated Statements of Cash Flows for the three months ended September
 30, 1996 and 1995......................................................... F-6

                                     E-F-1

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder ChemFirst Inc.:

  We have audited the accompanying consolidated balance sheets of ChemFirst Inc. as of June 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996. These consolidated financial statements are the responsibility of ChemFirst Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ChemFirst Inc. as of June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 1996, in conformity with generally accepted accounting principles.

  As discussed in notes 1 and 7, ChemFirst Inc. changed its method of accounting for income taxes as of July 1, 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                          KPMG Peat Marwick LLP

Jackson, Mississippi
September 6, 1996
except for the fifth
paragraph of note 5,
which is as of
November 13, 1996

                                     E-F-2

                                 CHEMFIRST INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                   JUNE 30,
                                                  SEPTEMBER 30, ---------------
                                                      1996       1996    1995
                                                  ------------- ------- -------
                                                   (UNAUDITED)
                                                    (IN THOUSANDS OF DOLLARS)
                     ASSETS
Current assets:
 Cash and cash equivalents......................    $ 11,268      5,303  40,123
 Receivables:
  Trade, less allowance for doubtful accounts of
   $925, $781 and $732 .........................      65,738     60,029  52,546
  Affiliated companies (note 3).................           9        201     192
  Other (note 7)................................       3,506      9,025   4,099
                                                    --------    ------- -------
    Total receivables...........................      69,253     69,255  56,837
                                                    --------    ------- -------
 Inventories:
  Finished products.............................      24,916     22,335  21,278
  Work in process...............................      24,904     28,494  19,051
  Raw materials and supplies....................      22,476     19,494  18,210
                                                    --------    ------- -------
    Total inventories...........................      72,296     70,323  58,539
                                                    --------    ------- -------
 Prepaid expenses and other current assets (note
  7)............................................       8,810      5,542   6,872
 Net current assets of discontinued operations
  (note 2)......................................       2,914      7,008  18,974
                                                    --------    ------- -------
    Total current assets........................     164,541    157,431 181,345
                                                    --------    ------- -------
Investments and other assets:
 Investments in affiliated companies (note 3)...      13,970     13,547  12,257
 Other investments (note 3).....................      27,962     27,496   3,931
 Intangible and other assets, at cost less ap-
  plicable amortization (note 4)................      11,044     11,404  13,396
                                                    --------    ------- -------
    Total investments and other assets..........      52,976     52,447  29,584
                                                    --------    ------- -------
Property, plant and equipment, at cost less ac-
 cumulated depreciation and amortization (notes
 5 and 6).......................................   147,745      139,647 130,456
Noncurrent assets of discontinued operations
 (note 2).......................................      67,221     64,110  91,942
                                                    --------    ------- -------
                                                    $432,483    413,635 433,327
                                                    ========    ======= =======
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current installments of long-term debt (note
  6)............................................    $ 14,426     14,534  15,076
  Deferred revenue..............................       3,484      1,802   1,434
  Accounts payable--trade (including book over-
   drafts of $4,650, $5,019 and $9,334).........      30,999     29,773  35,520
  Accrued expenses and other current liabilities
   (note 15)....................................      29,190     24,404  19,208
                                                    --------    ------- -------
    Total current liabilities...................      78,099     70,513  71,238
                                                    --------    ------- -------
Long-term debt, excluding current installments
 (note 6).......................................      76,732     79,909  84,394
Other long-term liabilities.....................      14,254     13,864  12,289
Long-term liabilities and minority interest of
 discontinued operations (note 2)...............       3,364      3,572  13,771
Deferred income taxes (note 7)..................      17,826     15,510  18,639
Stockholders' equity (notes 6, 8 and 9):
 Serial preferred stock. Authorized 20,000,000
  shares; none issued...........................         --         --      --
 Common stock of $1 par value. Authorized
  100,000,000 shares; outstanding 20,614,491
  shares in 1996 and 20,438,208 shares in 1995..      20,614     20,614  20,438
 Additional paid-in capital.....................      15,446     14,234   7,656
 Retained earnings..............................     206,148    195,419 204,902
                                                    --------    ------- -------
    Total stockholders' equity..................     242,208    230,267 232,996
                                                    --------    ------- -------
Commitments and contingent liabilities (notes 7,
 8 and 10)                                          $432,483    413,635 433,327
                                                    ========    ======= =======

          See accompanying notes to consolidated financial statements.

                                     E-F-3

                                 CHEMFIRST INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                    THREE MONTHS ENDED
                                      SEPTEMBER 30,     YEARS ENDED JUNE 30,
                                    -------------------------------------------
                                        1996     1995   1996     1995    1994
                                    --------- ----------------  ------- -------
                                       (UNAUDITED)
                                            (IN THOUSANDS OF DOLLARS,
                                            EXCEPT PER SHARE AMOUNTS)
Revenues:
  Sales (note 12).................  $  95,432   88,746 370,547  331,721 249,091
  Interest and other income, net
   (note 11)......................      2,775    2,195   6,157    6,120   3,264
                                    --------- -------- -------  ------- -------
                                       98,207   90,941 376,704  337,841 252,355
                                    --------- -------- -------  ------- -------
Costs and expenses:
  Cost of sales...................     72,540   68,352 288,677  254,364 193,154
  General, selling and
   administrative expenses........     15,831   15,191  58,557   48,091  42,470
  Other operating expenses........      1,353    1,643   6,901    7,347   5,459
  Provision for plant shut-down
   (note 5).......................        --       --   18,256      --      --
  Interest expense (note 6).......      1,765    2,368   9,242    9,555  10,046
                                    --------- -------- -------  ------- -------
                                       91,489   87,554 381,633  319,357 251,129
                                    --------- -------- -------  ------- -------
Earnings (loss) from continuing
 operations before income taxes,
 investee earnings (loss) and
 cumulative effect of change in
 accounting principle.............      6,718    3,387  (4,929)  18,484   1,226
Income tax expense (benefit) (note
 7)...............................      2,886    1,694    (688)   8,706   2,248
Equity in net earnings (loss) of
 affiliated companies (note 3)....        258      193     783      860    (249)
                                    --------- -------- -------  ------- -------
Earnings (loss) from continuing
 operations before cumulative
 effect of change in accounting
 principle........................      4,090    1,886  (3,458)  10,638  (1,271)
Earnings from discontinued
 operations, net of taxes (note
 2)...............................      8,699   10,594  40,424   47,156  21,038
Loss on disposal of business, net
 of taxes (note 2)................        --       --   (1,746)     --      --
Cumulative effect of change in
 accounting principle (note 7)....        --       --      --       --    2,096
                                    --------- -------- -------  ------- -------
    Net earnings..................  $  12,789   12,480  35,220   57,794  21,863
                                    ========= ======== =======  ======= =======
Earnings (loss) per common share
 (note 9):
  Continuing operations...........  $     .20      .09    (.16)     .52    (.06)
  Discontinued operations.........        .41      .50    1.84     2.28    1.05
  Cumulative effective of change
   in accounting principle........        --       --      --       --      .10
                                    --------- -------- -------  ------- -------
    Total earnings per common
     share........................  $     .61      .59    1.68     2.80    1.09
                                    ========= ======== =======  ======= =======

          See accompanying notes to consolidated financial statements.

                                     E-F-4

                                 CHEMFIRST INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                  YEARS ENDED JUNE 30, 1996, 1995 AND 1994
                                 -----------------------------------------------
                                     COMMON STOCK          ADDITIONAL
                                 -----------------------    PAID-IN    RETAINED
                                    SHARES      AMOUNT      CAPITAL    EARNINGS
                                 ------------  ---------  ----------------------
                                         (IN THOUSANDS OF DOLLARS,
                                         EXCEPT PER SHARE AMOUNTS)
Balance, June 30, 1993.........    19,980,440  $  19,980       2,424    138,370
Net earnings...................           --         --          --      21,863
Dividends declared--$.30 per
 share.........................           --         --          --      (6,010)
Common stock issued:
  Employee stock options.......        39,350         39         351        --
  Convertible debentures.......        66,300         67         561        --
Income tax benefit on exercise
 of stock options and
 convertible debentures........           --         --           42        --
                                 ------------  ---------    --------  ---------
Balance, June 30, 1994.........    20,086,090     20,086       3,378    154,223
Net earnings...................           --         --          --      57,794
Dividends declared--$.35 per
 share.........................           --         --          --      (7,115)
Common stock issued:
  Employee stock options.......        86,218         86         555        --
  Convertible debentures.......       265,900        266       2,917        --
Income tax benefit on exercise
 of stock options and
 convertible debentures........           --         --          806        --
                                 ------------  ---------    --------  ---------
Balance, June 30, 1995.........    20,438,208     20,438       7,656    204,902
Net earnings...................           --         --          --      35,220
Dividends declared--$.40 per
 share.........................           --         --          --      (8,161)
Distribution of common stock of
 Getchell Gold Corp............           --         --          --     (31,277)
Common stock issued:
  Employee stock options.......       111,483        111         878        --
  Convertible debentures.......       300,700        301       2,880        --
  Purchase and retirement of
   common shares...............      (235,900)      (236)        --      (5,265)
Income tax benefit on exercise
 of stock options and
 convertible debentures........           --         --        2,820        --
                                 ------------  ---------    --------  ---------
Balance, June 30, 1996.........    20,614,491  $  20,614      14,234    195,419
                                 ============  =========    ========  =========

          See accompanying notes to consolidated financial statements.

                                     E-F-5

                                 CHEMFIRST INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             THREE MONTHS ENDED
                                SEPTEMBER 30,         YEARS ENDED JUNE 30,
                             --------------------  ----------------------------
                                 1996       1995     1996      1995      1994
                             ---------  ---------  --------  --------  --------
                                 (UNAUDITED)
                                       (IN THOUSANDS OF DOLLARS)
Cash flows from operating
 activities:
 Net earnings..............  $  12,789     12,480    35,220    57,794    21,863
 Adjustments to reconcile
  net earnings to net cash
  provided by operating
  activities:
  Depreciation and
   amortization............      4,853      4,919    18,210    17,324    15,762
  Provision for plant shut-
   down....................        --         --     18,256       --        --
  Provision for losses on
   receivables.............        136         80       728       196       550
  Deferred income taxes,
   net of effect of
   accounting change in
   1994....................        190      1,880    (1,890)    7,244    11,266
  (Gain) loss on property,
   plant and equipment.....        --         --       (657)       81         4
  (Gain) loss on
   disposition of
   investments and other
   assets..................         12        --        (50)       19       286
  Undistributed (earnings)
   loss of affiliates, net
   of taxes................      (437)       (320)     (976)     (816)      214
  Changes in current assets
   and liabilities, net of
   effects of dispositions:
   Receivables.............     (8,778)     4,397      (131)  (10,011)      827
   Inventories.............     (2,233)    (6,949)  (14,134)  (12,190)   (6,200)
   Prepaid expenses........      6,208       (427)   (8,746)     (878)   (1,178)
   Accounts payable........      1,039       (941)   (7,063)   10,221    (4,746)
   Accrued expenses and
    other current
    liabilities............      7,358      2,965      (685)    8,496    (4,475)
  Deferred revenue.........      2,070        392     1,961     2,762     3,187
  Other, net...............       (396)      (378)   (1,140)      117        17
  Net earnings from
   discontinued operations.     (8,699)   (10,595)  (38,678)  (47,156)  (21,038)
                             ---------  ---------  --------  --------  --------
  Net cash provided by
   continuing operations...     14,112      7,503       225    33,203    16,339
  Net cash provided by
   discontinued operations.     13,437     15,502    44,945    72,901     9,491
                             ---------  ---------  --------  --------  --------
     Net cash provided by
      operating activities.     27,549     23,005    45,170   106,104    25,830
                             ---------  ---------  --------  --------  --------
Cash flows from investing
 activities:
 Capital expenditures......    (13,071)    (4,366)  (35,909)  (26,160)  (19,775)
 Investment in equity
  investees, net...........        --         --         14       --          1
 Acquisition of investments
  and other assets.........        (23)       (48)     (177)   (1,405)   (1,027)
 Collection of note
  receivable...............        --         --     15,000       --        --
 Proceeds from sale of
  property, plant and
  equipment................          2        --        741       304       175
 Proceeds from disposition
  of investments and other
  assets...................        --         140       630       --      7,594
 Proceeds from sale of
  subsidiaries.............        --         --        --        --      8,462
 Other investing...........        --         --         15       --         (1)
                             ---------  ---------  --------  --------  --------
 Net cash used in investing
  activities of continuing
  operations...............    (13,092)    (4,274)  (19,686)  (27,261)   (4,571)
 Net cash used in investing
  activities of
  discontinued operations..     (3,145)    (7,257)  (45,763)  (29,144)  (16,146)
                             ---------  ---------  --------  --------  --------
     Net cash used in
      investing activities.    (16,237)   (11,531)  (65,449)  (56,405)  (20,717)
                             ---------  ---------  --------  --------  --------
Cash flows from financing
 activities:
 Principal repayments of
  long-term debt...........     (3,286)      (270)  (15,550)   (6,512)  (11,100)
 Dividends (note 9)........     (2,061)    (2,057)   (8,161)   (8,622)   (6,010)
 Purchase of common stock..        --         --     (5,491)      --        --
 Proceeds from long-term
  borrowings...............        --         --     11,000       151     1,706
 Proceeds from issuance of
  common stock.............        --       1,302     3,661     2,567       944
                             ---------  ---------  --------  --------  --------
     Net cash used in
      financing activities.     (5,347)    (1,025)  (14,541)  (12,416)  (14,460)
                             ---------  ---------  --------  --------  --------
Net increase (decrease) in
 cash and cash equivalents.      5,965     10,449   (34,820)   37,283    (9,347)
Cash and cash equivalents
 at beginning of year......      5,303     40,123    40,123     2,840    12,187
                             ---------  ---------  --------  --------  --------
Cash and cash equivalents
 at end of year............  $  11,268     50,572     5,303    40,123     2,840
                             =========  =========  ========  ========  ========
Supplemental disclosures of
 cash flow information:
 Cash paid during the year
  for:
  Interest, net of amounts
   capitalized.............  $   1,776      2,658     9,605     9,566    10,166
                             =========  =========  ========  ========  ========
  Income taxes, net........  $  (4,845)        99    23,603    20,680    15,581
                             =========  =========  ========  ========  ========

          See accompanying notes to consolidated financial statements.

                                     E-F-6

                                CHEMFIRST INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         JUNE 30, 1996, 1995 AND 1994
        AND THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AMOUNTS PER SHARE)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  As discussed in note 14, on August 27, 1996 First Mississippi Corporation ("First Mississippi") and Mississippi Chemical Corporation ("MCC") entered into an Agreement and Plan of Merger and Reorganization.

  The Agreement contemplates that the following transactions will occur:

  . A tax-free spinoff of the chemicals and related businesses of First
    Mississippi in the form of a new publicly traded company ("ChemFirst
    Inc.").

  . The refinancing of First Mississippi's debt, increasing the debt to approximately $150,000, which will be assumed by the surviving corporation in the merger.

  . The transfer of cash of approximately $50,000 to ChemFirst Inc.

  . A tax-free merger of First Mississippi's fertilizer business ("First
    Mississippi Fertilizer Business to be Merged") with a subsidiary of MCC.

  In the accompanying consolidated financial statements, the assets, liabilities, revenues and expenses of First Mississippi Fertilizer Business to be Merged are included in discontinued operations. The transactions described above will be reported in the historical consolidated financial statements when they occur.


  ChemFirst Inc. (the "Company") produces chemicals for industry and agriculture and related products and services which are marketed globally. Further descriptions of the Company's products and the relative significance of its operations are included in the industry segment information data in note 12 to the financial statements.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated in consolidation. Investments in joint ventures, partnerships and other equity investments are accounted for by the equity method.

 Recognition of Revenue

  Revenues generally are recorded when title and risk of ownership pass, except for long-term construction type contracts, which are accounted for under the percentage of completion method.

 Inventories

  Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out and weighted average methods for purchased inventories of finished product, and using the average cost method with respect to all other inventories.

 Depreciation and Amortization

  Depreciation of plant and equipment and depreciable investments is based on cost and the estimated useful lives (or term of lease, if shorter) of the separate units of property. The straight-line and accelerated methods are primarily used in determining the amount of depreciation charged to expense. Goodwill of businesses acquired is amortized generally over 20 years using the straight-line method. Other intangibles are amortized over their estimated useful lives (5-17 years) using the straight-line method.

                                     E-F-7

                                CHEMFIRST INC.

  Loan costs are amortized over the terms of related loans using the interest method.

 Income Taxes

  Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

 Pension Plans

  Pension cost is determined using the "projected unit credit" actuarial method for reporting purposes. The Company's funding policy is to contribute annually at amounts not less than the minimum requirements of the Employee Retirement Income Security Act of 1974.

 Stock Options

  All stock options are nonqualified or incentive options and require no charges against income upon grant or exercise. The tax benefit the Company receives from dispositions that result in ordinary income to option recipients is reflected in stockholders' equity.

 Cash and Cash Equivalents

  The Company considers all short-term investments with original maturities of three months or less to be cash equivalents.

 Investments

  Realized gains and losses on investments are determined on the basis of specific costs and are included in gain (loss) on investments, net. Equity investments are carried at fair value in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," ("SFAS No. 115"). Fair value is based on year end market prices as quoted by the appropriate security exchange. Any significant unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported as a net amount in a separate component of stockholders' equity until realized. The effect of applying SFAS No. 115 is not material.

 Contingencies

  Estimates of loss contingencies, including environmental liability costs for remediation, are charged to expense when it is probable an asset has been impaired or a liability incurred and the amount can be reasonably estimated. If a potentially material loss contingency is reasonably possible, or probable but cannot be estimated, then the nature of the contingency and an estimated range of possible loss, if determinable and material, are disclosed.

 Reclassifications

  Certain consolidated financial statement amounts for 1995 and 1994 have been reclassified for consistent presentation.

 Unaudited Interim Financial Information

  In the opinion of management, all adjustments, consisting only of normal recurring adjustments that are necessary for a fair presentation, have been included in the unaudited financial information as of and for the three months ended September 30, 1996 and 1995.

                                     E-F-8

                                CHEMFIRST INC.

2. DISCONTINUED OPERATIONS

  On October 20, 1995, the Company distributed to its shareholders its entire ownership of Getchell Gold Corporation ("Getchell"), formerly known as FirstMiss Gold Inc. The June 30, 1996 consolidated balance sheet includes a $31,277 reduction of retained earnings in connection with the distribution of Getchell. Each First Mississippi shareholder received approximately seven-tenths of a common share of Getchell for each share of First Mississippi owned.

  As discussed in notes 1 and 14, the Company has entered an agreement to discontinue its fertilizer operations.

  The net assets and liabilities of the discontinued operations (primarily Getchell and the fertilizer operations) have been segregated in the consolidated financial statements. The following is the composition of those net assets and liabilities at September 30, 1996 and June 30, 1996 and 1995:

                            SEPTEMBER 30,
                                1996                 JUNE 30, 1996
                            ------------- -------------------------------------
                                TOTAL     FERTILIZER GETCHELL  OTHER    TOTAL
                            ------------- ---------- -------- -------  --------
Receivables...............    $ 24,289     $ 19,319    --         --     19,319
Inventories...............       6,114        6,040    --         --      6,040
Prepaid expenses and other
 current assets...........       1,562        5,322    --       2,651     7,973
Deferred revenue..........      (1,076)        (295)   --         --       (295)
Accounts payable..........     (26,091)     (20,856)   --         (38)  (20,894)
Accrued expenses and other
 current liabilities......      (1,884)      (1,840)   --      (3,295)   (5,135)
                              --------     --------    ---    -------  --------
Net current assets
 (liabilities) of
 discontinued operations..    $  2,914     $  7,690    --        (682)    7,008
                              ========     ========    ===    =======  ========
Noncurrent assets of
 discontinued operations..    $ 67,221     $ 64,110    --         --     64,110
                              ========     ========    ===    =======  ========
Long-term liabilities and
 minority interest of
 discontinued operations..    $  3,364     $  3,572    --         --      3,572
                              ========     ========    ===    =======  ========

                                                       JUNE 30, 1995
                                             ----------------------------------
                                             FERTILIZER GETCHELL OTHER   TOTAL
                                             ---------- -------- -----  -------
Receivables................................   $ 14,808    1,856    --    16,664
Inventories................................      5,906    9,554    --    15,460
Prepaid expenses and other current assets..      2,756    1,176  1,990    5,922
Deferred revenue...........................       (614)     --     --      (614)
Accounts payable...........................    (10,056)  (6,522)   --   (16,578)
Accrued expenses and other current
 liabilities...............................       (720)    (578)  (582)  (1,880)
                                              --------   ------  -----  -------
Net current assets (liabilities) of
 discontinued operations...................   $ 12,080    5,486  1,408   18,974
                                              ========   ======  =====  =======
Noncurrent assets of discontinued
 operations................................   $ 24,253   67,689    --    91,942
                                              ========   ======  =====  =======
Long-term liabilities and minority interest
 of discontinued operations................   $  4,738    9,033    --    13,771
                                              ========   ======  =====  =======

                                     E-F-9

                                CHEMFIRST INC.

  The statements of operations have been reclassified to separate discontinued and continued operations. Revenues and net earnings (losses) of the discontinued operations for the quarters ended September 30, 1996 and 1995 and years ended June 30, 1996, 1995 and 1994 were as follows:

                                     SEPTEMBER 30,
                                     --------------
                                      1996    1995     1996     1995     1994
                                     ------- ------  --------  -------  -------
   Fertilizer
     Sales and revenues............  $60,267 52,806   217,002  237,152  164,099
                                     ======= ======  ========  =======  =======
     Income from operations before
      taxes........................   13,813 18,533    65,495   85,714   24,343
     Income tax expense............    5,114  6,856    24,238   31,719    9,002
     Equity in net earnings (loss)
      of equity investees..........      --     --        250       74      (57)
     Cumulative effect of change in
      accounting principle.........      --     --        --       --       754
                                     ------- ------  --------  -------  -------
     Earnings from discontinued op-
      erations, net................  $ 8,699 11,677  $ 41,507   54,069   16,038
                                     ======= ======  ========  =======  =======
   Getchell
     Sales and revenues............  $   --  17,961    17,961   71,617   95,300
                                     ======= ======  ========  =======  =======
     Income (loss) from operations
      before taxes.................      --  (2,118) $ (2,118) (17,929)   5,599
     Income tax (expense) benefit..      --     750       750   (7,550)     900
     Minority interests............      --     285       285    3,466   (1,049)
     Cumulative effect of change in
      accounting principle.........      --     --        --       --     1,350
                                     ------- ------  --------  -------  -------
     Earnings (loss) from
      discontinued operations, net.      --  (1,083) $ (1,083)  (6,913)   5,000
                                     ======= ======  ========  =======  =======
     Total operating results of
      discontinued operations......  $ 8,699 10,594  $ 40,424   47,156   21,038
                                     ======= ======  ========  =======  =======

  A pretax loss of $2,700 was recorded in 1996 related to previously discontinued businesses and is included in loss on disposal of business, net of applicable income tax benefit of $954, in the accompanying consolidated financial statements. Such losses resulted from revised estimates of environmental remediation costs and settlements of operating costs related to previously discontinued phosphate fertilizer (1982) and oil and gas (1993) businesses.

3. INVESTMENTS

  Investments in affiliated companies accounted for by the equity method were $13,547 and $12,257, respectively, at June 30, 1996 and 1995. Equity earnings (losses), net of taxes, were $783, $860 and $(249), respectively, for years ended June 30, 1996, 1995 and 1994.

  The following is a summary of financial information related to affiliated companies:

                                                                     JUNE 30
                                                                  --------------
                                                                   1996    1995
                                                                  ------- ------
   Current assets................................................ $27,184 21,575
   Noncurrent assets.............................................  45,396 40,429
   Current liabilities...........................................   9,045  8,559
   Noncurrent liabilities........................................  17,897 11,854
                                                                  ------- ------
   Net equity.................................................... $45,638 41,591
                                                                  ======= ======

  The Company has a 50% ownership interest in Power Sources, Inc. which burns wood waste to create steam for industrial users. The Company also has a 23.4% interest in Melamine Chemicals, Inc. ("MCI"). The MCI investment had a quoted market value of approximately $11,634 and $11,475, with carrying amounts of $8,153 and $7,508, at June 30, 1996 and 1995, respectively.

                                    E-F-10

                                CHEMFIRST INC.

  Cash advances to Getchell for the period from July 1, 1995 to October 20, 1995, the spinoff date, were $8,850. At the date of the spinoff, the Company received a promissory note in the amount of $52,507 from Getchell in settlement of all prior cash advances. The note bears interest at a rate based on the London Interbank Offered Rate (6.625% at June 30, 1996). Interest and principal are due in September, 2000. Subsequent to the spinoff date, the note principal amount was reduced by a cash repayment of $15,000 and an offset of $13,939 representing settlement of tax attributes utilized by the Company during the time Getchell was included in the Company's consolidated income tax returns. The aggregate unpaid principal amount of the note, including accrued interest, of $24,733 at June 30, 1996 is included in other investments.

4. INTANGIBLE AND OTHER ASSETS

  The major classes of intangible and other assets are summarized below:

                                                                     JUNE 30
                                                                  --------------
                                                                   1996    1995
                                                                  ------- ------
   Goodwill...................................................... $16,868 16,868
   Other.........................................................  10,134  9,873
                                                                  ------- ------
                                                                   27,002 26,741
   Less accumulated amortization.................................  15,598 13,345
                                                                  ------- ------
                                                                  $11,404 13,396
                                                                  ======= ======

  The net carrying amount of goodwill at June 30, 1996 and 1995 was $9,778 and $10,872, respectively, and is all related to the chemical segment.

  Amortization expense related to the above amounted to $1,959 in 1996, $2,415 in 1995 and $2,640 in 1994.

5. PROPERTY, PLANT AND EQUIPMENT

  A summary of property, plant and equipment follows:

                                                                   JUNE 30
                                                   ESTIMATED   ----------------
                                                  USEFUL LIVES   1996    1995
                                                  ------------ -------- -------
   Assets owned:
     Land and land improvements..................    10-20     $  6,200   4,794
     Buildings...................................    20-45       11,768   6,648
     Plant facilities and equipment..............     5-15      152,935 134,324
     Other facilities and equipment..............     5-12       80,461  72,031
     Construction in progress....................                10,653   6,940
                                                               -------- -------
       Total assets owned........................               262,017 224,737
                                                               -------- -------
   Assets leased:
     Land improvements...........................    10-20          509     509
     Buildings...................................      10           216     216
     Other facilities and equipment..............      20         8,958   8,958
                                                               -------- -------
       Total capital leases......................                 9,683   9,683
                                                               -------- -------
       Total property, plant and equipment.......               271,700 234,420
       Less accumulated depreciation and amorti-
        zation...................................               132,053 103,964
                                                               -------- -------
       Net property, plant and equipment.........              $139,647 130,456
                                                               ======== =======

                                    E-F-11

                                CHEMFIRST INC.

  Depreciation and amortization expense related to the above, amounted to $16,251 in 1996, $14,909 in 1995 and $13,122 in 1994.

  Interest capitalized amounted to $186 in 1996, $135 in 1995 and $396 in 1994.

  On May 21, 1996, the Board of Directors of the Company authorized a plan to close its aluminum dross processing facility at Millwood, West Virginia, which was operated by its wholly owned subsidiary Plasma Processing Corporation, ("PPC"). PPC's operations are included in the Company's Combustion and Thermal Plasma segment. This facility, completed in June 1991, was built to process aluminum dross using patented thermal plasma technology. The decision to close the Millwood facility, which operated at a loss since inception, was based in part on projections that indicated operations were unlikely to be profitable in the near future. The plan assumes the plant will operate for a portion of the first quarter of fiscal 1997 to fulfill contractual obligations then cease operations and be held for disposition by sale if possible. As a result of this plan, the Company incurred a pretax charge of $18,256 ($11,706 after tax) during the fourth quarter of fiscal 1996. The charge included write-downs to reduce carrying values to estimated net realizable values (estimated fair values less costs to sell) of $12,271 for property, plant and equipment, $570 for spare parts, $350 for inventory and $5,065 in accruals for other estimated costs to be incurred related to the closure. The majority of the accrual represents the estimated cost of $3,100 in excess of market value to process inventory to meet contractual obligations and $500 for disposal of unmarketable inventory. In addition, the accrual includes $525 for severance, $200 for contract cancellations and $740 for other estimated costs. Excluding the above charge, operating losses for PPC were approximately $9,000, $8,400 and $5,700 in 1996, 1995 and 1994, respectively.

  In September 1996, the Company executed a letter of intent for the sale of substantially all of PPC's assets. That letter of intent expired on November 1, 1996; however, ChemFirst continues to negotiate with the party to the letter of intent. Assets that are not part of the proposed transaction will be liquidated by the Company. Based on the status of current negotiations, the Company does not anticipate any material gain or loss related to these dispositions. The carrying value of PPC's net assets at June 30, 1996, was approximately $6,000.

  Although the Company does not have a formal plan or timetable for disposal, it is also seeking a buyer for its steel melting and production facility operated by FirstMiss Steel, Inc. The Company has had negotiations with potential buyers, but the Company is uncertain as to whether a sale of the steel operations to such potential buyers can be completed on terms acceptable to the Company. The Company believes it will not incur a material loss if a sale is closed.

6. LONG-TERM DEBT

  A summary of long-term debt follows:

                                                                     JUNE 30
                                                                  --------------
                                                                   1996    1995
                                                                  ------- ------
   Unsecured:
     9.42% senior notes payable to institutional investors, due in annual installments of $13,286 through June 2002.......  $79,714 93,000
     Notes payable under revolving credit facility, due February
      1998......................................................   11,000    --
     Other notes................................................    1,100  3,078
   Secured:
     Capital lease obligations, with interest rates at 4.0%, due
      in monthly installments through May 2000..................    2,360  2,703
     Other notes................................................      269    689
                                                                  ------- ------
                                                                   94,443 99,470
   Less current installments of long-term debt..................   14,534 15,076
                                                                  ------- ------
     Long-term debt, excluding current installments.............  $79,909 84,394
                                                                  ======= ======

                                    E-F-12

                                CHEMFIRST INC.

  Under loan agreements in effect at June 30, 1996, there were no compensating balance requirements. The above obligations mature in various amounts through 2002, including approximately, $14,534 in 1997, $24,915 in 1998, $14,199 in
1999, $14,144 in 2000 and $13,367 in 2001.

  The Company has a bank revolving credit facility totaling $65,000 which is committed until February 1998. Borrowings under the facility are priced at a rate based on either the London Interbank Offered Rate, or the prime rate, contingent on the Company's debt-to-equity ratio. A commitment fee ranging from .225 to .375 of 1% per annum is charged on the daily average unused commitment under the revolving credit facility and is also based on the debt-to-equity ratio. Commitment fees for the years ended June 30, 1996, 1995 and 1994 totaled $183, $216 and $189, respectively.

  The senior notes and bank credit agreements contain various restrictions related to working capital, funded debt, net worth, fixed charges coverage, distributions, repurchases of stock and dispositions of assets. At June 30, 1996 and 1995, the Company was in compliance with these covenants.

  At June 30, 1996, the fair value of the 9.42% senior notes payable to institutional investors approximates carrying value due to penalties and fees which are due in the event of prepayment. The recorded amounts for all other long-term debt of the Company approximate fair values as well.

  Total interest costs incurred for the years ended June 30, 1996, 1995 and 1994 were $9,428, $9,690 and $10,442, respectively.

7. INCOME TAXES

  The cumulative effect of the change in accounting for income taxes of continuing operations described in note 1 resulted in a benefit of $2,096 and was reported as a cumulative effect of a change in accounting principle in the June 30, 1994 consolidated financial statements.

  Total income tax expense (benefit) for the years ended June 30, 1996, 1995 and 1994 was allocated as follows:

                                                        YEARS ENDED JUNE 30
                                                       -----------------------
                                                        1996     1995    1994
                                                       -------  ------  ------
   Continuing operations.............................. $  (688)  8,706   2,248
   Discontinued operations............................  22,534  24,169   9,902
   Stockholders' equity, for compensation expense for
    tax purposes in excess of amounts recognized for
    financial reporting purposes......................  (2,820)   (806)    (42)
                                                       -------  ------  ------
                                                       $19,026  32,069  12,108
                                                       =======  ======  ======

                                    E-F-13

                                CHEMFIRST INC.

  Income tax expense (benefit) differs from the statutory Federal rate of 35% applied to earnings (loss) from continuing operations before income taxes, minority interests and investee earnings (loss) for the years ended June 30, 1996, 1995 and 1994 as follows:

                                                          YEARS ENDED JUNE 30
                                                          ---------------------
                                                           1996    1995   1994
                                                          -------  -----  -----
   Computed "expected" tax expense (benefit)............  $(1,725) 6,469    429
   State income taxes, net of Federal income tax bene-
    fit.................................................    1,224  1,045    536
   Loss from operations of foreign subsidiaries.........      --     444    423
   Amortization of goodwill.............................      411    392    423
   Exempt earnings of Foreign Sales Corporation.........     (212)  (260)  (128)
   Increase in net cash surrender value of life insur-
    ance................................................     (324)  (254)  (232)
   Tax provision adjustments for pending Internal
    Revenue Service matters.............................      150  1,275    --
   Adjustment to deferred tax assets and liabilities for
    enacted change in tax law and rates.................      --     --     370
   Other, net...........................................  $  (212)  (405)   427
                                                          -------  -----  -----
     Actual tax expense (benefit)--continuing opera-
      tions.............................................  $  (688) 8,706  2,248
                                                          =======  =====  =====

  Components of income tax expense (benefit) are as follows:

                                                         YEARS ENDED JUNE 30
                                                        -----------------------
                                                         1996    1995    1994
                                                        -------  -----  -------
   Current:
     Federal........................................... $   557   (334)  (9,023)
     State.............................................   1,003  1,686      964
     Foreign...........................................    (358)   110     (205)
                                                        -------  -----  -------
                                                          1,202  1,462   (8,264)
                                                        =======  =====  =======
   Deferred:
     Federal...........................................  (2,771) 7,305   12,672
     State.............................................     881    (43)  (2,160)
     Foreign...........................................     --     (18)     --
                                                        -------  -----  -------
                                                         (1,890) 7,244   10,512
                                                        =======  =====  =======
   Total:
     Federal........................................... $(2,214) 6,971    3,649
     State.............................................   1,884  1,643   (1,196)
     Foreign...........................................    (358)    92     (205)
                                                        -------  -----  -------
                                                        $  (688) 8,706    2,248
                                                        =======  =====  =======

  The significant components of deferred income tax expense attributable to income from continuing operations for the years ended June 30, 1996, 1995 and 1994 are as follows:

                                                          YEARS ENDED JUNE 30
                                                          ---------------------
                                                           1996    1995   1994
                                                          -------  ----- ------
   Deferred tax expense (benefit) from changes in
    temporary differences and the valuation allowance...  $(1,890) 7,244 10,144
   Adjustment to deferred tax assets and liabilities for
    enacted change in tax law and rates.................      --     --     368
                                                          -------  ----- ------
                                                          $(1,890) 7,244 10,512
                                                          =======  ===== ======

                                    E-F-14

                                CHEMFIRST INC.

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and the deferred tax liabilities at June 30, 1996 and 1995 are as follows:

                                                                 JUNE 30
                                                             -----------------
                                                               1996     1995
                                                             --------  -------
   Deferred tax assets:
     Accounts receivable, principally due to allowance for
      doubtful accounts..................................... $    229       24
     Deferred compensation..................................    3,116    2,732
     Incentive compensation accrual.........................      667      882
     Inventory costs........................................    1,121      617
     State net operating loss carryforward..................    2,687    1,364
     Alternative minimum tax credit carryforward............      --     5,383
     Accrued vacation costs.................................      611      542
     Accrued pension costs..................................      824      697
     Other, net.............................................    4,020    3,845
                                                             --------  -------
       Total gross deferred tax assets......................   13,275   16,086
     Less: valuation allowance..............................   (2,579)  (1,262)
                                                             --------  -------
       Net deferred tax assets..............................   10,696   14,824
                                                             --------  -------
   Deferred tax liabilities:
     Plant and equipment, principally due to differences in
      depreciation..........................................   (9,290) (16,477)
     Investment in affiliated companies, principally due to
      undistributed earnings................................  (12,946) (12,946)
     State income taxes.....................................   (1,967)    (798)
                                                             --------  -------
       Total gross deferred tax liabilities.................  (24,203) (30,221)
                                                             --------  -------
       Net deferred tax liability........................... $(13,507) (15,397)
                                                             ========  =======

  The net deferred tax liability at June 30, 1996 and June 30, 1995 consists of a long-term deferred tax liability of $15,510 and $18,639, respectively, and a current deferred tax asset of $2,003 and $3,242, respectively. The current deferred tax asset is included in prepaid expenses and other current assets in the consolidated balance sheets.

  The valuation allowance for the gross deferred tax assets as of July 1, 1995, 1994 and 1993 was $2,579, $1,262 and $3,074, respectively. The net change in the total valuation allowance for the year ended June 30, 1996 was an increase of $1,317 and for the year ended June 30, 1995, a decrease of $1,812. The valuation allowance is related to certain state net operating losses, which the Company believes are less than likely to be recognized. The decrease in the valuation allowance for the year ended June 30, 1995 is attributable to a reduction in state net operating loss carryforwards for states where the Company is no longer required to file income tax returns. Subsequently recognized tax benefits relating to the allowance for deferred tax assets will be reported in the consolidated statements of operations.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, recoverable taxes paid, projected taxable income and tax planning strategies in making this assessment. Based on the reversal of existing deferred tax liabilities and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefit of these deductible differences, net of the existing valuation allowance at June 30, 1996.

                                    E-F-15

                                CHEMFIRST INC.

  Refundable income taxes of $6,020 and $3,236 at June 30, 1996 and 1995, respectively, are included in other current receivables in the accompanying consolidated financial statements.

  The Company's federal income tax returns have been examined through June 30, 1992, and all years prior to June 30, 1989 are closed. Federal income tax returns for the years ended June 30, 1993 and 1994 are currently under examination. Issues relating to the years ended June 30, 1989 through June 30, 1992 are being contested through various stages of administrative appeal. In addition, the Company has various state income tax returns in the process of examination or administrative appeal. Management believes that adequate provision has been made for any adjustments which might be assessed for open years through June 30, 1996.

  Prior to the spinoff, the Company filed a consolidated federal income tax return which included Getchell. In accordance with a Tax Sharing Agreement dated October 1, 1987 between the Company and Getchell, Getchell recomputed its income tax provision each year on a separate return basis and paid to the Company amounts approximating the federal income taxes Getchell would have paid if Getchell filed an independent consolidated return. The Tax Sharing Agreement also applied to certain state and franchise tax returns which the Company filed on a combined or consolidated basis. Based on the June 30, 1995 income tax returns, Getchell had approximately $19,472 of unused tax assets which the Company was required to reimburse under the terms of the Tax Sharing Agreement. Prior to the distribution of Getchell to Company shareholders, the Company and Getchell negotiated a settlement of $13,929 in cancellation of the Tax Sharing Agreement.

8. EMPLOYEE BENEFIT AND INCENTIVE PLANS

  The Company has a noncontributory defined benefit pension plan covering substantially all full-time permanent employees. The benefits are based on years of service and participants' compensation during the last five years of employment.

  Net annual pension expense for this plan for the years ended June 30, 1996, 1995 and 1994 included the following components:

                                                        YEARS ENDED JUNE 30
                                                      -------------------------
                                                       1996     1995     1994
                                                      -------  -------  -------
   Service cost...................................... $ 2,055    1,987    1,876
   Interest cost.....................................   1,807    1,697    1,503
   Actual return on plan assets......................  (3,317)  (4,478)    (481)
   Net amortization and deferral.....................     854    2,358   (1,697)
                                                      -------  -------  -------
   Net annual pension expense........................ $ 1,399    1,564    1,201
                                                      =======  =======  =======

  The assumptions used in calculating the expense for 1996, 1995 and 1994 included a discount rate of 7.75%, a rate of increase in compensation levels of 4%, 4% and 4.5%, respectively, and a 9% expected long-term rate of return on assets. Net annual pension expense included above and allocated to discontinued operations was $189, $412 and $409 for 1996, 1995 and 1994, respectively. Plan assets are invested primarily in equity securities and U.S. Government and corporate bonds.

                                    E-F-16

                                CHEMFIRST INC.

  The following table sets forth the funded status of the plan at June 30, 1996 and 1995:

                                                                  JUNE 30
                                                               ---------------
                                                                1996     1995
                                                               -------  ------
   Actuarial present value of benefit obligations:
     Vested benefit obligations............................... $19,300  15,974
                                                               =======  ======
     Accumulated benefit obligations.......................... $22,401  18,453
                                                               =======  ======
   Projected benefit obligation............................... $30,838  25,048
   Plan assets at fair value..................................  27,947  25,257
                                                               -------  ------
   Plan assets in excess of (less than) projected benefit ob-
    ligation..................................................  (2,891)    209
   Unrecognized net gain from past experience.................    (730) (3,030)
   Unrecognized prior service cost............................   1,077   1,159
   Unrecognized transition credit, net........................  (2,634) (2,947)
                                                               -------  ------
   Pension liability.......................................... $(5,178) (4,609)
                                                               =======  ======

  The Company also has a nonqualified supplemental pension plan. This plan provides for incremental pension payments from the Company's funds to restore those pension benefits earned, but reduced due to income tax regulations. The total accrual at June 30, 1996 and 1995, relating to this unfunded plan was $1,177 and $933, respectively. Net annual pension expense for this plan was $245 in 1996, $187 in 1995 and $82 in 1994; including expenses allocated to discontinued operations for those years of $82, $38 and $0, respectively.

  The Company has a contributory 401(k) savings plan and an employee stock ownership plan, both of which cover substantially all eligible employees who have completed six months of service. Total expense under the plans amounted to approximately $1,468 in 1996, $1,301 in 1995 and $1,106 in 1994. These
plans and the pension plan invest in the Company's stock. The total number of shares held by the plans at June 30, 1996 and 1995, was approximately 357,000 and 337,000, respectively.

                                    E-F-17

                                CHEMFIRST INC.

  Directors, officers and certain key employees of the Company participate in the long-term incentive plans (the Plans) under which the Company has reserved shares of common stock for issuance. Awards under the Plans include stock options, options to purchase debentures convertible into preferred stock and then convertible into common stock of the Company, stock appreciation rights, performance units, restricted stock, supplemental cash and such other forms as the Board of Directors may direct. Options under all plans are granted at the market price of the shares on the date of the grants. As of June 30, 1996, 858,150 shares remained available for granting. Additional information follows:

                                      STOCK OPTIONS         DEBENTURE OPTIONS
                                  ----------------------- -----------------------
                                               AVERAGE                 AVERAGE
                                   NUMBER    OPTION PRICE  NUMBER    OPTION PRICE
                                  OF SHARES   PER SHARE   OF SHARES   PER SHARE
                                  ---------  ------------ ---------  ------------
Balance, June 30, 1993...........  163,750      $10.86     863,000      $12.49
  Options granted................  113,000        9.41         --          --
  Options exercised..............  (39,350)       9.90    (177,800)      12.71
  Options forfeited..............  (45,800)      12.98     (58,000)      13.73
                                  --------      ------    --------      ------
Balance, June 30, 1994...........  191,600        9.69     627,200       12.31
  Options granted................   63,600       15.06       1,000       21.31
  Options exercised.............. (102,400)       9.77    (172,200)      12.04
                                  --------      ------    --------      ------
Balance June 30, 1995............  152,800       11.87     456,000       12.43
  Options granted before spinoff.   93,600       32.81         --          --
  Options exercised before spin-
   off........................... (123,400)      11.47    (247,200)      10.80
  Option conversion adjustment*..   75,034         --      127,368         --
  Options granted after spinoff..  123,200       23.21         --          --
  Options exercised after spin-
   off...........................     (483)       9.36         --          --
  Options forfeited..............     (550)      23.13         --          --
                                  --------      ------    --------      ------
Balance, June 30, 1996...........  320,201      $19.71     336,168      $ 8.92
                                  ========      ======    ========      ======
Exercisable, June 30, 1996.......  320,201                 336,168
                                  ========                ========

--------
* The number of shares of common stock underlying outstanding debentures, debenture options and nonqualifying stock options, as well as stock option prices, were adjusted to reflect the distribution value (note 2) of the Getchell shares. This adjustment increased the number of shares underlying the outstanding awards and reduced the exercise prices by a factor of 1.61.

9. STOCKHOLDERS' EQUITY

  Earnings per share calculations are based on the weighted average number of common shares and common share equivalents outstanding during each year, 20,980,439 in 1996, 20,632,383 in 1995 and 20,126,093 in 1994.

  In connection with the Shareholder Rights Plan adopted by the Company on February 27, 1996, preferred stock purchase rights were distributed to stockholders and are deemed to be attached to the outstanding shares of common stock of the Company. Under certain conditions, each right may be exercised to purchase one one-hundredth ( 1/100) of a share of a new series of preferred stock, at an exercise price of $100 (subject to adjustment). The rights, which do not have voting rights, expire in 2006 and may be redeemed by the Company at a price of $0.01 per right prior to a specified period of time after the occurrence of certain events. In certain events, each right (except certain rights beneficially owned by 10% or more owners, which rights are voided) will entitle its holder to purchase shares of common stock with a value of twice the then current exercise price.

                                    E-F-18

                                CHEMFIRST INC.

  The Company elected to accelerate dividend payments beginning in fiscal year 1995. As a result, five dividend payments were made versus the usual four during that particular year.

10. COMMITMENTS AND CONTINGENT LIABILITIES

  The Company has entered into various capital and operating leases for transportation equipment (primarily railroad tank cars), chemical pipelines and storage facilities, office buildings and land and other miscellaneous items of equipment.

  The following is a schedule by years of future minimum rental payments for all capital leases and those operating leases with initial or remaining noncancelable terms in excess of one year, as of June 30, 1996:

     YEARS ENDING                                          OPERATING CAPITAL
       JUNE 30                                              LEASES   LEASES
     ------------                                          --------- -------
      1997................................................  $1,591      641
      1998................................................   1,408      641
      1999................................................     883      641
      2000................................................     586      632
      2001................................................     531      --
     Later years..........................................     517      --
                                                            ------   ------
     Total minimum payments required......................  $5,516    2,555
                                                            ======
     Less imputed interest................................              195
                                                                     ------
                                                                     $2,360
                                                                     ======

  Provisions applicable to certain transportation equipment leases provide for mileage credits computed on the basis of usage. No recognition has been given to the effect of such credits in the amounts presented above.

  Rental expense, including short-term rentals (net of mileage credits and short-term subleases of approximately $249 in 1996, $255 in 1995 and $202 in
1994), was approximately $4,092 in 1996, $4,181 in 1995 and $3,575 in 1994. In
most cases, management expects that, in the normal course of business, leases will be renewed or replaced by other leases.

  Company operations are subject to a wide variety of environmental laws and regulations governing emissions to the air, discharges to water sources, and the handling, storage, treatment and disposal of waste materials, as well as other laws and regulations concerning health and safety conditions. The Company accrues for anticipated costs associated with investigatory and remediation efforts relating to the environment. At June 30, 1996 the Company's estimated liability for these matters totaled $1,500.

  At June 30, 1996, the Company provided financial guarantees related to discontinued coal and gold operations of $17,100 and $12,000, respectively. The $12,000 guarantee related to gold operations was canceled in August 1996.

  The Company has pending several claims incurred in the normal course of business which, in the opinion of management and legal counsel, can be disposed of without material effect on the accompanying consolidated financial statements.

                                    E-F-19

                                CHEMFIRST INC.

11. INTEREST AND OTHER INCOME

  Interest and other income (expense) items are as follows:

                                                           YEARS ENDED JUNE 30
                                                          ---------------------
                                                            1996   1995   1994
                                                          ------- ------ ------
   Interest income....................................... $ 4,622  4,211  1,870
   Royalty, license, rental and fee income (expense).....     555    223  1,084
   Gain (loss) on disposition of noncurrent assets.......     708    242   (292)
   Other.................................................     272  1,444    602
                                                          ------- ------ ------
                                                          $ 6,157  6,120  3,264
                                                          ======= ====== ======

12. INDUSTRY SEGMENT INFORMATION

  As of June 30, 1996, the Company operated principally in the following industry segments: Chemicals, Combustion and Thermal Plasma and Steel. Operations in the chemicals segment include production and sale of specialty chemicals and organic chemical intermediates, and research and development for new products and production processes for specialty chemicals. The combustion and thermal plasma segment develops, markets and utilizes proprietary combustion and thermal plasma equipment and services for environmental applications and manufacturing. At June 30, 1996, the classification Combustion and Thermal Plasma includes the operations of Plasma Energy, Plasma Processing and Callidus Technologies. The classification Steel includes the operations of FirstMiss Steel.

  The chemicals segment had unaffiliated major customer sales of $61,773, $68,066 and $42,512 in 1996, 1995 and 1994, respectively.

                                    E-F-20

                                 CHEMFIRST INC.

  The following is a breakdown by industry segment of the Company's consolidated financial statements at June 30, 1996, 1995 and 1994 and for each of the years then ended:

                                                      1996     1995     1994
                                                    --------  -------  -------
Sales to unaffiliated customers:
  Chemicals.......................................  $227,837  209,472  161,045
  Combustion and Thermal Plasma...................    65,624   56,347   33,779
  Steel...........................................    77,086   65,902   54,267
Transfers between business segments:
  Combustion and Thermal Plasma...................       812      --       --
  Intercompany eliminations.......................      (812)     --       --
                                                    --------  -------  -------
    Total.........................................  $370,547  331,721  249,091
                                                    ========  =======  =======
Operating profit (loss) before income taxes,
 investee earnings (loss) and cumulative effect of
 change in accounting principle:
  Chemicals.......................................  $ 44,058   40,019   30,295
  Combustion and Thermal Plasma...................   (30,944)  (6,230)  (9,393)
  Steel...........................................     1,332       27   (3,370)
                                                    --------  -------  -------
                                                      14,446   33,816   17,532
Unallocated corporate expenses....................   (15,015) (10,661)  (8,435)
Interest expense, net.............................    (4,620)  (5,346)  (8,176)
Other income (expense), net.......................       260      675      305
                                                    --------  -------  -------
    Total.........................................  $ (4,929)  18,484    1,226
                                                    ========  =======  =======
Depreciation and amortization:
  Chemicals.......................................  $ 12,888   11,577   10,723
  Combustion and Thermal Plasma...................     2,522    2,726    2,193
  Steel...........................................     2,239    2,421    2,201
  Corporate.......................................       561      600      645
                                                    --------  -------  -------
    Total.........................................  $ 18,210   17,324   15,762
                                                    ========  =======  =======
Identifiable assets:
  Chemicals.......................................  $178,381  150,199  132,739
  Combustion and Thermal Plasma...................    41,242   40,993   33,591
  Steel...........................................    63,481   63,733   52,452
                                                    --------  -------  -------
                                                     283,104  254,925  218,782
Corporate assets and investments..................    59,413   67,486   31,251
Discontinued operations...........................    71,118  110,916  107,812
                                                    --------  -------  -------
    Total.........................................  $413,635  433,327  357,845
                                                    ========  =======  =======
Capital expenditures:
  Chemicals.......................................  $ 30,032   19,460   11,735
  Combustion and Thermal Plasma...................     2,871    3,258    5,263
  Steel...........................................     2,546    3,126    2,094
  Corporate.......................................       460      316      683
                                                    --------  -------  -------
    Total.........................................  $ 35,909   26,160   19,775
                                                    ========  =======  =======
Export sales to unaffiliated customers:
  North, Central and South America................  $  7,529    5,182    5,059
  Europe and Asia.................................    45,748   36,828   20,027
  Africa and Australia............................       837      189    1,251
                                                    --------  -------  -------
    Total.........................................  $ 54,114   42,199   26,337
                                                    ========  =======  =======

                                     E-F-21

                                CHEMFIRST INC.

  Total segment research and development expenses were $6,278 in 1996, $7,227 in 1995 and $5,401 in 1994. Certain corporate expenses, primarily those related to the overall management of the Company, were not allocated to the operating segments.

  Identifiable assets by industry segment are those assets used in the Company's operations in each industry and include investments in joint ventures and partnerships. Corporate assets and investments are principally cash and short-term investments, nontrade receivables and certain other investments.

  The Company's trade receivables are primarily concentrated with the chemicals segment. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on trade receivables. The Company believes that consolidated trade receivables are well diversified, thereby reducing potential credit risk, and that adequate allowances are maintained for any uncollectible trade receivables.

  The Company has revenue-producing operations in foreign countries. These operations and related foreign currency translation adjustments are not material.

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

  Selected quarterly financial data follow:

                                       QUARTERS ENDED
                          -----------------------------------------  YEAR ENDED
                          SEPTEMBER 30 DECEMBER 31 MARCH 31 JUNE 30   JUNE 30
                          ------------ ----------- -------- -------  ----------
1996:
  Sales..................   $88,746      86,595     97,138   98,068   370,547
                            =======      ======     ======  =======   =======
  Gross profit...........   $20,394      20,428     20,426   20,622    81,870
                            =======      ======     ======  =======   =======
  Net earnings (loss)
   from continuing
   operations............   $ 1,886       3,231      2,501  (11,076)   (3,458)
                            =======      ======     ======  =======   =======
  Net earnings (loss)....   $12,480      15,158     11,618   (4,036)   35,220
                            =======      ======     ======  =======   =======
  Earnings (loss) per
   share:
    Continuing
     operations..........   $   .09         .15        .12     (.52)     (.16)
                            =======      ======     ======  =======   =======
    Net earnings (loss)..   $   .59         .72        .56     (.19)     1.68
                            =======      ======     ======  =======   =======
1995:
  Sales..................   $76,402      77,660     84,884   92,775   331,721
                            =======      ======     ======  =======   =======
  Gross profit...........   $18,793      18,186     19,089   21,289    77,357
                            =======      ======     ======  =======   =======
  Net earnings from
   continuing operations.   $ 3,117       2,733      3,029    1,759    10,638
                            =======      ======     ======  =======   =======
  Net earnings...........   $15,023      12,942     19,654   10,175    57,794
                            =======      ======     ======  =======   =======
  Earnings per share:
    Continuing
     operations..........   $   .15         .13        .15      .09       .52
                            =======      ======     ======  =======   =======
    Net earnings.........   $   .74         .63        .95      .49      2.80
                            =======      ======     ======  =======   =======

  The above quarterly earnings per share calculations are based on the weighted average shares outstanding during each quarter whereas the annual earnings per share calculations are based on the weighted average shares outstanding during the year.

  Net earnings declined in the third quarter of fiscal 1996 primarily due to lower margins in discontinued fertilizer operations, and in the fourth quarter of fiscal 1996 due to losses related to the shutdown of PPC's operations (see
Note 5).

  Net earnings declined in the fourth quarter of fiscal 1995 due to losses at discontinued Gold operations resulting from impairment and abandonment charges.

                                    E-F-22

                                CHEMFIRST INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

14. SUBSEQUENT EVENT

  On August 27, 1996, First Mississippi entered into a definitive merger agreement with MCC, under which MCC will acquire all the fertilizer interests of First Mississippi. The transaction will occur in two steps: first, the tax-free spinoff to First Mississippi's shareholders of First Mississippi's chemicals and related businesses in the form of a new publicly traded company that will retain the First Mississippi name; and second, the tax-free merger of First Mississippi's fertilizer operations with a subsidiary of MCC. In the merger, First Mississippi's stockholders will receive, subject to some adjustment, approximately 6,900,000 shares of MCC stock, or 0.335 shares of MCC stock for each share of First Mississippi's stock. At closing First Mississippi's debt will be refinanced and increased to approximately $150,000 and will be assumed by MCC in the merger. An estimated loss of approximately $6,000 will be incurred in the refinancing. After this refinancing and the payment of certain expenses, cash on hand, currently estimated at approximately $50,000, will be transferred to ChemFirst Inc., which will be essentially debt free. The transaction is subject to, among other things, approval by the stockholders of both First Mississippi and MCC and customary regulatory approvals. It is expected that the transaction will be consummated by December 31, 1996.

15. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

  Details of accrued expenses and other current liabilities are as follows:

                                                                    JUNE 30
                                                                 --------------
                                                                  1996    1995
                                                                 ------- ------
Accrued costs for exiting aluminum business (note 5)............ $ 5,065    --
Other accruals, individually less than 5% of current liabili-
 ties...........................................................  19,339 19,208
                                                                 ------- ------
                                                                 $24,404 19,208
                                                                 ======= ======

16. VALUATION AND QUALIFYING ACCOUNTS

  Details regarding the allowances for doubtful accounts and restructuring costs are as follows:

                                      OTHER
                                    BALANCE AT CHARGED TO   ADDITIONS   BALANCE
                                    BEGINNING  COSTS AND  (DEDUCTIONS), AT END
                                     OF YEAR    EXPENSES       NET      OF YEAR
                                    ---------- ---------- ------------- -------
Year ended June 30, 1996:
  Allowance for doubtful accounts..  $   732      607           (558)      781
  Allowance for restructuring
   costs...........................  $   582      --             --        --
Year ended June 30, 1995:
  Allowance for doubtful accounts..  $   424      180            128       732
  Allowance for restructuring
   costs...........................  $ 2,460      --          (1,878)      582
Year ended June 30, 1994:
  Allowance for doubtful accounts..  $ 4,287      405         (4,268)      424
  Allowance for restructuring
   costs...........................  $21,535      --         (19,075)    2,460

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts of the Company's financial instruments not discussed in note 6 approximate their fair values.


                                    E-F-23

      -                                                                 -
PROXY                                                                      PROXY
                        MISSISSIPPI CHEMICAL CORPORATION

                BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
           OF SHAREHOLDERS AT 9:00 A.M. FRIDAY, DECEMBER 20, 1996
              OWEN COOPER ADMINISTRATION BUILDING, HIGHWAY 49 EAST
                         YAZOO CITY, MISSISSIPPI 39194

 The undersigned shareholder of Mississippi Chemical Corporation (the "Company") hereby appoints Coley L. Bailey and Charles O. Dunn, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

                       PLEASE SIGN, DATE AND MAIL TODAY.

                (Continued and to be signed on the reverse side)

      -                                                                 -

      -                                                                 -

                       MISSISSIPPI CHEMICAL CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]
[                                                                              ]

1. Issuance of common stock to First Mississippi Corporation shareholders.
                                                 For        Against      Abstain
                                                 [_]          [_]         [_]

2. Election of Directors
   Nominees: W. R. Dyess, David M. Ratcliffe and Wayne Thames
                                                                        For All
                                                 For        Withheld     Except
                                                 [_]          [_]         [_]

-----------------------
 (Except nominee(s) written above.)

 3. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

Receipt herewith of the Company's Annual Report and Notice of Meeting and the Joint Proxy Statement/Prospectus is hereby acknowledged.
     Dated: _____________________________________________________________ , 1996

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        (Signature(s) of Shareholder(s))

(JOINT OWNERS MUST EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE YOUR FULL TITLE.)
      -                                                                 -